Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-272847

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 30, 2023)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$                 % Sustainability Notes due 20

US$                 % Notes due 20

US$                 % Notes due 20

Our US$         aggregate principal amount of sustainability notes due 20         (the “20         Sustainability Notes”) will bear interest at a rate of         % per annum, our US$         aggregate principal amount of notes due 20         (the “20         Notes”) will bear interest at a rate of         % per annum and our US$         aggregate principal amount of notes due 20         (the “20         Notes,” and together with the 20         Sustainability Notes and the 20         Notes, the “Notes”) will bear interest at a rate of         % per annum. Interest on the Notes is payable semi-annually in arrears on January          and July          of each year, beginning on July         , 2024.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Sustainability Notes		20 Notes		20 Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public offering price	%	US$	%	US$	%	US$
Underwriting discounts	%	US$	%	US$	%	US$
Proceeds to us, before expenses	%	US$	%	US$	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January         , 2024.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC on or about January         , 2024.

Joint Bookrunners and Lead Managers

ANZ
BNP PARIBAS
HSBC
J.P. Morgan
MUFG
Standard Chartered Bank

Joint Lead Manager

Korea Investment & Securities

Prospectus Supplement Dated January         , 2024

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea, and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated June 30, 2023. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-272847, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the SFC Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

NOTIFICATION UNDER SECTION 309B(1)(C) OF THE SECURITIES AND FUTURES ACT

2001 OF SINGAPORE

We have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$         aggregate principal amount of         % sustainability notes due January         , 20         (the “20         Sustainability Notes”), US$         aggregate principal amount of         % notes due January         , 20         (the “20         Notes”) and US$         aggregate principal amount of         % notes due January         , 20         (the “20         Notes,” and together with the 20         Sustainability Notes and the 20         Notes, the “Notes”).

The 20         Sustainability Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year. The first interest payment on the 20         Sustainability Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024. Interest on the 20         Sustainability Notes will accrue from January         , 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20         Sustainability Notes.”

The 20         Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year. The first interest payment on the 20         Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024. Interest on the 20         Notes will accrue from January         , 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20         Notes.”

The 20         Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year. The first interest payment on the 20         Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024. Interest on the 20         Notes will accrue from January         , 2024 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20         Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January         , 2024, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority (“FINRA”).

USE OF PROCEEDS

The 20         Sustainability Notes

Use of Proceeds from the Sale of the 20         Sustainability Notes

We will use an amount equal to the net proceeds from the sale of the 20         Sustainability Notes to finance or refinance, in whole or in part, new or existing projects or assets related to the Eligible Green Projects or Assets (as defined below) and the Eligible Social Projects or Assets (as defined below), as set forth in our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme – Finance Initiative.

An amount equal to the net proceeds from the sale of the 20         Sustainability Notes, which will be designated as “sustainability” notes, will be allocated to a combination of the Eligible Green Projects or Assets and the Eligible Social Projects or Assets (together, the “Eligible Projects or Assets”). Re-financing of the Eligible Projects or Assets will have a look-back period of no longer than 36 months from the date of the issuance of the 20         Sustainability Notes.

Eligible Green Projects or Assets include projects or assets related to: (i) renewable energy, (ii) energy efficiency, (iii) clean transportation, (iv) pollution prevention and control, (v) sustainable marine transportation and (vi) sustainable water and wastewater management, as more fully explained below:

•

Renewable energy: infrastructure dedicated to connecting renewable energy production and storage units to the grid (including powerlines and related infrastructure such as substations) and projects aimed at developing the generation and use of renewable energy, such as solar energy, wind energy, marine energy, hydro energy, bioenergy and geothermal energy, as well as fuel cell and other energy storage systems for renewable energy projects and assets;

•

Energy efficiency: projects aimed at developing and manufacturing infrastructure, equipment and technology that improve energy efficiency, including but not limited to battery facilities, energy storage facilities, smart grid technologies, waste heat recovery technologies and energy management systems, as well as developing technologies such as LED lighting, smart meters for households and replacement of boilers to improve energy performance;

•

Clean transportation: projects aimed at developing and manufacturing low-carbon passenger and freight transportation or related infrastructure, including but not limited to passenger non-public transportation, passenger public transportation, freight rail and road freight, as well as developing, manufacturing and recycling of rechargeable batteries and fuel cell for clean transportation;

•

Pollution prevention and control: projects aimed at developing and manufacturing infrastructure equipment and technology for recycling of materials, reuse of materials and recycling of organic waste into biogas or biomass energy;

•

Sustainable marine transportation: investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSRs”), with such CSRs attaining certain criteria established by the EU Taxonomy, and the retrofitting of engines of existing vessels with alternative fuels; and

•

Sustainable water and wastewater management: projects aimed at developing and manufacturing infrastructure equipment and technology for provision of clean and/or drinking water, wastewater treatment, prevention of water pollution, increase of water-use efficiency, restoration of hydro-ecological systems and flooding mitigation such as urban drainage systems.

Eligible Social Projects or Assets include projects or assets related to: (i) employment generation, (ii) access to essential services and (iii) socio-economic advancement and empowerment, as more fully explained below:

•

Employment generation: financing and re-financing support for the activities of small- and medium-sized enterprises that are negatively impacted by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, as well as small- and medium-sized enterprises that have expanded their headcount by at least 1% in the prior six months;

•

Access to essential services: financing and re-financing support for corporations and other types of entities that provide (a) medical and healthcare goods and services to the general public adversely affected by natural disasters, socio-economic crises and/or pandemics, such as the COVID-19 pandemic, and (b) construction or refurbishment of public hospitals, elderly care facilities and/or facilities for people with disabilities; and

•

Socio-economic advancement and empowerment: financing and re-financing support for corporations and other types of entities that (a) provide social services or job opportunities for vulnerable social groups and have acquired the Social Enterprise Certification from the Korea Social Enterprise Promotion Agency, and (b) provide family-friendly workplace practices that promote productivity and facilitate women’s empowerment and have acquired the Family-friendly Corporation Certification from the Ministry of Gender Equality and Family.

Project Evaluation and Selection Process

Under our project evaluation and selection process, the Eligible Projects or Assets will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments. The Sustainable Finance Working Group will review and monitor the allocation of net proceeds from the sale of the 20         Sustainability Notes on an annual basis, and as necessary, to ensure that the proceeds are allocated to Eligible Projects or Assets in accordance with our Sustainable Finance Framework.

Management of Proceeds

An amount equal to the net proceeds from the issue of the 20         Sustainability Notes will be deposited in our general funding accounts and earmarked for allocation to Eligible Projects or Assets. We will monitor and track the allocation of the net proceeds from the 20         Sustainability Notes through our internal records.

Any balance of the net proceeds from the 20         Sustainability Notes not yet allocated to Eligible Projects or Assets may be managed in cash or cash equivalents or used to repay existing borrowings under our general credit facilities.

Reporting

We will publish a report on the allocation of the net proceeds from the sale of the 20         Sustainability Notes within one year from the date of issuance of the 20         Sustainability Notes and annually thereafter until the proceeds from the sale of the 20         Sustainability Notes have been fully allocated, and as necessary in the event of any material developments. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Projects or Assets, examples of such Eligible Projects or Assets (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds. Impact reporting will be disclosed where possible and will include relevant environmental and/or social impacts associated with the Eligible Projects or Assets that were funded with the net proceeds from the sale of the 20         Sustainability Notes (the “Impact Reports”).

External Review

DNV, an external consultant, has issued an opinion dated May 12, 2023 on our Sustainable Finance Framework (the “Second Party Opinion”). An independent verifier will also be issuing verification reports

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(“Verification Reports”) on the allocation of an amount equal to the net proceeds from the issue of the 20         Sustainability Notes on an annual basis, and more frequently in case of any material changes, starting one year after the issuance of the 20         Sustainability Notes until full allocation. Our Sustainable Finance Framework, the Second Party Opinion and the Impact Reports are, and the Verification Reports will be, publicly available on the following website: https://www.koreaexim.go.kr/he/HPHEOM022M01.

Investment Considerations

The 20         Sustainability Notes may not be a suitable investment for all investors seeking exposure to “green” or “social” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 20         Sustainability Notes to finance or refinance, in whole or in part, new or existing Eligible Projects or Assets as described in “Use of Proceeds from the Sale of the 20         Sustainability Notes” above in accordance with our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2021, Social Bond Principles 2021 and Sustainability Bond Guidelines 2021 published by the International Capital Markets Association, as well as the Sustainable Blue Economy Finance Principles hosted by the United Nations Environment Programme – Finance Initiative. The examples of Eligible Projects or Assets provided in “Use of Proceeds from the Sale of the 20         Sustainability Notes” above are for illustrative purposes only and no assurance can be provided by us or any of the Underwriters that disbursements for projects with these specific characteristics will be made by us during the term of the 20         Sustainability Notes. Our Sustainable Finance Framework is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green” or “social,” and therefore, no assurance can be provided by us or any of the Underwriters to potential investors that selected Eligible Projects or Assets will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance or sustainability impact. Although Eligible Projects or Assets are expected to be selected in accordance with the categories recognized under our Sustainable Finance Framework and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental or social benefits as anticipated, or that adverse environmental or social impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 20         Sustainability Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time. Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental and social criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 20         Sustainability Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 20         Sustainability Notes on Eligible Projects or Assets or to meet or continue to meet the investment requirements of certain environmentally- or socially-focused investors with respect to the 20         Sustainability Notes may affect the value of the 20         Sustainability Notes and may have consequences for certain investors with portfolio mandates to invest in “green” or “social” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 20         Sustainability Notes are included in any dedicated “green,” “social,” “environmental,” “sustainable” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or

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requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Sustainable Finance Framework. None of us or the Underwriters make any representation as to whether the 20         Sustainability Notes fulfil the relevant environmental or social criteria or that an amount equal to the net proceeds from the sale of the 20         Sustainability Notes will be used for Eligible Projects or Assets. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 20         Sustainability Notes will fulfil the criteria to qualify as “green” or “social” bonds. The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Projects or Assets or the monitoring of the use of proceeds from the offering of the 20         Sustainability Notes. Each potential purchaser of the 20         Sustainability Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 20         Sustainability Notes should be based upon such investigation as it deems necessary.

The 20         Notes and the 20         Notes

We will use the net proceeds from the sale of the 20         Notes and the 20         Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

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RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 30, 2023. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2023 and 2022 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2023, we had ~~W~~88,551 billion of outstanding loans, including ~~W~~38,281 billion of outstanding export credits, ~~W~~37,419 billion of outstanding overseas investment credits and ~~W~~9,994 billion of outstanding import credits, as compared to ~~W~~91,725 billion of outstanding loans, including ~~W~~41,619 billion of outstanding export credits, ~~W~~36,405 billion of outstanding overseas investment credits and ~~W~~8,589 billion of outstanding import credits as of December 31, 2022.

Capitalization

As of June 30, 2023, our authorized capital was ~~W~~15,000 billion and our capitalization was as follows:

	June 30, 2023(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		2,012
Export-Import Financing Debentures		58,103

Total Long-term Debt	~~W~~	60,115

Capital and Reserves:
Capital Stock(7)	~~W~~	14,773
Additional Paid-in Capital		—
Capital Adjustments		(143)
Retained Earnings		2,865
Legal Reserve(8)		540
Voluntary Reserve(8)		1,101
Regulatory Reserve for Loan Losses(9)		276
Unappropriated Retained Earnings		949
Other Components of Equity(10)		1,135

Total Capital and Reserves	~~W~~	18,630

Total Capitalization	~~W~~	78,745

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2023.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of June 30, 2023 into Won at the rate of ~~W~~1,312.8 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on June 30, 2023.

(4)

As of June 30, 2023, we had contingent liabilities totaling ~~W~~55,545 billion, which consisted of ~~W~~40,919 billion under outstanding guarantees and acceptances and ~~W~~14,627 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 36.”

(5)

As of June 30, 2023, we had entered into 592 interest rate related derivative contracts with a notional amount of ~~W~~72,065 billion and 1,008 currency related derivative contracts with a notional amount of ~~W~~55,349 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2023, our authorized ordinary share capital was ~~W~~15,000 billion and issued fully-paid ordinary share capital was ~~W~~14,773 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the six months ended June 30, 2023 and 2022—Note 22.”

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2023 and December 31, 2022 and for the first nine months of 2023 and 2022, which has been derived from our unaudited separate internal management accounts as of September 30, 2023 and for the first nine months of 2023 and 2022 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2023		2022
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	4,280	~~W~~	1,860
Total Interest Expense		3,606		1,143
Net Interest Income		673		718
Operating Income		1,265		817
Income before Income Tax		1,267		821
Income Tax Expense		334		237
Net Income		932		584

	As of September 30, 2023		As of December 31, 2022
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	94,323	~~W~~	91,725
Total Borrowings(2)		100,894		97,904
Total Assets		128,901		122,070
Total Liabilities		110,257		106,634
Total Shareholders’ Equity		18,645		15,436

(1)

Gross amount, including domestic usance bills, foreign-currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2023, we had net income of ~~W~~932 billion compared to ~~W~~584 billion for the corresponding period of 2022, primarily due to a change to a reversal of impairment loss on credit of ~~W~~359 billion for the first nine months of 2023 from an additional impairment loss on credit of ~~W~~184 billion for the corresponding period of 2022, mainly reflecting a general improvement in the overall asset quality of our loan portfolio in the first nine months of 2023. Such effect was in part offset by a change to net other operating expenses of ~~W~~15 billion for the first nine months of 2023 from net other operating income of ~~W~~149 billion for the corresponding period of 2022, primarily due to a change to net losses on fair value hedged items of ~~W~~12 billion for the first nine months of 2023 from net gains on fair value hedged items of ~~W~~151 billion for the corresponding period of 2022.

As of September 30, 2023, our total assets increased to ~~W~~128,901 billion from ~~W~~122,070 billion as of December 31, 2022, primarily due to an increase in Loan Credits to ~~W~~94,323 billion as of September 30, 2023 from ~~W~~91,725 billion as of December 31, 2022 and an increase in cash and due from financial institutions to ~~W~~11,079 billion as of September 30, 2023 from ~~W~~9,931 billion as of December 31, 2022.

As of September 30, 2023, our total liabilities increased to ~~W~~110,257 billion from ~~W~~106,634 billion as of December 31, 2022, primarily due to an increase in debentures to ~~W~~94,421 billion as of September 30, 2023 from ~~W~~87,792 billion as of December 31, 2022.

The increases in assets and liabilities were primarily due to increases in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2023 compared to December 31, 2022 magnified the effect of the increases in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt (including significant percentages in U.S. dollars).

As of September 30, 2023, our total shareholders’ equity increased to ~~W~~18,645 billion from ~~W~~15,436 billion as of December 31, 2022, primarily due to an increase in capital stock to ~~W~~14,773 billion as of September 30, 2023 from ~~W~~12,773 billion as of December 31, 2022 due to the Government’s contribution of ~~W~~2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation in March 2023, and an increase in retained earnings to ~~W~~2,849 billion as of September 30, 2023 from ~~W~~2,051 billion as of December 31, 2022.

Based on preliminary data, our capital adequacy ratio as of September 30, 2023, on a consolidated basis, was 14.8%, an increase from 13.4% as of December 31, 2022.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement:

	Six Months Ended June 30,
	2023		2022
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	2,809	~~W~~	1,055
Total Interest Expense		2,313		541
Net Interest Income		496		514
Operating Income		1,332		665
Income before Income Tax		1,334		669
Income Tax Expense		385		183
Net Income		949		486

	As of June 30, 2023		As of December 31, 2022
	(billions of Won) (unaudited)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	88,551	~~W~~	91,725
Total Borrowings(2)		99,598		97,904
Total Assets		127,392		122,070
Total Liabilities		108,762		106,634
Total Shareholders’ Equity		18,630		15,436

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2023, we had net income of ~~W~~949 billion compared to ~~W~~486 billion for the corresponding period of 2022. The principal factors for the increase in net income included (i) a change to net gains on hedging derivative assets of ~~W~~387 billion for the first half of 2023 from net losses on hedging derivative assets of ~~W~~2,710 billion for the corresponding period of 2022 and (ii) a change to a reversal of impairment loss on credit of ~~W~~434 billion for the first half of 2023 from an additional impairment loss on credit of ~~W~~94 billion for the corresponding period of 2022, mainly reflecting a general improvement in the overall asset quality of our loan portfolio in the first nine months of 2023.

The above factors were largely offset by (i) an 87% decrease in net other operating income to ~~W~~323 billion for the first half of 2023 from ~~W~~2,489 billion for the corresponding period of 2022, primarily due to a decrease in net gains on fair value hedged items to ~~W~~324 billion for the first half of 2023 from ~~W~~2,481 billion for the corresponding period of 2022 and (ii) a change to net losses on foreign exchange transactions of ~~W~~513 billion for the first half of 2023 from net gains on foreign exchange transactions of ~~W~~476 billion for the corresponding period of 2022, mainly as a result of higher exchange rate volatility in the first half of 2023 compared to the corresponding period of 2022.

As of June 30, 2023, our total assets increased to ~~W~~127,392 billion from ~~W~~122,070 billion as of December 31, 2022, primarily due to an increase in cash and due from financial institutions to ~~W~~15,286 billion as of June 30, 2023 from ~~W~~9,931 billion as of December 31, 2022.

As of June 30, 2023, our total liabilities increased to ~~W~~108,762 billion from ~~W~~106,634 billion as of December 31, 2022, primarily due to an increase in debentures to ~~W~~93,174 billion as of June 30, 2023 from ~~W~~87,792 billion as of December 31, 2022, the effect of which was offset in large part by a decrease in borrowings to ~~W~~6,424 billion as of June 30, 2023 from ~~W~~10,113 billion as of December 31, 2022.

The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to December 31, 2022 magnified the effect of the increase in the volume of cash and due from financial institutions and debentures, as a majority of such assets and liabilities were denominated in foreign currencies (including significant percentages in U.S. dollars).

As of June 30, 2023, our total shareholders’ equity increased to ~~W~~18,630 billion from ~~W~~15,436 billion as of December 31, 2022, primarily due to an increase in capital stock to ~~W~~14,773 billion as of June 30, 2023 from ~~W~~12,773 billion as of December 31, 2022 due to the Government’s contribution of ~~W~~2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation in March 2023, and an increase in retained earnings to ~~W~~2,865 billion as of June 30, 2023 from ~~W~~2,051 billion as of December 31, 2022.

Operations

Loan Operations

In the first half of 2023, we provided total loans of ~~W~~31,356 billion, a decrease of 3.5% from the corresponding period of 2022.

Export Credits

As of June 30, 2023, export credits in the amount of ~~W~~38,281 billion represented 43.2% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~16,777 billion in the first half of 2023, a decrease of 5.1% from the corresponding period of 2022, which was mainly due to a decrease in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 partially offset the effect of the decrease in the volume of export credits in the first half of 2023, as a majority of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2023, overseas investment credits amounted to ~~W~~37,419 billion, representing 42.3% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2023 decreased by 16.1% to ~~W~~7,452 billion from the corresponding period of 2022, primarily due to decreased demand in overseas investment and project credits. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 partially offset the effect of the decrease in the volume of overseas investment credits in the first half of 2023, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2023, import credits in the amount of ~~W~~9,994 billion represented 11.3% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~7,127 billion in the first half of 2023, an increase of 20.2% over the corresponding period of 2022, which was mainly due to an increase in demand for financing for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar as of June 30, 2023 compared to June 30, 2022 magnified the effect of the increase in the volume of import credits in the first half of 2023, as a majority of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2023 increased to ~~W~~55,545 billion from ~~W~~53,388 billion as of December 31, 2022. Guarantees we had confirmed as of June 30, 2023 increased to ~~W~~40,919 billion from ~~W~~39,373 billion as of December 31, 2022.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2023, categorized by type of exposure extended:

	June 30, 2023
	(billions of Won, except for percentages)
A Loans in Won	~~W~~	29,417	23%
B Loans in Foreign Currencies		54,699	43
C Loans (A+B)		84,116	66
D Other Loans(1)		4,435	3
E Loan Credits (C+D)		88,551	69
F Allowances for Loan Losses		1,792	1
G Loan Credits (including allowance for loan losses) (E-F)		86,759	68
H Confirmed Guarantees		40,919	32

I Credit Exposure (G+H)	~~W~~	127,678	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2023, categorized by geographic area(1):

	June 30, 2023		As % of June 30, 2023 Total
	(billions of Won, except for percentages)
Asia(2)	~~W~~	77,288	87%
Europe		7,037	8
America		3,045	3
Africa		1,180	1

Total	~~W~~	88,551	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Economic Sanctions

The sixth paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“We engage in limited business related to Russia, including dealings with the government of the Russian Federation under a legacy loan arrangement, the extension of credit to two Russian financial institutions that have been designated for U.S. (but not Singaporean) blocking sanctions and a guarantee arrangement involving a Russian company that has become subject to U.S. (but not Singaporean) sanctions.”

The eighth paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“Our arrangements with two Russian financial institutions, which involve the extension of credit and have historically included dealings in U.S. dollars involving U.S. financial institutions, were all in place prior to February 2022. As of September 30, 2023, the two Russian financial institutions owed us approximately US$200 million. The provisioning level we established for that credit exposure as of September 30, 2023 was 92.7%. Our dealings with the Russian financial institutions have been conducted at all times in full compliance with applicable sanctions. In 2022, we paused all dealings with the Russian financial institutions, and such dealings remain paused, meaning we have not engaged in any additional dealings (including any payments under the credit arrangements) with the Russian financial institutions since June 2022 (even if the contemplated transactions would not have been prohibited or restricted by applicable sanctions) and we are currently unable to accept any payments from the Russian financial institutions under the credit arrangements. We are continuing to evaluate these credit arrangements and will only engage in additional dealings with the two relevant Russian financial institutions that are fully compliant with applicable sanctions.”

The last paragraph under “The Export-Import Bank of Korea—Description of Assets and Liabilities—Economic Sanctions” in the accompanying prospectus shall be deleted and replaced with the following:

“We entered into a guarantee arrangement in 2020 that involves a Russian company that became subject to U.S. sanctions in 2023. To date, we have made no payments to the Russian company under the guarantee arrangement. Our maximum liability under the guarantee arrangement, which will expire in 2025, is less than EUR 2 million. We will only engage in dealings under the guarantee arrangement that are fully compliant with applicable sanctions.

We do not have any other dealings with the government of the Russian Federation, any Russian Federation government stated-owned entities, or any other sanctioned Russian parties.”

Individual Exposure

As of June 30, 2023, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd.) in the amount of ~~W~~5,444 billion, an increase from ~~W~~5,407 billion as of December 31, 2022, primarily due to an increase in guarantees.

As of June 30, 2023, our second and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~4,188 billion and HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~4,130 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2023(1):

Rank	Name of Borrower	Loans	Guarantees	Total
		(billions of Won)
1	Hanwha Ocean Co., Ltd.	593	4,851	5,444
2	Samsung Heavy Industries Co., Ltd.	1,139	3,049	4,188
3	HD Hyundai Heavy Industries Co., Ltd.	214	3,916	4,130
4	SK hynix Inc.	2,013	—	2,013
5	Hanwha Aerospace Co., Ltd.	564	1,153	1,717

(1)	Excludes loans and guarantees extended to affiliates.
Source:	Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2023:

	As of June 30, 2023
	Loan Amount(1)		Loan Loss Reserve(2)
Normal	~~W~~	165,227	~~W~~	772
Precautionary		14,082		1,833
Sub-standard		536		367
Doubtful		28		12
Estimated Loss		110		105

Total	~~W~~	179,982	~~W~~	3,089

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2023, the amount of our non-performing assets was ~~W~~674 billion, a decrease of 54.7% from ~~W~~1,487 billion as of December 31, 2022. As of June 30, 2023, our non-performing asset ratio was 0.4%, compared to 0.9% as of December 31, 2022.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2023:

	June 30, 2023
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	3,089
NPA (B)(1)		674
Total Equity (C)		18,630
Reserve to NPA (A/B)		458%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.
Source:	Internal accounting records.

Investments

As of June 30, 2023, our total investment in securities amounted to ~~W~~17,701 billion, representing 13.9% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2023:

Type of Investment Securities	Amount		%
	(billions of Won)
Financial Assets at FVOCI	~~W~~	13,747	78%
Securities at Amortized Cost		1,876	11
Investments in Associates and Subsidiaries		2,078	12

Total	~~W~~	17,701	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2023, we had issued a total amount of ~~W~~40,919 billion in confirmed guarantees and acceptances, of which ~~W~~35,739 billion, representing 87.3% of the total amount, was classified as normal and ~~W~~5,025 billion, representing 12.3% of the total amount, was classified as precautionary, and ~~W~~155 billion, representing 0.4% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2023, our outstanding loans made at floating rates of interest totaled approximately ~~W~~61,387 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately ~~W~~65,499 billion, including those raised in Australian Dollar, Euro and Brazil Real and swapped into U.S. dollar floating rate borrowings. As of June 30, 2023, we had entered into 592 interest rate related derivative contracts with a notional amount of ~~W~~72,065 billion and had entered into 1,008 currency related derivative contracts with a notional amount of ~~W~~55,349 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022—Note 20”.

Sources of Funding

We raised a net total of ~~W~~35,171 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2023, a decrease of 10.7% from ~~W~~39,368 billion in the corresponding period of 2022. Total loan repayments, including prepayments by our clients, during the first half of 2023 amounted to ~~W~~21,333 billion, a decrease of 26.6% from ~~W~~29,081 billion during the corresponding period of 2022.

As of June 30, 2023, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~10,760 billion during the first half of 2023.

During the first half of 2023, we issued eurobonds in the aggregate principal amount of US$1,624 million in various types of currencies under our existing global medium term notes program, a 43.2% decrease from US$2,861 million in the corresponding period of 2022. In addition, we issued global bonds during the first half of 2023 in the aggregate amount of US$3,500 million under our U.S. shelf registration statement compared with US$3,000 million in the corresponding period of 2022. As of June 30, 2023, the outstanding amounts of our notes and debentures were US$33,902 million, HKD 9,504 million, BRL 15,312 million, EUR 7,087 million,

THB 3,580 million, CHF 750 million, AUD 4,509 million, INR 19,754 million, CNY 8,094 million, IDR 8,655,500 million, PEN 425 million, NZD 174 million, ZAR 2,615 million, NOK 2,250 million, SEK 250 million, GBP 36 million, CAD 65 million, MXN 13,000 million, CZK 3,420 million, PLN 194 million, SGD 67 million and PHP 4,400 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2023, the outstanding amount of such borrowings from foreign financial institutions was US$1,352 million.

As of June 30, 2023, our total paid-in capital amounted to ~~W~~14,773 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 73%, 8% and 19%, respectively, of our paid-in capital.

As of June 30, 2023, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~99,598 billion, was equal to 20.2% of the authorized amount of ~~W~~492,408 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2023:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2023		2024		2025		2026		Thereafter
	(billions of won)
Won	~~W~~	23,320	~~W~~	10,840	~~W~~	2,570	~~W~~	1,670	~~W~~	1,280
Foreign(2)	~~W~~	16,529	~~W~~	16,578	~~W~~	12,651	~~W~~	11,091	~~W~~	21,381

Total Won Equivalent	~~W~~	39,849	~~W~~	27,418	~~W~~	15,221	~~W~~	12,761	~~W~~	22,661

(1)

Borrowings in foreign currency have been translated into Won at the rate of ~~W~~1,267.30 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2023.

(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2023, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$11,312 million, US$10,905 million and US$7,219 million, respectively. As of June 30, 2023, our total foreign currency liabilities exceeded our total foreign currency assets by US$771 million.

Capital Adequacy

As of June 30, 2023, our capital adequacy ratio, on a consolidated basis, was 15.1%, an increase from 13.4% as of December 31, 2022.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2023:

	June 30, 2023
	(billions of Won, except for percentages)
Tier I	~~W~~	18,713
Paid-in Capital (including capital adjustments)		14,630
Retained Earnings(1)		2,980
Accumulated other comprehensive income		1,178
Common shares issued by consolidated subsidiaries of the bank and held by third parties		2
Deductions from Tier I Capital		77
Capital Adjustments		—
Deferred Tax Asset		—
Others		77
Tier II (General Loan Loss Reserves)		2,317
Total Capital		21,030
Risk Adjusted Assets		139,551
Capital Adequacy Ratios
Tier I common equity		13.4%
Tier 1		13.4%
Tier I and Tier II		15.1%

(1)	Net amount after deducting regulatory reserve for bad loans.
Source:	Internal accounting records.

Management and Employees

Management

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and President
Jong-Hyuck Ahn	December 30, 2023	Vice Chairman and Chief Operating Officer
Kiyeon Hwang	October 1, 2023	Executive Director
Jaimin Lee	September 18, 2021	Non-standing Executive Director
Tae-ho Yun	September 18, 2021	Non-standing Executive Director
Chang Huh	April 10, 2023	Non-standing Executive Director
Hye Jeong Nam	April 10, 2023	Non-standing Executive Director

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2023 and December 31, 2022 and for the six months ended June 30, 2023 and 2022 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2023 and for the six months ended June 30, 2023 and 2022 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022

	Jun 30, 2023		Dec 31, 2022
	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	15,285,838	~~W~~	9,931,012
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,664,065		4,172,754
Hedging derivative assets (Notes 4, 5 and 20)		431,627		329,210
Loans at amortized cost (Notes 4, 5, 10 and 37)		86,377,779		89,300,057
Financial investments (Notes 4, 5 and 9)		15,622,771		13,363,826
Investments in associates and subsidiaries (Note 11)		2,077,838		1,935,869
Tangible assets, net (Note 12)		273,416		273,003
Intangible assets, net (Note 13)		41,778		42,813
Deferred tax assets (Note 34)		712,187		867,269
Retirement benefit assets, net (Note 18)		40,966		45,142
Other assets (Notes 4, 5, 14 and 37)		1,863,705		1,808,995

	~~W~~	127,391,970	~~W~~	122,069,950

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	2,548,439	~~W~~	2,513,487
Hedging derivative liabilities (Notes 4, 5 and 20)		2,205,398		2,356,908
Borrowings (Notes 4, 5 and 15)		6,423,585		10,112,740
Debentures (Notes 4, 5 and 16)		93,174,079		87,791,623
Provisions (Notes 17)		1,135,182		1,092,435
Other liabilities (Notes 4, 5, 19 and 37)		3,275,269		2,767,208

		108,761,952		106,634,401

STOCKHOLDERS’ EQUITY:
Capital stock (Notes 1 and 21)		14,773,254		12,773,254
Capital adjustments		(143,446)		(133,840)
Other components of equity (Notes 20 and 22)		1,135,151		744,756
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of June 30, 2023 and December 31, 2022: ~~W~~275,620 million and ~~W~~239,710 million)		2,865,059		2,051,379

		18,630,018		15,435,549

	~~W~~	127,391,970	~~W~~	122,069,950

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	2,808,677	~~W~~	1,055,273
Interest expenses		(2,312,705)		(541,277)

		495,972		513,996

Net commission income (Notes 25 and 37):
Commission income		240,448		161,187
Commission expenses		(13,020)		(10,128)

		227,428		151,059

Dividend income (Note 26)		42,333		51,524
Net gain (loss) on financial assets at FVTPL (Note 27)		60,600		(91,048)
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		387,157		(2,709,813)
Net gain (loss) on financial investments (Note 29)		442		(47)
Net gain (loss) on foreign exchange transaction		(512,802)		475,506
Net other operating income (expenses) (Note 30)		323,112		2,488,942
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		434,344		(94,070)
General and administrative expenses (Note 32)		(126,927)		(121,261)

Total operating income		1,331,659		664,788

NON-OPERATING INCOME (Note 33):
Net gain (loss) on investments in associates and subsidiaries (Note 26)		7,142		5,232
Net other non-operating income (expenses)		(4,997)		(1,113)

		2,145		4,119

PROFIT BEFORE INCOME TAX		1,333,804		668,907
INCOME TAX EXPENSES (Note 34)		(384,705)		(183,246)

PROFIT FOR THE PERIOD		949,099		485,661

(Adjusted profit for the period after regulatory reserve for loan losses for the six months ended June 30, 2023 and 2022: ~~W~~929,236 million and ~~W~~241,245 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE PERIOD (Note 22)
Items not reclassified subsequently to profit or loss:
Net gain (loss) on equity securities at fair value through other comprehensive income(“FVOCI”)		497,273		86,118
Income tax effect		(113,591)		(20,841)
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		15,396		(249,108)
Net gain (loss) on valuation of cash flow hedge		(6,371)		5,168
Income tax effect		(2,313)		59,034

		390,394		(119,629)

TOTAL COMPREHENSIVE INCOME	~~W~~	1,339,493	~~W~~	366,032

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

					Other components of equity
	Capital stock		Capital adjustments		Gain (Loss) on valuation of financial assets at FVOCI		Gain (Loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total
	(Korean won in millions)
January 1, 2022	~~W~~	12,748,254	~~W~~	(133,716)	~~W~~	930,776	~~W~~	2,968	~~W~~	18,865	~~W~~	(69,940)	~~W~~	1,855,724	~~W~~	15,352,931
Paid-in capital increase		25,000		—		—		—		—		—		—		25,000
Payment of dividends		—		—		—		—		—		—		(191,256)		(191,256)
Total comprehensive income		—		—		(223,811)		3,918		—		100,264		485,661		366,032
Profit for the period		—		—		—		—		—		—		485,661		485,661
Other comprehensive income (loss):		—		—		(223,811)		3,918		—		100,264		—		(119,629)
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		(223,811)		—		—		—		—		(223,811)
Net gain on valuation of cash flow hedge, net of tax		—		—		—		3,918		—		—		—		3,918
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		100,264		—		100,264

Jun 30, 2022	~~W~~	12,773,254	~~W~~	(133,716)	~~W~~	706,965	~~W~~	6,886	~~W~~	18,865	~~W~~	30,324	~~W~~	2,150,129	~~W~~	15,552,707

January 1, 2023		12,773,254		(133,840)		662,320		38,805		37,454		6,177		2,051,379		15,435,549
Paid-in capital increase		2,000,000		(9,606)		—		—		—		—		—		1,990,394
Payment of dividends		—		—		—		—		—		—		(135,419)		(135,419)
Total comprehensive income		—		—		270,317		(4,848)		49		124,877		949,099		1,339,494
Profit for the period		—		—		—		—		—		—		949,099		949,099
Other comprehensive income (loss):		—		—		270,317		(4,848)		49		124,877		—		390,395
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		270,317		—		—		—		—		270,317
Net gain on valuation of cash flow hedge, net of tax		—		—		—		(4,848)		—		—		—		(4,848)
Remeasurements of Defined Benefit Obligations		—		—		—		—		49		—		—		49
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		124,877		—		124,877

Jun 30, 2023	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	932,637	~~W~~	33,957	~~W~~	37,503	~~W~~	131,054	~~W~~	2,865,059	~~W~~	18,630,018

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	949,099	~~W~~	485,661

Adjustments to reconcile profit for the period to net cash used in operating activities:
Income tax expenses		384,705		183,246
Interest income		(2,808,677)		(1,055,273)
Interest expenses		2,312,705		541,277
Dividend and distribution income		(52,992)		(59,006)
Dividend received from subsidiaries and associates		(7,142)		(5,232)
Loss on financial assets at FVTPL		18,032		12,069
Loss on financial assets at FVOCI		265		144
Transfer to derivatives’ credit risk provision		5,764		663
Loss on foreign exchange transactions		1,358,305		960,886
Additional impairment loss on credit		—		94,070
Depreciation and amortization		10,228		9,191
Loss on disposal of tangible, intangible and other assets		3		2
Loss on valuation of derivative assets for trading		658,510		1,835,306
Loss on valuation of derivative assets for hedging		264,867		1,949,138
Loss on fair value hedged items		268,086		83,194
Retirement benefits		3,030		5,415
Increase in other provisions		6		—
Gain on financial assets at FVTPL		(62,626)		(34,516)
Gain on financial assets at FVOCI		(707)		(97)
Reversal of derivatives’ credit risk provision		(7,167)		(10,849)
Gain on foreign exchange transactions		(845,504)		(1,436,393)
Reversal of impairment loss on credit		(434,344)		—
Gain on disposal of tangible, intangible and other assets		(8)		(80)
Gain on valuation of derivative assets for trading		(637,205)		(1,270,639)
Gain on valuation of derivative assets for hedging		(600,117)		(152,468)
Gain on fair value hedged items		(592,483)		(2,564,231)

		(764,466)		(914,183)

Changes in operating assets and liabilities:
Due from financial institutions		1,684,219		(2,063,131)
Financial assets and liabilities at FVTPL		(430,836)		(896,651)
Hedging derivative assets and liabilities		76,354		(18,582)
Loans at amortized cost		5,651,658		(4,201,293)
Other assets		(104,938)		(481,508)
Provisions		5,651		39,670
Net retirement benefit liabilities (assets)		1,147		(343)
Other liabilities		(914,332)		137,617

		5,968,923		(7,484,221)

Payment of income tax		—		—
Interest received		1,720,903		1,012,190
Interest paid		(810,859)		(350,147)
Dividend received		60,134		64,238

Net cash provided by (used in) operating activities		7,123,734		(7,186,462)

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (CONTINUED)

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposals of financial investments	~~W~~	2,741,699	~~W~~	944,242
Disposals of investments in associates		2,145		1,230
Disposals of tangible assets		9		80
Disposals of intangible assets		116		74
Acquisitions of financial investments		(1,476,640)		(1,676,093)
Acquisitions of investments in associates		(3,680)		(372,510)
Acquisitions of tangible assets		(5,523)		(5,840)
Acquisitions of intangible assets		(4,201)		(8,615)

Net cash provided by (used in) investing activities		1,253,925		(1,117,432)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		1,004,414		5,646,121
Proceeds from debentures		20,504,573		12,282,037
Paid-in capital increase		—		25,000
Increase in deposits		—		2
Net decrease in call-money		(45,745)		(801,245)
Repayment of borrowings		(4,974,008)		(2,944,537)
Repayment of debentures		(17,870,555)		(5,264,463)
Payment of dividends		(135,419)		(191,256)
Decrease in deposits		—		(2)
Paid-in capital increase		(9,606)		—

Net cash provided by (used in) financing activities		(1,526,346)		8,751,657

NET INCREASE IN CASH AND CASH EQUIVALENTS		6,851,313		447,763
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD		4,781,957		3,146,957
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		70,621		250,238

CASH AND CASH EQUIVALENTS, END OF THE PERIOD (Note 7 and 35)	~~W~~	11,703,891	~~W~~	3,844,958

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2023 AND DECEMBER 31, 2022,

AND FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2023, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-four overseas offices.

The Bank’s authorized capital is ~~W~~15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~14,773,254 million as of June 30, 2023. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 72.98%, 7.90%, and 19.12%, respectively, of the ownership of the Bank as of June 30, 2023.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate interim financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2023 and December 31, 2022 are as follows:

(June 30, 2023)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Jun. 30, 2023
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Jun. 30, 2023
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Jun. 30, 2023
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Jun. 30, 2023
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Jun. 30, 2023
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Jun. 30, 2023

(December 31, 2022)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2022
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2022
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2022
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2022
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2022
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2022

(*1)	This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2023 and December 31, 2022 are as follows:

(June 30, 2023)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,149mil	Financial service	171,400,000	14.92	Jun. 30, 2023
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil	Financial service	3,336,768,385	24.99	Jun. 30, 2023
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil	Manufacturing	25,745,964	26.41	Jun. 30, 2023
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	11,957mil	Financial service	2,717,500,000	22.73	Jun. 30, 2023
WWG Green New Deal Fund	Korea	KRW	8,600mil	Financial service	2,150,000,000	25.00	Jun. 30, 2023
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Korea	KRW	1,089,367mil	Shipbuilding	5,144,087	2.37	Jun. 30, 2023

(December 31, 2022)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,149mil.	Financial service	171,400,000	14.92	Dec. 31, 2022
KTB Newlake Global Healthcare PEF	Korea	KRW	21,930mil.	Financial service	5,481,550,532	25.00	Dec. 31, 2022
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2022
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2022
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	5,225mil.	Financial service	1,187,500,000	22.73	Dec. 31, 2022

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of condensed separate financial statement preparation

These condensed separate interim financial statements were prepared in accordance with K-IFRS No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2022.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretation adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commenced January 1, 2023.

1)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Disclosure of ‘Accounting Policies’

It defines significant accounting policy information and mandates its disclosure. The amendment to this standard is not expected to have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Disclosure of Gains and Losses from Financial Liabilities with Exercise Price Adjustment Conditions

It mandates the disclosure of the book value and related gains or losses of financial liabilities when a part or all of financial instruments with conditions that adjust the exercise price based on the issuer’s stock price fluctuations are classified as financial liabilities. The amendment to this standard is not expected to have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1008 ‘Accounting Policies, Changes in Accounting Estimates and Errors’ – Definition of ‘Accounting Estimates’

It defines accounting estimates and clarifies the method of distinguishing them from changes in accounting policies. The amendment to this standard is not expected to have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1012 ‘Income Taxes’ – Deferred Income Taxes on Assets and Liabilities Arising from a Single Transaction

It added a condition that a transaction does not generate taxable temporary differences and deductible temporary differences at the same time of the transaction to the initial recognition exception requirements of a transaction where assets or liabilities are first recognized. The amendment to this standard is not expected to have a significant impact on financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for December 31, 2023 reporting periods and have not been early adopted by the Bank.

Amendments to K-IFRS No.1001 ‘Presentation of Financial Statements’ – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise the right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual reporting periods beginning on or after January 1, 2024, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets

(liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2022.

4.	RISK MANAGEMENT:

4-1. Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2. Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Cash and due from financial institutions	~~W~~	15,285,838	~~W~~	9,931,012
Financial assets at FVTPL		4,663,612		4,168,062
Hedging derivative assets		431,627		329,210
Loans at amortized cost (*1)		86,384,238		89,308,139
Financial investments		4,379,719		4,362,663
Other financial assets		1,762,329		1,645,865
Acceptances and guarantee contracts		55,545,208		53,388,080
Commitments (*2)		38,743,428		32,346,450

Total	~~W~~	207,195,999	~~W~~	195,479,481

(*1)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowances for loan losses on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowances for loan losses. The Bank’s financial statements presents impairment on loans using the account of allowances for loan losses, after the measurement of credit risk inherent in loans.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2023 and December 31, 2022 are categorized as follows (Korean won in millions):

(June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	24,940,668	~~W~~	4,941	~~W~~	2,900	~~W~~	24,948,509
Outstanding		35,722,085		—		10,550		35,732,635
Good		23,661,934		1,820,451		25,716		25,508,101
Below normal		—		316,067		314,302		630,369

Subtotal		84,324,687		2,141,459		353,468		86,819,614

Individual assessment:
Best		—		—		4,419		4,419
Outstanding		—		—		—		—
Good		—		114,542		—		114,542
Below normal		—		1,528,354		83,762		1,612,116

Subtotal		—		1,642,896		88,181		1,731,077

Total	~~W~~	84,324,687	~~W~~	3,784,355	~~W~~	441,649	~~W~~	88,550,691

Net deferred origination fees and costs								(374,829)
Allowances								(1,791,624)

Total							~~W~~	86,384,238

(December 31, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	30,155,535	~~W~~	5,469	~~W~~	1,905	~~W~~	30,162,909
Outstanding		33,368,921		1,521		11,150		33,381,592
Good		24,000,386		2,027,067		50,334		26,077,787
Below normal		—		194,819		308,213		503,032

Subtotal		87,524,842		2,228,876		371,602		90,125,320

Individual assessment:
Best		—		—		4,266		4,266
Outstanding		—		—		—		—
Good		—		—		—		—
Below normal		—		928,236		666,689		1,594,925

Subtotal		—		928,236		670,955		1,599,191

Total	~~W~~	87,524,842	~~W~~	3,157,112	~~W~~	1,042,557	~~W~~	91,724,511

Net deferred origination fees and costs								(403,461)
Allowances								(2,012,911)

Total							~~W~~	89,308,139

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,459) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	4,379,719	~~W~~	—	~~W~~	—	~~W~~	4,379,719
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,379,719	~~W~~	—	~~W~~	—	~~W~~	4,379,719

(December 31, 2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Grade 1	~~W~~	4,362,663	~~W~~	—	~~W~~	—	~~W~~	4,362,663
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,362,663	~~W~~	—	~~W~~	—	~~W~~	4,362,663

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,459) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

1)	Loans by country of location as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	29,417,059	~~W~~	26,406,849	~~W~~	1,004,188	~~W~~	56,828,096	64.18	~~W~~	(47,808)	~~W~~	(804,946)
China		—		373,200		447,612		820,812	0.93		(1,029)		(4,540)
Saudi Arabia		—		1,939,826		26,042		1,965,868	2.22		(15,889)		(13,607)
India		—		2,783,630		21,064		2,804,694	3.17		(13,359)		(3,086)
Indonesia		—		2,057,128		1,970		2,059,098	2.33		(30,085)		(6,827)
Vietnam		—		2,430,573		81,741		2,512,314	2.84		(21,866)		(82,235)
Australia		—		558,938		—		558,938	0.63		(15,751)		(1,250)
Philippines		—		—		915		915	0.00		—		(1)
Qatar		—		449,188		—		449,188	0.51		(1,314)		(2,621)
Singapore		—		885,412		65,016		950,428	1.07		(3,053)		(3,931)
Oman		—		1,227,485		—		1,227,485	1.39		(12,549)		(16,756)
Hong Kong		—		177,228		5,846		183,074	0.21		—		(66)
The United Arab Emirates		—		1,839,179		2,675		1,841,854	2.08		(30,184)		(990)
Uzbekistan		—		1,063,114		—		1,063,114	1.20		(7,516)		(22,665)
Others		—		2,782,918		1,239,243		4,022,161	4.53		(74,873)		(189,148)

Subtotal		29,417,059		44,974,668		2,896,312		77,288,039	87.29		(275,276)		(1,152,669)

Europe:
Russia		—		302,888		—		302,888	0.34		(252)		(229,272)
United Kingdom		—		1,537,370		393,840		1,931,210	2.18		(6,447)		(912)
France		—		219,047		533,754		752,801	0.85		(1,616)		(98)
Netherlands		—		—		13,223		13,223	0.01		—		(77)
Molta		—		8,384		—		8,384	0.01		(450)		(50)
Greece		—		1,703,695		—		1,703,695	1.92		(7,980)		(713)
Türkiye		—		1,204,727		22,877		1,227,604	1.39		(10,028)		(159,628)
Germany		—		53,316		201,146		254,462	0.29		(124)		(2)
Others		—		764,385		78,680		843,065	0.95		(13,977)		(23,025)

Subtotal		—		5,793,812		1,243,520		7,037,332	7.94		(40,874)		(413,777)

America:
Panama		—		77,158		267,463		344,621	0.39		(236)		(680)
United States		—		60,435		27,834		88,269	0.10		(364)		(703)
Mexico		—		155,904		—		155,904	0.18		(2,577)		(370)
Bermuda		—		225,046		—		225,046	0.25		(1,083)		(4,332)
Brazil		—		1,166,201		—		1,166,201	1.32		—		(4,413)
Others		—		1,065,342		—		1,065,342	1.20		(5,878)		(9,785)

Subtotal		—		2,750,086		295,297		3,045,383	3.44		(10,138)		(20,283)

Africa:
Nigeria		—		6,885		—		6,885	0.01		(3,000)		(102)
Others		—		1,173,052		—		1,173,052	1.32		(45,541)		(204,793)

Subtotal		—		1,179,937		—		1,179,937	1.33		(48,541)		(204,895)

Total	~~W~~	29,417,059		54,698,503		4,435,129		88,550,691	100.00		(374,829)		(1,791,624)

(December 31, 2022)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	28,665,695	~~W~~	10,236,442	~~W~~	2,309,444	~~W~~	41,211,581	44.93	~~W~~	(14,857)	~~W~~	(682,166)
China		—		1,686,247		256,613		1,942,860	2.12		(1,024)		(24,458)
Saudi Arabia		—		2,123,068		7,429		2,130,497	2.32		(17,335)		(13,542)
India		—		2,737,735		38,294		2,776,029	3.03		(14,540)		(3,116)
Indonesia		15,000		2,872,577		13,577		2,901,154	3.16		(34,383)		(9,103)
Uzbekistan		—		1,108,308		—		1,108,308	1.21		(8,047)		(82,355)
Vietnam		—		4,283,876		78,780		4,362,656	4.76		(25,781)		(105,525)
Australia		—		469,043		—		469,043	0.51		(16,022)		(3,415)
Philippines		—		6,677		696		7,373	0.01		—		(420)
Qatar		—		471,410		—		471,410	0.51		(1,450)		(2,733)
Singapore		—		800,470		253,460		1,053,930	1.15		(3,506)		(3,050)
Oman		—		1,216,937		—		1,216,937	1.33		(13,066)		(16,918)
Hong Kong		—		280,707		711,195		991,902	1.08		—		(1,731)
The United Arab Emirates		—		6,356,459		3,013		6,359,472	6.93		(44,810)		(3,381)
Others		9,800		3,172,143		2,267,024		5,448,967	5.94		(79,288)		(110,739)

Subtotal		28,690,495		37,822,099		5,939,525		72,452,119	78.99		(274,109)		(1,062,652)

Europe:
Russia		—		365,005		—		365,005	0.40		(269)		(209,032)
United Kingdom		—		1,360,193		15,058		1,375,251	1.50		(6,866)		(19,589)
France		—		218,679		1,655		220,334	0.24		(1,704)		(158)
Netherlands		—		—		23,560		23,560	0.03		—		(137)
Greece		—		1,835,089		—		1,835,089	2.00		(8,671)		(1,783)
Ireland		—		28,734		—		28,734	0.03		(224)		(65)
Türkiye		—		1,383,606		22,723		1,406,329	1.53		(11,270)		(178,378)
Germany		—		276,499		21,192		297,691	0.32		(184)		(1,161)
Ukraine		—		63,188		—		63,188	0.07		(45)		(128)
Hungary		—		1,893,201		—		1,893,201	2.06		(2,975)		(2,875)
Others		—		2,692,104		80,931		2,773,035	3.03		(13,350)		(8,811)

Subtotal		—		10,116,298		165,119		10,281,417	11.21		(45,558)		(422,117)

America:
Panama		—		1,120,261		171,126		1,291,387	1.41		(4,137)		(1,268)
United States		—		2,497,356		8,123		2,505,479	2.73		(2,867)		(12,761)
The British Virgin Islands		—		7,501		—		7,501	0.01		—		—
Mexico		—		315,642		—		315,642	0.34		(2,807)		(3,733)
Brazil		—		2,011,896		—		2,011,896	2.19		(3,326)		(5,272)
Others		—		1,268,288		—		1,268,288	1.39		(5,959)		(9,885)

Subtotal		—		7,220,944		179,249		7,400,193	8.07		(19,096)		(32,919)

Africa:
Marshall Islands		—		507,862		—		507,862	0.55		(2,126)		(532)
Liberia		—		125,670		—		125,670	0.14		(9,202)		(259)
Nigeria		—		284,645		—		284,645	0.31		(4,648)		(5,802)
Morocco		—		80,731		—		80,731	0.09		(796)		(112)
Others		—		586,114		5,760		591,874	0.64		(47,926)		(488,518)

Subtotal		—		1,585,022		5,760		1,590,782	1.73		(64,698)		(495,223)

Total	~~W~~	28,690,495	~~W~~	56,744,363	~~W~~	6,289,653	~~W~~	91,724,511	100.00	~~W~~	(403,461)	~~W~~	(2,012,911)

2)	Loans by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	16,199,194	~~W~~	26,757,077	~~W~~	660,955	~~W~~	43,617,226	49.26	~~W~~	(156,716)	~~W~~	(1,208,515)
Transportation		1,710,300		6,511,613		392,263		8,614,176	9.73		(46,544)		(96,010)
Financial institutions		9,033,355		7,245,380		3,249,120		19,527,855	22.05		(4,360)		(239,990)
Wholesale and retail		842,641		1,454,052		102,471		2,399,164	2.71		(1,615)		(16,091)
Real estate		62,000		641,233		—		703,233	0.79		(2,546)		(67,648)
Construction		623,853		2,267,715		2,371		2,893,939	3.27		(26,936)		(21,298)
Public sector and others		945,716		9,821,433		27,949		10,795,098	12.19		(136,112)		(142,072)

Total	~~W~~	29,417,059	~~W~~	54,698,503	~~W~~	4,435,129	~~W~~	88,550,691	100.00	~~W~~	(374,829)	~~W~~	(1,791,624)

(December 31, 2022)

	Loans											Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees
Manufacturing	~~W~~	15,239,184	~~W~~	27,145,888	~~W~~	479,733	~~W~~	42,864,805	46.73	~~W~~	(167,426)	~~W~~	(1,439,253)
Transportation		1,713,800		6,689,326		341,413		8,744,539	9.53		(44,042)		(97,147)
Financial institutions		9,298,997		6,469,119		5,413,523		21,181,639	23.09		(3,705)		(218,711)
Wholesale and retail		932,415		1,219,784		25,243		2,177,442	2.38		(1,946)		(13,434)
Real estate		—		500,463		1		500,464	0.55		(2,239)		(80,611)
Construction		404,960		2,071,318		2,371		2,478,649	2.70		(28,134)		(20,927)
Public sector and others		1,101,139		12,648,465		27,369		13,776,973	15.02		(155,969)		(142,828)

Total	~~W~~	28,690,495	~~W~~	56,744,363	~~W~~	6,289,653	~~W~~	91,724,511	100.00	~~W~~	(403,461)	~~W~~	(2,012,911)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	~~W~~	202,643	4.35	~~W~~	135,804	3.26
Banking and insurance		4,114,195	88.21		3,759,214	90.19
Others		346,774	7.44		273,044	6.55

Subtotal		4,663,612	100.00		4,168,062	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		1,183,455	47.26		1,490,379	55.70
Banking and insurance		890,899	35.58		799,192	29.86
Others		429,639	17.16		386,504	14.44

Subtotal		2,503,993	100.00		2,676,075	100.00

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Securities at amortized cost
Government and government sponsored institutions		1,380,813	73.61		1,358,147	80.53
Banking and insurance		341,361	18.20		202,318	12.00
Others		153,552	8.19		126,123	7.47

Subtotal		1,875,726	100.00		1,686,588	100.00

Hedging derivative assets
Banking and insurance		431,627	100.00		329,210	100.00

Total	~~W~~	9,474,958		~~W~~	8,859,935

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	~~W~~	4,186,970	89.78	~~W~~	3,966,136	95.16
Others		476,642	10.22		201,926	4.84

Subtotal		4,663,612	100.00		4,168,062	100.00

Financial Assets at FVOCI
Korea		868,223	34.67		1,283,346	47.96
Others		1,635,770	65.33		1,392,729	52.04

Subtotal		2,503,993	100.00		2,676,075	100.00

Securities at amortized cost
Korea		877,288	46.77		884,045	52.42
Others		998,438	53.23		802,543	47.58

Subtotal		1,875,726	100.00		1,686,588	100.00

Hedging derivative assets
Korea		173,445	40.18		231,022	70.17
Others		258,182	59.82		98,188	29.83

Subtotal		431,627	100.00		329,210	100.00

Total	~~W~~	9,474,958		~~W~~	8,859,935

5)	Credit enhancement and its financial effect as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	86,384,238	~~W~~	55,545,208	~~W~~	38,743,428	~~W~~	180,672,874	100.00

Credit enhancement:
Deposits and savings		205,760		50,939		—		256,699	0.14
Export guarantee insurance		327,984		1,084,171		—		1,412,155	0.78
Guarantee		1,675,553		1,596,209		191,856		3,463,618	1.92
Securities		22,894		37,901		—		60,795	0.03
Real estate		2,611,365		435,359		260,567		3,307,291	1.83
Ships		1,192,187		394,754		—		1,586,941	0.88
Others		36,467		—		—		36,467	0.02

Subtotal		6,072,210		3,599,333		452,423		10,123,966	5.60

Exposure to credit risk after deducting credit enhancement	~~W~~	80,312,028	~~W~~	51,945,875	~~W~~	38,291,005	~~W~~	170,548,908	94.40

(December 31, 2022)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	89,308,139	~~W~~	53,388,080	~~W~~	32,346,450	~~W~~	175,042,669	100.00

Credit enhancement:
Deposits and savings		195,478		53,983		6,005		255,466	0.15
Export guarantee insurance		339,601		584,313		2,136		926,050	0.53
Guarantee		1,795,814		1,723,608		178,543		3,697,965	2.11
Securities		22,211		42,449		—		64,660	0.04
Real estate		2,335,539		331,485		123,691		2,790,715	1.59
Ships		1,218,222		237,108		—		1,455,330	0.83
Others		42,196		—		—		42,196	0.02

Subtotal		5,949,061		2,972,946		310,375		9,232,382	5.27

Exposure to credit risk after deducting credit enhancement	~~W~~	83,359,078	~~W~~	50,415,134	~~W~~	32,036,075	~~W~~	165,810,287	94.73

(*1)	Loans exclude loan valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,548,439
Hedging derivative liabilities		—		96,075		185,655		28,391		118,885		787,157		989,235		2,205,398
Borrowings		—		674,615		1,033,552		1,982,528		1,206,041		1,779,022		—		6,675,758
Debentures		—		4,828,146		6,365,903		10,710,913		18,877,867		48,769,279		16,703,008		106,255,116
Other financial liabilities		—		1,746,493		301		163		5,157		194,781		1.747,928		2,694,823

Total	~~W~~	2,548,439	~~W~~	7,345,329	~~W~~	7,585,411	~~W~~	12,721,995	~~W~~	20,207,950	~~W~~	51,530,239	~~W~~	18,440,171	~~W~~	120,379,534

Off-balance sheet items (*1):
Commitments	~~W~~	38,743,428	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,743,428
Financial guarantee contracts		13,153,115		—		—		—		—		—		—		13,153,115

Total	~~W~~	51,896,543	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	51,896,543

(December	31, 2022)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,513,487	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,513,487
Hedging derivative liabilities		—		4,086		125,534		19,748		392,886		876,212		938,442		2,356,908
Borrowings		—		874,682		2,022,891		2,282,703		3,065,877		2,135,810		—		10,381,963
Debentures		—		1,163,134		7,694,833		9,377,102		19,730,207		47,780,202		13,041,873		98,787,351
Other financial liabilities		—		1,362,669		—		572		3,140		320,354		837,540		2,524,275

Total	~~W~~	2,513,487	~~W~~	3,404,571	~~W~~	9,843,258	~~W~~	11,680,125	~~W~~	23,192,110	~~W~~	51,112,578	~~W~~	14,817,855	~~W~~	116,563,984

Off-balance sheet items (*1):
Commitments	~~W~~	32,346,450	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	32,346,450
Financial guarantee contracts		13,496,820		—		—		—		—		—		—		13,496,820

Total	~~W~~	45,843,270	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	45,843,270

(*1)	Financial guarantees and loan commitments provided by the Bank have maturities. The Bank should fulfill the obligation immediately when the counterparty requests payment.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days, are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Foreign exchange risk	~~W~~58,741	~~W~~2,154	~~W~~124,122	~~W~~124,122	~~W~~43,362	~~W~~15,318	~~W~~78,559	~~W~~25,191

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate risk as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Interest rate risk	~~W~~171,241	~~W~~127,582	~~W~~230,891	~~W~~230,891	~~W~~227,335	~~W~~117,244	~~W~~422,964	~~W~~373,195

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023				Dec. 31, 2022
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	15,285,838	~~W~~	15,285,838	~~W~~	9,931,012	~~W~~	9,931,012
Financial assets at FVTPL		4,664,065		4,664,065		4,172,754		4,172,754
Hedging derivative assets		431,627		431,627		329,210		329,210
Loans at amortized cost		86,377,779		85,993,776		89,300,057		89,461,313
Financial assets at FVOCI		13,747,045		13,747,045		11,677,238		11,677,238
Securities at amortized cost		1,875,726		1,763,215		1,686,588		1,574,782
Other financial assets		1,762,329		1,762,329		1,645,865		1,645,865

Total	~~W~~	124,144,409	~~W~~	123,647,895	~~W~~	118,742,724	~~W~~	118,792,174

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	2,548,439	~~W~~	2,513,487	~~W~~	2,513,487
Hedging derivative liabilities		2,205,398		2,205,398		2,356,908		2,356,908
Borrowings		6,423,585		6,372,369		10,112,740		10,037,578
Debentures		93,174,079		93,529,640		87,791,623		87,500,087
Other financial liabilities		2,694,823		2,694,823		2,524,275		2,524,275

Total	~~W~~	107,046,324	~~W~~	107,350,669	~~W~~	105,299,033	~~W~~	104,932,335

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC (over-the-counter) derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	11,010,051	~~W~~	—	~~W~~	4,275,787	~~W~~	15,285,838
Loans at amortized cost		—		—		85,993,776		85,993,776
Securities at amortized cost		—		1,763,215		—		1,763,215
Other financial assets		—		—		1,762,329		1,762,329

Total	~~W~~	11,010,051	~~W~~	1,763,215	~~W~~	92,031,892	~~W~~	104,805,158

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,372,369	~~W~~	—	~~W~~	6,372,369
Debentures		—		93,529,640		—		93,529,640
Other financial liabilities		—		—		2,694,823		2,694,823

Total	~~W~~	—	~~W~~	99,902,009	~~W~~	2,694,823	~~W~~	102,596,832

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	~~W~~	4,781,957	~~W~~	—	~~W~~	5,149,055	~~W~~	9,931,012
Loans at amortized cost		—		—		89,461,313		89,461,313
Securities at amortized cost		—		1,574,782		—		1,574,782
Other financial assets		—		—		1,645,865		1,645,865

Total	~~W~~	4,781,957	~~W~~	1,574,782	~~W~~	96,256,233	~~W~~	102,612,972

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	10,037,578	~~W~~	—	~~W~~	10,037,578
Debentures		—		87,500,087		—		87,500,087
Other financial liabilities		—		—		2,524,275		2,524,275

Total	~~W~~	—	~~W~~	97,537,665	~~W~~	2,524,275	~~W~~	100,061,940

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,397,638	~~W~~	1,266,427	~~W~~	4,664,065
Hedging derivative assets		—		431,627		—		431,627
Financial assets at FVOCI		497,747		2,503,993		10,745,305		13,747,045

	~~W~~	497,747	~~W~~	6,333,258	~~W~~	12,011,732	~~W~~	18,842,737

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—		1,885,018	~~W~~	663,421	~~W~~	2,548,439
Hedging derivative liabilities		—		1,575,941		629,457		2,205,398

	~~W~~	—	~~W~~	3,460,959	~~W~~	1,292,878	~~W~~	4,753,837

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	2,879,445	~~W~~	1,293,309	~~W~~	4,172,754
Hedging derivative assets		—		328,688		522		329,210
Financial assets at FVOCI		518,407		2,676,075		8,482,756		11,677,238

	~~W~~	518,407	~~W~~	5,884,208	~~W~~	9,776,587	~~W~~	16,179,202

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,840,344	~~W~~	673,143	~~W~~	2,513,487
Hedging derivative liabilities		—		1,728,285		628,623		2,356,908

	~~W~~	—	~~W~~	3,568,629	~~W~~	1,301,766	~~W~~	4,870,395

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,763,215	DCF Model	Discount rate
Financial liabilities
Borrowings		6,372,369	DCF Model	Discount rate
Debentures		93,529,640	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,574,782	DCF Model	Discount rate
Financial liabilities
Borrowings		10,037,578	DCF Model	Discount rate
Debentures		87,500,087	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	4,275,787	DCF Model	Discount rate
Loans at amortized cost		85,993,776	DCF Model	Discount rate
Other financial assets		1,762,329	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,694,823	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	~~W~~	5,149,055	DCF Model	Discount rate
Loans at amortized cost		89,461,313	DCF Model	Discount rate
Other financial assets		1,645,865	DCF Model	Discount rate
Financial liabilities
Other financial liabilities		2,524,275	DCF Model	Discount rate

6)

The valuation techniques and input variables of Level 2 financial instruments, measured at fair value after initial recognition, as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,088,548	DCF Model	Discount rate
Derivative assets for trading		1,309,090	DCF Model	Discount rate
Hedging derivative assets		431,627	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,503,993	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,885,018	DCF Model	Discount rate
Hedging derivative liabilities		1,575,941	DCF Model	Discount rate

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,623,074	DCF Model	Discount rate
Derivative assets for trading		1,256,371	DCF Model	Discount rate
Hedging derivative assets		328,688	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,676,075	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,840,344	DCF Model	Discount rate
Hedging derivative liabilities		1,728,285	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	454	Cost Methods	—	—	—
Beneficiary certificates		342,107	NAV Methods	—	—	—
Paid-in capital		255,932
Loans		3,693	T-F Model	Volatility Risk free rate Risk rate	23.84% 3.59% 11.87%	If volatility is increased(decreased)/ if discount rate is decreased (increased), fair value is increased (decreased).
Derivatives		664,241	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	10,718,205	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	8.11% ~ 16.11% 0.00% 20.99% ~ 39.50%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		27,100	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	663,421	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	629,457	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

(December 31, 2022)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	~~W~~	4,691	Cost Methods	—	—	—
Beneficiary certificates		378,116	NAV Methods	—	—	—
Paid-in capital		233,794
Loans		3,565	T-F Models	Volatility Risk free Rate Risk Return	29.15% 3.76% 14.31%	If volatility is increased(decreased), If discount rate is decreased(increased), fair value is increased (decreased).
Derivatives		673,143	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	522	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	~~W~~	8,455,796	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	9.19% ~ 16.38% 0% 32.87% ~ 34.87%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		26,960	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	673,143	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	628,623	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

8)	Changes in Level 3 financial assets that are measured at fair value for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	616,601	~~W~~	16,086	~~W~~	—	~~W~~	58,578	~~W~~	(92,772)	~~W~~	—	~~W~~	598,493
Loans at FVTPL		3,565		128		—		—		—		—		3,693
Derivative assets for trading		673,143		(12,048)		—		3,156		(10)		—		664,241
Hedging derivative assets		522		(522)		—		—		—		—		—
Financial assets at FVOCI		8,482,756		—		428,468		2,000,000		(165,919)		—		10,745,305

Total	~~W~~	9,776,587	~~W~~	3,644	~~W~~	428,468	~~W~~	2,061,734	~~W~~	(258,701)	~~W~~	—	~~W~~	12,011,732

Financial liabilities
Derivative liabilities for trading	~~W~~	673,143	~~W~~	(12,875)	~~W~~	—	~~W~~	3,153	~~W~~	—	~~W~~	—	~~W~~	663,421
Hedging derivative liabilities		628,623		834		—		—		—		—		629,457

Total	~~W~~	1,301,766	~~W~~	(12,041)	~~W~~	—	~~W~~	3,153	~~W~~	—	~~W~~	—	~~W~~	1,292,878

(2022)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	~~W~~	595,864	~~W~~	57,680	~~W~~	—	~~W~~	216,947	~~W~~	(253,890)	~~W~~	—	~~W~~	616,601
Loans at FVTPL		5,505		(289)		—		—		(1,651)		—		3,565
Derivative assets for trading		250,865		417,696		—		4,982		(400)		—		673,143
Hedging derivative assets		15,615		(14,877)		—		522		(738)		—		522
Financial assets at FVOCI		8,912,213		—		(77,005)		—		(292,712)		(59,740)		8,482,756

Total	~~W~~	9,780,062	~~W~~	460,210	~~W~~	(77,005)	~~W~~	222,451	~~W~~	(549,391)	~~W~~	(59,740)	~~W~~	9,776,587

Financial liabilities
Derivative liabilities for trading	~~W~~	251,130	~~W~~	417,420	~~W~~	—	~~W~~	4,982	~~W~~	(389)	~~W~~	—	~~W~~	673,143
Hedging derivative liabilities		133,447		462,246		—		32,930		—		—		628,623

Total	~~W~~	384,577	~~W~~	879,666	~~W~~	—	~~W~~	37,912	~~W~~	(389)	~~W~~	—	~~W~~	1,301,766

9)

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	Six months ended Jun 30, 2023		2022
Total gains (losses) on financial assets held at the end of the period	~~W~~	3,644	~~W~~	460,210
Total gains (losses) on financial liabilities held at the end of the period		(12,041)		(879,666)
Total gains (losses) included in profit or loss for the period		(8,397)		(419,456)

10)	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	29	~~W~~	(27)	~~W~~	—	~~W~~	—
Financial assets at FVOCI (*2,3)		—		—		82,001		(59,008)

Total	~~W~~	29	~~W~~	(27)	~~W~~	82,001	~~W~~	(59,008)

(December 31, 2022)

Details(*1)	Profit(loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—
Financial assets at FVOCI (*2,3)		—		—		88,840		(66,596)

Total	~~W~~	—	~~W~~	—	~~W~~	88,840	~~W~~	(66,596)

(*1)

Among the level 3 financial instruments, ~~W~~4,563,967 million and ~~W~~1,975,431 million as of June 30, 2023 and December 31, 2022, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of stocks are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total

Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	15,285,838	~~W~~	—	~~W~~	—	~~W~~	15,285,838
Financial assets at FVTPL		4,664,065		—		—		—		4,664,065
Hedging derivative assets		—		—		—		431,627		431,627
Loans at amortized cost		—		86,377,779		—		—		86,377,779
Financial investments		—		1,875,726		13,747,045		—		15,622,771
Other financial assets		—		1,762,329		—		—		1,762,329

Total	~~W~~	4,664,065	~~W~~	105,301,672	~~W~~	13,747,045	~~W~~	431,627	~~W~~	124,144,409

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,548,439	~~W~~	—	~~W~~	—	~~W~~	2,548,439
Hedging derivative liabilities		—		—		2,205,398		2,205,398
Borrowings		—		6,423,585		—		6,423,585
Debentures		—		93,174,079		—		93,174,079
Other financial liabilities		—		2,694,823		—		2,694,823

Total	~~W~~	2,548,439	~~W~~	102,292,487	~~W~~	2,205,398	~~W~~	107,046,324

(December 31, 2022)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total

Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	9,931,012	~~W~~	—	~~W~~	—	~~W~~	9,931,012
Financial assets at FVTPL		4,172,754		—		—		—		4,172,754
Hedging derivative assets		—		—		—		329,210		329,210
Loans at amortized cost		—		89,300,057		—		—		89,300,057
Financial investments		—		1,686,588		11,677,238		—		13,363,826
Other financial assets		—		1,645,865		—		—		1,645,865

Total	~~W~~	4,172,754	~~W~~	102,563,522	~~W~~	11,677,238	~~W~~	329,210	~~W~~	118,742,724

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,513,487	~~W~~	—	~~W~~	—	~~W~~	2,513,487
Hedging derivative liabilities		—		—		2,356,908		2,356,908
Borrowings		—		10,112,740		—		10,112,740
Debentures		—		87,791,623		—		87,791,623
Other financial liabilities		—		2,524,275		—		2,524,275

Total	~~W~~	2,513,487	~~W~~	100,428,638	~~W~~	2,356,908	~~W~~	105,299,033

5-3. Offset of financial instruments

The bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments.

The effects of netting agreements as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	2,404,959	~~W~~	—	~~W~~	2,404,959	~~W~~	(1,431,367)	~~W~~	(19,723)	~~W~~	953,869

Financial liabilities:
Derivatives	~~W~~	4,753,837	~~W~~	—	~~W~~	4,753,837	~~W~~	(1,431,367)	~~W~~	(997,080)	~~W~~	2,325,390

Total	~~W~~	4,753,837	~~W~~	—	~~W~~	4,753,837	~~W~~	(1,431,367)	~~W~~	(997,080)	~~W~~	2,325,390

(December 31, 2022)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,258,724	~~W~~	—	~~W~~	2,258,724	~~W~~	(1,268,098)	~~W~~	(11,538)	~~W~~	979,088
Receivable spot exchange		479,592		—		479,592		(431,604)		—		47,988

Total	~~W~~	2,738,316	~~W~~	—	~~W~~	2,738,316	~~W~~	(1,699,702)	~~W~~	(11,538)	~~W~~	1,027,076

Financial liabilities:
Derivatives	~~W~~	4,870,395	~~W~~	—	~~W~~	4,870,395	~~W~~	(1,268,098)	~~W~~	(1,157,908)	~~W~~	2,444,389
Securities sold under repurchase agreement		431,604		—		431,604		(431,604)		—		—

Total	~~W~~	5,301,999	~~W~~	—	~~W~~	5,301,999	~~W~~	(1,699,702)	~~W~~	(1,157,908)	~~W~~	2,444,389

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statements of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset. Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun 30, 2023				Dec 31, 2022
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	—	~~W~~	—	~~W~~	479,592	~~W~~	431,604

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

Detail	Jun. 30, 2023		Dec. 31, 2022
Due from financial institutions in local currency	~~W~~	1,514,672	~~W~~	2,556,448
Due from financial institutions in foreign currencies		13,771,166		7,374,564

Subtotal		15,285,838		9,931,012

Restricted due from financial institutions		(2,381,947)		(2,949,055)
Due from financial institutions with original maturities of more than three months at acquisition date		(1,200,000)		(2,200,000)

Subtotal		(3,581,947)		(5,149,055)

Total (*1)	~~W~~	11,703,891	~~W~~	4,781,957

(*1)	Equal to the cash and due from financial institutions as presented on the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023			Dec. 31, 2022
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	3,618	0.00~1.00	~~W~~	1,100	0.00~0.10
Time deposits		1,500,000	3.67~5.71		2,200,000	3.63~5.71
Others		6,100	1.65		355,200	0.95~3.95
Margin for derivatives		4,954	—		148	—

Subtotal		1,514,672			2,556,448

Due from financial institutions in foreign currencies:
Demand deposits		348,964	0.00		57,363	0.00~0.01
Time deposits		393,840	5.01		—	—
On demand		10,296,406	0.00~5.14		4,169,190	0.00~4.25
Offshore demand deposits		354,963	0.00~5.14		199,104	0.00~4.25
Others		1,603,258	5.08		2,021,432	4.30~4.33
Margin for derivatives		773,735	—		927,475	—

Subtotal		13,771,166			7,374,564

Total	~~W~~	15,285,838		~~W~~	9,931,012

(3)	Restricted due from financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2023		Dec. 31, 2022		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	2,381,947	~~W~~	2,949,055	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Debt securities in local currency
Paid-in capital	~~W~~	244,561	~~W~~	222,358
Beneficiary certificates		2,362,298		1,945,090

Subtotal		2,606,859		2,167,448

Debt securities in foreign currencies
Bonds		20,981		—
Paid-in capital		11,372		11,435
Beneficiary certificates		47,374		56,100

Subtotal		79,727		67,535

Equity securities in foreign currency stocks
Stocks		454		4,692
Loans at FVTPL
Privately placed corporate bonds		3,693		3,565
Derivative assets for trading
Equity related		833		—
Interest rates related		953,337		903,044
Foreign currencies related		1,019,162		1,026,470

Subtotal		1,973,332		1,929,514

Total	~~W~~	4,664,065	~~W~~	4,172,754

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Financial assets at FVOCI
Debt securities in local currency
National bond	~~W~~	497,350	~~W~~	780,612
Equity securities in local currency Stocks (*1)		11,108,474		8,816,550
Paid-in capital		27,100		26,960

Subtotal		11,135,574		8,843,510

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		2,006,643		1,895,463
Equity securities in foreign currency Stocks (*1)		107,478		157,653
Securities at amortized cost
Debt securities in local currencies
National bond		197,366		146,401
Financial bonds		—		9,999
Banking Institution bond		458,635		517,491

Subtotal		656,001		673,891

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,219,725		1,012,697

Total	~~W~~	15,622,771	~~W~~	13,363,826

(*1)

The fair value option through Other Comprehensive Income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~131,055 million and ~~W~~6,177 million as of June 30, 2023 and December 31, 2022, respectively. No reclassifications affecting cumulative gains or losses occurred during these periods.

(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~241,872 million and ~~W~~700,380 million as of June 30, 2023 and December 31, 2022, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(6,549) million and ~~W~~(8,082) million as of June 30, 2023 and December 31, 2022, respectively.

(1)	Details of loans as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Loans in local currency	Loans for export	~~W~~	19,677,586	~~W~~	19,323,322
	Loans for foreign investments		2,292,992		2,989,567
	Loans for import		6,459,303		5,329,803
	Troubled Debt Restructuring		827,268		827,268
	Others		159,910		220,535

	Subtotal		29,417,059		28,690,495

Loans in foreign currencies	Loans for export		19,171,490		23,272,064
	Loans for foreign investments		30,439,215		29,204,343
	Loans for rediscounted trading notes		971,472		494,247
	Loans for import		3,274,746		3,023,757
	Overseas funding loans		747,184		664,011
	Others		94,396		85,941

	Subtotal		54,698,503		56,744,363

Others	Domestic usance bills		249,210		235,258
	Foreign-currency bills bought		1,170,842		734,071
	Advance payments on acceptances and guarantees		34,710		54,242
	Call loans		1,598,440		4,721,502
	Interbank loans in foreign currencies		1,257,127		388,580
	Private placement corporate bonds in local currency		124,800		156,000

	Subtotal		4,435,129		6,289,653

	Total		88,550,691		91,724,511

Net deferred origination fees and costs			(374,829)		(403,461)
Allowance for loan losses			(1,791,624)		(2,012,911)

	Total	~~W~~	86,384,238	~~W~~	89,308,139

(2)	Changes in allowance for loan losses for the six months ended June 30, 2023 and for the year ended December 31, 2022, are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911
- Transfer to 12 month expected credit losses		47,170		(28,448)		(18,722)		—
- Transfer to lifetime expected credit losses		(5,720)		565,829		(560,109)		—
- Transfer to credit-impaired financial assets		(1,201)		(676)		1,877		—
Written-off		(1)		—		(1,684)		(1,685)
Collection		8,804		—		—		8,804
Loan-for-equity swap		—		—		(1,332)		(1,332)
Others		(264)		—		—		(264)
Unwinding effect		—		—		(1,126)		(1,126)
Foreign exchange translation		7,745		37,779		10,018		55,542
Additional provisions (Reversal of provisions)		(75,810)		(223,296)		17,880		(281,226)

Ending balance	~~W~~	353,233	~~W~~	1,102,919	~~W~~	335,472	~~W~~	1,791,624

(2022)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	330,018	~~W~~	597,885	~~W~~	1,237,600	~~W~~	2,165,503
- Transfer to 12 month expected credit losses		6,815		(6,815)		—		—
- Transfer to lifetime expected credit losses		(21,612)		27,137		(5,525)		—
- Transfer to credit-impaired financial assets		(1,064)		(891)		1,955		—
Written-off		—		—		(28,405)		(28,405)
Collection		—		—		1,942		1,942
Loan-for-equity swap		—		—		(424,889)		(424,889)
Others		4		—		—		4
Unwinding effect		—		—		(4,467)		(4,467)
Foreign exchange translation		7,696		19,750		29,514		56,960
Additional provisions (Reversal of provisions)		50,653		114,665		80,945		246,263

Ending balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	159,965	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		80,996		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		23,848		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		216,142		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		388,768		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,736		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.92		243,872		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,657		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		381,616		968,744
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		2,085		2,717
WWG Green New Deal Fund	Associate	Korea	Financial service	December	25.00		1,825		2,150
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)(*3)	Associate	Korea	Shipbuilding	December	2.37		55,318		140,434

Total								~~W~~	2,077,838

(December 31, 2022)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	140,436	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		77,861		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		22,149		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		204,352		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		377,007		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,352		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.92		230,216		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		4,842		5,482
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		377,124		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		820		1,187

Total								~~W~~	1,935,869

(*1)	In cases of associates, the amounts represent net asset after considering account percentage of ownership.
(*2)

As of June 30, 2023 and December 31, 2022 the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

This entity is not an associate with the current ownership. However, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to ~~W~~2,332,832 million.

(2)	Changes in investments in associates and subsidiaries for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		5,482		—		(2,145)		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
KB-Badgers Future Mobility ESG Fund I	Associate		1,187		1,530		—		—		2,717
WWG Green New Deal Fund	Associate		—		2,150		—				2,150
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Associate		—		140,434		—				140,434

Total		~~W~~	1,935,869	~~W~~	144,114	~~W~~	(2,145)	~~W~~	—	~~W~~	2,077,838

(2022)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.			—		372,510		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		(2,981)		—		5,482
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
KB-Badgers Future Mobility ESG Fund I			—		1,187		—		—		1,187

Total		~~W~~	1,565,153	~~W~~	373,697	~~W~~	(2,981)	~~W~~	—	~~W~~	1,935,869

(3)	Summarized financial information of associates and subsidiaries as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the period		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	809,406	~~W~~	649,441	~~W~~	2,324	~~W~~	1,620	~~W~~	16,632
KEXIM Vietnam Leasing Co.		226,696		145,700		595		336		3,136
PT.KOEXIM Mandiri Finance		144,997		121,149		351		(133)		1,699
KEXIM Asia Limited		918,496		702,354		2,243		1,816		11,790
KEXIM Global(Singapore) Ltd.		399,219		10,451		883		(411)		11,760
EXIM PLUS Co., Ltd.		2,652		916		325		384		384
Credit Guarantee and Investment Fund		1,734,485		99,953		29,889		25,560		91,396
KTB Newlake Global Healthcare PEF		10,644		15		(3)		(3)		(3)
Korea Aerospace Industries. Ltd.		7,673,111		6,204,641		27,787		39,543		39,622
KB-Badgers Future Mobility ESG Fund I		9,176		—		(1,163)		(1,163)		(1,163)
WWG Green New Deal Fund		7,550		250		(551)		(551)		(551)
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		13,640,746		11,308,539		(221,804)		(357,619)		(410,019)

(December 31, 2022)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	791,592	~~W~~	651,156	~~W~~	5,196	~~W~~	3,138	~~W~~	(11,964)
KEXIM Vietnam Leasing Co.		247,692		169,831		3,056		2,544		7,362
PT.KOEXIM Mandiri Finance		161,656		139,508		658		431		(190)
KEXIM Asia Limited		909,779		705,427		7,237		5,971		6,202
KEXIM Global(Singapore) Ltd.		383,597		6,589		(3,158)		(3,164)		4,497
EXIM PLUS Co., Ltd.		2,407		1,055		108		172		172
Credit Guarantee and Investment Fund		1,653,409		110,405		19,719		10,534		(2,920)
KTB Newlake Global Healthcare PEF		19,426		55		1,236		1,236		1,236
Korea Aerospace Industries. Ltd.		7,795,181		6,341,964		141,618		115,919		175,268
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		12,235,665		11,490,693		(1,613,565)		(1,744,778)		(1,472,612)
KB-Badgers Future Mobility ESG Fund I		3,607		—		(1,618)		(1,618)		(1,618)

12.	TANGIBLE ASSETS:

Changes in tangible assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation	Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	—	~~W~~	—	~~W~~	190,807
Buildings		56,722		—		—	(962)		—		55,760
Leasehold improvements		1,085		1		—	(167)		—		919
Vehicles		1,128		131		—	(290)		(23)		946
Furniture and fixture		17,542		2,310		(1)	(3,690)		—		16,161
Construction in progress		5,719		3,104		—	—		—		8,823

Total	~~W~~	273,003	~~W~~	5,546	~~W~~	(1)	(5,109)	~~W~~	(23)	~~W~~	273,416

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	190,807
Buildings		58,645		—		—		(1,923)		—		56,722
Leasehold improvements		1,148		259		—		(322)		—		1,085
Vehicles		1,129		622		—		(580		(43)		1,128
Furniture and fixture		17,096		6,768		(2)		(6,320)		—		17,542
Construction in progress		1,542		4,177				—		—		5,719

Total	~~W~~	270,367	~~W~~	11,826	~~W~~	(2)	~~W~~	(9,145)	~~W~~	(43)	~~W~~	273,003

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	12,602	~~W~~	231	~~W~~	—	~~W~~	(1,844)	~~W~~	—	~~W~~	10,989
System development fees		26,539		3,831		—		(3,275)		—		27,095
Memberships		3,672		140		(118)		—		—		3,694

Total	~~W~~	42,813	~~W~~	4,202	~~W~~	(118)	~~W~~	(5,119)	~~W~~	—	~~W~~	41,778

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	~~W~~	11,389	~~W~~	4,654	~~W~~	—	~~W~~	(3,441)	~~W~~	—	~~W~~	12,602
System development fees		19,407		13,220		—		(6,088)		—		26,539
Memberships		3,656		92		(76)		—		—		3,672

Total	~~W~~	34,452	~~W~~	17,966	~~W~~	(76)	~~W~~	(9,529)	~~W~~	—	~~W~~	42,813

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Other financial assets:
Guarantee deposits	~~W~~	49,583	~~W~~	48,800
Accounts receivable		430,056		384,640
Accrued income		1,296,868		1,237,376
Receivable spot exchange		46		43
Allowances for loan losses on other assets		(14,224)		(24,994)

Subtotal		1,762,329		1,645,865

Other assets:
Prepaid expenses		67,610		125,943
Current income tax asset		2,307		1,921
Sundry assets		31,459		35,266

Subtotal		101,376		163,130

Total	~~W~~	1,863,705	~~W~~	1,808,995

(2)	Changes in allowances for loan losses on other assets for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	24,994	~~W~~	8,034
Collection		—		5
Additional provisions (Reversal of provisions)		(11,261)		16,566
Others		491		389

Ending balance	~~W~~	14,224	~~W~~	24,994

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78	~~W~~	378,086
Short term borrowings from foreign financial institutions	BANK OF TAIWAN, TAIPEI OBU and others	3.70 ~ 3.87		215,299
Short term borrowings from domestic financial institutions	Industrial and Commercial Bank of China Seoul Branch	3.56		65,640
Long term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP) and others	USD Term SOFR 3M+0.59 ~ USD Term SOFR 3M+0.78		1,814,969
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	3.63 ~ 5.52		2,898,137
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB)and others	3.61 ~ 5.34		779,624
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.30		249,210
Others (CSA)	UBS and others	5.07		22,620

Total			~~W~~	6,423,585

(December 31, 2022)

Detail	Lender	Interest rate (%)	Amount
Call money:
call money dominated in foreign currencies	CANADIAN IMPERIAL BANK OF COMMERCE, HONGKONG	4.53	~~W~~	46,768
Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED and others	0.95 ~ 1.31		431,604
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78		667,866
Short term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP) and others	LIBOR 3M+0.09, 2.20		626,046
Short term borrowings from domestic financial institutions	Industrial and Commercial Bank of China Seoul Branch	3.61 ~ 3.63		247,124
Long term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP)	USD Term SOFR 3M+0.69		1,769,241
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.49 ~ 3.57		5,645,822
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB)and others	(-)0.35 ~ 1.62		426,599
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.30		235,258
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		16,412

Subtotal				9,634,368

Total			~~W~~	10,112,740

(2)	Details of the borrowings from other financial institutions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Type	Call-money	Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~ —	~~W~~	—	~~W~~	6,045,498	~~W~~	6,045,498

(December 31, 2022)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	46,768	~~W~~	431,604	~~W~~	8,966,502	~~W~~	9,444,874

16.	DEBENTURES:

Details of debentures as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun 30, 2022			Dec. 31, 2022
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-Day CD+0.04~ 31-Day CD+0.60	~~W~~	25,290,000	31-Day CD+0.11~ 31-Day CD+0.60	~~W~~	4,090,000
Fixed rate	0.98 ~ 5.58		3,620,000	0.89 ~ 5.58		24,830,000

Subtotal			28,910,000			28,920,000

Fair value hedging adjusting			(153,050)			(170,631)
Discount on debentures			(133,025)			(195,715)

Subtotal			28,623,925			28,553,654

Foreign currencies:
Floating rate	MXN TIIE 28D +0.20 ~Libor 3M+1.35		7,188,955	USD SOFR Index+0.25 ~ USD SOFR Index+0.775		9,443,252
Fixed rate	0.00 ~ 12.64		60,703,365	0.00 ~ 12.60		52,761,984

Subtotal			67,892,320			62,205,236

Fair value hedging adjusting			(3,196,950)			(2,857,028)
Discount on debentures			(145,216)			(110,239)

Subtotal			64,550,154			59,237,969

Total		~~W~~	93,174,079		~~W~~	87,791,623

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Provisions for acceptances and guarantees	~~W~~	621,430	~~W~~	597,078
Provisions for unused loan commitments		488,726		467,183
Provisions for legal proceedings		25,026		28,174

Total	~~W~~	1,135,182	~~W~~	1,092,435

(2)	Changes in provisions for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078
- Transfer to 12 month expected credit losses		149		(149)		—		—
- Transfer to lifetime expected credit losses		(791)		791		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		2,158		16,064		359		18,581
Additional provisions (Reversal of provisions)		(4,592)		10,653		(290)		5,771

Ending balance	~~W~~	70,698	~~W~~	540,468	~~W~~	10,264	~~W~~	621,430

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183
- Transfer to 12 month expected credit losses		11		(11)		—		—
- Transfer to lifetime expected credit losses		(123)		123		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		1,501		6		—		1,507
Additional provisions (Reversal of provisions)		4,115		15,895		26		20,036

Ending balance	~~W~~	62,433	~~W~~	426,092	~~W~~	201	~~W~~	488,726

(2022)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	52,984	~~W~~	311,291	~~W~~	16,708	~~W~~	380,983
- Transfer to 12 month expected credit losses		22,024		(22,024)		—		—
- Transfer to lifetime expected credit losses		(44)		44		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		3,272		14,426		644		18,342
Additional provisions (Reversal of provisions)		(4,462)		209,372		(7,157)		197,753

Ending balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	37,640	~~W~~	199,789	~~W~~	2,053	~~W~~	239,482
- Transfer to 12 month expected credit losses		1,965		(1,965)		—		—
- Transfer to lifetime expected credit losses		(11)		142		(131)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		773		—		—		773
Additional provisions (Reversal of provisions)		16,562		212,113		(1,747)		226,928

Ending balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”).

The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Present value of defined benefit obligations	~~W~~	102,860	~~W~~	99,458
Fair value of plan assets		(143,826)		(144,600)

Net defined benefit liabilities (assets)	~~W~~	(40,966)	~~W~~	(45,142)

(3)	Changes in net defined benefit obligations for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)
Contributions from the employer		—		—		—
Current-service cost		4,394				4,394
Interest expense (income)		2,813		(4,177)		(1,364)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(3,805)		4,951		1,146

Ending balance	~~W~~	102,860	~~W~~	(143,826)	~~W~~	(40,966)

(2022)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	119,697	~~W~~	(133,302)	~~W~~	(13,605)
Contributions from the employer		—		(16,874)		(16,874)
Current-service cost		11,373		—		11,373
Interest expense (income)		4,234		(4,775)		(541)
Actuarial gains and losses arising from changes in demographic assumptions		1,408		—		1,408
Actuarial gains and losses arising from changes in financial assumptions		(26,129)		1,979		(24,150)
Actuarial gains and losses arising from experience adjustments		(1,137)		—		(1,137)
Management fees on plan assets		—		232		232
Benefits paid		(9,988)		8,140		(1,848)

Ending balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)

(4)	Details of plan assets as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Cash and cash equivalent	~~W~~	6,173	~~W~~	—
Debt securities		—		8,102
Others		137,653		136,498

Total	~~W~~	143,826	~~W~~	144,600

(5)	Retirement benefit costs incurred from the defined contribution plan for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Retirement benefits	~~W~~	341	~~W~~	860

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	949,341	~~W~~	1,161,253
Foreign exchanges payable		89,376		110
Accounts payable		412,185		369,796
Accrued expenses		1,243,568		992,763
Guarantee deposit received		353		353

Subtotal		2,694,823		2,524,275

Other liabilities:
Allowance For Deferred Day 1 Profit Or Loss In Derivatives		9,182		9,515
Unearned income		186,498		124,862
Current tax payable		376,781		102,200
Sundry liabilities		7,985		6,356

Subtotal		580,446		242,933

Total	~~W~~	3,275,269	~~W~~	2,767,208

(2)	Changes in financial guarantee contract liabilities for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	1,161,253	~~W~~	1,140,299
Foreign exchange translation		32,529		48,611
Reversal of financial guarantee contract liabilities		(167,300)		(9,963)
Others(*1)		(77,141)		(17,694)

Ending balance	~~W~~	949,341	~~W~~	1,161,253

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	72,065,236	~~W~~	—	~~W~~	—	~~W~~	953,337	~~W~~	953,337

Currency:
Currency forwards		21,030,776		—		—		245,947		245,947
Currency swaps		34,318,583		415,503		43,209		773,215		1,231,927

Subtotal		55,349,359		415,503		43,209		1,019,162		1,477,874

Stock:
Stock options		2,292,124		—		—		833		833

Other:
Other derivatives		9,190		—		—		—		—

Total	~~W~~	129,715,909	~~W~~	415,503	~~W~~	43,209	~~W~~	1,973,332	~~W~~	2,432,044

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	72,065,236	~~W~~	1,118,324	~~W~~	—	~~W~~	1,571,527	~~W~~	2,689,851

Currency:
Currency forwards		21,030,776		—		—		255,186		255,186
Currency swaps		34,318,583		1,087,074		—		721,714		1,808,788

Subtotal		55,349,359		1,087,074		—		976,900		2,063,974

Stock:
Stock options		2,292,124		—		—		—		—

Other:
Other derivatives		9,190		—		—		12		12

Total	~~W~~	129,715,909	~~W~~	2,205,398	~~W~~	—	~~W~~	2,548,439	~~W~~	4,753,837

(December 31, 2022)

			Derivative assets(*1)
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	56,314,118	~~W~~	522	~~W~~	—	~~W~~	903,044	~~W~~	903,566
Currency:
Currency forwards		10,733,286		—		—		256,184		256,184
Currency swaps		30,035,585		307,595		49,580		770,286		1,127,461

Subtotal		40,768,871		307,595		49,580		1,026,470		1,383,645

Total	~~W~~	97,082,989	~~W~~	308,117	~~W~~	49,580	~~W~~	1,929,514	~~W~~	2,287,211

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	56,314,118	~~W~~	1,095,377	~~W~~	—	~~W~~	1,457,447	~~W~~	2,552,824
Currency:
Currency forwards		10,733,286		—		—		339,352		339,352
Currency swaps		30,035,585		1,261,531		—		716,688		1,978,219

Subtotal		40,768,871		1,261,531		—		1,056,040		2,317,571

Total	~~W~~	97,082,989	~~W~~	2,356,908	~~W~~	—	~~W~~	2,513,487	~~W~~	4,870,395

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Fair value hedge – hedged items	~~W~~	324,397	~~W~~	2,481,037
Fair value hedge – hedging instruments		387,157		(2,709,813)

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~(6,305) million and ~~W~~5,168 million as other comprehensive income (before tax effect) for the six months ended June 30, 2023 and 2022, respectively, and there is no ineffectiveness recognized in relation to cash flow hedge for the six months ended June 30, 2023 and 2022.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	14,075,746	~~W~~	12,787,591	~~W~~	10,499,578	~~W~~	5,761,786	~~W~~	3,743,318	~~W~~	11,668,986	~~W~~	58,537,005
Nominal amount of hedging instruments		14,178,622		11,802,991		10,499,578		5,761,786		3,743,318		11,756,618		57,742,913
Average hedge ratio		100.73%		92.30%		100.00%		100.00%		100.00%		100.75%		98.64%
Cash flow hedges
Nominal amount of hedged items	~~W~~	—	~~W~~	112,971	~~W~~	651,758	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	764,729
Nominal amount of hedging instruments		—		112,971		651,758		—		—		—		764,729
Average hedge ratio				100.00%		100.00%		—		—		—		100.00%

(December 31, 2022)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	10,180,257	~~W~~	12,030,420	~~W~~	9,817,699	~~W~~	5,946,113	~~W~~	3,540,756	~~W~~	8,604,823	~~W~~	50,120,068
Nominal amount of hedging instruments		10,228,201		12,042,974		8,867,224		5,946,113		3,540,756		8,689,614		49,314,882
Average hedge ratio		100.47%		100.10%		90.32%		100.00%		100.00%		100.99%		98.39%
Cash flow hedges
Nominal amount of hedged items	~~W~~	—	~~W~~	111,593	~~W~~	643,808	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	755,401
Nominal amount hedging instruments		—		111,593		643,808		—		—		—		755,401
Average hedge ratio		—		100.00%		100.00%		—		—		—		100.00%

3)	Effect of hedge accounting on statements of financial position, statements of comprehensive income, statements of changes in equity

①

Effect of hedging instruments on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	40,518,497	~~W~~	—	~~W~~	1,118,324	~~W~~	73,838
Currency swap		17,224,416		415,503		1,087,074		51,919

Subtotal		57,742,913		415,503		2,205,398		125,757

Cash flow hedges		764,729		43,209		—		(6,372)

Total	~~W~~	58,507,642	~~W~~	458,712	~~W~~	2,205,398	~~W~~	119,385

(December 31, 2022)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	34,285,517	~~W~~	522	~~W~~	1,095,377	~~W~~	(2,935,547)
Currency swap		15,029,365		307,595		1,261,531		(722,761)

Subtotal		49,314,882		308,117		2,356,908		(3,658,308)

Cash flow hedges		755,401		49,580		—		45,664

Total	~~W~~	50,070,283	~~W~~	357,697	~~W~~	2,356,908	~~W~~	(3,612,644)

(*1)	Credit risk adjustment amount related to derivatives is excluded.

②

Effect of fair value hedged items on statements of financial position, statements of comprehensive income, statements of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	710,000	~~W~~	—	~~W~~	(153,050)	~~W~~	(17,580)
Debentures in foreign currencies		—		40,742,980		—		(2,741,903)		144,765

Subtotal		—		41,452,980		—		(2,894,953)		127,185

Currency:
Loans in foreign currencies		158,515		—		(6,352)		—		2,007
Discontinuation of risk hedging
Loans in foreign currencies		14,900		—		(51)		—		16
Debentures in foreign currencies		—		16,925,510		—		(453,436)		3,605
Discontinuation of risk hedging
Debentures in foreign currencies		—		19,689		—		(1,791)		49

Subtotal		173,415		16,945,199		(6,403)		(455,227)		5,677

Total	~~W~~	173,415	~~W~~	58,398,179	~~W~~	(6,403)	~~W~~	(3,350,180)	~~W~~	132,862

(December 31, 2022)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	~~W~~	17,093	~~W~~	—	~~W~~	402	~~W~~	—	~~W~~	(1,188)
Debentures in local currency		—		602,989		—		(170,631)		107,011
Debentures in foreign currencies		—		31,810,613		—		(2,602,017)		1,081,608

Subtotal		17,093		32,413,602		402		(2,772,648)		1,187,431

Currency:
Loans in foreign currencies		149,661		—		(8,360)		—		(4,204)
Discontinuation of risk hedging
Loans in foreign currencies		13,782		—		(67)		—		33
Debentures in foreign currencies		—		14,360,000		—		(253,171)		(254,124)
Discontinuation of risk hedging
Debentures in foreign currencies		—		18,333		—		(1,840)		97

Subtotal		163,443		14,378,333		(8,427)		(255,011)		(258,198)

Total	~~W~~	180,536	~~W~~	46,791,935	~~W~~	(8,025)	~~W~~	(3,027,659)	~~W~~	929,233

③

Effect of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the period
Currency:
Loans in foreign currencies	~~W~~	764,729	~~W~~	33,957	~~W~~	(60,842)

(December 31, 2022)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	~~W~~	755,401	~~W~~	38,805	~~W~~	(46,172)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	132,797	~~W~~	125,757	~~W~~	258,554
Cash flow hedges		(60,842)		(6,372)		—

Total	~~W~~	71,955	~~W~~	119,385	~~W~~	258,554

(Six months ended June 30, 2022)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	2,468,452	~~W~~	(2,218,984)	~~W~~	249,468
Cash flow hedges		(5,088)		5,168		—

Total	~~W~~	2,463,364	~~W~~	(2,213,816)	~~W~~	249,468

21.	CAPITAL STOCK:

As of June 30, 2023, the authorized capital and paid-in capital of the Bank are ~~W~~15,000,000 million and ~~W~~14,773,254 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	12,773,254	~~W~~	12,748,254
Paid-in capital increase		2,000,000		25,000

Ending balance	~~W~~	14,773,254	~~W~~	12,773,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Gain (loss) on equity securities at FVOCI	~~W~~	1,266,035	~~W~~	882,404
Gain (loss) on debt securities at FVOCI		(202,344)		(213,907)
Gain (loss) on valuation of cash flow hedge		33,957		38,805
Remeasurement of net defined benefit liabilities		37,503		37,454

Total	~~W~~	1,135,151	~~W~~	744,756

(2)	Changes in other components for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	882,404	~~W~~	497,272	~~W~~	(113,641)	~~W~~	1,266,035
Gain (loss) on debt securities at FVOCI		(213,907)		15,397		(3,834)		(202,344)
Gain (loss) on valuation of cash flow hedge		38,805		(6,370)		1,522		33,957
Remeasurement of net defined benefit liabilities		37,454		—		49		37,503

Total	~~W~~	744,756	~~W~~	506,299	~~W~~	(115,904)	~~W~~	1,135,151

(2022)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	842,816	~~W~~	37,176	~~W~~	2,412	~~W~~	882,404
Gain (loss) on debt securities at FVOCI		18,020		(302,298)		70,371		(213,907)
Gain (loss) on valuation of cash flow hedge		2,968		46,612		(10,775)		38,805
Remeasurement of net defined benefit liabilities		18,865		23,879		(5,290)		37,454

Total	~~W~~	882,669	~~W~~	(194,631)	~~W~~	56,718	~~W~~	744,756

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Legal reserve(*1)	~~W~~	539,682	~~W~~	500,991
Voluntary reserve(*2)		1,100,658		923,767
Regulatory reserve for loan losses		275,620		239,710
Unappropriated retained earnings		949,099		386,911

Total	~~W~~	2,865,059	~~W~~	2,051,379

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six months ended June 30, 2023 and for the year ended December 31, 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		2022
Beginning balance	~~W~~	2,051,379	~~W~~	1,855,724
Profit for the period(year)		949,099		386,911
Dividends		(135,419)		(191,256)

Ending balance	~~W~~	2,865,059	~~W~~	2,051,379

(3)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Jun. 30, 2023		Dec. 31, 2022
Accumulated regulatory reserve for loan losses	~~W~~	275,620	~~W~~	239,710
Provision for regulatory reserve for loan losses		19,863		35,910

Regulatory reserve for loan losses	~~W~~	295,483	~~W~~	275,620

2)	Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Profit for the period	~~W~~	949,099	~~W~~	485,661
Provision for regulatory reserve for loan losses		(19,863)		(244,416)

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	929,236	~~W~~	241,245

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

(4)	Details of dividends for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
The Government	~~W~~	93,083	~~W~~	131,463
Bank of Korea		12,375		17,478
Korea Development Bank		29,961		42,315

Total	~~W~~	135,419	~~W~~	191,256

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	33,283	~~W~~	7,976
Due from financial institutions in foreign currencies		153,759		8,775

Subtotal		187,042		16,751

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		475		—
Interest of financial investments:
Interest of securities at FVOCI		36,820		21,165
Interest of securities at amortized cost		22,474		9,276

Subtotal		59,294		30,441

Interest of loans:
Interest of loans in local currency		586,178		305,714
Interest of loans in foreign currencies		1,848,947		692,743
Interest of bills bought		24,303		5,667
Interest of Purchases and Discount		1,519		—
Interest of call loans		80,968		3,654
Interest of interbank loans		19,951		303

Subtotal		2,561,866		1,008,081

Total	~~W~~	2,808,677	~~W~~	1,055,273

(2)	Details of interest expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	169,897	~~W~~	24,292
Interest of sales of repurchase agreement		6,806		2,925

Subtotal		176,703		27,217

Interest of call-money		204		1,147
Interest of debentures:
Interest of debentures in local currency		467,415		192,870
Interest of debentures in foreign currencies		1,667,981		319,452

Subtotal		2,135,396		512,322

Other interest expense		402		591

Total	~~W~~	2,312,705	~~W~~	541,277

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Commission income in local currency:
Commission income on management of EDCF	~~W~~	11,029	~~W~~	10,691
Commission income on management of IKCF		1,091		1,085
Sundry commissions received from local currencies revenue		455		693

Subtotal		12,575		12,469

Commission income in foreign currencies:
Commission income on letters of credit		1,274		1,754
Commission income on loan commitments		26,355		18,272
Management fees		—		214
Arrangement fees		2,100		3,265
Advisory fees		—		1,895
Advance redemption fees		14,345		455
Sundry commission income on foreign exchange		41		39
Brokerage fees for foreign currencies exchange funds		46		53
Sundry commissions received from foreign currencies revenue		3,903		2,249

Subtotal		48,064		28,196

Others:
Other commission income		11,796		3,175
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		92,098		75,724
Premium for guarantee		75,915		41,623

Subtotal		168,013		117,347

Total	~~W~~	240,448	~~W~~	161,187

(2)	Details of commission expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	534	~~W~~	268
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		1,599		2,055
Sundry commission expenses on foreign exchange		4,361		2,878

Subtotal		5,960		4,933

Others:
Other commission expenses		6,526		4,927

Total	~~W~~	13,020	~~W~~	10,128

26.	DIVIDEND INCOME:

Details of dividend income for six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Financial assets at FVOCI	~~W~~	42,333	~~W~~	51,524
Investments in associates (*1)		7,142		5,232

Total	~~W~~	49,475	~~W~~	56,756

(*1)	Classified as net gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Securities at FVTPL:
Gain on valuation	~~W~~	26,056	~~W~~	23,245
Loss on valuation		(11,872)		(10,666)
Gain on disposal		36,442		11,271
Loss on disposal		(6,160)		(1,285)
Others		10,659		7,482

Subtotal		55,125		30,047

Loans at FVTPL:
Gain on valuation		128		—
Loss on disposal		—		(119)

Subtotal		128		(119)

Trading derivatives:
Gain on valuation		637,205		1,270,639
Loss on valuation		(658,510)		(1,835,306)
Gain on transaction		709,121		664,181
Loss on transaction		(682,469)		(220,490)

Subtotal		5,347		(120,976)

Total	~~W~~	60,600	~~W~~	(91,048)

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Gain on hedging instruments	~~W~~	767,802	~~W~~	221,600
Loss on hedging instruments		(380,645)		(2,931,413)

Total	~~W~~	387,157	~~W~~	(2,709,813)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Financial assets at FVOCI:
Gain on disposal	~~W~~	707	~~W~~	97
Loss on disposal		(265)		(144)

Total	~~W~~	442	~~W~~	(47)

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Other operating income:
Gain on fair value hedged items	~~W~~	592,483	~~W~~	2,564,231
Reversal of derivatives’ credit risk provision		7,167		10,849
Others		333		360

Subtotal		599,983		2,575,440

Other operating expenses:
Loss on fair value hedged items		(268,086)		(83,194)
Contribution to miscellaneous funds		(2,350)		(2,304)
Transfer of other provisions		(6)		—
Transfer to derivatives’ credit risk provision		(5,764)		(663)
Others		(665)		(337)

Subtotal		(276,871)		(86,498)

Total	~~W~~	323,112	~~W~~	2,488,942

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Loans at amortized cost	~~W~~	(281,226)	~~W~~	(11,412)
Other financial assets		(11,261)		7,231
Guarantees		5,771		117,661
Unused loan commitments		20,036		731
Financial guarantee contract		(167,300)		(20,744)
Financial assets at FVOCI		(373)		518
Securities at amortized cost		9		85

Total	~~W~~	(434,344)	~~W~~	94,070

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
General and administrative	Short-term salaries	~~W~~	59,464	~~W~~	57,493
Other expenses in financing department	Office expenses		39,277		38,085

	Subtotal		98,741		95,578

Office expenses of EDCF			1,004		918
General and administrative—Others	Retirement benefits (defined contributions)		341		860
	Retirement benefits (defined benefits)		3,030		5,416
	Depreciation of tangible assets		5,109		4,102
	Amortization of intangible assets		5,119		5,089
	Taxes and dues		13,583		9,298

	Subtotal		27,182		24,765

	Total	~~W~~	126,927	~~W~~	121,261

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	7,142	~~W~~	5,232
Other incomes	Gain on disposal of tangible assets		8		80
	Rent income		164		149
	Damages paid for breach of contracts		—		2
	Interest on other loans		122		55
	Revenue on research project		4,521		3,602
	Other miscellaneous income		457		586

	Subtotal		5,272		4,474

Other expenses	Loss on disposal of tangible assets		—		(1)
	Loss on disposal of intangible assets		(3)		(1)
	Expenses for donation		(5,535)		(1,984)
	Court cost		(155)		(362)
	Expenses on research project		(4,532)		(2,893)
	Other miscellaneous expenses		(44)		(346)

	Subtotal		(10,269)		(5,587)

	Total	~~W~~	2,145	~~W~~	4,119

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Current income tax payable	~~W~~	308,131	~~W~~	13,880
Adjustments recognized in the period for current tax of prior years		7,398		17,322
Changes in deferred income taxes due to temporary differences		147,684		81,462
Changes in deferred income taxes directly reflected in equity		(78,508)		70,582

Income tax expense	~~W~~	384,705	~~W~~	183,246

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Profit before income tax expense	~~W~~	1,333,804	~~W~~	668,907
Income tax calculated at statutory tax rate		346,943		178,768
Adjustments:
Effect on non-taxable income		(16,757)		—
Effect on non-deductible expense		58,919		158
Others		(11,798)		(13,002)

Subtotal		30,364		(12,844)

Adjustments recognized in the period for current tax of prior years		7,398		17,322

Income tax expense	~~W~~	384,705	~~W~~	183,246

Effective tax rate from operations		28.84%		27.39%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Loan-for-equity swap of loans	~~W~~	1,585	~~W~~	421,058
Gain on valuation of financial assets at FVOCI		270,317		223,811
Paid-in capital increase (Investment in kind)		2,000,000		—
Written-off		1,696		7,860

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Guarantees	Confirmed	~~W~~	40,918,551	~~W~~	39,372,509
	Unconfirmed		14,626,657		14,015,571

	Subtotal		55,545,208		53,388,080

Loan commitments	Local currency, foreign currencies, offshore loan commitments		36,300,461		31,998,501
	Others		3,050,965		881,384

	Subtotal		39,351,426		32,879,885

	Total	~~W~~	94,896,634	~~W~~	86,267,965

(2)	Details of guarantees that have been provided for others as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

	Detail	Jun. 30, 2023		Dec. 31, 2022
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	45,714	~~W~~	51,149
	Repayment of advances		51,917		65,877
	Others		36,751		36,752

	Subtotal		134,382		153,778

	Foreign currencies:
	Performance of contracts		8,232,873		8,141,137
	Repayment of advances		18,097,805		16,386,175
	Acceptances of imported goods		—		5,726
	Acceptances of import letter of credit outstanding		65,861		65,471
	Foreign liabilities		10,938,406		11,233,647
	Others		3,449,224		3,386,575

	Subtotal		40,784,169		39,218,731

Unconfirmed guarantees	Foreign liabilities		2,380,810		1,686,845
	Repayment of advances		11,620,519		12,246,724
	Issuance of import letter of credit		625,294		81,968
	Others		34		34

	Subtotal		14,626,657		14,015,571

	Total	~~W~~	55,545,208	~~W~~	53,388,080

(3)	Details of guarantees classified by country as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	30,416,478	74.33	~~W~~	12,897,616	88.18	~~W~~	43,314,094	77.98
	China		120,375	0.30		—	0.00		120,375	0.22
	Saudi Arabia		1,071,816	2.62		—	0.00		1,071,816	1.93
	India		394,612	0.97		—	0.00		394,612	0.71
	Indonesia		759,136	1.86		169,857	1.16		928,993	1.67
	Vietnam		1,277,655	3.12		280,329	1.92		1,557,984	2.80
	Australia		176,058	0.43		—	0.00		176,058	0.32
	Qatar		192,509	0.47		—	0.00		192,509	0.35
	Singapore		59,076	0.14		—	0.00		59,076	0.11
	Oman		520,308	1.27		2,889	0.02		523,197	0.94
	Uzbekistan		265,743	0.65		—	0.00		265,743	0.48
	Others		1,796,661	4.39		772,679	5.28		2,569,340	4.62

	Subtotal		37,050,427	90.55		14,123,370	96.56		51,173,797	92.13

Europe	United Kingdom		541,710	1.32		—	0.00		541,710	0.98
	France		86,029	0.21		—	0.00		86,029	0.15
	Others		1,538,556	3.76		461,279	3.15		1,999,835	3.60

	Subtotal		2,166,295	5.29		461,279	3.15		2,627,574	4.73

America	United States		53,365	0.13		17,066	0.12		70,431	0.13
	Mexico		105,516	0.26		—	0.00		105,516	0.19
	Others		703,542	1.72		24,942	0.17		728,484	1.31

	Subtotal		862,423	2.11		42,008	0.29		904,431	1.63

Africa	Madagascar		97,047	0.24		—	0.00		97,047	0.17
	Others		742,359	1.81		—	0.00		742,359	1.34

	Subtotal		839,406	2.05		—	0.00		839,406	1.51

	Total	~~W~~	40,918,551	100.00	~~W~~	14,626,657	100.00	~~W~~	55,545,208	100.00

(December 31, 2022)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	26,084,669	66.25	~~W~~	12,328,584	87.96	~~W~~	38,413,253	71,95
	China		139,708	0.35		—	0.00		139,708	0.26
	Saudi Arabia		1,125,810	2.86		—	0.00		1,125,810	2.11
	India		611,203	1.55		—	0.00		611,203	1.14
	Indonesia		761,936	1.94		198,396	1.42		960,332	1.80
	Vietnam		1,426,630	3.62		434,295	3.10		1,860,925	3.49
	Australia		184,734	0.47		—	0.00		184,734	0.35
	Qatar		202,033	0.51		—	0.00		202,033	0.38
	Singapore		184,201	0.47		—	0.00		184,201	0.35
	Oman		525,228	1.33		5,449	0.04		530,677	0.99
	Uzbekistan		299,939	0.76		—	0.00		299,939	0.56
	Others		2,588,970	6.59		758,274	5.41		3,347,244	6.27

	Subtotal		34,135,061	86.70		13,724,998	97.93		47,860,059	89.65

Europe	United Kingdom		179,233	0.46		—	0.00		179,233	0.34
	France		400,919	1.02		—	0.00		400,919	0.75
	Others		2,003,259	5.08		250,021	1.78		2,253,280	4.22

	Subtotal		2,583,411	6.56		250,021	1.78		2,833,432	5.31

America	United States		1,095,214	2.78		16,475	0.12		1,111,689	2.08
	Brazil		418,563	1.06		—	0.00		418,563	0.78
	Mexico		397,367	1.01		—	0.00		397,367	0.74
	Others		420,555	1.07		24,077	0.17		444,632	0.84

	Subtotal		2,331,699	5.92		40,552	0.29		2,372,251	4.44

Africa	Madagascar		93,683	0.24		—	0.00		93,683	0.18
	Others		228,655	0.58		—	0.00		228,655	0.42

	Subtotal		322,338	0.82		—	0.00		322,338	0.60

	Total	~~W~~	39,372,509	100.00	~~W~~	14,015,571	100.00	~~W~~	53,388,080	100.00

(4)	Details of guarantees classified by industry as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	25,689,968	62.78	~~W~~	13,437,165	91.87	~~W~~	39,127,133	70.44
Transportation		2,468,393	6.03		384,015	2.63		2,852,408	5.14
Financial institution		911,362	2.23		—	0.00		911,362	1.64
Wholesale and retail		1,657,658	4.05		17,238	0.12		1,674,896	3.02
Real estate business		47,173	0.12		11,742	0.08		58,915	0.11
Construction		4,135,577	10.11		82,783	0.57		4,218,360	7.59
Public sector and others		6,008,420	14.68		693,714	4.73		6,702,134	12.06

Total	~~W~~	40,918,551	100.00	~~W~~	14,626,657	100.00	~~W~~	55,545,208	100.00

(December 31, 2022)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	24,159,531	61.36	~~W~~	13,045,936	93.08	~~W~~	37,205,467	69.69
Transportation		2,403,519	6.10		43,727	0.31		2,447,246	4.58
Financial institution		867,051	2.20		142	0.00		867,193	1.62
Wholesale and retail		1,640,149	4.17		41,454	0.30		1,681,603	3.15
Real estate business		33,820	0.09		21,983	0.16		55,803	0.10
Construction		4,314,405	10.96		98,537	0.70		4,412,942	8.27
Public sector and others		5,954,034	15.12		763,792	5.45		6,717,826	12.59

Total	~~W~~	39,372,509	100.00	~~W~~	14,015,571	100.00	~~W~~	53,388,080	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 60 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and every other yearly renewed, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of June 30, 2023, 8 lawsuits (aggregated claim amount: ~~W~~70,944 million) were filed as a plaintiff and 1 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~21,246 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2023 and December 31, 2022 are ~~W~~1,781,842 million and ~~W~~2,053,356 million, respectively.

(8)

International sanctions are being imposed on Russia in relation to the Ukraine crisis that occurred in February 2022. The sanctions may affect companies, industries and economies doing business with Russia directly or indirectly. The bank continues to monitor and manage the impact of the Ukraine crisis.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2023 are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	72.98
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.92
KTB Newlake Global Healthcare PEF	Associate	24.99
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG FundI	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)	Associate	2.37

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	342,066	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		116,607		266		—
KEXIM Vietnam Leasing Co.		114,064		163		—
KEXIM Asia Limited		183,206		121		—

Subtotal		755,943		550		—

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		3,072,678		1,264,770		—
Korea Aerospace Industries. Ltd.		—		1,496		—

Subtotal		3,072,678		1,266,266		—

Total	~~W~~	3,828,621	~~W~~	1,266,816	~~W~~	—

(December 31, 2022)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	250,676	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		135,416		275		—
KEXIM Vietnam Leasing Co.		134,596		168		—
KEXIM Asia Limited		150,485		88		—

Subtotal		671,173		531		—

Associates:
Daewoo Shipbuilding & Engineering Co., Ltd.		2,520,986		1,247,570		—
Korea Aerospace Industries. Ltd.		—		1,444		—
Subtotal		2,520,986		1,249,014		—

Total	~~W~~	3,192,159	~~W~~	1,249,545	~~W~~	—

2)	Guarantees provided to the related parties as of June 30, 2023 and December 31, 2022 are as follows (Korean won in millions):

(June 30, 2023)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	162,174	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		81,394		—
KEXIM Vietnam Leasing Co.		—		—		144,663		—
KEXIM Asia Limited		—		—		307,632		—
KEXIM Global (Singapore) Ltd		—		—		142,655		—

Subtotal		—		—		838,518		—

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		4,851,525		3,492,320		1,450,000		2,301,485
Korea Aerospace Industries. Ltd.		1,426,462		—		—		—

Subtotal		6,277,987		3,492,320		1,450,000		2,301,485

Total	~~W~~	6,277,987	~~W~~	3,492,320	~~W~~	2,288,518	~~W~~	2,301,485

(December 31, 2022)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	231,768	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		55,761		—
KEXIM Vietnam Leasing Co.		—		142		115,434		—
KEXIM Asia Limited		—		—		194,290		—

Subtotal		—		142		597,253		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		4,826,783		4,128,813		1,450,000		140,549
Korea Aerospace Industries. Ltd.		1,377,023		—		—		—

Subtotal		6,203,806		4,128,813		1,450,000		140,549

Total	~~W~~	6,203,806	~~W~~	4,128,955	~~W~~	2,047,253	~~W~~	140,549

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

(Six months ended June 30, 2023)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	7,423	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		3,020		(11)		—
KEXIM Vietnam Leasing Co.		3,199		(6)		—
KEXIM Asia Limited		4,270		33		—
EXIM PLUS Co., Ltd.		—		—		3,539

Subtotal		17,912		16		3,539

Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		53,642		(6,545)		44
Korea Aerospace Industries. Ltd.		2,296		—		—

Subtotal		55,938		(6,545)		44

Total	~~W~~	73,850	~~W~~	(6,529)	~~W~~	3,583

(Six months ended June 30, 2022)

	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	633	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		651		17		—
KEXIM Vietnam Leasing Co.		680		(146)		—
KEXIM Asia Limited		1,019		12		—
EXIM PLUS Co., Ltd.		—		—		3,396

Subtotal		2,983		(117)		3,396

Associates:
Daewoo Shipbuilding & Engineering Co., Ltd.		50,479		139,141		—

Total	~~W~~	53,462	~~W~~	139,024	~~W~~	3,396

(4)	Loan transactions with related parties

Loan transactions with related parties for six months ended June 30, 2023 and for the year ended December 31, 2022 is as follows (Korean won in millions):

(Six months ended June 30, 2023)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	549,896	~~W~~	475,507
PT.KOEXIM Mandiri Finance		242,707		265,698
KEXIM Vietnam Leasing Co.		183,158		208,310
KEXIM Asia Limited		158,953		132,489
Associates:
Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Engineering Co., Ltd.)		460,000		461,467

Total	~~W~~	1,594,714	~~W~~	1,543,471

(2022)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,021,752	~~W~~	956,147
PT.KOEXIM Mandiri Finance		429,556		449,268
KEXIM Vietnam Leasing Co.		475,406		495,782
KEXIM Asia Limited		226,006		217,905
Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.		—		1,519

Total	~~W~~	2,152,720	~~W~~	2,120,621

(5)	Details of compensation for key executives for the six months ended June 30, 2023 and 2022 are as follows (Korean won in millions):

Detail	Six months ended Jun 30, 2023		Six months ended Jun 30, 2022
Short-term employee benefits	~~W~~	1,332	~~W~~	1,347
Retirement benefits		86		107

Total	~~W~~	1,418	~~W~~	1,454

THE REPUBLIC OF KOREA

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2018		2019		2020		2021		2022
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.4%		1.4%		0.8%		7.2%		3.9	%(7)
GDP Growth (at chained 2015 year prices)		2.9%		2.2%		(0.7)%		4.3%		2.6	%(7)
Inflation(1)		1.5%		0.4%		0.5%		2.5%		5.1	%(7)
Unemployment(2)		3.8%		3.8%		4.0%		3.7%		2.9	%(7)
Trade Surplus (Deficit)(3)		$69.7		$38.9		$44.9		$29.4		$(47.8	)(7)
Foreign Currency Reserves		$403.7		$408.8		$443.1		$463.1		$423.2
External Liabilities(4)		$441.2		$470.7		$550.6		$632.4		$664.5	(7)
Fiscal Balance	~~W~~	31.2	~~W~~	(12.0)	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		35.6%		37.3%		44.0%		48.4%		51.9%
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.5%		0.6%		0.6%

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.

Source: The Bank of Korea

Gross Domestic Product

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	911,576.1	935,933.8	900,320.9	956,017.6	1,039,397.8	48.1
Government	304,692.7	328,663.2	350,094.3	377,759.9	405,704.6	18.8
Gross Capital Formation	597,687.4	606,119.4	618,792.5	672,469.8	717,305.9	33.2
Exports of Goods and Services	791,798.6	755,863.2	705,640.1	871,129.5	1,043,526.4	48.3
Less Imports of Goods and Services	(707,562.2)	(702,081.5)	(634,121.7)	(797,178.4)	(1,043,372.5)	(48.3)
Statistical Discrepancy	0.0	0.0	0.0	0.0	(788.3)	0.0
Expenditures on Gross Domestic Product	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income(2)	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5
Gross Domestic Product at Chained 2015 Year Prices:
Private	875,577.9	894,074.8	850,956.9	881,396.3	917,796.5	46.6
Government	285,892.6	304,189.9	319,677.8	337,191.8	350,749.1	17.8
Gross Capital Formation	569,403.6	558,468.9	563,419.4	579,842.4	578,412.3	29.4
Exports of Goods and Services	777,514.9	779,368	766,065.7	851,058.7	880,237.5	44.7
Less Imports of Goods and Services	(697,841.1)	(684,516.8)	(663,103.3)	(730,044.1)	(755,884.8)	(38.4)
Statistical Discrepancy	(1,324.7)	(1,432.8)	(1,118.9)	(1,312.6)	(1,635.8)	(0.1)
Expenditures on Gross Domestic Product(3)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	7,105.6	15,242.3	15,648.6	20,902.8	26,802.1	1.4
Trading Gains and Losses from Changes in the Terms of Trade	3,009.2	(39,420.2)	(25,611.8)	(46,225.4)	(115,340.2)	(5.9)
Gross National Income(4)	1,822,153.4	1,828,546.7	1,829,580.0	1,893,465.7	1,880,416	95.5
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	3.4	1.4	0.8	7.2	3.9
At Chained 2015 Year Prices	2.9	2.2	(0.7)	4.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	679,405.1	661,008.8	665,744.4	713,251.7	721,339.7	33.4
Agriculture, Forestry and Fishing	33,150.1	32,099.3	34,267.8	38,601.5	35,488.7	1.6
Manufacturing, Mining and Quarrying	507,778.5	487,410.0	482,774.6	532,037.8	555,941.9	25.7
Mining and Quarrying	2,128.2	2,008.9	1,857.2	1,868.3	1,836.7	0.1
Manufacturing	505,650.2	485,401.2	480,917.4	530,169.6	554,105.1	25.6
Electricity, Gas and Water Supply	35,153.4	36,644.3	43,069.7	35,676.5	17,847.1	0.8
Construction	103,323.1	104,855.2	105,632.3	106,935.9	112,062.0	5.2
Services:	1,057,135.6	1,101,624.1	1,106,359.9	1,182,008.3	1,254,564.2	58.0
Wholesale and Retail Trade, Accommodation and Food Services	180,424.1	184,603.8	172,154.9	177,391.9	191,220.7	8.8
Transportation and Storage	57,925.7	60,688.7	54,956.0	66,627.9	74,832.6	3.5
Finance and Insurance	104,189.5	104,251.7	110,874.1	124,455.5	136,754.8	6.3
Real Estate	138,192.6	141,409.0	146,391.0	148,151.5	146,793.7	6.8
Information and Communication	79,536.2	83,040.6	88,417.0	97,188.8	99,179.1	4.6
Business Activities	165,545.5	175,384.5	180,600.8	192,737.3	205,351.5	9.5
Public Administration, Defense and Social Security	114,862.8	121,818.0	128,020.2	136,112.7	145,242.8	6.7
Education	90,676.5	94,401.2	93,046.1	98,794.6	102,188.8	4.7
Human Health and Social Work	81,128.2	89,510.8	92,680.3	99,169.0	105,301.4	4.9
Cultural and Other Services	44,654.5	46,515.8	39,219.5	41,379.1	47,699.0	2.2
Taxes Less Subsidies on Products	161,651.9	161,865.1	168,621.8	184,938.4	185,870.0	8.6
Gross Domestic Product at Current Market Prices	1,898,192.6	1,924,498.1	1,940,726.2	2,080,198.5	2,161,773.9	100.0
Net Factor Income from the Rest of the World	7,644.9	16,609.8	16,943.8	23,413.6	31,753.7	1.5
Gross National Income at Current Market Price	1,905,837.5	1,941,107.9	1,957,669.9	2,103,612.0	2,193,527.5	101.5

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GDP per capita (thousands of Won)	36,782	37,218	37,440	40,201	41,872
GDP per capita (U.S. dollar)	33,429	31,929	31,727	35,128	32,410
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2018	2019	2020	2021	2022(1)
GNI per capita (thousands of Won)	36,930	37,539	37,766	40,654	42,487
GNI per capita (U.S. dollar)	33,564	32,204	32,004	35,523	32,886
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2018	2019	2020	2021	2022(1)	As % of GDP 2022(1)
	(billions of Won)
Industrial Sectors:	652,499.9	658,512.3	651,934.8	687,397.3	696,064.9	35.4
Agriculture, Forestry and Fishing	32,109.2	33,373.0	31,441.7	33,070.8	32,736.0	1.7
Manufacturing, Mining and Quarrying	485,567.2	490,846.2	485,538.2	519,805.5	527,287.6	26.8
Mining and Quarrying	2,041.6	1,915.7	1,853.4	1,939.9	1,834.5	0.1
Manufacturing	483,530.2	488,934.6	483,691.2	517,872.8	525,452.5	26.7
Electricity, Gas and Water Supply	43,082.6	44,927.6	46,762.2	48,045.1	48,938.2	2.5
Construction	91,740.9	89,365.5	88,192.7	86,475.9	87,103.1	4.4
Services:	1,010,422.7	1,044,553.5	1,036,168.9	1,075,565.9	1,120,754.2	56.9
Wholesale and Retail Trade, Accommodation and Food Services	172,543.2	178,609.6	168,669.4	171,001.2	182,997.1	9.3
Transportation and Storage	62,521.7	63,574.1	52,547.3	56,043.7	61,129.6	3.1
Finance and Insurance	98,999.6	102,359.9	112,144.8	119,973.2	123,605.1	6.3
Real Estate	133,422.5	135,309.3	138,375.2	140,325.4	140,309.9	7.1
Information and Communication	79,245.6	82,893.8	86,521.7	90,951.0	94,166.2	4.8
Business Activities	153,604.6	157,571.7	157,729.0	162,750.8	167,563.5	8.5
Public Administration, Defense and Social Security	104,100.5	108,116.5	111,463.5	115,519.0	118,963.4	6.0
Education	86,222.9	87,582.3	85,878.5	90,074.4	92,872.0	4.7
Human Health and Social Work	78,267.5	85,931.7	86,884.5	91,800.1	97,622.7	5.0
Cultural and Other Services	41,604.3	42,682.6	35,388.4	36,744.3	41,065.6	2.1
Taxes Less Subsidies on Products	149,011.6	150,146.3	152,185.4	158,055.5	154,621.9	7.9
Gross Domestic Product(2)	1,812,005.4	1,852,666.4	1,839,523.3	1,918,709.9	1,968,839.5	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2018 was 2.9% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.7% and exports of goods and services increased by 4.0%, which more than offset a decrease in gross domestic fixed capital formation by 2.2% and an increase in imports of goods and services by 1.7%, each compared with 2017.

GDP growth in 2019 was 2.2% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.2%, imports of goods and services decreased by 1.9% and exports of goods and services increased by 0.2%, which more than offset a decrease in gross domestic fixed capital formation by 2.1%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2015 year prices, primarily due to a 4.8% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in part by a 5.1% increase in general government consumption expenditures, a 3.5% increase in gross domestic fixed capital formation and a 3.1% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.3% at chained 2015 year prices, as exports of goods and services increased by 11.1%, aggregate private and general government consumption expenditures increased by 4.1% and gross domestic fixed capital formation increased by 3.2%, which more than offset an increase in imports of goods and services by 10.1%, each compared with 2020.

Based on preliminary data, GDP growth in 2022 was 2.6% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 4.1% and exports of goods and services increased by 3.4%, which more than offset an increase in imports of goods and services by 3.5% and a decrease in gross fixed capital formation by 0.5%, each compared with 2021.

Based on preliminary data, GDP growth in the first nine months of 2023 was 1.4% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 2.1%, an increase in gross fixed capital formation by 2.2% and an increase in exports of goods and services by 0.5%, the effects of which were offset in part by an increase in imports of goods and services by 2.8%, each compared with the corresponding period of 2022.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 3.7% and the unemployment rate was 2.7% in the first nine months of 2023.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,564.3 on June 30, 2023, 2,632.6 on July 31, 2023, 2,556.3 on August 31, 2023, 2,465.1 on September 27, 2023, 2,278.0 on October 31, 2023, 2,535.3 on November 30, 2023 and 2,655.3 on December 28, 2023.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,312.8 to US$1.00 on June 30, 2023, Won 1,280.0 to US$1.00 on July 31, 2023, Won 1,321.4 to US$1.00 on August 31, 2023, Won 1,344.8 to US$1.00 on September 27, 2023, Won 1,352.8 to US$1.00 on October 31, 2023, Won 1,289.0 to US$1.00 on November 30, 2023 and Won 1,289.4 to US$1.00 on December 29, 2023.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of US$16.6 billion in the first nine months of 2023. The current account surplus in the first nine months of 2023 decreased from the current account surplus of US$25.8 billion in the corresponding period of 2022, primarily due to an increase in deficit from the services account and a decrease in surplus from the goods account, the effects of which were offset in large part by an increase in surplus from the income account.

Trade Balance

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2018	604.9	35.1%	535.2	31.0%	69.7	113.0
2019	542.2	32.8%	503.3	30.5%	38.9	107.7
2020	512.5	31.2%	467.6	28.4%	44.9	109.6
2021	644.4	35.5%	615.1	33.8%	29.3	104.8
2022(3)	683.6	40.9%	731.4	43.7%	(47.8)	93.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Based on preliminary data, the Republic recorded a trade deficit of US$19.8 billion in the first nine months of 2023. Exports decreased by 11.5% to US$464.2 billion in the first nine months of 2023 from US$524.5 billion in the corresponding period of 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 12.6% to US$484.0 billion in the first nine months of 2023 from US$553.7 billion in the corresponding period of 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$417.1 billion as of November 30, 2023.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-272847.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$         aggregate principal amount of         % sustainability notes due 20         (the “20         Sustainability Notes”), US$         aggregate principal amount of         % notes due 20         (the “20         Notes”) and US$         aggregate principal amount of         % notes due 20         (the “20         Notes”, and together with the 20         Sustainability Notes and the 20         Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

20         Sustainability Notes

The 20         Sustainability Notes are initially limited to US$         aggregate principal amount. The 20         Sustainability Notes will mature on January         , 20         (the “20         Sustainability Note Maturity Date”). The 20         Sustainability Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year (each a “20         Sustainability Note Interest Payment Date”). The first interest payment on the 20         Sustainability Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024.

Interest on the 20         Sustainability Notes will accrue from January         , 2024. If any 20         Sustainability Note Interest Payment Date or the 20         Sustainability Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20         Sustainability Note Interest Payment Date or the 20         Sustainability Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20         Sustainability Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20         Sustainability Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20         Sustainability Notes in immediately available funds in U.S. dollars.

20         Notes

The 20         Notes are initially limited to US$         aggregate principal amount. The 20         Notes will mature on January         , 20         (the “20         Note Maturity Date”). The 20         Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year (each a “20         Note Interest Payment Date”). The first interest payment on the 20         Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024.

Interest on the 20         Notes will accrue from January         , 2024. If any 20         Note Interest Payment Date or the 20         Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20         Note Interest Payment Date or the 20         Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20         Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20         Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20         Notes in immediately available funds in U.S. dollars.

20         Notes

The 20         Notes are initially limited to US$         aggregate principal amount. The 20         Notes will mature on January         , 20         (the “20         Note Maturity Date”). The 20         Notes will bear interest at a rate of         % per annum, payable semi-annually in arrears on January          and July          of each year (each a “20         Note Interest Payment Date”). The first interest payment on the 20         Notes will be made on July         , 2024 in respect of the period from (and including) January         , 2024 to (but excluding) July         , 2024.

Interest on the 20         Notes will accrue from January         , 2024. If any 20         Note Interest Payment Date or the 20         Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20         Note Interest Payment Date or the 20         Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20         Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20         Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20         Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a DTC participant in such systems, or indirectly through organizations that are DTC participants in such systems. Euroclear and Clearstream will hold their Euroclear/Clearstream participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The DTC participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the Notes through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase the Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer the Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

The last paragraph under “Taxation—United States Tax Considerations—Purchase, Sale and Retirement of Debt Securities” in the accompanying prospectus shall be deleted and replaced with the following:

“A U.S. holder generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of the debt securities against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under recently issued temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of the debt securities generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the Korean tax qualifies as a creditable tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt security even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the U.S. Department of Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt security and any Korean tax imposed on such sale or disposition.”

For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January         , 2024 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 20 Sustainability Notes	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
Australia and New Zealand Banking Group Limited	US$	US$	US$
BNP Paribas
The Hongkong and Shanghai Banking Corporation Limited
J.P. Morgan Securities plc
MUFG Securities Asia Limited
Standard Chartered Bank
Korea Investment & Securities Co., Ltd.

Total	US$	US$	US$

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 20         Sustainability Notes, the 20         Notes and the 20         Notes is US$        , US$         and US$        , respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$        . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including private banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the relevant Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to an omnibus order should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: hkbondsyndicate@anz.com, dl.asia.syndicate@asia.bnpparibas.com, hk_syndicate_omnibus@hsbc.com.hk, Investor.info.hk.bond.deals@jpmorgan.com, Asia-Syndicate@hk.sc.mufg.jp, synhk@sc.com.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January         , 2024, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in two business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the second business day before the settlement date, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobiliéres décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Switzerland

The offering of the Notes in Switzerland is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”). The Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yoon & Yang LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP, Seoul, Korea may rely as to matters of Korean law upon the opinion of Yoon & Yang LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our authorized share capital is ~~W~~15,000 billion. As of September 30, 2023, our paid-in capital was ~~W~~14,773 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on December 29, 2023. On December 27, 2023, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN
20 Sustainability Notes	302154 EA3	US302154EA32
20 Notes	302154 EB1	US302154EB15
20 Notes	302154 EC9	US302154EC97

PROSPECTUS

$7,093,998,627

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 30, 2023.

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “(Won)” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Yuan” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “British Pound” or “GBP” are to the currency of the United Kingdom, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Swedish Krona” or “SEK” are to the currency of Sweden, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Norwegian Krone” or “NOK” are to the currency of Norway, references to “Peruvian Sol” or “PEN” are to the currency of Peru, references to “Polish Zloty” or “PLN” are to the currency of Poland and references to “Czech Koruna” or “CZK” are to the currency of the Czech Republic.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial statements and information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended, or the KEXIM Act. Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2022, we had (Won)91,725 billion of outstanding loans, including (Won)41,619 billion of outstanding export credits, (Won)36,405 billion of outstanding overseas investment credits and (Won)8,589 billion of outstanding import credits, as compared to (Won)79,995 billion of outstanding loans, including (Won)38,638 billion of outstanding export credits, (Won)32,830 billion of outstanding overseas investment credits and (Won)6,122 billion of outstanding import credits as of December 31, 2021.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Senior Executive Directors and Auditor. Moreover, the Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from (Won)8,000 billion to (Won)15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act to strengthen its enforcement powers by allowing:

•	the Minister of Economy and Finance to impose any necessary sanctions against our officers; and

•	the Financial Services Commission to request the Minister of Economy and Finance to apply sanctions against our employees.

Capitalization

As of December 31, 2022, our authorized capital was (Won)15,000 billion and our capitalization was as follows:

	December 31, 2022(1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5)(6):
Borrowings in Korean Won	(Won)	—
Borrowings in Foreign Currencies		1,959
Export-Import Financing Debentures		47,282

Total Long-Term Debt	(Won)	49,241

Capital and Reserves:
Capital Stock(7)	(Won)	12,773
Additional Paid-in-Capital		—
Capital Adjustments		(134)
Retained Earnings		2,051
Legal Reserve(8)		501
Voluntary Reserve(8)		924
Regulatory Reserve for Loan Losses(9)		240
Unappropriated Retained Earnings		387
Other Components of Equity(10)		744

Total Capital and Reserve	(Won)	15,436

Total Capitalization	(Won)	64,677

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2022.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of December 31, 2022 into Won at the rate of (Won)1,267.30 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on December 31, 2022.

(4)

As of December 31, 2022, we had contingent liabilities totaling (Won)53,388 billion, which consisted of (Won)39,373 billion under outstanding guarantees and acceptances and (Won)14,016 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2022, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 36.”

(5)

As of December 31, 2022, we had entered into 466 interest rate related derivative contracts with a notional amount of (Won)56,314 billion and 826 currency related derivative contracts with a notional amount of (Won)126,041 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 20.”

(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All our borrowings, whether domestic or international, are unsecured and unguaranteed.
(7)	As of December 31, 2022, our authorized ordinary share capital was (Won)15,000 billion and issued fully-paid capital stock was (Won)12,773 billion. See “—Business—Government Support and Supervision.”
(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation of Supervision of Banking Business, we reserve such difference as the regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 23.”
(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act, or the KEXIM Decree, and our Articles of Incorporation, or the By-laws, define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain laws regulating the activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was (Won)30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to (Won)150 billion in 1974,

(Won)500 billion in 1977, (Won)1,000 billion in 1986, (Won)2,000 billion in January 1998, (Won)4,000 billion in September 1998 and (Won)8,000 billion in January 2009. In January 2014, the Government further increased our authorized capital to (Won)15,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately (Won)686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) (Won)10 billion, (Won)935 billion, (Won)10 billion, (Won)65 billion, (Won)26 billion, (Won)30 billion, (Won)578 billion, (Won)110 billion, (Won)29 billion, (Won)160 billion and (Won)25 billion in cash in July 2016, September 2016, October 2016, November 2016, May 2019, August 2019, July 2020, March 2021, April 2021, June 2021 and June 2022, respectively, and (ii) (Won)500 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2016, (Won)125 billion in the form of shares of Yeosu Gwangyang Port Authority in May 2017, (Won)125 billion in the form of shares of Incheon Port Authority in May 2017 and (Won)1,167 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2017, in order to enhance our capacity to finance projects, including large-scale overseas development projects. Taking into account these capital contributions, our total capital stock was (Won)12,773 billion as of December 31, 2022. Most recently, in March 2023, the Government contributed (Won)2,000 billion to our capital in the form of shares of Korea Land and Housing Corporation.

Pursuant to the KEXIM Act, only the Government, The Korea Development Bank, The Bank of Korea, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our capital stock. As of December 31, 2022, the Government directly owned 69% of our capital stock and indirectly owned, through The Bank of Korea and The Korea Development Bank, 9% and 22%, respectively, of our capital stock. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our capital stock;

•

second, if the Minister of Economy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Economy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Economy and Finance;

•	the Minister of Economy and Finance appoints our Deputy President and Senior Executive Directors upon the recommendation of our President;

•	the Minister of Economy and Finance appoints our Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Economy and Finance for his approval and immediately after the approval of the Minister of Economy and Finance, we must report such program to the National Assembly;

•	the Minister of Economy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Economy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Economy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Economy and Finance within three months following the end of each fiscal year and, upon request from the National Assembly during its annual audit period, to the National Assembly within ten days from the date of the request from the National Assembly, outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Economy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as the “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as the “Other Loans”; Loans and Other Loans are collectively referred to as the “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as the “Guarantees”; and Loan Credits and Guarantees are collectively referred to as the “Credit Exposure.”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2020		2021		2022

	(billions of Won)
Income Statement Data
Total Interest Income	(Won)	2,289	(Won)	1,746	(Won)	3,071
Total Interest Expense		1,408		841		2,118
Net Interest Income		881		904		952
Operating Income		271		743		569
Income before Income Tax		140		746		571
Income Tax Expense		38		199		184
Net Income		102		548		387

	As of December 31,
	2021		2022

	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	(Won)	79,995	(Won)	91,725
Total Borrowings(2)		82,063		97,905
Total Assets		101,452		122,070
Total Liabilities		86,099		106,634
Total Shareholders’ Equity		15,353		15,436

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, interbank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 10.”

(2)	Includes debentures.

2022

We had net income of (Won)387 billion in 2022 compared to (Won)548 billion in 2021. The principal factors for the decrease in net income included:

•

a 107.1% increase in net loss on hedging derivative assets to (Won)3,224 billion in 2022 from (Won)1,556 billion in 2021, primarily due to an increase in losses on hedging instruments to (Won)3,716 billion in 2022 from (Won)1,745 billion in 2021, resulting from increased volatility in exchange rates and interest rates in 2022;

•

a change in net gain (loss) on financial assets at fair value through profit or loss to a net loss of (Won)306 billion in 2022 from a net gain of (Won)127 billion in 2021, primarily due to an increase in net loss on valuation of trading derivatives to (Won)764 billion in 2022 from (Won)140 billion in 2021; and

•

an 84.0% increase in additional impairment loss on credit to (Won)678 billion in 2022 from (Won)368 billion in 2021, mainly reflecting a deterioration in the overall asset quality of our loan portfolio due to the general downturn of the economy in Korea and globally in 2022, as further discussed in “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.”

These factors were in large part offset by a 166.4% increase in net other operating income to (Won)3,173 billion in 2022 from (Won)1,191 billion in 2021, primarily due to an increase in net gain on fair value hedged items to (Won)3,165 billion in 2022 from (Won)1,232 billion in 2021.

As of December 31, 2022, our total assets increased by 20.3% to (Won)122,070 billion from (Won)101,452 billion as of December 31, 2021, primarily due to a 15.3% increase in loans at amortized cost to (Won)89,300 billion as of

December 31, 2022 from (Won)77,458 billion as of December 31, 2021, and to lesser extents, a 122.5% increase in cash and due from financial institutions to (Won)9,931 billion as of December 31, 2022 from (Won)4,463 billion as of December 31, 2021 and a 60.6% increase in financial assets at fair value through profit or loss to (Won)4,173 billion as of December 31, 2022 from (Won)2,598 billion as of December 31, 2021.

As of December 31, 2022, our total liabilities increased by 23.9% to (Won)106,634 billion from (Won)86,099 billion as of December 31, 2021, primarily due to a 14.8% increase in debentures to (Won)87,792 billion as of December 31, 2022 from (Won)76,486 billion as of December 31, 2021 and an 81.3% increase in borrowings to (Won)10,113 billion as of December 31, 2022 from (Won)5,577 billion as of December 31, 2021.

As of December 31, 2022, our total shareholders’ equity increased by 0.5% to (Won)15,436 billion from (Won)15,353 billion as of December 31, 2021, primarily due to a 10.5% increase in retained earnings to (Won)2,051 billion as of December 31, 2022 from (Won)1,856 billion as of December 31, 2021 and a 0.2% increase in capital stock to (Won)12,773 billion as of December 31, 2022 from (Won)12,748 billion as of December 31, 2021, the effects of which were offset in part by a change in gains (losses) on debt securities at fair value through other comprehensive income to a loss of (Won)214 billion as of December 31, 2022 from a gain of (Won)18 billion as of December 31, 2021.

2021

We had net income of (Won)548 billion in 2021 compared to (Won)102 billion in 2020. The principal factors for the increase in net income included:

•

a 56% decrease in impairment loss on credit to (Won)368 billion in 2021 from (Won)838 billion in 2020, primarily reflecting a general improvement in asset quality of our loan portfolios as well as our preemptive measures to account for a potential increase in expected impairment loss that could result from a deterioration in the overall asset quality of our loan portfolio due to the COVID-19 pandemic in 2020, which was not repeated in 2021; and

•

a change in net gain (loss) on investments in associates and subsidiaries to a net gain of (Won)11 billion in 2021 from a net loss of (Won)125 billion in 2020, primarily as a result of impairment losses recognized in connection with our investments in Korea Aerospace Industries in 2020, which was not repeated in 2021.

These factors were partially offset by a more than four-fold increase in income tax expense to (Won)199 billion in 2021 from (Won)38 billion in 2020, primarily due to an increase in profit before income tax to (Won)746 billion in 2021 from (Won)140 billion in 2020.

As of December 31, 2021, our total assets increased by 4% to (Won)101,452 billion from (Won)97,590 billion as of December 31, 2020, primarily due to a 6% increase in loans at amortized cost to (Won)77,458 billion as of December 31, 2021 from (Won)73,407 billion as of December 31, 2020 and a 15% increase in financial investments to (Won)12,745 billion as of December 31, 2021 from (Won)11,042 billion as of December 31, 2020, the effects of which were offset in part by a 63% decrease in hedging derivative assets to (Won)562 billion as of December 31, 2021 from (Won)1,500 billion as of December 31, 2020 and a 25% decrease in financial assets at fair value through profit or loss to (Won)2,598 billion as of December 31, 2021 from (Won)3,478 billion as of December 31, 2020.

As of December 31, 2021, our total liabilities increased by 4% to (Won)86,099 billion from (Won)83,121 billion as of December 31, 2020, primarily due to a 5% increase in debentures to (Won)76,486 billion as of December 31, 2021 from (Won)72,642 billion as of December 31, 2020, the effect of which was offset in part by a 24% decrease in other assets to (Won)1,985 billion as of December 31, 2021 from (Won)2,603 billion as of December 31, 2020 and an 8% decrease in borrowings to (Won)5,577 billion as of December 31, 2021 from (Won)6,077 billion as of December 31, 2020.

As of December 31, 2021, our total shareholders’ equity increased by 6% to (Won)15,353 billion from (Won)14,469 billion as of December 31, 2020, primarily due to increases in retained earnings and capital stock.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2022, we provided Loans of (Won)59,110 billion, a decrease of 2% from the previous year, and our commitments of Loans amounted to (Won)65,169 billion, an increase of 8% from the previous year. The decrease in disbursements of Loans was primarily attributable to decreased demand from the automobile industry and the increase in commitments for Loans was primarily attributable to increased demand from the shipbuilding industry.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,				As % of 2022 Total
	2021		2022

	(billions of Won)
Export Credits
Industrial Plants	(Won)	13,480	(Won)	12,080	13%
Shipbuilding		6,517		6,964	8%
Ferrous & nonferrous metal products		2,492		2,753	3%
Petrochemical products		2,732		4,002	4%
Automobiles		2,568		3,116	3%
Electronic machineries		3,326		3,864	4%
Others(1)		7,523		8,839	10%

Sub-total		38,638		41,619	45%

Overseas Investment Credits		32,830		36,405	40%
Import Credits		6,122		8,589	9%
Others(2)		2,399		5,106	6%
Present Value Premium/Discount		6		6	0%

Total Loan Credits	(Won)	79,995	(Won)	91,725	100%

(1)	Includes general machinery, service sector, etc.
(2)	Includes call loans, loans for Inter-bank loans in foreign currency, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,				As % of 2022 Total
	2021		2022

	(billions of Won)
Export Credits
Industrial Plants	(Won)	576	(Won)	1,114	2%
Shipbuilding		3,960		4,776	7%
Ferrous & nonferrous metal products		2,427		2,028	3%
Petrochemical products		4,941		4,822	7%
Automobiles		3,449		3,134	5%
Electronic machineries		4,959		4,024	6%
Others(1)		9,845		11,850	18%

Sub-total		30,158		31,749	49%

Overseas Investment Credits		18,003		22,715	35%
Import Credits		12,198		10,705	16%
Others		0		0	0%

Total	(Won)	60,359	(Won)	65,169	100%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2022, export credits in the amount of (Won)41,619 billion represented 45% of our total outstanding Loan Credits. Our disbursements of export credits in 2022 amounted to (Won)31,731 billion, a decrease of 4% from the previous year, and our new commitments of export credits in 2022 amounted to (Won)31,749 billion, an increase of 5% from the previous year.

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships as well as industrial plants have traditionally had some of the largest shares of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development, or the OECD Arrangement. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2022, overseas investment credits amounted to (Won)36,405 billion, representing 40% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in 2022 amounted to (Won)16,173 billion, a decrease of 4% from the previous year, and our new commitments of overseas investment credits in 2022 amounted to (Won)22,715 billion, an increase of 26% from the previous year.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2022, import credits in the amount of (Won)8,589 billion represented 9% of our total outstanding Loan Credits. Our disbursements of import credits in 2022 amounted to (Won)11,207 billion, an increase of 8% from the previous year, and our new commitments of import credits in 2022 amounted to (Won)10,705 billion, a decrease of 12% from the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2022 increased to (Won)53,388 billion from (Won)40,231 billion as of December 31, 2021. Guarantees we had confirmed as of December 31, 2022 increased to (Won)39,373 billion from (Won)30,069 billion as of December 31, 2021.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2022, we issued project-related confirmed guarantees in the amount of (Won)11,951 billion, an increase of 44% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 36.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund, or the EDCF, to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2022 amounted to (Won)1,218 billion for 112 projects in 39 countries, a decrease of 1% from the previous year. As of December 31, 2022, the total outstanding loans extended by the EDCF was (Won)10,875 billion, an increase of 11% from the previous year.

Inter-Korean Cooperation Fund

In 1991, the Government established the Inter-Korean Cooperation Fund, or the IKCF, to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2022 amounted to (Won)78 billion for 535 projects, and cumulative total disbursements as of December 31, 2022 were (Won)7,185 billion, an increase of 1% from (Won)7,107 billion as of December 31, 2021.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2021 and 2022, categorized by type of exposure extended:

		As of December 31,
		2021			2022

		(billions of Won, except for percentages)
A	Loans in Won	(Won)	24,238	22%	(Won)	28,853	22%
B	Loans in Foreign Currencies		51,613	48%		57,760	45%
C	Loans (A+B)		75,851	70%		86,613	67%
D	Other Loans		4,144	4%		5,112	4%
E	Loan Credits (C+D)		79,995	74%		91,725	71%
F	Allowances for Loan Losses		(2,166)	(2)%		(2,013)	(2)%
G	Loan Credits including allowance for loan losses (E-F)		77,829	72%		89,712	69%
H	Guarantees		30,069	28%		39,373	31%
I	Credit Exposure (G+H)		107,898	100%		129,085	100%

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits as of December 31, 2021 and 2022, categorized by geographic area (1):

	As of December 31,(1)				As % of 2022 Total
	2021		2022

	(billions of Won)
Asia(2)	(Won)	61,373	(Won)	58,376	64%
Europe		9,625		13,347	15%
America		7,288		18,706	20%
Africa		1,708		1,296	1%

Total	(Won)	79,995	(Won)	91,725	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Source: Internal accounting records

Economic Sanctions

The U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers and enforces certain laws and regulations, or U.S. primary sanctions, that prohibit or restrict dealings with or related to certain designated countries and territories, governments, entities and individuals, and entities majority-owned by such parties, that take place within U.S. jurisdiction. U.S. primary sanctions include territorial sanctions that broadly prohibit transactions or dealings with or in designated countries and jurisdictions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); blocking sanctions that generally prohibit transactions or dealings with or involving blocked persons or the property or interests in property of a blocked person; and non-blocking sanctions that prohibit or restrict specific kinds of transactions or dealings, including, for example, dealings in debt or equity issued by certain designated parties after certain dates. For example, Iran currently is and has been subject to U.S. territorial sanctions. In addition, as a result of the ongoing conflict involving Ukraine, the United States, along with the European Union, the United Kingdom, Korea, Singapore and other major jurisdictions, has adopted new, additional and/or enhanced sanctions on Russia. Although U.S. primary sanctions generally are not applicable to non-U.S. persons (although certain U.S. primary sanctions programs do apply to the non-U.S. subsidiaries of U.S. companies), non-U.S. persons can be held liable for violations of U.S. primary sanctions to the extent they participate in prohibited transactions or dealings within U.S. jurisdiction (including, for example, transactions or dealings involving U.S. goods, services or technology, U.S. persons, or U.S. dollar payments that are cleared by U.S. financial institutions). Violations of U.S. primary sanctions can result in substantial civil or, in the case of willful violations, criminal penalties.

In addition to U.S. primary sanctions, the United States has numerous so-called “secondary sanctions” programs that give the U.S. government authority to impose a variety of sanctions, including blocking sanctions, on non-U.S. parties that engage in sanctionable activities, including, for example, certain dealings relating to Iran and Russia or blocked persons, outside of U.S. jurisdiction. The imposition of U.S. secondary sanctions is not automatic, and instead requires specific action by the U.S. government. In practice, U.S. secondary sanctions are highly discretionary and may be strongly influenced by political considerations, and accordingly, are difficult to predict. Our business and reputation could be adversely affected, for example, if the U.S. government were to determine that our activities, or the activities of any of our counterparties, involve sanctionable activity under U.S. secondary sanctions.

In addition, the European Union, the United Kingdom, Korea, Singapore and other major jurisdictions administer and enforce their own sanctions programs that target certain countries and territories, governments, entities and individuals in varying respects that we or certain of our dealings may be subject to.

Furthermore, we are aware, through press reports and other means, of initiatives by certain governmental entities and institutions in the United States, such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with certain sanctioned countries, including Iran. For the reasons discussed below, it is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran and Russia. Such a result could have significant adverse effects on our business or the price of our debt securities.

Our business previously included activities related to Iran consisting solely of the extension of credit and financing provided in connection with the export of Korean goods and services to Iran and the disbursement of Iran-related credits directly to Korean suppliers or exporters. Such activities involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies and Iranian financial institutions that may be subject to U.S. sanctions, including as a result of being indirectly owned or controlled by the Iranian government. These transactions did not involve U.S. persons, were not conducted in U.S. dollars, did not involve any U.S.-origin goods or services or any other U.S. jurisdictional nexus, and such transactions were subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations, including sanctions. We currently have no active dealings related to Iran. We did not have any credit or financing arrangements related to Iran as of December 31, 2020, 2021 and 2022, and did not derive any operating revenue from transactions with, involving, or related to Iran in 2020, 2021 and 2022.

We engage in limited business related to Russia, including dealings with the government of the Russian Federation under a legacy loan arrangement and the extension of credit to two Russian financial institutions that have been designated for U.S. (but not Singaporean) sanctions (one of which has been designated for U.S. blocking sanctions and one of which has been designated for U.S. non-blocking sanctions).

As of December 31, 2022, the government of the Russian Federation owed us approximately US$32 million pursuant to a legacy loan arrangement resulting from a commodity loan we extended to Vnesheconombank, formerly the Bank for Foreign Economic Affairs of the Soviet Union and now the Russian Federation state development corporation, in the early 1990s. The loan was initially guaranteed by the government of the Soviet Union; the guarantee was subsequently assumed by the government of the Russian Federation. Our dealings under the loan arrangement are formally with the Ministry of Finance of the Russian Federation, which has been designated for various sanctions, including U.S. sanctions. As of December 31, 2022, the government of the Russian Federation has paid back approximately 89.3% of the loan. The loan is classified as precautionary in terms of asset quality (based on previous repayment activity and our internal credit rating system). The provisioning level we established for the credit exposure as of December 31, 2022 was 14.4%. Dealings with the government of the Russian Federation under the loan arrangement have historically included payments in U.S. dollars involving U.S. financial institutions. Our dealings under the loan arrangement with the government of the Russian Federation have been conducted at all times in full compliance with applicable sanctions. In February 2022, we paused all dealings (including any payments under the loan arrangement) with the government of the Russian Federation. In December 2022, we accepted a one-time payment of US$10 million from the government of the Russian Federation under the loan arrangement that was specifically authorized by OFAC. Besides that one-time payment, our dealings with the government of the Russian Federation remain paused. We are continuing to evaluate the loan arrangement and will only engage in additional dealings under the loan arrangement with the government of the Russian Federation that are fully compliant with applicable sanctions.

Our arrangements with two Russian financial institutions, which involve the extension of credit and have historically included dealings in U.S. dollars involving U.S. financial institutions, were all in place prior to February 2022. As of December 31, 2022, the two Russian financial institutions owed us approximately US$200 million. The provisioning level we established for that credit exposure as of December 31, 2022 was 80.5%. Our dealings with the Russian financial institutions have been conducted at all times in full compliance with applicable sanctions. In 2022, we paused all dealings with the Russian financial institutions, and such dealings remain paused, meaning we have not engaged in any additional dealings (including any payments under the credit arrangements) with the Russian financial institutions since February 2022 (even if the contemplated transactions would not have been prohibited or restricted by applicable sanctions) and we are currently unable to accept any payments from the Russian financial institutions under the credit arrangements. We are continuing to evaluate these credit arrangements and will only engage in additional dealings with the two relevant Russian financial institutions that are fully compliant with applicable sanctions.

We do not have any other dealings with the government of the Russian Federation, any Russian Federation government stated-owned entities, or any other sanctioned Russian parties.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group, with which requirements we are in compliance with as of the date hereof. However, our large exposure to various business groups in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally. For example, the impact of the COVID-19 pandemic on the Korean economy, the invasion of Ukraine by Russia and ensuing actions taken by the United States and other countries, and rapid increases in policy interest rates globally (including Korea) to combat rising inflationary pressures have had, and may continue to have, an adverse impact on the business, activities and operations of many of our borrowers, including large business groups, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us.

See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” A continued deterioration in the financial condition of our borrowers could result in a deterioration in the quality of our loan portfolio, which in turn could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

As of December 31, 2022, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME, in the amount of (Won)5,407 billion. As of December 31, 2022, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd., in the amount of (Won)4,071 billion and to Hyundai Heavy Industries Co., Ltd., or HHI in the amount of (Won)3,274 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2022(1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total

		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering Co., Ltd.	(Won)	580	(Won)	4,827	(Won)	5,407
2	Samsung Heavy Industries Co., Ltd.		948		3,123		4,071
3	Hyundai Heavy Industries Co., Ltd.		65		3,209		3,274
4	SK hynix Inc.		1,567		0		1,567
5	GS Engineering & Construction Corp.		765		702		1,467

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to (Won)4.2 trillion. In December 2016, in a bid to improve DSME’s capital structure, we exchanged a term loan in the amount of (Won)1 trillion provided by us to DSME for perpetual bonds newly issued by DSME, while The Korea Development Bank engaged in debt-for-equity swaps amounting to (Won)1.8 trillion. In March 2017, we and The Korea Development Bank announced a second joint plan to provide an additional (Won)2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we exchanged a term loan in the amount of (Won)1.28 trillion provided by us to DSME for perpetual bonds issued by DSME and The Korea Development Bank provided additional debt-to-equity swaps of (Won)0.3 trillion in June 2017. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, HHI entered into a definitive agreement with The Korea Development Bank to acquire DSME. In January 2022, however, the European Commission announced that it would not grant approval for such acquisition due to anti-competition concerns for LNG carriers. In December 2022, Hanwha Group entered into a definitive agreement with The Korea Development Bank to acquire a 49.3% equity stake in DSME for approximately (Won)2 trillion, which has since received regulatory approval from all relevant jurisdictions. The acquisition closed in May 2023, upon which DSME became an affiliate of Hanwha Group and changed its name to Hanwha Ocean Co., Ltd.

Asset Quality

The Supervisory Regulation of Banking Business, or the Supervisory Regulation, legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.
Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Doubtful Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Estimated-loss Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, we include such loan in a group of loans with similar credit risk characteristics and assess them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 3(7).”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2021				As of December 31, 2022
	Loan Amount(1)		Loan Loss Reserve(2)(3)		Loan Amount(1)		Loan Loss Reserve(2)(3)

	(billions of Won)
Normal	(Won)	138,298	(Won)	779	(Won)	159,106	(Won)	808
Precautionary		9,667		797		11,754		1,448
Sub-standard		263		140		516		349
Doubtful		1,074		855		848		726
Estimated Loss		621		579		123		100

Total	(Won)	149,923	(Won)	3,151	(Won)	172,347	(Won)	3,432

(1)

These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	Consists of (i) allowance for loan losses, (ii) provisions for confirmed and unconfirmed acceptances and guarantees and (iii) certain financial guarantee contract liabilities.
(3)	These figures include present value discount.

Reserves for Credit Losses

Non-performing assets, or NPAs, are defined as assets that are classified as substandard or below.

The following table sets out our 10 largest non-performing assets as of December 31, 2022:

Borrower	Loans		Guarantees		Total

	(billions of Won)
EGYPTIAN REFINING COMPANY S.A.E.	(Won)	493	(Won)	142	(Won)	635
Acwa Guc Elektrik Isletme Ve Yonetim Sanayi Ve Ticaret Anonim Sirketi		118		47		165
PJSC SOVCOMBANK		127		0		127
CREDIT BANK OF MOSCOW		125		0		125
GAZIANTEP HASTANE SAGLIK HIZMETLERI ISLETME YATIRIM ANONIM SIRKETI		81		34		115
DYNATEC MADAGASCAR S.A.		0		94		94
RECAUDO BOGOTA S.A.S.		22		0		22
SEADRILL FINANCE LIMITED		18		0		18
HYUNJIN MATERIALS CO., LTD.		15		0		15
LEEYOUNG INDUSTRIAL MACHINERY CO., LTD.		11		0		11

Total	(Won)	1,010	(Won)	316	(Won)	1,326

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2022, the amount of our non-performing assets was (Won)1,487 billion, a decrease of 24% from (Won)1,958 billion as of December 31, 2021. As of December 31, 2022, our non-performing asset ratio was 0.9%, compared to 1.3% as of December 31, 2021.

The following table sets forth our reserves for possible credit losses as of December 31, 2021 and 2022:

	As of December 31,
	2021		2022

	(billions of Won, except for percentages)
Loan Loss Reserve (A)(1)	(Won)	3,151	(Won)	3,432
NPA (B)(2)		1,958		1,487
Total Shareholders’ Equity (C)		15,353		15,436
Reserve to NPA (A/B)		161%		231%
Equity at Risk (B-A)/C		—		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees, excluding the regulatory reserve for loans and guarantees.
(2)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records

The following table sets forth our actual loan loss reserve ratios as of December 31, 2021 and 2022:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2021)	Actual Reserve Coverage (as of December 31, 2022)
Normal	0.6%	0.5%
Precautionary	8.2%	12.3%
Substandard	53.3%	67.7%
Doubtful	79.6%	85.6%
Estimated Loss	93.2%	81.8%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Economy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2022, our total investment in securities amounted to (Won)15,300 billion, representing 13% of our total assets. Our securities portfolio consists primarily of financial assets at fair value through other comprehensive income, or FVOCI. Financial assets at FVOCI mainly consist of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation and Korea Land & Housing Corporation).

The following table sets out the composition of our securities as of December 31, 2021 and 2022:

	As of December 31, 2021			As of December 31, 2022
Type of Investment Securities	Amount		%	Amount		%

	(billions of Won, except for percentages)
Financial Assets at FVOCI	(Won)	11,814	83%	(Won)	11,677	76%
Financial Assets at Amortized Cost		931	7		1,687	11
Investments in Associates and Subsidiaries		1,565	11		1,936	13

Total	(Won)	14,310	100%	(Won)	15,300	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2022 and 2021—Notes 3 and 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project-related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2022, we had issued a total amount of (Won)39,373 billion in confirmed guarantees and acceptances, of which (Won)34,071 billion, representing 87% of the total amount, was classified as normal, (Won)4,975 billion, representing 13% of the total amount, was classified as precautionary, and (Won)326 billion, representing 1% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2022, our outstanding loans made at floating rates of interest totaled (Won)61,452 billion, whereas our outstanding borrowings made at floating rates of interest totaled (Won)59,687 billion, including those raised in Australian Dollar, Euro and Brazil Real and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2021						2022
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities

	(billions of Won)
Currency forwards	(Won)	5,872	(Won)	58	(Won)	41	(Won)	96,005	(Won)	256	(Won)	339
Currency swaps		26,113		604		873		30,036		1,127		1,978
Interest rate swaps		47,235		854		514		56,314		904		2,553

Total	(Won)	79,220	(Won)	1,516	(Won)	1,428	(Won)	182,355	(Won)	2,287	(Won)	4,870

As of December 31, 2022, we had entered into 826 currency related derivative contracts with a notional amount of (Won)126,041 billion and had entered into 466 interest rate related derivative contracts with a notional amount of (Won)56,314 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carry on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of (Won)73,072 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2022, an 8% increase compared with the previous year’s (Won)67,611 billion. The total loan repayments, including prepayments by our clients, during 2022 amounted to (Won)55,908 billion, a decrease of 7% from (Won)59,912 billion during 2021.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2022, our outstanding borrowings from the Government amounted to (Won)668 billion. We also issued Won-denominated domestic bonds in the aggregate amounts of (Won)22,370 billion, (Won)17,170 billion and (Won)24,810 billion during 2020, 2021 and 2022, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Philippine Peso, South African Rand, Danish Krone, Swedish Krona, Czech Koruna, Norwegian Krone, British Pound, Canadian Dollar, Japanese Yen and Polish Zloty and have original maturities ranging from one to thirty years.

During 2022, we issued Eurobonds in the aggregate principal amount of US$6,858 million in various types of currencies under our existing medium term notes program, a 30% increase from US$5,280 million in 2021.

These bond issues consisted of offerings of US$2,605 million, HKD 3,211 million, BRL 12,537 million, CNY 2,717 million, AUD 40 million and ZAR 3,500 million. In addition, we issued global bonds during 2022 in the aggregate amount of US$5,500 million under our U.S. shelf registration statement, or the U.S. Shelf Program, compared with US$3,500 million in 2021. As of December 31, 2022, the outstanding amounts of our notes and debentures were US$32,652 million, HKD 9,224 million, BRL 14,178 million, EUR 5,692 million, THB 6,380 million, CHF 1,250 million, AUD 4,224 million, INR 29,304 million, CNY 7,234 million, IDR 10,733,000 million, NZD 174 million, ZAR 6,115 million, NOK 2,250 million, GBP 36 million, CAD 65 million, SEK 250 million, MXN 13,000 million, SGD 67 million, CZK 3,420 million, PEN 275 million, PHP 4,400 million, JPY 52,745 million and PLN 194 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of December 31, 2022, the outstanding amount of such borrowings from foreign financial institutions was US$1,296 million.

Our capital stock has increased from time to time since our establishment. From January 1998 to December 2022, the Government contributed (Won)11,903 billion to our capital. As of December 31, 2022, our total capital stock amounted to (Won)12,773 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 69%, 9% and 22%, respectively, of our capital stock.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our capital stock plus our reserves. As of December 31, 2022, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was (Won)89,962 billion, was equal to 21% of the authorized amount of (Won)433,140 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is part of the operating plan dealing with fund-raising for 2023:

Sources of Fund	(billions of Won)
Capital Contribution		—
Borrowings		49,510
Net Collection of Loans		5,490
Collection of Loans		50,402
Repayment of Debts		(44,912)
Others		—

Total	(Won)	55,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2022:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2023		2024		2025		2026		Thereafter

	(billions of Won)
Won	(Won)	21,520	(Won)	4,260	(Won)	1,230	(Won)	630	(Won)	1,280
Foreign(2)		17,715		12,018		9,590		5,674		12,320

Total Won Equivalent	(Won)	39,235	(Won)	16,278	(Won)	10,820	(Won)	6,304	(Won)	13,600

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2022, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2021 and 2022 were approximately US$3,882 million and US$5,063 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining a sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due.

As of December 31, 2022, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$9,377 million, US$8,368 million and US$4,762 million, respectively. As of December 31, 2022, our total foreign currency liabilities exceeded our total foreign currency assets by US$542 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2018	14,665
2019	15,405
2020	22,805
2021	22,910
2022	28,920

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2022:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)

	(billions)
US$	US$	39.7	US$	39.7
Euro (EUR)	EUR	5.8		6.2
Brazilian real (BRL)	BRL	14.2		2.7
Australian Dollars (AUD)	AUD	5.1		3.6
British Pound (GBP)	GBP	0.0		0.0
Thai Baht (THB)	THB	6.4		0.2
Hong Kong dollar (HKD)	HKD	9.2		1.2
Swiss franc (CHF)	CHF	1.3		1.4
Swedish Krona (SEK)	SEK	0.3		0.0
Indonesian rupiah (IDR)	IDR	10,733.0		0.7
Chinese Yuan (CNY)	CNY	7.2		1.0
Norwegian Krone (NOK)	NOK	2.3		0.2
Mexican Peso (MXN)	MXN	13.0		0.7
New Zealand Dollar (NZD)	NZD	0.2		0.1
Indian Rupee (INR)	INR	29.3		0.4
South African Rand (ZAR)	ZAR	6.1		0.4
Peru Nuevo sol (PEN)	PEN	0.3		0.1
Canadian Dollar (CAD)	CAD	0.1		0.1
Singapore Dollar (SGD)	SGD	0.1		0.0
Czech Koruna (CZK)	CZK	3.4		0.1
Polish Zloty (PLN)	PLN	0.2		0.0
Japanese Yen (JPY)	JPY	52.7		0.4
Philippine Peso (PHP)	PHP	4.4		0.1

			US$	59.1

(1)

Amounts expressed in currencies other than U.S. dollar are converted to U.S. dollar at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2022 or the prevailing market rate on December 31, 2022.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2018	56,594
2019	57,899
2020	54,677
2021	59,144
2022	74,486

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed or made on a partially or fully secured basis. As of December 31, 2022, approximately 7% of our total outstanding loans were guaranteed or made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk

Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations. Recently, in light of the COVID-19 pandemic, rapid increases in policy interest rates globally (including Korea) to combat rising inflationary pressures, as well as the conflict involving Ukraine and Russia and the related economic and trade sanctions and restrictions adopted by the United States, the European Union, the United Kingdom, Korea, Singapore and other major jurisdictions, we have closely monitored foreign currency risks that could result from the depreciation of the Won against major foreign currencies (including the U.S. dollar), which in turn may increase our cost in servicing our foreign currency denominated debt and result in foreign exchange losses.

The Risk Management Department monitors various market indicators related to foreign currency liquidity on a regular basis and has been cooperating with other departments including the Treasury Group to effectively address any potential liquidity risk which may be associated with the conflict involving Ukraine and Russia.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2022 for our Won- and foreign currency-denominated loans was 16 months and 46 months, respectively, and for Won- and foreign currency-denominated liabilities was 15 months and 32 months, respectively.

Our Risk Management Department also monitors and manages various operational risks that we face from time to time. For example, we have been monitoring and managing risks associated with the COVID-19 pandemic, in particular in connection with its impact on our labor productivity, such as disruption in the normal course of our business resulting from the potential contraction of the COVID-19 infection by our employees, which has often necessitated our employees to be quarantined and/or our offices to be temporarily shut down, or disruption resulting from the necessity for social distancing, including implementation of temporary adjustment of work arrangements requiring employees to work remotely.

In managing our risks, we follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to

4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 2.5% in 2022 and 2023, as well as a potential counter-cyclical capital buffer of up to 2.5%, which is determined on a quarterly basis by the Financial Services Commission. Presently, the Financial Services Commission has set the counter-cyclical capital buffer at 0%. However, the Financial Services Commission has announced that it is considering raising such ratio during the second or third quarter of 2023. As of December 31, 2022, our capital adequacy ratio, on a consolidated basis, was 13.4%, a decrease from 14.8% as of December 31, 2021, which was primarily due to an increase in credit exposure.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of December 31, 2021 and 2022:

	As of December 31,
	2021		2022

	(billions of Won, except for percentages)
Tier I	(Won)	15,185	(Won)	15,315
Capital stock (including capital surplus and capital adjustments)		12,615		12,639
Retained Earnings(1)		1,919		2,154
Accumulated other comprehensive income		878		738
Others		2		3
Deductions from Tier I Capital		(229)		(219)
Capital Adjustments		—		—
Deferred Tax Asset		—		—
Others		(229)		(219)
Tier II (General Loan Loss Reserves)		1,788		2,186
Total Capital		16,973		17,501
Risk Adjusted Assets		114,401		130,726
Capital Adequacy Ratios
Tier I common equity		13.3%		11.7%
Tier I		13.3%		11.7%
Tier I and Tier II		14.8%		13.4%

(1)	Net amount after deducting regulatory reserve for loan losses.

Source: Internal accounting records

Overseas Operations

We maintain an international presence through 24 overseas representative offices, which are located in New York City, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Dhaka, Accra, Phnom Penh, Addis Ababa and Colombo.

We also have four wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong, KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City and KEXIM Global (Singapore) Ltd. in Singapore. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2022:

	Principal Place of Business	Type of Business	Book Value		Bank’s Holding

			(billions of Won)		(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	(Won)	138	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking		168	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring		25	85
KEXIM Global (Singapore) Ltd.	Singapore	Commercial Banking		373	100
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending		58	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of five members: the Chairman and President, the Vice Chairman and Chief Operating Officer, the Executive Director and two Non-standing Executive Directors. The Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our President upon the recommendation of the Minister of Economy and Finance. The Minister of Economy and Finance appoints the Vice Chairman and all Executive Directors upon the recommendation of our President. The Minister of Economy and Finance appoints the Auditor. All Board members and the Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and President
Woo-seog Kwon	May 15, 2021	Vice Chairman and Chief Operating Officer
Tae-soo Kim	May 15, 2021	Executive Director
Jaimin Lee	September 18, 2021	Non-standing Executive Director
Tae-ho Yun	September 18, 2021	Non-standing Executive Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Economy and Finance, nominated by the Minister of Economy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry & Energy, nominated by the Minister of Trade, Industry & Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Economy and Finance after consultation with the Minister of Trade, Industry & Energy;

•	executive director of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•	up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our President and appointed by the Minister of Economy and Finance.

The members of the Operations Committee are currently as follows:

Name	Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and President of KEXIM
Seong-Wook Kim	September 16, 2022	Deputy Minister for International Affairs, Ministry of Economy and Finance
Jae Kwon Kang	December 12, 2022	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Wan Ki Kim	March 3, 2023	Deputy Minister for International Trade and Investment, Ministry of Trade, Industry & Energy
Sang-Moon Kim	August 22, 2022	Assistant Minister for Infrastructure Affairs, Ministry of Land, Infrastructure and Transport
Hyun Soo Yoon	August 10, 2022	Director General of Shipping and Logistics Bureau, Ministry of Oceans and Fisheries
Se-Hoon Lee	July 30, 2021	Secretary General, Financial Services Commission
Jong Ryeol Lee	July 20, 2022	Deputy Governor, The Bank of Korea
Ho Hyoung Lee	March 9, 2020	Senior Executive Director, Korea Federation of Banks
Marn Ki Jeong	September 21, 2022	Executive Vice Chairman, Korea International Trade Association
Ho Ill Kim	March 23, 2022	Deputy President, Korea Trade Insurance Corporation
Taeyoon Sung	May 4, 2021	Professor, Yonsei University
Hae Sun Park	February 16, 2022	Professor, Konkuk University

Employees

As of December 31, 2022, we had 1,236 employees, among whom 999 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in October 2022.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
USD	40,000,000	0.81	January 27, 2022	January 27, 2023	*	40,000,000
USD	100,000,000	0.84	January 26, 2022	January 26, 2023	*	100,000,000
USD	50,000,000	USD SOFR ON+0.75	November 3, 2022	November 3, 2025		50,000,000
USD	40,000,000	USD SOFR ON+1.20	October 31, 2022	October 31, 2027		40,000,000
USD	50,000,000	5.24	October 28, 2022	October 28, 2032		50,000,000
USD	50,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		50,000,000
USD	50,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		50,000,000
USD	400,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		400,000,000
USD	50,000,000	USD SOFR ON+0.40	September 21, 2022	September 21, 2024		50,000,000
USD	50,000,000	5.00	September 22, 2022	September 22, 2042		50,000,000
USD	50,000,000	USD SOFR ON+1.03	September 20, 2022	September 20, 2027		50,000,000
USD	50,000,000	4.18	September 20, 2022	November 20, 2023		50,000,000
USD	50,000,000	3.96	September 15, 2022	September 15, 2025		50,000,000
USD	500,000,000	4.50	September 15, 2022	September 15, 2032		500,000,000
USD	1,000,000,000	4.25	September 15, 2022	September 15, 2027		1,000,000,000
USD	1,000,000,000	4.00	September 15, 2022	September 15, 2024		1,000,000,000
USD	50,000,000	USD SOFR Index+0.62	July 22, 2022	July 22, 2024		50,000,000
USD	50,000,000	USD SOFR ON+0.82	July 22, 2022	July 22, 2027		50,000,000
USD	45,000,000	3.67	July 20, 2022	July 20, 2023		45,000,000
USD	50,000,000	USD SOFR ON+0.82	July 21, 2022	July 21, 2027		50,000,000
USD	50,000,000	4.66	July 25, 2022	July 25, 2052		50,000,000
USD	100,000,000	3.44	July 5, 2022	July 5, 2023		100,000,000
USD	50,000,000	3.53	July 5, 2022	July 5, 2023		50,000,000
USD	50,000,000	2.14	March 28, 2022	September 27, 2023		50,000,000
USD	50,000,000	1.88	March 18, 2022	September 18, 2023		50,000,000
USD	40,000,000	1.37	March 7, 2022	March 7, 2023	*	40,000,000
USD	50,000,000	1.74	March 2, 2022	September 2, 2023		50,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027		100,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000
USD	100,000,000	0.82	February 7, 2022	February 7, 2023	*	100,000,000
USD	200,000,000	2.45	February 10, 2022	February 10, 2034		200,000,000
USD	500,000,000	USD SOFR Index+0.25	February 4, 2022	February 4, 2023	*	500,000,000
USD	40,000,000	0.82	January 25, 2022	January 25, 2023	*	40,000,000
USD	700,000,000	1.63	January 18, 2022	January 18, 2027		700,000,000
USD	300,000,000	1.63	January 18, 2022	January 18, 2027		300,000,000
USD	1,000,000,000	2.13	January 18, 2022	January 18, 2032		1,000,000,000
USD	500,000,000	1.25	January 18, 2022	January 18, 2025		500,000,000
USD	500,000,000	1.25	January 18, 2022	January 18, 2025		500,000,000
USD	50,000,000	2.90	October 27, 2021	October 27, 2051		50,000,000
USD	50,000,000	4.37	August 27, 2013	February 27, 2025		50,000,000
USD	300,000,000	1.75	October 19, 2021	October 19, 2028		300,000,000
USD	700,000,000	1.75	October 19, 2021	October 19, 2028		700,000,000
USD	50,000,000	2.80	October 1, 2021	October 2, 2051		50,000,000
USD	40,000,000	2.80	September 16, 2021	September 16, 2051		40,000,000
USD	50,000,000	1.13	September 10, 2021	March 24, 2026		50,000,000
USD	50,000,000	0.92	September 9, 2021	September 9, 2025		50,000,000
USD	20,000,000	3.90	October 30, 2013	October 30, 2023		20,000,000
USD	49,000,000	3.81	October 30, 2013	October 30, 2023		49,000,000
USD	50,000,000	USD SOFR Index+0.25	August 5, 2021	August 5, 2024		50,000,000
USD	45,000,000	3.81	October 30, 2013	October 30, 2023		45,000,000
USD	25,000,000	3.81	October 30, 2013	October 30, 2023		25,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
USD	50,000,000	3.87	November 6, 2013	November 6, 2025		50,000,000
USD	50,000,000	3.66	November 6, 2013	November 6, 2023		50,000,000
USD	20,000,000	3.67	November 6, 2013	November 6, 2023		20,000,000
USD	40,000,000	3.73	November 7, 2013	November 7, 2023		40,000,000
USD	40,000,000	4.00	November 7, 2013	November 7, 2025		40,000,000
USD	20,000,000	3.71	November 7, 2013	November 7, 2023		20,000,000
USD	50,000,000	3.91	November 7, 2013	November 7, 2025		50,000,000
USD	50,000,000	4.03	November 8, 2013	November 8, 2025		50,000,000
USD	30,000,000	4.03	November 8, 2013	November 8, 2025		30,000,000
USD	20,000,000	4.03	November 8, 2013	November 8, 2025		20,000,000
USD	35,000,000	3.79	November 12, 2013	November 12, 2023		35,000,000
USD	50,000,000	3.76	November 8, 2013	November 8, 2023		50,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025		30,000,000
USD	750,000,000	4.00	January 14, 2014	January 14, 2024		750,000,000
USD	50,000,000	USD SOFR Index+0.25	August 5, 2021	August 5, 2024		50,000,000
USD	220,000,000	3.95	January 27, 2014	January 27, 2024		220,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026		50,000,000
USD	50,000,000	4.14	February 3, 2014	February 3, 2026		50,000,000
USD	50,000,000	4.14	February 3, 2014	February 3, 2026		50,000,000
USD	50,000,000	4.06	February 4, 2014	February 4, 2026		50,000,000
USD	50,000,000	4.07	February 4, 2014	February 4, 2026		50,000,000
USD	20,000,000	4.02	February 5, 2014	February 5, 2026		20,000,000
USD	30,000,000	4.00	February 18, 2014	February 18, 2026		30,000,000
USD	30,000,000	4.00	February 13, 2014	February 13, 2026		30,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026		40,000,000
USD	30,000,000	3.30	July 7, 2014	July 7, 2024		30,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026		500,000,000
USD	50,000,000	3.41	October 24, 2014	October 24, 2029		50,000,000
USD	50,000,000	3.41	October 24, 2014	October 24, 2029		50,000,000
USD	50,000,000	3.40	October 29, 2014	October 29, 2029		50,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026		50,000,000
USD	30,000,000	3.46	October 31, 2014	October 31, 2029		30,000,000
USD	50,000,000	3.50	November 6, 2014	November 6, 2029		50,000,000
USD	50,000,000	3.50	November 19, 2014	November 19, 2029		50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029		50,000,000
USD	50,000,000	1.38	July 13, 2021	March 20, 2025		50,000,000
USD	50,000,000	3.50	November 25, 2014	November 26, 2029		50,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026		50,000,000
USD	1,250,000,000	2.88	January 21, 2015	January 21, 2025		1,250,000,000
USD	1,250,000,000	2.88	January 21, 2015	January 21, 2025		1,250,000,000
USD	50,000,000	2.62	February 27, 2015	February 27, 2023	*	50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030		50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030		50,000,000
USD	50,000,000	2.81	March 6, 2015	March 6, 2025		50,000,000
USD	30,000,000	3.04	March 6, 2015	March 6, 2030		30,000,000
USD	30,000,000	3.04	March 6, 2015	March 6, 2030		30,000,000
USD	50,000,000	2.80	March 17, 2015	March 17, 2025		50,000,000
USD	50,000,000	2.85	March 10, 2015	March 10, 2025		50,000,000
USD	40,000,000	3.09	March 10, 2015	March 10, 2030		40,000,000
USD	50,000,000	2.70	April 1, 2015	April 1, 2027		50,000,000
USD	50,000,000	2.41	May 8, 2015	May 8, 2023	*	50,000,000
USD	50,000,000	2.41	May 11, 2015	May 11, 2023	*	50,000,000
USD	50,000,000	2.41	May 12, 2015	May 12, 2023	*	50,000,000
USD	50,000,000	2.55	May 27, 2015	May 27, 2023	*	50,000,000
USD	50,000,000	2.68	May 27, 2015	May 27, 2023	*	50,000,000
USD	50,000,000	2.62	May 28, 2015	May 28, 2023	*	50,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026		400,000,000
USD	30,000,000	3.33	August 4, 2015	August 4, 2027		30,000,000
USD	50,000,000	3.45	August 4, 2015	August 4, 2030		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
USD	50,000,000	3.05	September 1, 2015	September 1, 2025		50,000,000
USD	50,000,000	3.32	September 3, 2015	September 3, 2030		50,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025		1,000,000,000
USD	50,000,000	2.60	February 25, 2016	February 25, 2026		50,000,000
USD	50,000,000	2.60	February 25, 2016	February 25, 2026		50,000,000
USD	1,000,000,000	2.63	May 26, 2016	May 26, 2026		1,000,000,000
USD	1,000,000,000	2.63	May 26, 2016	May 26, 2026		1,000,000,000
USD	50,000,000	2.38	July 1, 2016	July 1, 2026		50,000,000
USD	50,000,000	2.09	July 22, 2016	July 22, 2026		50,000,000
USD	50,000,000	2.21	August 2, 2016	August 2, 2026		50,000,000
USD	50,000,000	3.09	August 2, 2016	August 2, 2031		50,000,000
USD	50,000,000	2.29	August 3, 2016	August 3, 2026		50,000,000
USD	50,000,000	2.29	August 17, 2016	August 17, 2026		50,000,000
USD	30,000,000	2.27	August 16, 2016	August 16, 2026		30,000,000
USD	45,000,000	3.25	August 19, 2016	August 19, 2031		45,000,000
USD	50,000,000	2.01	August 30, 2016	August 30, 2024		50,000,000
USD	700,000,000	2.38	October 21, 2016	April 21, 2027		700,000,000
USD	500,000,000	2.50	June 29, 2021	June 29, 2041		500,000,000
USD	50,000,000	2.74	November 17, 2016	November 17, 2028		50,000,000
USD	750,000,000	1.13	June 29, 2021	December 29, 2026		750,000,000
USD	50,000,000	3.23	December 12, 2016	December 12, 2028		50,000,000
USD	50,000,000	3.20	December 14, 2016	December 14, 2028		50,000,000
USD	750,000,000	0.63	June 29, 2021	June 29, 2024		750,000,000
USD	30,000,000	3.42	January 6, 2017	January 6, 2029		30,000,000
USD	30,000,000	3.42	January 6, 2017	January 6, 2029		30,000,000
USD	50,000,000	2.95	June 10, 2021	June 10, 2051		50,000,000
USD	200,000,000	0.00	May 27, 2021	April 27, 2024		200,000,000
USD	50,000,000	3.25	April 24, 2017	April 24, 2029		50,000,000
USD	50,000,000	3.54	April 24, 2017	April 26, 2032		50,000,000
USD	200,000,000	USD SOFR ON+0.47	May 6, 2021	May 6, 2026		200,000,000
USD	50,000,000	3.58	August 17, 2017	August 17, 2037		50,000,000
USD	50,000,000	3.56	August 18, 2017	August 18, 2037		50,000,000
USD	200,000,000	4.10	October 11, 2017	October 11, 2047		200,000,000
USD	400,000,000	USD SOFR ON+0.32	April 29, 2021	April 29, 2024		400,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	50,000,000	3.55	November 8, 2017	November 8, 2037		50,000,000
USD	50,000,000	3.55	November 8, 2017	November 8, 2037		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 27, 2017	November 27, 2047		50,000,000
USD	50,000,000	3.07	April 16, 2021	April 16, 2051		50,000,000
USD	50,000,000	0.66	April 13, 2021	April 12, 2024		50,000,000
USD	50,000,000	0.62	April 8, 2021	April 8, 2024		50,000,000
USD	300,000,000	1.13	March 24, 2021	March 24, 2026		300,000,000
USD	50,000,000	3.92	February 5, 2018	February 5, 2048		50,000,000
USD	50,000,000	0.39	March 19, 2021	March 19, 2023	*	50,000,000
USD	50,000,000	1.38	March 18, 2021	March 20, 2025		50,000,000
USD	240,000,000	USD SOFR ON+0.30	March 11, 2021	March 11, 2024		240,000,000
USD	50,000,000	0.45	March 15, 2021	March 15, 2024		50,000,000
USD	50,000,000	0.45	March 15, 2021	March 15, 2024		50,000,000
USD	50,000,000	1.38	March 9, 2021	March 20, 2025		50,000,000
USD	500,000,000	0.63	February 9, 2021	February 9, 2026		500,000,000
USD	300,000,000	1.38	February 9, 2021	February 9, 2031		300,000,000
USD	200,000,000	0.63	February 9, 2021	February 9, 2026		200,000,000
USD	500,000,000	0.38	February 9, 2021	February 9, 2024		500,000,000
USD	300,000,000	0.60	November 16, 2020	November 16, 2023		300,000,000
USD	400,000,000	LIBOR 3M+0.74	March 22, 2018	March 22, 2023	*	400,000,000
USD	30,000,000	LIBOR 3M+0.6	March 20, 2018	March 20, 2023	*	30,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
USD	50,000,000	2.60	December 7, 2020	December 7, 2050			50,000,000
USD	50,000,000	2.60	December 7, 2020	December 7, 2050			50,000,000
USD	50,000,000	2.30	December 15, 2020	December 15, 2050			50,000,000
USD	50,000,000	2.40	October 29, 2020	October 29, 2050			50,000,000
USD	700,000,000	0.78	June 1, 2018	June 1, 2023	*		700,000,000
USD	500,000,000	1.25	September 21, 2020	September 21, 2030			500,000,000
USD	400,000,000	0.75	September 21, 2020	September 21, 2025			400,000,000
USD	100,000,000	0.83	August 19, 2020	August 19, 2024			100,000,000
USD	50,000,000	0.00	August 12, 2020	August 12, 2023			50,000,000
USD	100,000,000	1.33	June 5, 2020	June 5, 2025			100,000,000
USD	100,000,000	1.22	June 5, 2020	June 5, 2024			100,000,000
USD	50,000,000	0.00	June 2, 2020	June 2, 2025			50,000,000
USD	700,000,000	0.00	April 27, 2020	April 27, 2023	*		700,000,000
USD	50,000,000	0.00	April 24, 2020	July 24, 2025			50,000,000
USD	425,000,000	1.38	March 20, 2020	March 20, 2025			425,000,000
USD	30,200,000	3.09	November 5, 2018	November 8, 2023			30,200,000
USD	500,000,000	3.63	November 27, 2018	November 27, 2023			500,000,000
USD	500,000,000	1.88	February 12, 2020	February 12, 2025			500,000,000
USD	21,900,000	2.64	February 27, 2019	February 22, 2024			21,900,000
USD	21,200,000	1.30	August 29, 2019	August 28, 2024			21,200,000
USD	500,000,000	2.38	June 25, 2019	June 25, 2024			500,000,000

		Subtotal in Original Currency				USD	32,652,300,000

		Subtotal in Equivalent Amount of Won(1)				(Won)	41,380,259,790,000

HKD	300,000,000	5.48	November 16, 2022	November 16, 2023			300,000,000
HKD	224,000,000	5.18	October 28, 2022	October 28, 2032			224,000,000
HKD	224,000,000	5.18	October 27, 2022	October 27, 2032			224,000,000
HKD	390,000,000	5.00	October 27, 2022	October 27, 2025			390,000,000
HKD	390,000,000	3.66	July 27, 2022	July 27, 2024			390,000,000
HKD	570,000,000	3.45	July 27, 2022	July 27, 2023			570,000,000
HKD	325,000,000	3.12	July 19, 2022	July 19, 2023			325,000,000
HKD	788,000,000	3.18	July 18, 2022	July 18, 2023			788,000,000
HKD	320,000,000	1.00	August 19, 2021	August 19, 2026			320,000,000
HKD	320,000,000	0.98	August 18, 2021	August 18, 2026			320,000,000
HKD	345,000,000	0.90	August 13, 2021	August 13, 2026			345,000,000
HKD	310,000,000	0.97	July 21, 2021	July 21, 2026			310,000,000
HKD	310,000,000	0.70	July 20, 2021	July 20, 2025			310,000,000
HKD	380,000,000	0.27	June 1, 2021	June 1, 2023	*		380,000,000
HKD	1,000,000,000	0.52	April 27, 2021	January 26, 2024			1,000,000,000
HKD	380,000,000	0.50	April 16, 2021	October 16, 2023			380,000,000
HKD	380,000,000	0.50	April 16, 2021	October 16, 2023			380,000,000
HKD	385,000,000	2.22	April 14, 2020	April 14, 2025			385,000,000
HKD	320,000,000	2.34	March 26, 2020	March 26, 2025			320,000,000
HKD	390,000,000	2.05	September 26, 2019	September 26, 2024			390,000,000
HKD	380,000,000	2.08	September 25, 2019	September 25, 2024			380,000,000
HKD	325,000,000	3.13	April 26, 2018	April 26, 2023	*		325,000,000
HKD	235,000,000	2.87	February 27, 2018	February 27, 2023	*		235,000,000
HKD	233,000,000	2.10	November 3, 2016	November 3, 2023			233,000,000

		Subtotal in Original Currency				HKD	9,224,000,000

		Subtotal in Equivalent Amount of Won(2)				(Won)	1,499,361,200,000

MXN	1,000,000,000	10.05	June 24, 2022	April 28, 2025			1,000,000,000
MXN	5,000,000,000	TIIE 28D+0.2	January 26, 2021	January 20, 2026			5,000,000,000
MXN	7,000,000,000	7.93	August 8, 2019	July 30, 2026			7,000,000,000

		Subtotal in Original Currency				MXN	13,000,000,000

		Subtotal in Equivalent Amount of Won(3)				(Won)	846,950,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
BRL	260,500,000	11.80	December 29, 2022	December 20, 2024			260,500,000
BRL	450,000,000	11.77	November 29, 2022	August 29, 2024			450,000,000
BRL	490,000,000	11.90	November 28, 2022	July 29, 2024			490,000,000
BRL	500,000,000	10.50	November 14, 2022	October 15, 2024			500,000,000
BRL	264,500,000	10.54	October 20, 2022	June 27, 2024			264,500,000
BRL	260,000,000	10.50	October 18, 2022	June 27, 2024			260,000,000
BRL	259,000,000	10.79	September 28, 2022	July 30, 2024			259,000,000
BRL	261,500,000	11.48	September 26, 2022	October 30, 2023			261,500,000
BRL	487,000,000	11.07	September 21, 2022	April 19, 2024			487,000,000
BRL	495,000,000	10.86	September 19, 2022	April 29, 2024			495,000,000
BRL	260,500,000	11.56	August 26, 2022	October 26, 2023			260,500,000
BRL	259,000,000	11.50	August 25, 2022	September 26, 2023			259,000,000
BRL	258,500,000	11.46	August 24, 2022	September 26, 2023			258,500,000
BRL	244,500,000	11.97	August 16, 2022	August 16, 2023			244,500,000
BRL	255,500,000	11.71	August 16, 2022	December 20, 2023			255,500,000
BRL	262,500,000	11.18	August 11, 2022	November 13, 2023			262,500,000
BRL	265,000,000	11.42	August 10, 2022	November 10, 2023			265,000,000
BRL	514,000,000	11.74	August 8, 2022	August 8, 2023			514,000,000
BRL	1,634,400,000	12.33	July 27, 2022	July 27, 2023			1,634,400,000
BRL	807,000,000	12.64	July 26, 2022	July 26, 2023			807,000,000
BRL	536,000,000	11.96	July 14, 2022	July 14, 2023			536,000,000
BRL	543,000,000	12.04	July 13, 2022	July 13, 2023			543,000,000
BRL	257,500,000	12.11	June 28, 2022	June 28, 2024			257,500,000
BRL	233,000,000	12.26	April 26, 2022	January 26, 2024			233,000,000
BRL	232,500,000	12.18	April 20, 2022	October 20, 2023			232,500,000
BRL	232,500,000	11.74	April 12, 2022	July 12, 2023			232,500,000
BRL	246,500,000	11.93	March 29, 2022	March 29, 2023	*		246,500,000
BRL	255,500,000	11.21	March 23, 2022	April 3, 2024			255,500,000
BRL	253,500,000	11.35	March 21, 2022	April 2, 2024			253,500,000
BRL	252,000,000	11.21	March 18, 2022	March 18, 2024			252,000,000
BRL	254,000,000	11.07	March 14, 2022	March 14, 2024			254,000,000
BRL	252,500,000	10.92	March 11, 2022	March 11, 2024			252,500,000
BRL	250,000,000	11.09	November 30, 2021	November 30, 2023			250,000,000
BRL	850,000,000	7.15	August 11, 2021	February 3, 2023	*		850,000,000
BRL	1,041,500,000	6.41	July 29, 2021	January 20, 2023	*		1,041,500,000

		Subtotal in Original Currency				BRL	14,178,400,000

		Subtotal in Equivalent Amount of Won(4)				(Won)	3,398,846,048,000

EUR	50,000,000	1.38	November 11, 2022	November 24, 2025			50,000,000
EUR	50,000,000	1.38	November 11, 2022	November 24, 2025			50,000,000
EUR	100,000,000	1.15	August 4, 2022	August 4, 2023			100,000,000
EUR	950,000,000	1.38	May 24, 2022	November 24, 2025			950,000,000
EUR	550,000,000	EURIBOR 3M+1.00	May 24, 2022	May 24, 2024			550,000,000
EUR	45,000,000	2.63	April 25, 2022	April 25, 2052			45,000,000
EUR	850,000,000	0.00	October 19, 2021	October 19, 2024			850,000,000
EUR	500,000,000	0.00	September 21, 2020	September 21, 2023			500,000,000
EUR	700,000,000	0.83	April 27, 2020	April 27, 2025			700,000,000
EUR	150,000,000	0.14	December 16, 2019	December 16, 2024			150,000,000
EUR	750,000,000	0.38	March 26, 2019	March 26, 2024			750,000,000
EUR	20,000,000	1.54	August 23, 2018	August 23, 2028			20,000,000
EUR	30,000,000	1.53	August 13, 2018	August 13, 2028			30,000,000
EUR	25,000,000	1.64	August 6, 2018	August 6, 2030			25,000,000
EUR	25,000,000	1.64	August 6, 2018	August 6, 2030			25,000,000
EUR	750,000,000	0.63	July 11, 2018	July 11, 2023			750,000,000
EUR	30,000,000	3.60	July 19, 2012	July 19, 2027			30,000,000
EUR	117,000,000	3.88	July 12, 2012	July 12, 2032			117,000,000

		Subtotal in Original Currency				EUR	5,692,000,000

		Subtotal in Equivalent Amount of Won(5)				(Won)	7,691,030,400,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
THB	1,580,000,000	1.06	June 9, 2020	June 9, 2025			1,580,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025			500,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025			1,500,000,000
THB	2,800,000,000	4.34	March 11, 2013	March 11, 2023	*		2,800,000,000

		Subtotal in Original Currency				THB	6,380,000,000

		Subtotal in Equivalent Amount of Won(6)				(Won)	233,890,800,000

CHF	150,000,000	0.00	November 27, 2019	May 27, 2025			150,000,000
CHF	300,000,000	0.38	July 11, 2018	July 11, 2024			300,000,000
CHF	150,000,000	0.25	March 6, 2018	March 6, 2023	*		150,000,000
CHF	350,000,000	0.25	March 6, 2018	March 6, 2023	*		350,000,000
CHF	250,000,000	0.17	July 18, 2017	July 18, 2025			250,000,000
CHF	5,000,000	2.10	September 6, 2013	December 30, 2023			5,000,000
CHF	45,000,000	2.10	September 5, 2013	December 30, 2023			45,000,000

		Subtotal in Original Currency				CHF	1,250,000,000

		Subtotal in Equivalent Amount of Won(7)				(Won)	1,716,087,500,000

AUD	40,000,000	5.90	November 4, 2022	November 4, 2037			40,000,000
AUD	250,000,000	BBSW 3M+0.8	July 25, 2022	July 25, 2023			250,000,000
AUD	450,000,000	BBSW 3M+1.0	April 7, 2022	April 7, 2027			450,000,000
AUD	200,000,000	3.55	April 7, 2022	April 7, 2025			200,000,000
AUD	60,000,000	2.70	December 22, 2021	December 22, 2036			60,000,000
AUD	55,000,000	BBSW+0.80	November 22, 2021	November 22, 2031			55,000,000
AUD	65,000,000	2.65	April 7, 2021	April 7, 2036			65,000,000
AUD	200,000,000	1.31	May 29, 2020	May 29, 2023	*		200,000,000
AUD	500,000,000	BBSW 3M+1.07	May 29, 2020	May 29, 2023	*		500,000,000
AUD	208,000,000	3.00	April 14, 2020	April 16, 2035			208,000,000
AUD	142,900,000	2.51	December 6, 2019	December 6, 2049			142,900,000
AUD	400,000,000	BBSW 3M+0.80	October 8, 2019	October 8, 2024			400,000,000
AUD	34,100,000	0.93	August 29, 2019	August 28, 2024			34,100,000
AUD	500,000,000	BBSW 3M+0.85	May 23, 2019	May 23, 2024			500,000,000
AUD	33,800,000	2.20	February 27, 2019	February 22, 2024			33,800,000
AUD	91,800,000	2.60	November 5, 2018	November 8, 2023			91,800,000
AUD	500,000,000	BBSW 3M+0.95	October 30, 2018	October 30, 2023			500,000,000
AUD	40,000,000	3.40	December 8, 2017	December 8, 2024			40,000,000
AUD	60,000,000	3.98	October 10, 2017	October 10, 2027			60,000,000
AUD	100,000,000	4.00	February 14, 2017	June 7, 2027			100,000,000
AUD	50,000,000	4.00	December 15, 2016	June 7, 2027			50,000,000
AUD	200,000,000	4.00	December 7, 2016	June 7, 2027			200,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029			21,000,000
AUD	22,000,000	5.98	August 8, 2013	August 8, 2023			22,000,000

		Subtotal in Original Currency				AUD	4,223,600,000

		Subtotal in Equivalent Amount of Won(8)				(Won)	3,625,580,476,000

INR	16,504,000,000	4.89	August 9, 2021	August 9, 2023			16,504,000,000
INR	3,250,000,000	7.15	April 18, 2018	April 18, 2025			3,250,000,000
INR	3,200,000,000	6.90	March 9, 2018	February 7, 2023	*		3,200,000,000
INR	3,175,000,000	6.90	February 12, 2018	February 7, 2023	*		3,175,000,000
INR	3,175,000,000	6.90	February 7, 2018	February 7, 2023	*		3,175,000,000

		Subtotal in Original Currency				INR	29,304,000,000

		Subtotal in Equivalent Amount of Won(9)				(Won)	448,644,240,000

CNY	320,000,000	3.23	July 8, 2022	July 8, 2023			320,000,000
CNY	270,000,000	3.31	July 5, 2022	July 5, 2023			270,000,000
CNY	600,000,000	3.28	March 21, 2022	March 21, 2023	*		600,000,000
CNY	254,000,000	3.51	March 18, 2022	March 18, 2024			254,000,000
CNY	255,000,000	3.47	March 17, 2022	March 17, 2024			255,000,000
CNY	253,000,000	3.38	March 29, 2022	March 29, 2027			253,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2022
CNY	450,000,000	2.90	March 2, 2022	March 2, 2023	*		450,000,000
CNY	315,000,000	2.95	March 2, 2022	March 2, 2023	*		315,000,000
CNY	300,000,000	2.85	March 25, 2021	March 25, 2024			300,000,000
CNY	1,500,000,000	2.80	March 3, 2021	March 3, 2024			1,500,000,000
CNY	270,000,000	3.05	November 5, 2020	November 5, 2025			270,000,000
CNY	345,000,000	2.65	August 3, 2020	August 3, 2023			345,000,000
CNY	280,000,000	2.60	July 30, 2020	July 30, 2023			280,000,000
CNY	302,000,000	2.60	July 29, 2020	July 29, 2023			302,000,000
CNY	200,000,000	3.58	April 23, 2019	April 23, 2024			200,000,000
CNY	200,000,000	4.14	September 4, 2018	September 4, 2023			200,000,000
CNY	200,000,000	4.77	May 31, 2018	May 31, 2023	*		200,000,000
CNY	500,000,000	4.50	January 27, 2014	January 27, 2024			500,000,000
CNY	300,000,000	4.50	November 6, 2013	November 6, 2023			300,000,000
CNY	120,000,000	4.55	August 23, 2013	August 23, 2023			120,000,000

		Subtotal in Original Currency				CNY	7,234,000,000

		Subtotal in Equivalent Amount of Won(10)				(Won)	1,312,536,960,000

IDR	700,000,000,000	5.10	April 21, 2021	April 21, 2023	*		700,000,000,000
IDR	700,000,000,000	5.75	March 5, 2021	March 5, 2024			700,000,000,000
IDR	705,000,000,000	6.70	December 2, 2019	December 2, 2024			705,000,000,000
IDR	700,000,000,000	6.71	November 25, 2019	November 25, 2024			700,000,000,000
IDR	700,000,000,000	6.65	September 25, 2019	May 15, 2023	*		700,000,000,000
IDR	675,000,000,000	8.00	April 3, 2019	May 15, 2024			675,000,000,000
IDR	700,000,000,000	8.00	February 28, 2019	May 15, 2024			700,000,000,000
IDR	635,000,000,000	7.25	April 19, 2018	December 7, 2024			635,000,000,000
IDR	640,000,000,000	7.25	April 16, 2018	December 7, 2024			640,000,000,000
IDR	645,000,000,000	7.25	March 12, 2018	December 7, 2024			645,000,000,000
IDR	645,000,000,000	7.25	March 7, 2018	December 7, 2024			645,000,000,000
IDR	685,500,000,000	6.50	March 7, 2018	March 7, 2025			685,500,000,000
IDR	677,500,000,000	6.36	February 14, 2018	February 14, 2023	*		677,500,000,000
IDR	625,000,000,000	7.25	February 5, 2018	December 7, 2024			625,000,000,000
IDR	630,000,000,000	7.25	January 19, 2018	December 7, 2024			630,000,000,000
IDR	670,000,000,000	7.25	December 7, 2017	December 7, 2024			670,000,000,000

		Subtotal in Original Currency				IDR	10,733,000,000,000

		Subtotal in Equivalent Amount of Won(11)				(Won)	86,829,970,000,000

PEN	102,000,000	4.15	December 10, 2019	December 10, 2024			102,000,000
PEN	105,000,000	4.14	November 21, 2019	November 21, 2024			105,000,000
PEN	13,600,000	7.15	November 4, 2011	November 4, 2041			13,600,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041			54,500,000

		Subtotal in Original Currency				PEN	275,100,000

		Subtotal in Equivalent Amount of Won(12)				(Won)	92,048,460,000

NZD	60,000,000	3.09	November 24, 2021	November 24, 2026			60,000,000
NZD	60,000,000	2.62	September 15, 2021	September 15, 2031			60,000,000
NZD	54,000,000	2.65	June 8, 2021	June 8, 2031			54,000,000

		Subtotal in Original Currency				NZD	174,000,000

		Subtotal in Equivalent Amount of Won(13)				(Won)	139,936,020,000

ZAR	1,500,000,000	6.11	March 22, 2022	March 22, 2023	*		1,500,000,000
ZAR	2,000,000,000	5.82	March 14, 2022	March 14, 2023	*		2,000,000,000
ZAR	715,000,000	8.05	September 28, 2021	September 28, 2031			715,000,000
ZAR	600,000,000	8.20	March 19, 2020	March 19, 2030			600,000,000
ZAR	600,000,000	8.43	November 27, 2019	November 27, 2026			600,000,000
ZAR	700,000,000	8.50	May 28, 2019	May 28, 2025			700,000,000

		Subtotal in Original Currency				ZAR	6,115,000,000

		Subtotal in Equivalent Amount of Won(14)				(Won)	457,585,450,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2022
CAD	65,000,000	3.16	February 16, 2017	February 16, 2032		65,000,000

		Subtotal in Original Currency			CAD	65,000,000

		Subtotal in Equivalent Amount of Won(15)			(Won)	60,799,700,000

GBP	36,000,000	1.93	March 7, 2022	March 7, 2029		36,000,000

		Subtotal in Original Currency			GBP	36,000,000

		Subtotal in Equivalent Amount of Won(16)			(Won)	54,996,120,000

NOK	300,000,000	4.51	September 13, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.51	September 12, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.51	September 11, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.51	September 10, 2013	September 11, 2023		300,000,000
NOK	300,000,000	4.51	September 9, 2013	September 11, 2023		300,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025		250,000,000

		Subtotal in Original Currency			NOK	2,250,000,000

		Subtotal in Equivalent Amount of Won(17)			(Won)	288,270,000,000

SEK	250,000,000	1.28	December 11, 2017	December 11, 2024		250,000,000

		Subtotal in Original Currency			SEK	250,000,000

		Subtotal in Equivalent Amount of Won(18)			(Won)	30,292,500,000

CZK	1,140,000,000	1.54	November 14, 2019	November 14, 2024		1,140,000,000
CZK	1,140,000,000	1.52	November 6, 2019	November 6, 2024		1,140,000,000
CZK	1,140,000,000	1.55	November 6, 2019	November 6, 2024		1,140,000,000

		Subtotal in Original Currency			CZK	3,420,000,000

		Subtotal in Equivalent Amount of Won(19)			(Won)	191,007,000,000

PLN	194,000,000	2.12	October 25, 2019	October 25, 2024		194,000,000

		Subtotal in Original Currency			PLN	194,000,000

		Subtotal in Equivalent Amount of Won(20)			(Won)	56,007,800,000

PHP	2,000,000,000	3.15	December 1, 2021	December 1, 2023		2,000,000,000
PHP	2,000,000,000	3.70	March 23, 2021	March 23, 2026		2,400,000,000

		Subtotal in Original Currency			PHP	4,400,000,000

		Subtotal in Equivalent Amount of Won(21)			(Won)	99,880,000,000

SGD	67,000,000	3.70	July 19, 2022	July 19, 2023		67,000,000

		Subtotal in Original Currency			SGD	67,000,000

		Subtotal in Equivalent Amount of Won(22)			(Won)	63,188,370,000

JPY	7,320,000,000	0.42	November 7, 2022	November 7, 2025		7,320,000,000
JPY	7,300,000,000	0.43	November 4, 2022	November 4, 2025		7,300,000,000
JPY	7,150,000,000	0.26	September 15, 2022	September 15, 2025		7,150,000,000
JPY	10,000,000,000	0.00	September 15, 2022	September 15, 2023		10,000,000,000
JPY	7,000,000,000	0.26	September 14, 2022	September 14, 2025		7,000,000,000
JPY	7,000,000,000	0.27	September 13, 2022	September 13, 2025		7,000,000,000
JPY	6,975,000,000	0.25	September 8, 2022	September 8, 2025		6,975,000,000

		Subtotal in Original Currency			JPY	52,745,000,000

		Subtotal in Equivalent Amount of Won(23)			(Won)	50,275,479,100,000

	Total External Bonds of the Bank in Equivalent Amount of Won				(Won)	200,792,647,934,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,267.30, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 162.55, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 65.15, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 239.72, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,351.20, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.
(6)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 36.66, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(7)

Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,372.87, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(8)

Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 858.41, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 15.31, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(10)	Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 181.44, the prevailing market rate on December 31, 2022.
(11)

Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 8.09, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(12)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 334.60, the prevailing market rate on December 31, 2022.
(13)

New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 804.23, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(14)

South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 74.83, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 935.38, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(16)

Great Britain Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,527.67, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(17)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 128.12, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(18)

Swedish Krona amounts are converted to Won amounts at the rate of SEK 1.00 to Won 121.17, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(19)

Czech Koruna amounts are converted to Won amounts at the rate of CZK 1.00 to Won 55.85, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(20)

Polish Zloty amounts are converted to Won amounts at the rate of PLN 1.00 to Won 288.70, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(21)

Philippine Peso amounts are converted to Won amounts at the rate of PHP 1.00 to Won 22.70, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(22)

Singaporean Dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 943.11, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(23)

Japanese Yen amounts are converted to Won amounts at the rate of JPY 1.00 to Won 953.18, the market average exchange rate in effect on December 31, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2022(1)
		(%)			(millions of Won)
MUFG	Borrowings from MUFG	LIBOR 3M+0.09 3M Term SOFR +0.69	2022 2022	2023 2024		380,190 380,190
Bookook Securities	Borrowings from Bookook	3M Term SOFR+0.78	2022	2027		506,920
HSBC	Borrowings from HSBC	3M Term SOFR +0.59	2022	2025		126,730
ANZ	Borrowings from ANZ	BBSY 3M+0.74 BBSY 3M+0.89	2022 2022	2024 2025		111,593 643,808

Long-term Borrowings from Foreign Financial Institution					(Won)	2,149,431
Compulsory Loan		LIBOR 3M + 0.64 ~ 0.78	2014	2024	(Won)	667,867
Foreign Currency CP		-2.7 ~ 0.74	2022	2022	(Won)	6,072,421
Others (including foreign banks and Credit Support Annexes)					(Won)	539,749

Total External Borrowings of the Bank					(Won)	9,429,467

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2022 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(millions of Won)
Bonds
Short-term Won-denominated domestic bonds	0.75~1.72	2021	2022	(Won)	15,320,000
Long-term Won-denominated domestic bonds	0.76~4.70	2015~2021	2022~2041		13,600,000

Total Bonds	0.75~4.70	2015~2021	2022~2041		28,920,000

Total Internal Debt				(Won)	28,920,000

Financial Statements and the Auditors

The Minister of Economy and Finance appoints our internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present internal Auditor is Kim, Jong-cheol, who was appointed for a three-year term on January 25, 2021.

We prepare our financial statements annually for submission to the Minister of Economy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is KPMG Samjong Accounting Corp., located at 27th Floor, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, 06236, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2022 and 2021 included in this prospectus.

Our separate financial statements and information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2022 and 2021—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

Independent Auditors’ Report

The Board of Directors and Shareholders of

The Export-Import Bank of Korea:

Opinion

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”), which comprise the separate statements of financial position as of December 31, 2022 and 2021, the separate statements of comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising significant accounting policies and other explanatory information.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2022 and 2021, and its separate financial performance and its separate cash flows for the years then ended in accordance with Korean International Financial Reporting Standards (“K-IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing (KSAs). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Separate Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements that are relevant to our audit of the separate financial statements in the Republic of Korea, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Matter

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with K-IFRS, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Separate Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with KSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with KSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.

•

Evaluate the appropriateness of accounting policies used in the preparation of the separate financial statements and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the separate financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 31, 2023

This report is effective as of March 31, 2023, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2022 AND 2021

	December 31, 2022		December 31, 2021

	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	(Won)	9,931,012	(Won)	4,462,685
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,172,754		2,598,204
Hedging derivative assets (Notes 4, 5 and 20)		329,210		561,911
Loans at amortized cost (Notes 4, 5, 10 and 37)		89,300,057		77,458,119
Financial investments (Notes 4, 5 and 9)		13,363,826		12,745,359
Investments in associates and subsidiaries (Note 11)		1,935,869		1,565,153
Tangible assets, net (Note 12)		273,003		270,367
Intangible assets, net (Note 13)		42,813		34,452
Deferred tax assets (Note 34)		867,269		875,099
Retirement benefit assets, net (Note 18)		45,142		13,605
Other assets (Notes 4, 5, 14 and 37)		1,808,995		866,698

	(Won)	122,069,950	(Won)	101,451,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	(Won)	2,513,487	(Won)	768,115
Hedging derivative liabilities (Notes 4, 5 and 20)		2,356,908		661,057
Borrowings (Notes 4, 5 and 15)		10,112,740		5,576,909
Debentures (Notes 4, 5 and 16)		87,791,623		76,486,053
Provisions (Note 17)		1,092,435		621,467
Other liabilities (Notes 4, 5, 19 and 37)		2,767,208		1,985,120

		106,634,401		86,098,721

STOCKHOLDERS’ EQUITY:
Capital stock (Note 1 and 21)		12,773,254		12,748,254
Capital adjustments		(133,840)		(133,716)
Other components of equity (Notes 20 and 22)		744,756		882,669
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of December 31, 2022 and 2021: (Won)239,710 million and (Won)149,219 million)		2,051,379		1,855,724

		15,435,549		15,352,931

	(Won)	122,069,950	(Won)	101,451,652

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022		2021

	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	(Won)	3,070,500	(Won)	1,745,510
Interest expenses		(2,118,108)		(841,107)

		952,392		904,403

Net commission income (Notes 25 and 37):
Commission income		362,932		309,947
Commission expenses		(26,194)		(21,105)

		336,738		288,842

Dividend income (Note 26)		60,627		49,889
Net gain (loss) on financial assets at FVTPL (Note 27)		(305,507)		126,987
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		(3,223,739)		(1,556,271)
Net gain (loss) on financial investments (Note 29)		(47)		3,381
Net gain (loss) on foreign exchange transaction		514,938		355,702
Net other operating income (expenses) (Note 30)		3,173,480		1,191,183
Reversal of (Additional) impairment loss on credit (Note 31 and 37)		(677,995)		(368,469)
General and administrative expenses (Note 32)		(261,423)		(252,846)

Total operating income		569,464		742,801

NON-OPERATING INCOME (Note 33):
Net gain (loss) on investments in associates and subsidiaries		5,545		10,931
Net other non-operating income (expenses)		(4,143)		(7,608)

		1,402		3,323

PROFIT BEFORE INCOME TAX		570,866		746,124
INCOME TAX EXPENSES (Note 34)		(183,955)		(198,585)

PROFIT FOR THE YEAR		386,911		547,539

(Profit for the year adjusted for regulatory reserve for loan losses for the years ended December 31, 2022 and 2021: (Won)351,001 million and (Won)457,048 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE YEAR (Note 22)
Items not reclassified subsequently to profit or loss:
Net gain (loss) on equity securities at FVOCI		37,176		91,968
Remeasurement of net defined benefit liabilities		23,879		9,248
Income tax effect		(2,878)		(24,495)
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		(302,298)		(442)
Net gain (loss) on valuation of cash flow hedge		46,612		3,913
Income tax effect		59,596		(840)

		(137,913)		79,352

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	(Won)	248,998	(Won)	626,891

See accompanying notes to separate financial statements

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

					Other components of equity
	Capital stock		Capital adjustments		Gain (loss) on valuation of financial assets at FVOCI		Gain (loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total

	(Korean won in millions)
January 1, 2021	(Won)	12,449,456	(Won)	(132,271)	(Won)	853,563	(Won)	3	(Won)	11,855	(Won)	(62,104)	(Won)	1,348,944	(Won)	14,469,446
Payment of dividends		—		—		—		—		—		—		(40,759)		(40,759)
Paid-in Capital Increase		298,798		(1,445)		—		—		—		—		—		297,353
Total comprehensive Income																626,891
Profit for the year		—		—		—		—		—		—		547,539		547,539
Other comprehensive income (loss):																79,352
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		77,213		—		—		—		—		77,213
Net loss on valuation of cash flow hedge, net of tax		—		—		—		2,965		—		—		—		2,965
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		7,010		—		—		7,010
Net loss on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		(7,836)		—		(7,836)

December 31, 2021	(Won)	12,748,254	(Won)	(133,716)	(Won)	930,776	(Won)	2,968	(Won)	18,865	(Won)	(69,940)	(Won)	1,855,724	(Won)	15,352,931

January 1, 2022	(Won)	12,748,254	(Won)	(133,716)	(Won)	930,776	(Won)	2,968	(Won)	18,865	(Won)	(69,940)	(Won)	1,855,724	(Won)	15,352,931
Payment of dividends		—		—		—		—		—		—		(191,256)		(191,256)
Paid-in Capital Increase		25,000		(124)		—		—		—		—		—		24,876
Total comprehensive Income																248,998
Profit for the year		—		—		—		—		—		—		386,911		386,911
Other comprehensive income (loss):																(137,913)
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		(268,456)		—		—		—		—		(268,456)
Net loss on valuation of cash flow hedge, net of tax		—		—		—		35,837		—		—		—		35,837
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		18,589		—		—		18,589
Net loss on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		76,117		—		76,117

December 31, 2022	(Won)	12,773,254	(Won)	(133,840)	(Won)	662,320	(Won)	38,805	(Won)	37,454	(Won)	6,177	(Won)	2,051,379	(Won)	15,435,549

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022		2021

	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the year	(Won)	386,911	(Won)	547,539

Adjustments for:
Income tax expense		183,954		198,585
Interest income		(3,070,500)		(1,745,510)
Interest expenses		2,118,108		841,107
Dividend and distribution income		(80,566)		(65,705)
Dividend received from subsidiaries and associates		(5,545)		(10,931)
Loss on financial assets at FVTPL		16,362		12,951
Loss on financial assets at FVOCI		144		—
Transfer to derivatives’ credit risk provision		5,982		13,863
Loss on foreign exchange transactions		1,922,433		1,020,030
Impairment loss on credit		677,995		368,469
Loss on fair value hedged items		273,771		10,284
Depreciation and amortization		18,674		17,814
Loss on disposals of tangible, intangible and other assets		3		51
Loss on valuation of derivative assets for trading		2,330,999		996,182
Loss on valuation of derivative assets for hedging		2,324,297		1,248,226
Increase in other provisions		60		—
Retirement benefits		11,064		20,940
Gain on financial assets at FVTPL		(36,319)		(19,351)
Gain on financial assets at FVOCI		(97)		(3,381)
Reversal of derivatives’ credit risk provision		(17,165)		(11,958)
Gain on foreign exchange transactions		(2,437,371)		(1,376,405)
Gain on fair value hedged items		(3,439,246)		(1,242,036)
Gain on valuation of derivative assets for trading		(1,567,207)		(856,142)
Gain on valuation of derivative assets for hedging		(297,788)		(32,458)
Gain on disposals of tangible, intangible and other assets		(86)		(119)

		(1,068,044)		(615,494)

Changes in operating assets and liabilities:
Due from financial institutions		(3,865,143)		(352,285)
Financial assets and liabilities at FVTPL		(533,003)		774,772
Hedging derivative net assets		(79,832)		(31,913)
Loans at amortized cost		(8,988,823)		(55,232)
Other assets		(935,202)		(18,940)
Provisions		40,231		(399,031)
Payment of retirement benefits		(18,721)		(20,497)
Other liabilities		377,869		(624,198)

		(14,002,624)		(727,324)

Payment of income tax		(10,322)		(1,560)
Interest received		2,781,824		1,675,762
Interest paid		(1,621,718)		(698,358)
Dividend received		86,111		76,636

Net cash provided by (used in) operating activities		(13,447,862)		257,201

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022		2021

	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments	(Won)	1,539,545	(Won)	1,292,634
Disposal of investments in associates and subsidiaries		2,981		—
Disposal of tangible assets		161		44
Acquisition of financial investments		(1,977,923)		(2,350,334)
Acquisition of investments in associates and subsidiaries		(373,697)		(26,461)
Acquisition of tangible assets		(11,783)		(14,021)
Acquisition of intangible assets		(17,966)		(17,128)

Net cash used in investing activities		(838,682)		(1,115,266)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in call money		—		774,120
Proceeds from borrowings		11,683,576		3,521,006
Proceeds from debentures		20,853,080		15,724,020
Paid-in capital increase		25,000		298,798
Increase in deposits		2		192
Decrease in call money		(752,829)		—
Repayment of borrowings		(6,700,287)		(5,300,930)
Repayment of debentures		(9,245,611)		(14,138,292)
Expense related to paid-in capital increases		(124)		(1,445)
Payment of dividends		(191,255)		(40,759)
Decrease in deposits		(2)		—

Net cash provided by financing activities		15,671,550		836,710

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		1,385,006		(21,355)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR		3,146,957		3,071,235
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		249,994		97,077

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 7 and 35)	(Won)	4,781,957	(Won)	3,146,957

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

1.	GENERAL:

(1)	Summary of The Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2022, the Bank operates a head office in Seoul, a domestic subsidiary, ten domestic branches, three domestic offices, five overseas subsidiaries and twenty-four overseas offices.

The Bank’s authorized capital is (Won)15,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is (Won)12,773,254 million as of December 31, 2022. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 68.80%, 9.12%, and 22.08%, respectively, of the ownership of the Bank as of December 31, 2022.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. These funds are accounted for separately and are not included in the Bank’s separate financial statements. The Bank receives fees from the Government for the trustee services.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of December 31, 2022 and 2021 are as follows:

(December 31, 2022)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2022
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2022
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2022
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2022
KEXIM Global(Singapore) Ltd	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2022
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2022

(*1)	This entity does not issue share certificates.

(December 31, 2021)

Subsidiaries	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2021
KEXIM Vietnam Leasing Co. (*1)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2021
PT.KOEXIM Mandiri Finance	Indonesia	IDR	52,000mil.	Finance	442	85.00	Dec. 31, 2021
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2021
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2021

(*1)	This entity does not issue share certificates.

2)	Associates of the Bank as of December 31, 2022 and 2021 are as follows:

(December 31, 2022)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,149mil.	Financial service	171,400,000	14.92	Dec. 31, 2022
KTB Newlake Global Healthcare PEF	Korea	KRW	21,930mil.	Financial service	5,481,550,532	25.00	Dec. 31, 2022
Korea AerospaceIndustries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2022
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2022
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	5,225mil.	Financial service	1,187,500,000	22.73	Dec. 31, 2022

(December 31, 2021)

Associates	Location	Capital stock		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
Credit Guarantee and Investment Fund	Philippines	USD	1,137mil.	Financial service	171,400,000	15.07	Dec. 31, 2021
KTB Newlake Global Healthcare PEF	Korea	KRW	33,850mil.	Financial service	8,462,558,125	25.00	Dec. 31, 2021
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2021
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	KRW	541,453mil.	Shipbuilding	—	—	Dec. 31, 2021

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Financial Statement Presentation

The Bank’s separate financial statements are prepared under Korean International Financial Reporting Standards (“K-IFRS”).

The Bank’s financial statements are separate financial statements in accordance with K-IFRS No. 1027 ‘Separate Financial Statements’.

(2)	Basis of measurement

The separate financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial assets measured at fair value through profit or loss

•	Financial assets measured at fair value through other comprehensive income

•	Financial assets and liabilities designated as hedged items in a fair value hedge accounting of which changes in fair value attributable to the hedged risk are recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

(3)	Functional and presentation currency

These separate financial statements are presented in Korean won, which is the currency of the primary economic environment in which the Bank operates.

(4)	Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies and certain critical accounting estimates and assumptions may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate may differ from the actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

1)	Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments that are not actively traded in the market and with less transparent market price, will have less objective fair value and will require judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

2)	Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank recognizes credit loss allowance for expected credit losses on debt instruments, loans and receivables that are measured at amortized cost, loan commitments and financial guarantee contracts in accordance with K-IFRS No. 1109 ‘Financial Instruments’. The allowance is determined by techniques, assumptions and input variables used by the Bank to measure expected future cash flows of individual financial instruments and to measure expected credit losses in a collective manner.

3)	Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

4)	Income taxes

The Bank has recognized current and deferred taxes that reflect tax consequences based on the best estimates in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. However, actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities, and this difference can affect current and deferred tax at the period when the final tax effect is determined.

5)	Hedging relationship

The Bank expects a high hedge effectiveness throughout the hedging period in designating the hedging relationship and it is probable that the hedged transaction will be highly probable in the cash flow hedge.

(5)	Changes in Accounting Policies

The Bank has adopted the same accounting policies that applied to the separate financial statements as of and for the year ended December 31, 2021, except for the application of the amended standards first effective from January 1, 2022, which are explained below.

1)	Amendments to K-IFRS No.1116 Leases – COVID-19-Related Rent Concessions, etc. beyond June 30, 2021

The application of the practical expedient, a lessee may elect not to assess whether a rent concession occurring as a direct consequence of the COVID-19 pandemic is a lease modification, is extended to lease payments originally due on or before June 30, 2022. A lessee shall apply the practical expedient consistently to eligible contracts with similar characteristics and in similar circumstances. The amendments should be applied for annual reporting periods beginning on or after April 1, 2021, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1016 Property, Plant and Equipment – Proceeds Before Intended Use

The amendments prohibit an entity from deducting from the cost of an item of property, plant and equipment any proceeds from selling items produced while the entity is preparing the asset for its intended use. Instead, the entity will recognize the proceeds from selling such items, and the costs of producing those items, as profit or loss. The amendments should be applied for annual reporting periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1103 Business Combination – Reference to the Conceptual Framework

The amendments update a reference of definition of assets and liabilities to qualify for recognition in revised Conceptual Framework for Financial Reporting. However, the amendments add an exception for the recognition of liabilities and contingent liabilities within the scope of K-IFRS No.1037 Provisions, Contingent Liabilities and Contingent Assets, and K-IFRS No.2121 Levies. The amendments also confirm that contingent assets should not be recognized at the acquisition date. The amendments should be applied for annual reporting periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1037 Provisions, Contingent liabilities and Contingent assets – Onerous Contracts: Cost of Fulfilling a Contract

The amendments clarify that the direct costs of fulfilling a contract include both the incremental costs of fulfilling the contract and an allocation of other costs directly related to fulfilling contracts when assessing whether the contract is onerous. The amendments should be applied for annual reporting periods beginning on or after January 1, 2022, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1)	General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below.

(2)	Investments in subsidiaries and associates

The accompanying separate financial statements have been prepared on a stand-alone basis in accordance with K-IFRS No.1027, ‘Separate Financial Statements’. The Bank’s investments in subsidiaries and associates are recorded at cost in accordance with K-IFRS No.1027. Dividend received from its subsidiaries and associates is recognized in profit or loss when the Bank is entitled to receive the dividend.

(3)	Foreign Currency

1)	Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2)	Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus, they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(4)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short-term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5)	Non-derivative Financial Assets

Financial assets are recognized when the Bank becomes a party to the contractual provisions of the instrument. In addition, a regular way purchase or sale (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by regulation or convention in the market concerned) is recognized on the trade date.

A financial asset is measured initially at its fair value plus, for an item not at Fair Value Through Profit or Loss (“FVTPL”), transaction costs that are directly attributable to its acquisition of the financial asset. Transaction costs on the financial assets at FVTPL that are directly attributable to the acquisition are recognized in profit or loss as incurred.

1)	Financial assets designated at FVTPL

Financial assets can be irrevocably designated as measured at FVTPL despite of classification standards stated below, if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise from measuring assets or liabilities or recognizing the gains or losses on them on different bases.

2)	Equity instruments

For the equity instruments that are not held for trading, at initial recognition, the Bank may make an irrevocable election to present subsequent changes in fair value in other comprehensive income. Equity instruments that are not classified as financial assets at Fair Value through Other Comprehensive Income (“FVOCI”) are classified as financial assets at FVTPL.

The Bank subsequently measures all equity investments at fair value. Valuation gains or losses of the equity instruments that are classified as financial assets at FVOCI previously recognized as other comprehensive income is not reclassified as profit or loss on derecognition. The Bank recognizes dividends in profit or loss when the Bank’s right to receive payments of the dividend is established.

Valuation gains or losses due to changes in fair value of the financial assets at FVTPL are recognized as gains or losses on financial assets at FVTPL. Impairment loss (reversal) on equity instruments at FVOCI is not recognized separately.

3)	Debt instruments

Subsequent measurement of debt instruments depends on the Bank’s business model in which the asset is managed and the contractual cash flow characteristics of the asset. Debt instruments are classified as financial assets at amortized cost, at FVOCI, or at FVTPL. Debt instruments are reclassified only when the Bank’s business model changes.

①	Financial assets at amortized cost

Assets that are held within a business model whose objective is to hold assets to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Impairment losses, and gains or losses on derecognition of the financial assets at amortized cost are recognized in profit or loss. Interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income.

②	Financial assets at FVOCI

Assets that are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Other than impairment losses, interest income amortized using effective interest method and foreign exchange differences, gains or losses of the financial assets at FVOCI are recognized as other comprehensive income in equity. On derecognition, gains or losses accumulated in other comprehensive income are reclassified to profit or loss. The interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income. Foreign exchange differences and impairment losses are included in the ‘Net foreign currency transaction gain’ and ‘Impairment loss on credit’ in the separate statement of comprehensive income, respectively.

③	Financial assets at FVTPL

Debt securities other than financial assets at amortized costs or FVOCI are classified at FVTPL. Unless hedge accounting is applied, gains or losses from financial assets at FVTPL are recognized as profit or loss and are included in ‘Net gain on financial assets at fair value through profit or loss’ in the separate statement of comprehensive income.

4)	Embedded derivatives

Financial assets with embedded derivatives are classified regarding the entire hybrid contract, and the embedded derivatives are not separately recognized. The entire hybrid contract is considered when it is determined whether the contractual cash flows represent solely payments of principal and interest.

5)	Derecognition of financial assets

The Bank derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as a separate asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

6)	Offsetting

Financial assets and financial liabilities are offset and the net amount is presented in the separate statement of financial position only when the Bank currently has a legally enforceable right to set off the recognized amounts, and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(6)	Derivative Financial Instruments

Derivatives are initially recognized at fair value. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below.

1)	Hedge accounting

The Bank holds forward exchange contracts, interest rate swaps, currency swaps and other derivative contracts to manage interest rate risk and foreign exchange risk. The Bank designated derivatives as hedging instruments to hedge the risk of changes in the fair value of assets, liabilities or firm commitments (a fair value hedge) and foreign currency risk of highly probable forecasted transactions or firm commitments (a cash flow hedge).

On initial designation of the hedge, the Bank formally documents the relationship between the hedging instrument(s) and hedged item(s), including the risk management objectives and strategy in undertaking the hedge transaction, together with the methods that will be used to assess the effectiveness of the hedging relationship.

①	Fair value hedge

Changes in the fair value of a derivative hedging instrument designated as a fair value hedge are recognized in profit or loss. The gain or loss from remeasuring the hedging instrument at fair value for a derivative hedging instrument and the gain or loss on the hedged item attributable to the hedged risk are recognized in profit or loss in the same line item of the separate statement of comprehensive income.

The Bank discontinues fair value hedge accounting if the hedging instrument expires or is sold, terminated or exercised, or if the hedge no longer meets the criteria. Any adjustment arising from G/L on the hedged item attributable to the hedged risk is amortized to profit or loss from the date the hedge accounting is discontinued.

②	Cash flow hedge

When a derivative is designated to hedge the variability in cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income, net of tax, and presented in the hedging reserve in equity. Any ineffective portion of changes in the fair value of the derivative is recognized immediately in profit or loss.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated, exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. The cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified to profit or loss in the periods during which the forecasted transaction occurs. If the forecasted transaction is no longer expected to occur, then the balance in other comprehensive income is recognized immediately in profit or loss.

③	Net investment hedge

The portion of the change in fair value of a financial instrument designated as a hedging instrument that meets the requirements for hedge accounting for a net investment in a foreign operation is recognized in other comprehensive income and the ineffective portion of the hedge is recognized in profit or loss. The portion recognized as other comprehensive income that is effective as a hedge is recognized in the statement of comprehensive income as a result of reclassification adjustments in accordance with K-IFRS No. 1021, ‘Effect of Changes in Foreign Exchange Rates’ at the time of disposing of its overseas operations or disposing of a portion of its overseas operations to profit or loss.

2)	Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in profit or loss.

3)	Unobservable valuation differences at initial recognition

Any difference between the fair value of over the counter derivatives at initial recognition and the amount that would be determined at that date using a valuation technique in a situation in which the valuation is dependent on unobservable parameters is not recognized in profit or loss but is recognized on a straight-line basis over the life of the instrument or immediately when the fair value becomes observable.

(7)	Impairment: Financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Expected credit losses are a probability-weighted estimate of credit losses (i.e. the present value of all cash shortfalls) over the expected life of the financial instrument. The Bank measures expected credit losses by reflecting reasonable and supportable information that is reasonably available at the reporting date without undue cost or effort, including information about past events, current conditions and forecasts of future economic conditions.

The Bank uses the following three measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below two approaches

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

Different measurement approaches are applied depending on significant increase in credit risk. 12 months expected credit losses is recognized when credit risk has not significantly increased since initial recognition. A loss allowance at an amount equal to lifetime expected credit losses is recognized when credit risk has significantly increased since initial recognition. Lifetime is presumed to be a period to the contractual maturity date of a financial asset (the expected life of the financial asset).

One or more of the following items is deemed significant increase in credit risk. When the contractual cash flows of a financial asset are renegotiated or otherwise modified, the Bank determines whether the credit risk has increased significantly since initial recognition using the following information.

•	more than 30 days past due;

•	decline in credit rating at period end by more than certain notches as compared to that at initial recognition;

•	the soundness of the assets is under precautionary from the grade table by Korean Financial Supervisory service

The Bank generally deems one or more of the following items credit-impaired:

•	no less than 90 days past due

•	legal proceedings related to collection

•	a borrower that has received a credit-warning from Korea Credit Information Services

•	corporate borrowers that are considered impaired (internally rating S, D, or F)

•	a borrower with the external auditor’s opinion that is qualified or disclaimer

•	negative capital and

•	debt restructuring.

1)	Forward-looking information

The Bank uses forward-looking information, when it measures expected credit losses.

The Bank assumes ‘probability of default’(PD), which is one of the risk components, has a certain correlation with the business cycle and calculates the expected credit loss by reflecting the forward-looking information with macroeconomic variables on the measurement inputs.

2)	Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Bank estimates expected future cash flows for financial assets that are individually significant (individual assessment of impairment).

For financial assets that are not individually significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

①	Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cash flows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

②	Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies ‘probability of default’(PD) on a group of assets and ‘loss given default’(LGD) by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

Lifetime expected credit loss as at the end of the reporting period is calculated by product based on the carrying amount net of expected repayment, PD for each period and LGD adjusted by change in carrying amount.

3)

Measuring expected credit losses on financial assets at fair value through other comprehensive income Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(8)	Tangible assets

1)	Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2)	Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Leasehold Improvements	5 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(9)	Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development costs	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(10)	Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(11)	Financial liabilities at FVTPL

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS No.1103, ‘Business Combination’ applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost is recognized in current profit or loss.

(12)	Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, and unused credit line of corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(13)	Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS No.1109, ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS No.1115, ‘Revenue from Contracts with Customers’

(14)	Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities

(15)	Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(16)	Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

1)	Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost. However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately

2)	Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

3)	Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(17)	Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investments is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(18)	Employee compensation and benefits

1)	Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2)	Defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Bank, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Bank determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Bank recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

3)	Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(19)	Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax and is recognized as profit or loss, except for taxes directly adjusted in equity or other comprehensive income and loss and for taxes that arise from business combination.

1)	Current tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2)	Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

(20)	New standards and interpretations not yet adopted

The following new standards and amendments to existing standards have been published and are mandatory for the Bank to adopt for annual periods beginning on or after January 1, 2023, and the Bank has not early adopted them.

The following new standards and amendments to existing standards are not expected to significantly affect the Bank:

1)	Amendments to K-IFRS No.1001 Presentation of Financial Statements – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise the right to defer settlement of the liability or the management’s expectations thereof. Also, the settlement of liability includes the transfer of the entity’s own equity instruments; however, it would be excluded if an option to settle the liability by the transfer of the entity’s own equity instruments is recognized separately from the liability as an equity component of a compound financial instrument. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

2)	Amendments to K-IFRS No.1001 Presentation of Financial Statements – Accounting Policy Disclosure

The amendments require an entity to define and disclose their material accounting policy information. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

3)	Amendments to K-IFRS No.1008 Accounting Policies, Changes in Accounting Estimates and Errors – Definition of Accounting Estimates

The amendments introduce the definition of accounting estimates and clarify how to distinguish changes in accounting estimates from changes in accounting policies. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

4)	Amendments to K-IFRS No.1012 Income Taxes – Deferred Tax Related to Assets and Liabilities Arising from a Single Transaction

The amendments narrow the scope of the deferred tax recognition exemption so that it no longer applies to transactions that, on initial recognition, give rise to equal taxable and deductible temporary differences. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

5)	Amendments to K-IFRS No.1001 Presentation of Financial Statements – Disclosure of gains or losses on valuation of financial liabilities subject to exercise price adjustment conditions

The amendments require disclosures about gains or losses on valuation occurred for the reporting period (but are limited to those included in profit or loss) for the conversion options or warrants (or financial liabilities with warrants), if all or part of the financial instrument whose exercise price is adjusted due to the issuers’ stock price fluctuations, are classified as financial liabilities according to paragraph 11 of K-IFRS No.1032 Financial Instruments: Presentation. The amendments should be applied for annual reporting periods beginning on or after January 1, 2023, and earlier application is permitted. The Bank does not expect that these amendments have a significant impact on the financial statements.

4.	RISK MANAGEMENT:

4-1.	Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2.	Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2022 and 2021, is as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Cash and due from financial institutions	(Won)	9,931,012	(Won)	4,462,685
Financial assets at FVTPL		4,168,062		2,590,247
Hedging derivative assets		329,210		561,911
Loans at amortized cost (*1)		89,308,139		77,460,842
Financial investments		4,362,663		3,707,522
Other financial assets		1,645,865		838,645
Acceptances and guarantee contracts		53,388,080		40,231,483
Commitments (*2)		32,346,450		32,101,482

Total	(Won)	195,479,481	(Won)	161,954,817

(*1)	Loans at amortized cost exclude loans valuation adjustment related to fair value hedging and allowances for loan losses.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. Impairment loss on loans can be directly from the carrying amount of the asset or deducted using an allowance account.

The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as Allowance for loan losses in the form of deduction from the carrying amount of the assets. The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans categorized as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	(Won)	30,155,535	(Won)	5,469	(Won)	1,905	(Won)	30,162,909
Outstanding		33,368,921		1,521		11,150		33,381,592
Good		24,000,386		2,027,067		50,334		26,077,787
Below normal		—		194,819		308,213		503,032

Subtotal		87,524,842		2,228,876		371,602		90,125,320

Individual assessment:
Best		—		—		4,266		4,266
Outstanding		—		—		—		—
Good		—		—		—		—
Below normal		—		928,236		666,689		1,594,925

Subtotal		—		928,236		670,955		1,599,191

Total	(Won)	87,524,842	(Won)	3,157,112	(Won)	1,042,557	(Won)	91,724,511

Net deferred loan origination fees and costs								(403,461)
Allowances								(2,012,911)

Total							(Won)	89,308,139

(December 31, 2021)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	(Won)	25,780,685	(Won)	1,846	(Won)	10,011	(Won)	25,792,542
Outstanding		27,937,616		—		5,000		27,942,616
Good		21,359,536		1,590,455		63,234		23,013,225
Below normal		—		385,669		81,028		466,697

Subtotal		75,077,837		1,977,970		159,273		77,215,080

Individual assessment:
Best		—		—		3,991		3,991
Outstanding		—		—		—		—
Good		—		709,590		7,406		716,996
Below normal		—		757,796		1,300,691		2,058,487

Subtotal		—		1,467,386		1,312,088		2,779,474

Total	(Won)	75,077,837	(Won)	3,445,356	(Won)	1,471,361	(Won)	79,994,554

Net deferred loan origination fees and costs								(368,209)
Allowances								(2,165,503)

Total							(Won)	77,460,842

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to (Won)(8,082) million and (Won)(2,723) million as of December 31, 2022 and 2021, respectively.

(5)	Credit quality of Financial investments (debt securities)

Financial investments (debt securities) exposed to credit risk as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	(Won)	4,362,663	(Won)	—	(Won)	—	(Won)	4,362,663
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	(Won)	4,362,663	(Won)	—	(Won)	—	(Won)	4,362,663

(December 31, 2021)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	(Won)	3,707,522	(Won)	—	(Won)	—	(Won)	3,707,522
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	(Won)	3,707,522	(Won)	—	(Won)	—	(Won)	3,707,522

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to (Won)(8,082) million and (Won)(2,723) million as of December 31, 2022 and 2021, respectively.

1)	Loans by country where the credit risk belongs to as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	(Won)	28,665,695	(Won)	10,236,442	(Won)	2,309,444	(Won)	41,211,581	44.93	(Won)	(14,857)	(Won)	(682,166)
China		—		1,686,247		256,613		1,942,860	2.12		(1,024)		(24,458)
Saudi Arabia		—		2,123,068		7,429		2,130,497	2.32		(17,335)		(13,542)
India		—		2,737,735		38,294		2,776,029	3.03		(14,540)		(3,116)
Indonesia		15,000		2,872,577		13,577		2,901,154	3.16		(34,383)		(9,103)
Vietnam		—		4,283,876		78,780		4,362,656	4.76		(25,781)		(105,525)
Australia		—		469,043		—		469,043	0.51		(16,022)		(3,415)
Philippines		—		6,677		696		7,373	0.01		—		(420)
Qatar		—		471,410		—		471,410	0.51		(1,450)		(2,733)
Singapore		—		800,470		253,460		1,053,930	1.15		(3,506)		(3,050)
Oman		—		1,216,937		—		1,216,937	1.33		(13,066)		(16,918)
Hong Kong		—		280,707		711,195		991,902	1.08		—		(1,731)
The United Arab Emirates		—		6,356,459		3,013		6,359,472	6.93		(44,810)		(3,381)
Uzbekistan		—		1,108,308		—		1,108,308	1.21		(8,047)		(82,355)
Others		9,800		3,172,143		2,267,024		5,448,967	5.94		(79,288)		(110,739)

Subtotal		28,690,495		37,822,099		5,939,525		72,452,119	78.99		(274,109)		(1,062,652)

Europe:
Russia		—		365,005		—		365,005	0.40		(269)		(209,032)
United Kingdom		—		1,360,193		15,058		1,375,251	1.50		(6,866)		(19,589)
France		—		218,679		1,655		220,334	0.24		(1,704)		(158)
Netherlands		—		—		23,560		23,560	0.03		—		(137)
Greece		—		1,835,089		—		1,835,089	2.00		(8,671)		(1,783)
Ireland		—		28,734		—		28,734	0.03		(224)		(65)
Türkiye		—		1,383,606		22,723		1,406,329	1.53		(11,270)		(178,378)
Germany		—		276,499		21,192		297,691	0.32		(184)		(1,161)
Ukraine		—		63,188		—		63,188	0.07		(45)		(128)
Hungary		—		1,893,201		—		1,893,201	2.06		(2,975)		(2,875)
Others		—		2,692,104		80,931		2,773,035	3.03		(13,350)		(8,811)

Subtotal		—		10,116,298		165,119		10,281,417	11.21		(45,558)		(422,117)

America:
Panama		—		1,120,261		171,126		1,291,387	1.41		(4,137)		(1,268)
United States		—		2,497,356		8,123		2,505,479	2.73		(2,867)		(12,761)
The British Virgin Islands		—		7,501		—		7,501	0.01		—		—
Mexico		—		315,642		—		315,642	0.34		(2,807)		(3,733)
Brazil		—		2,011,896		—		2,011,896	2.19		(3,326)		(5,272)
Others		—		1,268,288		—		1,268,288	1.39		(5,959)		(9,885)

Subtotal		—		7,220,944		179,249		7,400,193	8.07		(19,096)		(32,919)

Africa:
Marshall Islands		—		507,862		—		507,862	0.55		(2,126)		(532)
Liberia		—		125,670		—		125,670	0.14		(9,202)		(259)
Nigeria		—		284,645		—		284,645	0.31		(4,648)		(5,802)
Morocco		—		80,731		—		80,731	0.09		(796)		(112)
Others		—		586,114		5,760		591,874	0.64		(47,926)		(488,518)

Subtotal		—		1,585,022		5,760		1,590,782	1.73		(64,698)		(495,223)

Total	(Won)	28,690,495	(Won)	56,744,363	(Won)	6,289,653	(Won)	91,724,511	100.00	(Won)	(403,461)	(Won)	(2,012,911)

(December 31, 2021)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	(Won)	24,210,953	(Won)	7,741,888	(Won)	2,038,511	(Won)	33,991,352	42.49	(Won)	(22,202)	(Won)	(713,282)
China		—		2,324,587		411,263		2,735,850	3.42		(1,531)		(35,833)
Saudi Arabia		—		2,190,841		7,930		2,198,771	2.75		(24,914)		(13,240)
India		—		2,322,922		20,219		2,343,141	2.93		(16,348)		(3,099)
Indonesia		15,000		2,986,511		13,892		3,015,403	3.77		(42,164)		(6,304)
Vietnam		—		4,068,879		161,045		4,229,924	5.29		(26,414)		(46,057)
Australia		—		281,279		481		281,760	0.35		(16,307)		(2,744)
Philippines		—		15,458		—		15,458	0.02		(1)		(637)
Qatar		—		509,196		—		509,196	0.64		(1,727)		(2,914)
Singapore		—		579,042		23,013		602,055	0.75		(3,845)		(520)
Oman		—		1,170,554		—		1,170,554	1.46		(13,101)		(14,849)
Hong Kong		—		262,030		245,927		507,957	0.63		—		(1,024)
The United Arab Emirates		—		4,597,422		9,904		4,607,326	5.76		(19,130)		(2,329)
Uzbekistan		—		1,134,276		—		1,134,276	1.42		(8,870)		(30,918)
Others		11,400		3,209,925		808,949		4,030,274	5.04		(83,450)		(88,289)

Subtotal		24,237,353		33,394,810		3,741,134		61,373,297	76.72		(280,004)		(962,039)

Europe:
Russia		—		348,174		—		348,174	0.44		(324)		(1,074)
United Kingdom		—		1,778,473		164,964		1,943,437	2.43		(10,402)		(427,599)
France		—		84,899		6,597		91,496	0.11		(630)		(78)
Netherlands		—		—		15,396		15,396	0.02		—		(88)
Greece		—		1,937,778		—		1,937,778	2.42		(9,648)		(2,844)
Ireland		—		53,802		—		53,802	0.07		(254)		(117)
Türkiye		—		1,343,317		16,570		1,359,887	1.70		(12,448)		(118,579)
Germany		—		299,618		16,770		316,388	0.40		(343)		(983)
Ukraine		—		60,128		—		60,128	0.08		(79)		(116)
Hungary		—		1,333,943		—		1,333,943	1.67		(1,746)		(1,929)
Others		—		2,025,612		139,083		2,164,695	2.69		(6,634)		(18,829)

Subtotal		—		9,265,744		359,380		9,625,124	12.03		(42,508)		(572,236)

America:
Panama		—		1,054,208		27,034		1,081,242	1.35		(5,834)		(1,740)
United States		—		2,743,778		16,404		2,760,182	3.45		(3,521)		(15,001)
The British Virgin Islands		—		14,054		—		14,054	0.02		—		—
Mexico		—		337,718		—		337,718	0.42		(3,194)		(1,912)
Brazil		—		1,713,043		—		1,713,043	2.14		(3,683)		(5,718)
Others		—		1,381,962		—		1,381,962	1.73		(7,076)		(14,117)

Subtotal		—		7,244,763		43,438		7,288,201	9.11		(23,308)		(38,488)

Africa:
Marshall Islands		—		546,075		—		546,075	0.68		(2,577)		(1,313)
Liberia		—		18,095		—		18,095	0.02		(324)		(69)
Nigeria		—		348,377		—		348,377	0.44		(6,017)		(6,443)
Morocco		—		96,955		—		96,955	0.12		(943)		(127)
Others		—		698,430		—		698,430	0.88		(12,528)		(584,788)

Subtotal		—		1,707,932		—		1,707,932	2.14		(22,389)		(592,740)

Total	(Won)	24,237,353	(Won)	51,613,249	(Won)	4,143,952	(Won)	79,994,554	100.00	(Won)	(368,209)	(Won)	(2,165,503)

2)	Loans by industry as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	(Won)	15,239,184	(Won)	27,145,888	(Won)	479,733	(Won)	42,864,805	46.73	(Won)	(167,426)	(Won)	(1,439,253)
Transportation		1,713,800		6,689,326		341,413		8,744,539	9.53		(44,042)		(97,147)
Financial institutions		9,298,997		6,469,119		5,413,523		21,181,639	23.09		(3,705)		(218,711)
Wholesale and retail		932,415		1,219,784		25,243		2,177,442	2.38		(1,946)		(13,434)
Real estate		—		500,463		1		500,464	0.55		(2,239)		(80,611)
Construction		404,960		2,071,318		2,371		2,478,649	2.70		(28,134)		(20,927)
Public sector and others		1,101,139		12,648,465		27,369		13,776,973	15.02		(155,969)		(142,828)

Total	(Won)	28,690,495	(Won)	56,744,363	(Won)	6,289,653	(Won)	91,724,511	100.00	(Won)	(403,461)	(Won)	(2,012,911)

(December 31, 2021)

	Loans									Deferred loan origination fees		Allowances
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	(Won)	12,800,359	(Won)	24,571,341	(Won)	791,091	(Won)	38,162,791	47.71	(Won)	(176,107)	(Won)	(1,401,287)
Transportation		1,295,966		6,976,031		245,434		8,517,431	10.65		(37,475)		(137,338)
Financial institutions		8,289,003		5,583,824		2,845,411		16,718,238	20.90		(8,171)		(23,955)
Wholesale and retail		887,494		830,269		66,748		1,784,511	2.23		(2,303)		(14,175)
Real estate		—		331,210		527		331,737	0.41		(1,927)		(44,164)
Construction		365,842		1,534,289		2,371		1,902,502	2.38		(26,505)		(15,492)
Public sector and others		598,689		11,786,285		192,370		12,577,344	15.72		(115,721)		(529,092)

Total	(Won)	24,237,353	(Won)	51,613,249	(Won)	4,143,952	(Won)	79,994,554	100.00	(Won)	(368,209)	(Won)	(2,165,503)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022			Dec. 31, 2021
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	(Won)	135,804	3.26	(Won)	36,186	1.48
Banking and insurance		3,759,214	90.19		2,104,501	85.87
Others		273,044	6.55		310,130	12.65

Subtotal		4,168,062	100.00		2,450,817	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		1,490,379	55.70		1,766,442	63.63
Banking and insurance		799,192	29.86		607,725	21.89
Others		386,504	14.44		402,059	14.48

Subtotal		2,676,075	100.00		2,776,226	100.00

Securities at amortized cost
Government and government sponsored institutions		1,358,147	80.53		594,569	63.84
Banking and insurance		202,318	12.00		124,687	13.39
Others		126,123	7.47		212,040	22.77

Subtotal		1,686,588	100.00		931,296	100.00

Hedging derivative assets
Banking and insurance		329,210	100.00		561,911	100.00

Total	(Won)	8,859,935		(Won)	6,720,250

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022			Dec. 31, 2021
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	(Won)	3,966,136	95.16	(Won)	1,927,706	78.66
Others		201,926	4.84		523,111	21.34

Subtotal		4,168,062	100.00		2,450,817	100.00

Financial Assets at FVOCI
Korea		1,283,346	47.96		1,377,709	49.63
Others		1,392,729	52.04		1,398,517	50.37

Subtotal		2,676,075	100.00		2,776,226	100.00

Securities at amortized cost
Korea		884,045	52.42		295,640	31.75
Others		802,543	47.58		635,656	68.25

Subtotal		1,686,588	100.00		931,296	100.00

Hedging derivative assets
Korea		231,022	70.17		180,630	32.15
Others		98,188	29.83		381,281	67.85

Subtotal		329,210	100.00		561,911	100.00

Total	(Won)	8,859,935		(Won)	6,720,250

5)	Credit enhancement and its financial effect as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	(Won)	89,308,139	(Won)	53,388,080	(Won)	32,346,450	(Won)	175,042,669	100.00

Credit enhancement:
Deposits and savings		195,478		53,983		6,005		255,466	0.15
Export guarantee insurance		339,601		584,313		2,136		926,050	0.53
Guarantee		1,795,814		1,723,608		178,543		3,697,965	2.11
Securities		22,211		42,449		—		64,660	0.04
Real estate		2,335,539		331,485		123,691		2,790,715	1.59
Ships		1,218,222		237,108		—		1,455,330	0.83
Others		42,196		—		—		42,196	0.02

Subtotal		5,949,061		2,972,946		310,375		9,232,382	5.27

Exposure to credit risk after deducting credit enhancement	(Won)	83,359,078	(Won)	50,415,134	(Won)	32,036,075	(Won)	165,810,287	94.73

(December 31, 2021)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	(Won)	77,460,842	(Won)	40,231,483	(Won)	32,101,482	(Won)	149,793,807	100.00

Credit enhancement:
Deposits and savings		370,372		92,230		20,650		483,252	0.32
Export guarantee insurance		377,225		—		2,270		379,495	0.25
Guarantee		1,869,125		2,438,289		79,876		4,387,290	2.93
Securities		116,172		54,379		3,000		173,551	0.12
Real estate		2,340,034		520,125		458,278		3,318,437	2.22
Ships		761,363		137,849		—		899,212	0.60
Others		42,743		—		—		42,743	0.02

Subtotal		5,877,034		3,242,872		564,074		9,683,980	6.46

Exposure to credit risk after deducting credit enhancement	(Won)	71,583,808	(Won)	36,988,611	(Won)	31,537,408	(Won)	140,109,827	93.54

(*1)	Loans exclude loans valuation adjustment related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund-using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk management strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	(Won)	2,513,487	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	2,513,487
Hedging derivative liabilities		—		4,086		125,534		19,748		392,886		876,212		938,442		2,356,908
Borrowings		—		874,682		2,022,891		2,282,703		3,065,877		2,135,810		—		10,381,963
Debentures		—		1,163,134		7,694,833		9,377,102		19,730,207		47,780,202		13,041,873		98,787,351
Other financial liabilities		—		1,362,669		—		572		3,140		320,354		837,540		2,524,275

Total	(Won)	2,513,487	(Won)	3,404,571	(Won)	9,843,258	(Won)	11,680,125	(Won)	23,192,110	(Won)	51,112,578	(Won)	14,817,855	(Won)	116,563,984

Off-balance sheet items (*1):
Commitments	(Won)	32,346,450	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	32,346,450
Financial guarantee contracts		13,496,820		—		—		—		—		—		—		13,496,820

Total	(Won)	45,843,270	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	45,843,270

(December 31, 2021)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	(Won)	768,115	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	768,115
Hedging derivative liabilities		—		—		23,753		8,085		85,607		369,482		174,130		661,057
Borrowings		—		1,141,327		1,729,423		1,210,033		878,151		629,597		—		5,588,531
Debentures		—		2,726,529		4,083,166		6,716,159		14,114,830		43,283,095		11,094,508		82,018,287
Other financial liabilities		—		684,629		1,695		161		8,305		94,195		1,036,295		1,825,280

Total	(Won)	768,115	(Won)	4,552,485	(Won)	5,838,037	(Won)	7,934,438	(Won)	15,086,893	(Won)	44,376,369	(Won)	12,304,933	(Won)	90,861,270

Off-balance sheet items (*1):								—
Commitments	(Won)	32,101,482	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	32,101,482
Financial guarantee contracts		12,126,814		—		—		—		—		—		—		12,126,814

Total	(Won)	44,228,296	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	44,228,296

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, stock price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level. VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022								Dec. 31, 2021
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	(Won)	43,362	(Won)	15,318	(Won)	78,559	(Won)	25,191	(Won)	30,800	(Won)	11,568	(Won)	56,546	(Won)	11,568

(3)	Interest rate risk

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate VaR as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022								Dec. 31, 2021
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	(Won)	227,335	(Won)	117,244	(Won)	422,964	(Won)	373,195	(Won)	29,584	(Won)	9,393	(Won)	75,882	(Won)	36,540

(4)	Interest rate risk management

The Bank is closely monitoring the outputs of various industry groups and markets that manage the transition to the new interest rate benchmark, including announcements by IBOR regulation authority and various consultative bodies related to the transition to alternative interest rate. In response to these announcements, The Bank has completed most of the transition and replacement according to IBOR transition programs and plans consisting of major business areas such as finance, accounting, tax, legal, IT, and risk. The program is under the control of the CFO and related matters are reported to the board of directors. The Bank continues its efforts as a market participant to actively express opinions so that the index interest rate benchmark reform can be carried out in the direction of minimizing the financial and non-financial impacts and operational risks and minimizing confusion among stakeholders.

The carrying amount of financial instruments that have not been converted to alternative indicator interest rate as of December 31, 2022 is as follows (Korean won in millions):

	Exposure Amount(*1)
Detail	USD		EUR		GBP		Others
Non-derivative financial assets
Securities at FVTPL	(Won)	45,433	(Won)	—	(Won)	—	(Won)	—
Securities at FVOCI		3,796		—		—		—
Loans at amortized cost		24,356,938		—		—		—
Acceptances and guarantee contracts(*2)		10,189,871		—		—		—
Derivative(*2)		15,278,075		—		—		—
Non-derivative financial liabilities						—		—
Borrowings		253,460		—		—		—

(*1)	Exposure amount exclude financial instruments that will disappear before converting to alternative indicator interest rate.
(*2)	Guarantees and derivatives are based on the nominal amount.

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes common stock satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common stock of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022				Dec. 31, 2021
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	(Won)	9,931,012	(Won)	9,931,012	(Won)	4,462,685	(Won)	4,462,685
Financial assets at FVTPL		4,172,754		4,172,754		2,598,204		2,598,204
Hedging derivative assets		329,210		329,210		561,911		561,911
Loans at amortized cost		89,300,057		89,461,313		77,458,119		78,494,304
Financial assets at FVOCI		11,677,238		11,677,238		11,814,063		11,814,063
Securities at amortized cost		1,686,588		1,574,782		931,296		946,507
Other financial assets		1,645,865		1,645,865		838,645		838,645

Total	(Won)	118,742,724	(Won)	118,792,174	(Won)	98,664,923	(Won)	99,716,319

Financial liabilities:
Financial liabilities at FVTPL	(Won)	2,513,487	(Won)	2,513,487	(Won)	768,115	(Won)	768,115
Hedging derivative liabilities		2,356,908		2,356,908		661,057		661,057
Borrowings		10,112,740		10,037,578		5,576,909		5,583,498
Debentures		87,791,623		87,500,087		76,486,053		77,379,590
Other financial liabilities		2,524,275		2,524,275		1,825,280		1,825,280

Total	(Won)	105,299,033	(Won)	104,932,335	(Won)	85,317,414	(Won)	86,217,540

Fair value is the amount at which the assets could be exchanged, or the liabilities could be settled in transection between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimated fair value is the published price quotation in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial assets and liabilities at FVTPL and financial assets at FVOCI are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker with the DCF model.

Financial instruments	Method of measuring fair value

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using valuation techniques. The Bank uses internally developed valuation models using valuation techniques that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)	Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of December 31, 2022 and 2021, is as follows (Korean won in millions):

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial Institutions	(Won)	4,781,957	(Won)	—	(Won)	5,149,055	(Won)	9,931,012
Loans at amortized cost		—		—		89,461,313		89,461,313
Securities at amortized cost		—		1,574,782		—		1,574,782
Other financial assets		—		—		1,645,865		1,645,865

Total	(Won)	4,781,957	(Won)	1,574,782	(Won)	96,256,233	(Won)	102,612,972

Financial liabilities:
Borrowings	(Won)	—	(Won)	10,037,578	(Won)	—	(Won)	10,037,578
Debentures		—		87,500,087		—		87,500,087
Other financial liabilities		—		—		2,524,275		2,524,275

Total	(Won)	—	(Won)	97,537,665	(Won)	2,524,275	(Won)	100,061,940

(December 31, 2021)

	Level 1		Level 2		Level 3		Total
Financial assets:
Cash and due from financial institutions	(Won)	3,146,957	(Won)	—	(Won)	1,315,728	(Won)	4,462,685
Loans at amortized cost		—		—		78,494,304		78,494,304
Securities at amortized cost		—		946,507		—		946,507
Other financial assets		—		—		838,645		838,645

Total	(Won)	3,146,957	(Won)	946,507	(Won)	80,648,677	(Won)	84,742,141

Financial liabilities:
Borrowings	(Won)	—	(Won)	5,583,498	(Won)	—	(Won)	5,583,498
Debentures		—		77,379,590		—		77,379,590
Other financial liabilities		—		—		1,825,280		1,825,280

Total	(Won)	—	(Won)	82,963,088	(Won)	1,825,280	(Won)	84,788,368

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2022, and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	(Won)	—	(Won)	2,879,445	(Won)	1,293,309	(Won)	4,172,754
Hedging derivative assets		—		328,688		522		329,210
Financial assets at FVOCI		518,407		2,676,075		8,482,756		11,677,238

	(Won)	518,407	(Won)	5,884,208	(Won)	9,776,587	(Won)	16,179,202

Financial liabilities:
Financial liabilities at FVTPL	(Won)	—	(Won)	1,840,344	(Won)	673,143	(Won)	2,513,487
Hedging derivative liabilities		—		1,728,285		628,623		2,356,908

	(Won)	—	(Won)	3,568,629	(Won)	1,301,766	(Won)	4,870,395

(December 31, 2021)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	(Won)	—	(Won)	1,745,970	(Won)	852,234	(Won)	2,598,204
Hedging derivative assets		—		546,296		15,615		561,911
Financial assets at FVOCI		125,625		2,776,225		8,912,213		11,814,063

	(Won)	125,625	(Won)	5,068,491	(Won)	9,780,062	(Won)	14,974,178

Financial liabilities:
Financial liabilities at FVTPL	(Won)	—	(Won)	516,985	(Won)	251,130	(Won)	768,115
Hedging derivative liabilities		—		527,610		133,447		661,057

	(Won)	—	(Won)	1,044,595	(Won)	384,577	(Won)	1,429,172

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	(Won)	1,574,782	DCF Model	Discount rate
Financial liabilities
Borrowings	(Won)	10,037,578	DCF Model	Discount rate
Debentures		87,500,087	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	(Won)	946,507	DCF Model	Discount rate
Financial liabilities
Borrowings	(Won)	5,583,498	DCF Model	Discount rate
Debentures		77,379,590	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	(Won)	5,149,055	DCF Model	Discount rate
Loans at amortized cost		89,461,313	DCF Model	Discount rate
Other financial assets		1,645,865	DCF Model	Discount rate
Financial liabilities
Other financial liabilities	(Won)	2,524,275	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Cash and due from financial Institutions	(Won)	1,315,728	DCF Model	Discount rate
Loans at amortized cost		78,494,304	DCF Model	Discount rate
Other financial assets		838,645	DCF Model	Discount rate
Financial liabilities
Other financial liabilities	(Won)	1,825,280	DCF Model	Discount rate

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value, as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	(Won)	1,623,074	DCF Model	Discount rate
Derivative assets for trading		1,256,371	DCF Model	Discount rate
Hedging derivative assets		328,688	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,676,075	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading	(Won)	1,840,344	DCF Model	Discount rate
Hedging derivative liabilities		1,728,285	DCF Model	Discount rate

(December 31, 2021)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	(Won)	1,042,384	DCF Model	Discount rate
Derivative assets for trading		703,586	DCF Model	Discount rate
Hedging derivative assets		546,296	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,776,225	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading	(Won)	516,985	DCF Model	Discount rate
Hedging derivative liabilities		527,610	DCF Model	Discount rate

7)

The valuation techniques and significant unobservable input variables of Level 3 financial instruments subsequently measured at fair value as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	(Won)	4,691	Cost Methods	—	—	—
Beneficiary certificates		378,116	NAV Methods	—	—	—
Paid-in capital		233,794
Loans		3,565	T-F Models	Volatility Riskfree Rate Risk Return	29.15% 3.76% 14.31%	If volatility is increased(decreased), If discount rate is decreased(increased), fair value is increased (decreased).
Derivatives		673,143	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	(Won)	522	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	(Won)	8,455,796	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	9.19%~16.38% 0% 32.87%~34.87%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		26,960	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	(Won)	673,143	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	(Won)	628,623	Hull-White Model	Correlation	-0.8~1.0	If correlation is increased(decreased), fair value is increased (decreased).

(December 31, 2021)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted stock	(Won)	7,957	Cost Methods	—	—	—
Beneficiary certificates		448,477	NAV Methods	—	—	—
Paid-in capital		139,430
Loans		5,505	LSMC Simulation	Volatility	17.54%	If volatility is increased(decreased), fair value is increased (decreased).
Derivatives		250,865	Binomial Model Hull-White Model	Volatility Correlation	22.62% -0.8 ~ 1.0	If volatility is increased(decreased)/ if correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	(Won)	15,615	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted stock	(Won)	8,886,980	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	7.69% ~ 15.41% 1% 22.62% ~ 25.09%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		25,233	NAV Methods	—		—
Financial liabilities at FVTPL:
Derivatives	(Won)	251,130	Binomial Model Hull-White Model	Volatility Correlation	22.62% -0.8 ~ 1.0	If volatility is increased(decreased)/ if correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	(Won)	133,447	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	(Won)	595,864	(Won)	57,680	(Won)	—	(Won)	216,947	(Won)	(253,890)	(Won)	—	(Won)	616,601
Loans at FVTPL		5,505		(289)		—		—		(1,651)		—		3,565
Derivative assets for trading		250,865		417,696		—		4,982		(400)		—		673,143
Hedging derivative assets		15,615		(14,877)		—		522		(738)		—		522
Financial assets at FVOCI		8,912,213		—		(77,005)		—		(292,712)		(59,740)		8,482,756

Total	(Won)	9,780,062	(Won)	460,210	(Won)	(77,005)	(Won)	222,451	(Won)	(549,391)	(Won)	(59,740)	(Won)	9,776,587

Financial liabilities
Derivative liabilities for trading	(Won)	251,130	(Won)	417,420	(Won)	—	(Won)	4,982	(Won)	(389)	(Won)	—	(Won)	673,143
Hedging derivative liabilities		133,447		462,246		—		32,930		—		—		628,623

Total	(Won)	384,577	(Won)	879,666	(Won)	—	(Won)	37,912	(Won)	(389)	(Won)	—	(Won)	1,301,766

(2021)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers into Level 3 / Transfers out of Level 3		Ending balance
Financial assets
Securities at FVTPL	(Won)	435,683	(Won)	23,294	(Won)	—	(Won)	174,683	(Won)	(37,796)	(Won)	—	(Won)	595,864
Loans at FVTPL		10,423		505		—		5,000		(10,423)		—		5,505
Derivative assets for trading		77,995		84,501		—		89,495		(1,126)		—		250,865
Hedging derivative assets		74,547		(45,424)		—		—		(13,508)		—		15,615
Financial assets at FVOCI		8,433,866		—		170,286		380,521		(72,460)		—		8,912,213

Total	(Won)	9,032,514	(Won)	62,876	(Won)	170,286	(Won)	649,699	(Won)	(135,313)	(Won)	—	(Won)	9,780,062

Financial liabilities
Derivative liabilities for trading	(Won)	66,053	(Won)	96,708	(Won)	—	(Won)	89,495	(Won)	(1,126)	(Won)	—	(Won)	251,130
Hedging derivative liabilities		52,758		58,888		—		21,801		—		—		133,447

Total	(Won)	118,811	(Won)	155,596	(Won)	—	(Won)	111,296	(Won)	(1,126)	(Won)	—	(Won)	384,577

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the year and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	2022		2021
Total gains (losses) on financial assets held at the end of year	(Won)	460,210	(Won)	62,876
Total gains (losses) on financial liabilities held at the end of year		879,666		155,596

Total gains (losses) included in profit or loss for the year	(Won)	(419,456)	(Won)	(92,720)

The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Stocks are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Details(*1)	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Financial assets at FVOCI (*2,3)		—		—		88,840		(66,596)

Total	(Won)	—	(Won)	—	(Won)	88,840	(Won)	(66,596)

(December 31, 2021)

Details(*1)	Profit (loss)				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	(Won)	—	(Won)	—	(Won)	—	(Won)	—
Derivative assets for trading (*2)		53		(57)		—		—
Financial assets at FVOCI (*2,3)		—		—		24,258		(21,722)

Total	(Won)	53	(Won)	(57)	(Won)	24,258	(Won)	(21,722)

Financial liabilities:
Derivative liabilities for trading (*2)	(Won)	15	(Won)	(14)	(Won)	—	(Won)	—

(*1)

The above level 3 financial instruments exclude which are practically impossible to perform sensitivity analysis effected by input variables amounting to (Won)1,975,431 million and (Won)649,942 million as of December 31, 2022 and 2021, respectively.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of stocks are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by category of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	(Won)	—	(Won)	9,931,012	(Won)	—	(Won)	—	(Won)	9,931,012
Financial assets at FVTPL		4,172,754		—		—		—		4,172,754
Hedging derivative assets		—		—		—		329,210		329,210
Loans at amortized cost		—		89,300,057		—		—		89,300,057
Financial investments		—		1,686,588		11,677,238		—		13,363,826
Other financial assets		—		1,645,865		—		—		1,645,865

Total	(Won)	4,172,754	(Won)	102,563,522	(Won)	11,677,238	(Won)	329,210	(Won)	118,742,724

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	(Won)	2,513,487	(Won)	—	(Won)	—	(Won)	2,513,487
Hedging derivative liabilities		—		—		2,356,908		2,356,908
Borrowings		—		10,112,740		—		10,112,740
Debentures		—		87,791,623		—		87,791,623
Other financial liabilities		—		2,524,275		—		2,524,275

Total	(Won)	2,513,487	(Won)	100,428,638	(Won)	2,356,908	(Won)	105,299,033

(December 31, 2021)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	(Won)	—	(Won)	4,462,685	(Won)	—	(Won)	—	(Won)	4,462,685
Financial assets at FVTPL		2,598,204		—		—		—		2,598,204
Hedging derivative assets		—		—		—		561,911		561,911
Loans at amortized cost		—		77,458,119		—		—		77,458,119
Financial investments		—		931,296		11,814,063		—		12,745,359
Other financial assets		—		838,645		—		—		838,645

Total	(Won)	2,598,204	(Won)	83,690,745	(Won)	11,814,063	(Won)	561,911	(Won)	98,664,923

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	(Won)	768,115	(Won)	—	(Won)	—	(Won)	768,115
Hedging derivative liabilities		—		—		661,057		661,057
Borrowings		—		5,576,909		—		5,576,909
Debentures		—		76,486,053		—		76,486,053
Other financial liabilities		—		1,825,280		—		1,825,280

Total	(Won)	768,115	(Won)	83,888,242	(Won)	661,057	(Won)	85,317,414

5-3. Offset of financial instruments

The Bank holds the financial instruments, receivable and payable spot exchange which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments, receivable and payable spot exchange.

The effects of netting agreements as of December 31, 2022 and 2021 are as follow (Korean won in millions):

(December 31, 2022)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	(Won)	2,258,724	(Won)	—	(Won)	2,258,724	(Won)	(1,268,098)	(Won)	(11,538)	(Won)	979,088
Financial investments		479,592		—		479,592		(431,604)		—		47,988

Total	(Won)	2,738,316	(Won)	—	(Won)	2,738,316	(Won)	(1,699,702)	(Won)	(11,538)	(Won)	1,027,076

Financial liabilities:
Derivatives	(Won)	4,870,395	(Won)	—	(Won)	4,870,395	(Won)	(1,268,098)	(Won)	(1,157,908)	(Won)	2,444,389
Securities sold under repurchase agreement		431,604		—		431,604		(431,604)		—		—

Total	(Won)	5,301,999	(Won)	—	(Won)	5,301,999	(Won)	(1,699,702)	(Won)	(1,157,908)	(Won)	2,444,389

(December 31, 2021)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statements of financial position		Amount that is not offset in the separate statements of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	(Won)	1,515,937	(Won)	—	(Won)	1,515,937	(Won)	(551,646)	(Won)	(267,064)	(Won)	697,227
Financial investments		619,798		—		619,798		(590,003)		—		29,795

Total	(Won)	2,135,735	(Won)	—	(Won)	2,135,735	(Won)	(1,141,649)	(Won)	(267,064)	(Won)	727,022

Financial liabilities:
Derivatives	(Won)	1,428,482	(Won)	—	(Won)	1,428,482	(Won)	(551,646)	(Won)	(261,248)	(Won)	615,588
Securities sold under repurchase agreement		590,003		—		590,003		(590,003)		—		—

Total	(Won)	2,018,485	(Won)	—	(Won)	2,018,485	(Won)	(1,141,649)	(Won)	(261,248)	(Won)	615,588

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Financial asset is sold under a repurchase agreements to repurchase some asset at fixed price. Thus, the Bank retains substantially all the risks and rewards of ownership of the financial asset.

Details of carrying amount of assets transferred and relevant liabilities as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022				Dec. 31, 2021
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	(Won)	479,592	(Won)	431,604	(Won)	619,798	(Won)	590,003

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as the Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business. As the Bank’s originating location for all transactions is in Korea, the geographical information for revenue and non-current assets is omitted.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of December 31, 2022 and 2021 are as follows (Korean won in millions):

Detail	Dec. 31, 2022		Dec. 31, 2021
Due from financial institutions in local currency	(Won)	2,556,448	(Won)	550,348
Due from financial institutions in foreign currencies		7,374,564		3,912,337

Subtotal		9,931,012		4,462,685

Restricted due from financial institutions		(2,949,055)		(770,103)
Due from financial institutions with original maturities of more than three months at acquisition date		(2,200,000)		(545,625)

Subtotal		(5,149,055)		(1,315,728)

Total (*1)	(Won)	4,781,957	(Won)	3,146,957

(*1)	Equal to the cash and cash equivalents as presented on the separate statements of cash flows.

(2)	Details of due from financial institutions as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022			Dec. 31, 2021
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	(Won)	1,100	0.00~0.10	(Won)	1,076	—
Time deposits		2,200,000	3.63~5.71		490,000	0.89~2.08
Certificate of deposits		—	—		55,625	1.10
Others		355,200	0.95~3.95		3,500	0.85
Margin for derivatives		148	—		147	—

Subtotal		2,556,448			550,348

Due from financial institutions in foreign currencies:
Demand deposits		57,363	0.00~0.01		463,732	0.10~3.00
On demand		4,169,190	0.00~4.25		2,570,107	1.50~4.50
Offshore demand deposits		199,104	0.00~4.25		108,542	—
Others		2,021,432	4.30~4.33		302,748	—
Margin for derivatives		927,475	—		467,208	—

Subtotal		7,374,564			3,912,337

Total	(Won)	9,931,012		(Won)	4,462,685

(3)	Restricted due from financial institutions as of December 31, 2022 and 2021 are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2022		Dec. 31, 2021		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	(Won)	2,949,055	(Won)	770,103	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Debt securities in local currency
Paid-in capital	(Won)	222,358	(Won)	128,230
Beneficiary certificates		1,945,090		1,264,654

Subtotal		2,167,448		1,392,884

Debt securities in foreign currencies
Bonds		—		—
Paid-in capital		11,435		11,200
Beneficiary certificates		56,100		226,207

Subtotal		67,535		237,407

Equity securities in foreign currency stocks
Stocks		4,692		7,957
Loans at FVTPL
Private placement corporate bonds		3,565		5,505
Derivative assets for trading
Equity related		—		425
Interest rates related		903,044		578,475
Foreign currencies related		1,026,470		375,551

Subtotal		1,929,514		954,451

Total	(Won)	4,172,754	(Won)	2,598,204

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31 2021
Financial assets at FVOCI
Debt securities in local currency
National bond	(Won)	780,612	(Won)	1,043,724
Equity securities in local currency
Stocks (*1)		8,816,550		9,012,604
Paid-in capital		26,960		25,233

Subtotal		8,843,510		9,037,837

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,895,463		1,732,502
Equity securities in foreign currency
Stocks		157,653		—
Securities at amortized cost
Debt securities in local currencies
National bond		146,401		100,349
Public bond		9,999		—
Banking Institution bond		517,491		—

Subtotal		673,891		100,349

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,012,697		830,947

Total	(Won)	13,363,826	(Won)	12,745,359

(*1)

The Bank designated the above equity instruments at FVOCI, in accordance with the Bank’s policy requirements. Cumulative net gains or losses reclassified in equity arising from disposition of equity securities for the years ended December 31, 2022 and 2021 were (Won)6,177 million and (Won)(69,940) million, respectively, and there were no cumulated net gains or losses arising from the reclassification of the account for the years ended December 31, 2022 and 2021.

(*2)	It includes debt securities, which are pledged as collateral amounting to (Won)700,380 million and (Won)796,269 million as of December 31, 2022 and 2021, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to (Won)(8,082) million and (Won)(2,723) million as of December 31, 2022 and 2021, respectively.

(1)	Details of loans as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Detail	Dec. 31, 2022		Dec. 31, 2021
Loans in local currency	Loans for export	(Won)	19,323,322	(Won)	15,845,235
	Loans for foreign investments		2,989,567		2,684,185
	Loans for import		5,329,803		4,704,973
	Troubled Debt Restructuring		827,268		838,370
	Others		220,535		164,590

	Subtotal		28,690,495		24,237,353

Loans in foreign currencies	Loans for export		23,272,064		23,126,917
	Loans for foreign investments		29,204,343		26,718,798
	Loans for rediscounted trading notes		494,247		71,130
	Loans for import		3,023,757		1,074,175
	Overseas funding loans		664,011		595,170
	Loans for economic cooperation		64,016		—
	Others		21,925		27,059

	Subtotal		56,744,363		51,613,249

Others	Domestic usance bills		235,258		342,594
	Foreign-currency bills bought		734,071		966,183
	Advance payments on acceptances and guarantees		54,242		190,325
	Call loans		4,721,502		1,337,100
	Interbank loans in foreign currency		388,580		1,066,950
	Private placement corporate bonds in local currency		156,000		240,800

	Subtotal		6,289,653		4,143,952

	Total		91,724,511		79,994,554

Net deferred loan origination fees and costs			(403,461)		(368,209)
Allowance for loan losses			(2,012,911)		(2,165,503)

	Total	(Won)	89,308,139	(Won)	77,460,842

(2)	Loans classified by type of customers as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	(Won)	10,374,660	(Won)	35,759,328	(Won)	498,033	(Won)	46,632,021	60.93
	Small and medium sized enterprise		8,928,437		6,384,461		186,088		15,498,986	20.25
	Public sector and others		4,687,376		9,524,326		192,009		14,403,711	18.82

	Subtotal		23,990,473		51,668,115		876,130		76,534,718	100.00

	Net deferred loan origination fees and costs		(6,589)		(394,898)		—		(401,487)
	Allowance for loan losses		(385,304)		(1,371,033)		(40,052)		(1,796,389)

	Subtotal		23,598,580		49,902,184		836,078		74,336,842

Financial institution	Bank		4,700,022		2,103,161		4,699,932		11,503,115	75.73
	Others		—		2,973,087		713,591		3,686,678	24.27

	Subtotal		4,700,022		5,076,248		5,413,523		15,189,793	100.00

	Net deferred loan origination fees and costs		—		(1,974)		—		(1,974)
	Allowance for loan losses		(394)		(215,930)		(198)		(216,522)

	Subtotal		4,699,628		4,858,344		5,413,325		14,971,297

	Total	(Won)	28,298,208	(Won)	54,760,528	(Won)	6,249,403	(Won)	89,308,139

(December 31, 2021)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	(Won)	9,260,632	(Won)	32,241,314	(Won)	898,326	(Won)	42,400,272	61.73
	Small and medium sized enterprise		6,722,318		6,074,773		249,534		13,046,625	18.99
	Public sector and others		4,099,434		8,996,424		150,681		13,246,539	19.28

	Subtotal		20,082,384		47,312,511		1,298,541		68,693,436	100.00

	Net deferred loan origination fees and costs		(7,812)		(358,586)		—		(366,398)
	Allowance for loan losses		(514,718)		(1,447,794)		(190,211)		(2,152,723)

	Subtotal		19,559,854		45,506,131		1,108,330		66,174,315

Financial institution	Bank		4,154,969		1,395,090		1,613,104		7,163,163	63.38
	Others		—		2,905,648		1,232,307		4,137,955	36.62

	Subtotal		4,154,969		4,300,738		2,845,411		11,301,118	100.00

	Net deferred loan origination fees and costs		—		(1,811)		—		(1,811)
	Allowance for loan losses		(334)		(11,685)		(761)		(12,780)

	Subtotal		4,154,635		4,287,242		2,844,650		11,286,527

	Total	(Won)	23,714,489	(Won)	49,793,373	(Won)	3,952,980	(Won)	77,460,842

(3)	Changes in allowance for loan losses for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	(Won)	330,018	(Won)	597,885	(Won)	1,237,600	(Won)	2,165,503
- Transfer to 12 months expected credit losses		6,815		(6,815)		—		—
- Transfer to lifetime expected credit losses		(21,612)		27,137		(5,525)		—
- Transfer to credit-impaired financial assets		(1,064)		(891)		1,955		—
Written-off		—		—		(28,405)		(28,405)
Collection of written-off loans		—		—		1,942		1,942
Loan-for-equity swap		—		—		(424,889)		(424,889)
Others		4		—		—		4
Unwinding effect		—		—		(4,467)		(4,467)
Foreign exchange translation		7,696		19,750		29,514		56,960
Additional provisions		50,653		114,665		80,945		246,263

Ending balance	(Won)	372,510	(Won)	751,731	(Won)	888,670	(Won)	2,012,911

(2021)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	(Won)	321,298	(Won)	1,116,426	(Won)	1,063,671	(Won)	2,501,395
- Transfer to 12 months expected credit losses		60,430		(657)		(59,773)		—
- Transfer to lifetime expected credit losses		(9,586)		59,601		(50,015)		—
- Transfer to credit-impaired financial assets		(3,255)		(212,903)		216,158		—
Written-off		—		—		(13,459)		(13,459)
Collection of written-off loans		—		—		13,711		13,711
Loan-for-equity swap		—		—		(463,894)		(463,894)
Others		(28,201)		(398,336)		—		(426,537)
Unwinding effect		—		—		(9,775)		(9,775)
Foreign exchange translation		10,049		40,174		25,167		75,390
Additional (Reversal of) provisions		(20,717)		(6,420)		515,809		488,672

Ending balance	(Won)	330,018	(Won)	597,885	(Won)	1,237,600	(Won)	2,165,503

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIARIES:

(1)	Details of investments in associates and subsidiaries as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	(Won)	140,436	(Won)	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		77,861		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		22,149		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		204,352		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		377,007		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,352		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.92		230,216		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		4,842		5,482
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		377,124		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		820		1,187

Total								(Won)	1,935,869

(December 31, 2021)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	(Won)	152,401	(Won)	138,312
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		70,499		57,755
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	85.00		22,338		25,270
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		198,150		167,839
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,180		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	15.07		230,767		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	25.00		7,677		8,463
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		335,227		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd (*3)	Associate	Korea	Shipbuilding	December	—		—		—

Total								(Won)	1,565,153

(*1)	In cases of associates, the amounts represent net asset after considering percentage of ownership.
(*2)

As of December 31, 2022 and 2021, this entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(*3)

This entity is not an associate with the current ownership; however, considering potential voting rights, the Bank has classified the entity as an associate. The Bank holds convertible bonds issued by the entity amounting to (Won)2,332,832 million.

(2)	Changes in investments in associates and subsidiaries for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	(Won)	138,312	(Won)	—	(Won)	—	(Won)	—	(Won)	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.			—		372,510		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		(2,981)		—		5,482
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—
KB-Badgers Future Mobility ESG Fund I			—		1,187		—		—		1,187

Total		(Won)	1,565,153	(Won)	373,697	(Won)	(2,981)	(Won)	—	(Won)	1,935,869

(2021)

Company	Detail	Beginning balance		Acquisitions		Disposals (*1)		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	(Won)	138,312	(Won)	—	(Won)	—	(Won)	—	(Won)	138,312
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		—		—		—		25,270
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Korea Asset Management Corporation	Associate		380,520		—		(380,520)		—		—
Credit Guarantee and Investment Fund	Associate		171,359		26,461		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		8,463		—		—		—		8,463
Korea Aerospace Industries. Ltd.	Associate		968,744		—		—		—		968,744
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Associate		—		—		—		—		—

Total		(Won)	1,919,212	(Won)	26,461	(Won)	(380,520)	(Won)	—	(Won)	1,565,153

(*1)

As the Bank did not participate in the Korea Asset Management Corporation’s paid-in capital increase and lost its significant influence over the Korea Asset Management Corporation for the year ended December 31, 2021 accordingly, it was reclassified from investments in associates to financial assets at FVOCI.

(3)	Summarized financial information of associates and subsidiaries as of and for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	(Won)	791,592	(Won)	651,156	(Won)	5,196	(Won)	3,138	(Won)	(11,964)
KEXIM Vietnam Leasing Co.		247,692		169,831		3,056		2,544		7,362
PT.KOEXIM Mandiri Finance		161,656		139,508		658		431		(190)
KEXIM Asia Limited		909,779		705,427		7,237		5,971		6,202
KEXIM Global(Singapore) Ltd.		383,597		6,589		(3,158)		(3,164)		4,497
EXIM PLUS Co., Ltd.		2,407		1,055		108		172		172
Credit Guarantee and Investment Fund		1,653,409		110,405		19,719		10,534		(2,920)
KTB Newlake Global Healthcare PEF		19,426		55		1,236		1,236		1,236
Korea Aerospace Industries. Ltd.		7,795,181		6,341,964		141,618		115,919		175,268
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		12,235,665		11,490,693		(1,613,565)		(1,744,778)		(1,472,612)
KB-Badgers Future Mobility ESG Fund I		3,607		—		(1,618)		(1,618)		(1,618)

(December 31, 2021)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	(Won)	616,064	(Won)	463,664	(Won)	2,651	(Won)	(22)	(Won)	8,281
KEXIM Vietnam Leasing Co.		252,008		181,509		1,614		1,400		7,133
PT.KOEXIM Mandiri Finance		167,815		145,477		590		(86)		1,449
KEXIM Asia Limited		735,531		537,381		5,756		4,515		18,221
EXIM PLUS Co., Ltd.		2,004		824		179		164		164
Credit Guarantee and Investment Fund		1,646,972		115,668		35,749		33,329		116,076
KTB Newlake Global Healthcare PEF		30,806		97		(99)		(99)		(99)
Korea Aerospace Industries. Ltd.		5,866,555		4,569,344		57,795		53,040		82,427
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		10,623,210		8,405,626		(1,754,651)		(1,699,829)		(1,650,289)

12.	TANGIBLE ASSETS:

(1)	Details of tangible assets as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount
Lands	(Won)	190,807	(Won)	—	(Won)	—	(Won)	190,807
Buildings		100,778		(44,039)		(17)		56,722
Leasehold improvements		1,668		(583)		—		1,085
Vehicles		4,406		(3,241)		(37)		1,128
Furniture and fixture		61,455		(43,913)		—		17,542
Construction in progress		5,719		—		—		5,719

Total	(Won)	364,833	(Won)	(91,776)	(Won)	(54)	(Won)	273,003

(December 31, 2021)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount
Lands	(Won)	190,807	(Won)	—	(Won)	—	(Won)	190,807
Buildings		100,778		(42,116)		(17)		58,645
Leasehold improvements		1,409		(261)		—		1,148
Vehicles		4,251		(3,118)		(4)		1,129
Furniture and fixture		56,296		(39,200)		—		17,096
Construction in progress		1,542		—		—		1,542

Total	(Won)	355,083	(Won)	(84,695)	(Won)	(21)	(Won)	270,367

(2)	Changes in tangible assets for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	(Won)	190,807	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	190,807
Buildings		58,645		—		—		(1,923)		—		56,722
Leasehold improvements		1,148		259		—		(322)		—		1,085
Vehicles		1,129		622		—		(580)		(43)		1,128
Furniture and fixture		17,096		6,768		(2)		(6,320)		—		17,542
Construction in progress		1,542		4,177		—		—		—		5,719

Total	(Won)	270,367	(Won)	11,826	(Won)	(2)	(Won)	(9,145)	(Won)	(43)	(Won)	273,003

(2021)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	(Won)	190,807	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	190,807
Buildings		60,570		—		—		(1,925)		—		58,645
Leasehold improvements		172		1,192		—		(216)		—		1,148
Vehicles		1,258		323		—		(447)		(5)		1,129
Furniture and fixture		9,825		11,793		(54)		(4,468)		—		17,096
Construction in progress		455		1,087		—		—		—		1,542

Total	(Won)	263,087	(Won)	14,395	(Won)	(54)	(Won)	(7,056)	(Won)	(5)	(Won)	270,367

13.	INTANGIBLE ASSETS:

(1)	Details of intangible assets as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Acquisition cost		Accumulated depreciation		Accumulated Impairment losses		Carrying amount
Computer software	(Won)	39,404	(Won)	(26,802)	(Won)	—	(Won)	12,602
System development fees		78,412		(51,873)		—		26,539
Memberships		3,838		—		(166)		3,672

Total	(Won)	121,654	(Won)	(78,675)	(Won)	(166)	(Won)	42,813

(December 31, 2021)

Detail	Acquisition cost		Accumulated depreciation		Accumulated Impairment losses		Carrying amount
Computer software	(Won)	34,750	(Won)	(23,361)	(Won)	—	(Won)	11,389
System development fees		65,192		(45,785)		—		19,407
Memberships		3,822		—		(166)		3,656

Total	(Won)	103,764	(Won)	(69,146)	(Won)	(166)	(Won)	34,452

(2)	Changes in intangible assets for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	(Won)	11,389	(Won)	4,654	(Won)	—	(Won)	(3,441)	(Won)	—	(Won)	12,602
System development fees		19,407		13,220		—		(6,088)		—		26,539
Memberships		3,656		92		(76)		—		—		3,672

Total	(Won)	34,452	(Won)	17,966	(Won)	(76)	(Won)	(9,529)	(Won)	—	(Won)	42,813

(2021)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Reversal of (Additional) impairment		Ending balance
Computer software	(Won)	8,484	(Won)	6,665	(Won)	—	(Won)	(3,760)	(Won)	—	(Won)	11,389
System development fees		15,942		10,463		—		(6,998)		—		19,407
Memberships		3,656		—		—		—		—		3,656

Total	(Won)	28,082	(Won)	17,128	(Won)	—	(Won)	(10,758)	(Won)	—	(Won)	34,452

14.	OTHER ASSETS:

(1)	Details of other assets as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Other financial assets:
Guarantee deposits	(Won)	48,800	(Won)	47,909
Accounts receivable		384,640		34,738
Accrued income		1,237,376		763,984
Receivable spot exchange		43		48
Allowances for loan losses on other assets		(24,994)		(8,034)

Subtotal		1,645,865		838,645

Other assets:
Advance payments		—		57
Prepaid expenses		125,943		9,863
Current income tax asset		1,921		8,782
Sundry assets		35,266		9,351

Subtotal		163,130		28,053

Total	(Won)	1,808,995	(Won)	866,698

(2)	Changes in allowances for loan losses on other assets for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Beginning balance	(Won)	8,034	(Won)	29,592
Collection		5		71
Additional provisions (Reversal of provisions)		16,566		(22,356)
Others		389		727

Ending balance	(Won)	24,994	(Won)	8,034

15.	BORROWINGS:

(1)	Details of borrowings as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Lender	Interest rate (%)	Amount
Call money:
call money dominated in foreign currencies	CANADIAN IMPERIAL BANK OF COMMERCE, HONGKONG	4.53	(Won)	46,768
Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED and others	0.95 ~ 1.31		431,604
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.65 ~ LIBOR 3M+0.78		667,866
Short term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP) and others	LIBOR 3M+0.09, 2.20		626,046
Short term borrowings from domestic financial institutions	Industrial and Commercial Bank of China Seoul Branch	3.61 ~ 3.63		247,124
Long term borrowings from foreign financial institutions	MUFG Bank Seoul Branch(JP)	USD Term SOFR 3M+0.69		1,769,241
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.49 ~ 3.57		5,645,822
Offshore commercial papers denominated in foreign currencies	BARCLAYS BANK PLC(GB) and others	(-)0.35 ~ 1.62		426,599
Others (Foreign banks)	DBS BANK LTD and others	0.06 ~ 0.30		235,258
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		16,412

Subtotal				9,634,368

Total			(Won)	10,112,740

(December 31, 2021)

Detail	Lender	Interest rate (%)	Amount
Call money:
call money dominated in foreign currencies	WOORI BANK and others	0.19 ~0.25	(Won)	652,025
Offshore call money dominated in foreign currencies	KEB HANA BANK	0.27		118,550

Subtotal				770,575

Sales of repurchase agreement:
Sales of repurchase agreement	STANDARD CHARTERED BANK (HONG KONG) LIMITED	0.11		590,003
Borrowings in foreign currencies:
Borrowings from the Government	MINISTRY OF ECONOMY AND FINANCE	LIBOR 3M+0.64 ~ LIBOR 3M+0.78		947,309
Long term borrowings from foreign financial institutions	BANK OF AMERICA, N.A, SEOUL BR. (US) and others	LIBOR 3M+0.47 ~ LIBOR 3M+0.55		474,200
Discount on borrowings
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	0.21 ~ 0.35		1,689,338
Offshore commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	(-)0.57 ~ 0.25		305,785
Others (Foreign banks)	DBS BANK LTD and others	0.05 ~ 0.35		342,594
Others (CSA)	BANK OF AMERICA (VM) and others	0.07		457,105

Subtotal				4,216,331

Total			(Won)	5,576,909

(2)	Details of the borrowings from other financial institutions as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	(Won)	46,768	(Won)	431,604	(Won)	8,966,502	(Won)	9,444,874

(December 31, 2021)

Type	Call-money		Sales of repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	(Won)	770,575	(Won)	590,003	(Won)	3,269,022	(Won)	4,629,600

16.	DEBENTURES:

Details of debentures as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022			Dec. 31, 2021
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currencies:
Floating rate	31-Day CD+0.11~ 31-Day CD+0.60	(Won)	4,090,000	31-Day CD+0.06~ 31-Day CD+0.12	(Won)	3,100,000
Fixed rate	0.89 ~ 5.58		24,830,000	0.75~4.70		19,810,000

Subtotal			28,920,000			22,910,000

Fair value hedging adjusting			(170,631)			(63,620)
Discount on debentures			(195,715)			(47,322)

Subtotal			28,553,654			22,799,058

Foreign currencies:
Floating rate	USD SOFR Index+0.25~ USD SOFR Index+0.775		9,443,252	Libor3M+0.20~ Libor3M+1.35		9,766,115
Fixed rate	0.00 ~ 12.60		52,761,984	0.00 ~ 11.09		43,801,187

Subtotal			62,205,236			53,567,302

Fair value hedging adjusting			(2,857,028)			205,544
Discount on debentures			(110,239)			(85,851)

Subtotal			59,237,969			53,686,995

Total		(Won)	87,791,623		(Won)	76,486,053

17.	PROVISIONS:

(1)	Details of provisions as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Provisions for acceptances and guarantees	(Won)	597,078	(Won)	380,983
Provisions for unused loan commitments		467,183		239,482
Other provisions		28,174		1,002

Total	(Won)	1,092,435	(Won)	621,467

(2)	Changes in provisions for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	(Won)	52,984	(Won)	311,291	(Won)	16,708	(Won)	380,983
- Transfer to 12 months expected credit losses		22,024		(22,024)		—		—
- Transfer to lifetime expected credit losses		(44)		44		—		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		3,272		14,426		644		18,342
Additional provisions (Reversal of provisions)		(4,462)		209,372		(7,157)		197,753

Ending balance	(Won)	73,774	(Won)	513,109	(Won)	10,195	(Won)	597,078

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	(Won)	37,640	(Won)	199,789	(Won)	2,053	(Won)	239,482
- Transfer to 12 months expected credit losses		1,965		(1,965)		—		—
- Transfer to lifetime expected credit losses		(11)		142		(131)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		773		—		—		773
Additional provisions (Reversal of provisions)		16,562		212,113		(1,747)		226,928

Ending balance	(Won)	56,929	(Won)	410,079	(Won)	175	(Won)	467,183

(2021)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	(Won)	42,507	(Won)	272,431	(Won)	72,089	(Won)	387,027
- Transfer to 12 months expected credit losses		11,480		(6,935)		(4,545)		—
- Transfer to lifetime expected credit losses		(10)		10		—		—
- Transfer to credit-impaired financial assets		(717)		—		717		—
Foreign exchange translation		2,349		12,463		626		15,438
Additional provisions (Reversal of provisions)		(2,625)		33,322		(52,179)		(21,482)

Ending balance	(Won)	52,984	(Won)	311,291	(Won)	16,708	(Won)	380,983

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	(Won)	34,073	(Won)	188,718	(Won)	16,793	(Won)	239,584
- Transfer to 12 months expected credit losses		15,000		—		(15,000)		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(2)		—		2		—
Foreign exchange translation		1,026		—		41		1,067
Additional provisions (Reversal of provisions)		(12,457)		11,071		217		(1,169)

Ending balance	(Won)	37,640	(Won)	199,789	(Won)	2,053	(Won)	239,482

18.	RETIREMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans, which have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•	The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the projected unit credit method (“PUC”). The data used in the PUC, such as interest rates, future salary increase rate, mortality rate, consumer price index and expected return on plan asset, are based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend, which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of net defined benefit liabilities (assets) as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Present value of defined benefit obligations	(Won)	99,458	(Won)	119,697
Fair value of plan assets		(144,600)		(133,302)

Net defined benefit liabilities (assets)	(Won)	(45,142)	(Won)	(13,605)

(3)	Changes in net defined benefit obligations for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	(Won)	119,697	(Won)	(133,302)	(Won)	(13,605)
Contributions from the employer		—		(16,874)		(16,874)
Current-service cost		11,373		—		11,373
Interest expense (income)		4,234		(4,775)		(541)
Actuarial gains and losses arising from changes in demographic assumptions		1,408		—		1,408
Actuarial gains and losses arising from changes in financial assumptions		(26,129)		1,979		(24,150)
Actuarial gains and losses arising from experience adjustments		(1,137)		—		(1,137)
Past-service cost		—		—		—
Management fees on plan assets		—		232		232
Benefits paid		(9,988)		8,140		(1,848)

Ending balance	(Won)	99,458	(Won)	(144,600)	(Won)	(45,142)

(2021)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	(Won)	111,011	(Won)	(115,812)	(Won)	(4,801)
Contributions from the employer		—		(20,500)		(20,500)
Current-service cost		11,407		—		11,407
Interest expense (income)		3,465		(3,640)		(175)
Actuarial gains and losses arising from changes in demographic assumptions		512		—		512
Actuarial gains and losses arising from changes in financial assumptions		(8,839)		1,603		(7,236)
Actuarial gains and losses arising from experience adjustments		(2,524)		—		(2,524)
Past-service cost		9,502		—		9,502
Management fees on plan assets		—		206		206
Benefits paid		(4,837)		4,841		4

Ending balance	(Won)	119,697	(Won)	(133,302)	(Won)	(13,605)

(4)	Details of fair value of plan assets as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Cash and cash equivalent	(Won)	—	(Won)	49,707
Debt securities		8,102		—
Others		136,498		83,595

Total	(Won)	144,600	(Won)	133,302

(5)	Actuarial assumptions used in retirement benefit obligations assessment as of December 31, 2022 and 2021 are as follows:

	Dec. 31, 2022	Dec. 31, 2021
Discount rate	5.87%	3.64%
Expected wage growth rate	1.37%	1.40%

(6)

Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	1%p Increase		1%p Decrease
Change of discount rate	(Won)	(8,408)	(Won)	9,782
Change of future salary increase rate		10,075		(8,842)

(December 31, 2021)

Detail	1%p Increase		1%p Decrease
Change of discount rate	(Won)	(11,774)	(Won)	13,924
Change of future salary increase rate		14,036		(11,162)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7)	Retirement benefit cost incurred from the defined contribution plan for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Retirement benefits	(Won)	1,564	(Won)	2,977

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Other financial liabilities:
Financial guarantee contract liabilities	(Won)	1,161,253	(Won)	1,140,299
Foreign exchanges payable		110		8
Accounts payable		369,796		23,806
Accrued expenses		992,763		660,814
Guarantee deposit received		353		353

Subtotal		2,524,275		1,825,280

Other liabilities:
Allowance For Deferred Day 1 Profit Or Loss In Derivatives		9,515		—
Allowance for credit loss in derivatives		—		39,670
Unearned income		124,862		101,831
Current tax payable		102,200		—
Sundry liabilities		6,356		18,339

Subtotal		242,933		159,840

Total	(Won)	2,767,208	(Won)	1,985,120

(2)	Changes in financial guarantee contract liabilities for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Beginning balance	(Won)	1,140,299	(Won)	1,182,101
Foreign exchange translation		48,611		58,185
Additional financial guarantee contract liabilities (Reversal of financial guarantee contract liabilities)		(9,963)		(75,587)
Others(*1)		(17,694)		(24,400)

Ending balance	(Won)	1,161,253	(Won)	1,140,299

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives both for trading and hedging purposes. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of fair values in hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income; and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised, the hedge no longer meets the criteria for hedge accounting or the Bank revokes the designation. The forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes of cash flows in hedged items arising from changes in foreign exchange.

(3)	Details of derivative assets and liabilities as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

			Derivative assets(*1)
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	(Won)	56,314,118	(Won)	522	(Won)	—	(Won)	903,044	(Won)	903,566
Currency:
Currency forwards		96,005,661		—		—		256,184		256,184
Currency swaps		30,035,585		307,595		49,580		770,286		1,127,461

Subtotal		126,041,246		307,595		49,580		1,026,470		1,383,645

Total	(Won)	182,355,364	(Won)	308,117	(Won)	49,580	(Won)	1,929,514	(Won)	2,287,211

(*1) Credit risk adjustments related to derivatives are excluded.

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	(Won)	56,314,118	(Won)	1,095,377	(Won)	—	(Won)	1,457,447	(Won)	2,552,824
Currency:
Currency forwards		96,005,661		—		—		339,352		339,352
Currency swaps		30,035,585		1,261,531		—		716,688		1,978,219

Subtotal		126,041,246		1,261,531		—		1,056,040		2,317,571

Total	(Won)	182,355,364	(Won)	2,356,908	(Won)	—	(Won)	2,513,487	(Won)	4,870,395

(December 31, 2021)

			Derivative assets
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	(Won)	47,235,133	(Won)	275,487	(Won)	—	(Won)	578,475	(Won)	853,962
Currency:
Currency forwards		5,871,649		—		—		57,739		57,739
Currency swaps		26,112,779		282,508		3,916		317,812		604,236

Subtotal		31,984,428		282,508		3,916		375,551		661,975

Stock:
Stock options		46,952		—		—		425		425

Total	(Won)	79,266,513	(Won)	557,995	(Won)	3,916	(Won)	954,451	(Won)	1,516,362

			Derivative liabilities
Detail	Notional amount		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	(Won)	47,235,133	(Won)	147,373	(Won)	—	(Won)	367,018	(Won)	514,391
Currency:
Currency forwards		5,871,649		—		—		40,909		40,909
Currency swaps		26,112,779		513,684		—		359,498		873,182

Subtotal		31,984,428		513,684		—		400,407		914,091

Stock:
Stock options		46,952		—		—		690		690

Total	(Won)	79,266,513	(Won)	661,057	(Won)	—	(Won)	768,115	(Won)	1,429,172

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Fair value hedge – hedged items	(Won)	3,165,476	(Won)	1,231,752
Fair value hedge – hedging instruments	(Won)	(3,229,844)	(Won)	(1,556,335)

(5)

As a result of cash flow hedge, the Bank recognized (Won)46,612 million and (Won)3,913 million as other comprehensive income (loss) (before tax effect) for the years ended December 31, 2022 and 2021 and there is no ineffectiveness recognized in relation to cash flow hedge for the years ended December 31, 2022 and 2021.

(6)	Hedge accounting

1)	Purpose and strategy of hedge accounting

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currency and the loans in foreign currency; and cash flow hedge accounting for interest rate swaps to hedge cash flow risk due to interest rates of the debentures in Korean won.

2)	Nominal amount and average hedge ratio for derivatives as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	(Won)	10,180,257	(Won)	12,030,420	(Won)	9,817,699	(Won)	5,946,113	(Won)	3,540,756	(Won)	8,604,823	(Won)	50,120,068
Nominal amount of hedging instruments		10,228,201		12,042,974		8,867,224		5,946,113		3,540,756		8,689,614		49,314,882
Average hedge ratio		100.47%		100.10%		90.32%		100.00%		100.00%		100.99%		98.39%
Cash flow hedges
Nominal amount of hedged items	(Won)	—	(Won)	111,593	(Won)	643,808	(Won)	—	(Won)	—	(Won)	—	(Won)	755,401
Nominal amount hedging instruments		—		111,593		643,808		—		—		—		755,401
Average hedge ratio		—		100.00%		100.00%		—		—		—		100.00%

(December 31, 2021)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	(Won)	6,662,420	(Won)	6,872,921	(Won)	9,069,369	(Won)	7,143,818	(Won)	5,552,558	(Won)	7,382,156	(Won)	42,683,242
Nominal amount of hedging instruments		6,649,848		6,872,921		9,072,215		6,254,693		5,552,558		7,433,170		41,835,405
Average hedge ratio		99.81%		100.00%		100.03%		87.55%		100.00%		100.69%		98.01%
Cash flow hedges
Nominal amount of hedged items	(Won)	59,275	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	59,275
Nominal amount hedging instruments		59,275		—		—		—		—		—		59,275
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

3)	Effect of hedge accounting on financial statement, statement of comprehensive income, statement of changes in equity

①

Effect of hedging instruments on statement financial position, statement of comprehensive income, statement of changes in equity as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Nominal amount		Carrying amount of assets(*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	(Won)	34,285,517	(Won)	522	(Won)	1,095,377	(Won)	(2,935,547)
Currency swap		15,029,365		307,595		1,261,531		(722,761)

Subtotal		49,314,882		308,117		2,356,908		(3,658,308)

Cash flow hedges		755,401		49,580		—		45,664

Total	(Won)	50,070,283	(Won)	357,697	(Won)	2,356,908	(Won)	(3,612,644)

(*1)	Credit risk adjustments related to derivatives are excluded.

(December 31, 2021)

Detail	Nominal amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	(Won)	28,537,438	(Won)	275,487	(Won)	147,373	(Won)	(797,378)
Currency swap		13,297,967		282,508		513,684		(791,844)

Subtotal		41,835,405		557,995		661,057		(1,589,222)

Cash flow hedges		59,275		3,916		—		3,916

Total	(Won)	41,894,680	(Won)	561,911	(Won)	661,057	(Won)	(1,585,306)

②

Effect of fair value hedged items on statement financial position, statement of comprehensive income, statement of changes in equity as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	(Won)	17,093	(Won)	—	(Won)	402	(Won)	—	(Won)	(1,188)
Debentures in local currency		—		602,989		—		(170,631)		107,011
Debentures in foreign currencies		—		31,810,613		—		(2,602,017)		1,081,608

Subtotal		17,093		32,413,602		402		(2,772,648)		1,187,431

Currency:
Loans in foreign currencies		149,661		—		(8,360)		—		(4,204)
Discontinuation of risk hedging
Loans in foreign currencies		13,782		—		(67)		—		33
Debentures in foreign currencies		—		14,360,000		—		(253,171)		(254,124)
Discontinuation of risk hedging
Debentures in foreign currencies		—		18,333		—		(1,840)		97

Subtotal		163,443		14,378,333		(8,427)		(255,011)		(258,198)

Total	(Won)	180,536	(Won)	46,791,935	(Won)	(8,025)	(Won)	(3,027,659)	(Won)	929,233

(December 31, 2021)

	Statement financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Discontinuation of risk hedging
Loans in foreign currencies	(Won)	32,243	(Won)	—	(Won)	1,533	(Won)	—	(Won)	(1,268)
Debentures in local currency		—		680,000		—		(63,620)		31,817
Debentures in foreign currencies		—		28,930,459		—		215,758		816,305

Subtotal		32,243		29,610,459		1,533		152,138		846,854

Currency:
Loans in foreign currencies		148,898		—		(4,156)		—		(4,156)
Discontinuation of risk hedging
Loans in foreign currencies		14,402		—		(100)		—		(16)
Debentures in foreign currencies		—		12,923,885		—		(8,277)		287,476
Discontinuation of risk hedging
Debentures in foreign currencies		—		16,190		—		(1,937)		(98)

Subtotal		163,300		12,940,075		(4,256)		(10,214)		283,206

Total	(Won)	195,543	(Won)	42,550,534	(Won)	(2,723)	(Won)	141,924	(Won)	1,130,060

③

Effect of cash flow hedged items on statement financial position, statement of comprehensive income, statement of changes in equity as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	(Won)	755,401	(Won)	38,805	(Won)	(46,172)

(December 31, 2021)

Detail	Statements of Financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Loans in foreign currencies	(Won)	59,275	(Won)	2,968	(Won)	(4,024)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit (loss)
Fair value hedges	(Won)	3,150,578	(Won)	(2,709,371)	(Won)	441,207
Cash flow hedges		(46,172)		45,664		—

Total	(Won)	3,104,406	(Won)	(2,663,707)	(Won)	441,207

(2021)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit (loss)
Fair value hedges	(Won)	1,131,161	(Won)	(1,091,127)	(Won)	40,034
Cash flow hedges		(4,024)		3,916		—

Total	(Won)	1,127,137	(Won)	(1,087,211)	(Won)	40,034

(7)	Interest Rate Benchmark Reform

The hedging relationship to which the Bank applies fair value hedge and cash flow hedge is affected by the interest rate benchmark reform. The interest rate benchmarks that the hedging relationship is exposed to, are as follows (Korean won in millions):

Interest rate benchmark	Carrying amount of hedged items (assets)		Carrying amount of hedged items (liabilities)		Nominal amount of hedging instruments
KRW CD 3M	(Won)	—	(Won)	160,000	(Won)	116,343
KRW CMS 10Y		—		110,000		92,704
USD LIBOR 3M(*1)		141,301		25,140,478		24,258,546
USD LIBOR 6M(*1)		—		5,329,158		4,794,624
EURIBOR 3M		—		202,680		189,193
EURIBOR 6M		—		5,262,924		4,980,749
EUR CMS 20Y		—		250,000		190,889
EUR CMS 30Y		—		190,000		139,434
AUD BBSW 3M		—		1,373,456		1,365,907
AUD BBSYB 3M		—		755,401		750,334
NOK NIBOR 6M		—		48,765		49,118

Total	(Won)	141,301	(Won)	38,822,862	(Won)	36,927,841

(*1)	Hedged items and hedging instruments due before June 30, 2023, when the LIBOR interest rate will be ceased being published, are excluded.

21.	CAPITAL STOCK:

As of December 31, 2022, the authorized capital and paid-in capital of the Bank are (Won)15,000,000 million and (Won)12,773,254 million, respectively. The Bank does not issue share certificates.

Changes in capital stock for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Beginning balance	(Won)	12,748,254	(Won)	12,449,456
Paid-in capital increase		25,000		298,798

Ending balance	(Won)	12,773,254	(Won)	12,748,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Gain (Loss) on equity securities at FVOCI	(Won)	882,404	(Won)	842,816
Gain (Loss) on debt securities at FVOCI		(213,907)		18,020
Gain (Loss) on valuation of cash flow hedge		38,805		2,968
Remeasurement of net defined benefit liabilities		37,454		18,865

Total	(Won)	744,756	(Won)	882,669

(2)	Changes in other components for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Beginning Balance		Increase (Decrease)		Tax effect		Ending balance
Gain (Loss) on equity securities at FVOCI	(Won)	842,816	(Won)	37,176	(Won)	2,412	(Won)	882,404
Gain (Loss) on debt securities at FVOCI		18,020		(302,298)		70,371		(213,907)
Gain (Loss) on valuation of cash flow hedge		2,968		46,612		(10,775)		38,805
Remeasurement of net defined benefit liabilities		18,865		23,879		(5,290)		37,454

Total	(Won)	882,669	(Won)	(194,631)	(Won)	56,718	(Won)	744,756

(2021)

	Beginning Balance		Increase (Decrease)		Tax effect		Ending balance
Gain (Loss) on equity securities at FVOCI	(Won)	773,104	(Won)	91,968	(Won)	(22,256)	(Won)	842,816
Gain (Loss) on debt securities at FVOCI		18,355		(442)		107		18,020
Gain (Loss) on valuation of cash flow hedge		3		3,913		(948)		2,968
Remeasurement of net defined benefit liabilities		11,855		9,248		(2,238)		18,865

Total	(Won)	803,317	(Won)	104,687	(Won)	(25,335)	(Won)	882,669

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Legal reserve (*1)	(Won)	500,991	(Won)	446,237
Voluntary reserve(*2)		923,767		712,729
Regulatory reserve for loan losses		239,710		149,219
Unappropriated retained earnings		386,911		547,539

Total	(Won)	2,051,379	(Won)	1,855,724

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for the year as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates profit for the year, net of the regulatory reserve for loan losses and the dividends, as voluntary reserve.

(2)	Changes in retained earnings for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Beginning balance	(Won)	1,855,724	(Won)	1,348,944
Profit for the year		386,911		547,539
Dividends		(191,256)		(40,759)

Ending balance	(Won)	2,051,379	(Won)	1,855,724

(3)	Details of dividends for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
The Government	(Won)	131,464	(Won)	27,711
Bank of Korea		17,478		3,814
Korea Development Bank		42,314		9,234

Total	(Won)	191,256	(Won)	40,759

(4)	Statements of appropriations of retained earnings for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022 (Expected date of appropriation: Mar. 31, 2022)		2021 (Date of appropriation: May. 6, 2022)
I. Retained earnings before appropriations:	(Won)	386,911	(Won)	547,539
1. Unappropriated retained earnings carried over from prior years		—		—
2. Profit for the year		386,911		547,539
II. Other reserve transferred		—		—
III. Appropriations:		386,911		547,539
1. Legal reserve		38,691		54,754
2. Dividend		135,419		191,256
3. Other reserve		176,891		211,038
4. Regulatory reserve for loan losses		35,910		90,491
IV. Unappropriated retained earnings at the end of the year		—		—

(5)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the year-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Dec. 31, 2022		Dec. 31, 2021
Accumulated regulatory reserve for loan losses	(Won)	239,710	(Won)	149,219
Expected regulatory reserve for loan losses		35,910		90,491

Regulatory reserve for loan losses	(Won)	275,620	(Won)	239,710

2)	Provision for regulatory reserve for loan losses and profit for the year after adjusting regulatory reserve for loan losses.

Details of regulatory reserve for loan losses and profit for the year after adjusting the reserve for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Profit for the year	(Won)	386,911	(Won)	547,539
Provision for regulatory reserve for loan losses		35,910		90,491

Profit after adjusting the regulatory reserve for loan losses (*1)	(Won)	351,001	(Won)	457,048

(*1)

Adjusted profit for the year considering reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the year.

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Interest of due from financial institutions:
Due from financial institutions in local currency	(Won)	32,980	(Won)	7,519
Due from financial institutions in foreign currencies		99,300		6,537

Subtotal		132,280		14,056

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		—		82
Interest of loans at FVTPL		—		565

Subtotal		—		647

Interest of financial investments:
Interest of securities at FVOCI		47,847		33,932
Interest of securities at amortized cost		24,580		12,292

Subtotal		72,427		46,224

Interest of loans at amortized cost:
Interest of loans in local currency		758,491		537,619
Interest of loans in foreign currencies		2,034,466		1,128,663
Interest of bills bought		20,383		11,961
Interest of advances for customers		293		987
Interest of call loans		42,967		2,291
Interest of interbank loans		9,193		2,658

Subtotal		2,865,793		1,684,179

Other interest income		—		404

Total	(Won)	3,070,500	(Won)	1,745,510

(2)	Details of interest expenses for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Interest of borrowings:
Interest of borrowings in foreign currencies	(Won)	166,976	(Won)	27,742
Interest of sales of repurchase agreement		10,343		582

Subtotal		177,319		28,324

Interest of call-money		1,922		744
Interest of debentures:
Interest of debentures in local currency		561,506		268,912
Interest of debentures in foreign currencies		1,376,173		542,099

Subtotal		1,937,679		811,011

Other interest expense		1,188		1,028

Total	(Won)	2,118,108	(Won)	841,107

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Commission income in local currency:
Commission income on management of EDCF	(Won)	21,382	(Won)	20,820
Commission income on management of IKCF		2,170		2,200
Other commission income in local currency		1,344		1,973

Subtotal		24,896		24,993

Commission income in foreign currencies:
Commission income on letters of credit		3,236		2,669
Commission income on confirmation on export letter of credit		—		13
Commission income on loan commitments		46,240		28,242
Management fees		214		71
Arrangement fees		17,036		2,399
Advisory fees		1,895		220
Prepayment fees		5,723		4,503
Sundry commission income on foreign exchange		81		313
Structuring fees		—		50
Brokerage fee for foreign currencies exchange funds		110		176
Other commission income in foreign currencies		4,843		5,443

Subtotal		79,378		44,099

Others:
Other commission income		6,308		10,896
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		163,982		129,926
Premium for guarantee		88,368		100,033

Subtotal		252,350		229,959

Total	(Won)	362,932	(Won)	309,947

(2)	Details of commission expenses for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Commission expenses in local currency:
Commission expenses on domestic transactions	(Won)	594	(Won)	519
Commission expenses in foreign currencies:
Commissions paid on borrowings in foreign currency		9,071		3,312
Sundry commission expenses on foreign exchange		6,069		3,975

Subtotal		15,140		7,287

Others:
Other commission expenses		10,460		13,299

Total	(Won)	26,194	(Won)	21,105

26.	DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Financial assets at FVOCI	(Won)	60,627	(Won)	49,889

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Securities at FVTPL:
Gain on valuation	(Won)	36,319	(Won)	18,846
Loss on valuation		(16,073)		(12,951)
Gain on disposal		39,517		9,885
Loss on disposal		(2,609)		(1,936)
Others		19,939		15,816

Subtotal		77,093		29,660

Loans at FVTPL:
Gain on valuation		—		505
Loss on valuation		(289)		—
Loss on disposal		(119)		(423)

Subtotal		(408)		82

Trading derivatives:
Gain on valuation		1,567,207		856,142
Loss on valuation		(2,330,999)		(996,182)
Gain on transaction		1,617,433		909,941
Loss on transaction		(1,235,833)		(672,656)

Subtotal		(382,192)		97,245

Total	(Won)	(305,507)	(Won)	126,987

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Gain on hedging instruments	(Won)	492,483	(Won)	189,053
Loss on hedging instruments		(3,716,222)		(1,745,324)

Total	(Won)	(3,223,739)	(Won)	(1,556,271)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Financial assets at FVOCI:
Gain on disposals	(Won)	97	(Won)	3,381
Loss on disposals		(144)		—

Total	(Won)	(47)	(Won)	3,381

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Other operating income:
Gain on sale of loans at amortized cost	(Won)	—	(Won)	2,709
Gain on redemption of loans at amortized cost		—		337
Gain on fair value hedged items		3,439,247		1,242,036
Others		19,523		—

Subtotal		3,458,770		1,245,082

Other operating expenses:
Loss on fair value hedged items		(273,771)		(10,284)
Contribution to miscellaneous funds		(4,598)		(4,751)
Loss on redemption of bonds		—		—
Transfer of other provisions		(60)		(28,917)
Others		(6,861)		(9,947)

Subtotal		(285,290)		(53,899)

Total	(Won)	3,173,480	(Won)	1,191,183

31.	IMPAIRMENT LOSS (REVERSAL) ON CREDIT:

Details of impairment loss (reversal) on credit for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Loans at amortized cost	(Won)	246,263	(Won)	488,672
Other financial assets		16,566		(22,356)
Guarantees		197,753		(21,482)
Unused loan commitments		226,928		(1,169)
Financial guarantee contract		(9,963)		(75,587)
Financial assets at FVOCI		317		340
Securities at amortized cost		131		51

Total	(Won)	677,995	(Won)	368,469

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	Detail	2022		2021
General and administrative	Short-term salaries	(Won)	121,037	(Won)	116,996
Other expenses in financing department	Office expenses		81,866		73,592

	Subtotal		202,903		190,588

Office expenses of EDCF			2,249		1,331
General and administrative—Others	Retirement benefits (defined contributions)		1,564		2,977
	Retirement benefits (defined benefits)		11,064		20,940
	Depreciation of tangible assets		9,145		7,056
	Amortization of intangible assets		9,529		10,759
	Taxes and dues		23,613		17,195
	Donations and contributions		1,356		2,000

	Subtotal		56,271		60,927

	Total	(Won)	261,423	(Won)	252,846

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	Detail	2022		2021
Gain (Loss) on investments in associates and subsidiaries	Dividend income	(Won)	5,545	(Won)	10,931
Other incomes	Gain on disposals of tangible assets		86		119
	Rental income		401		129
	Interest on other loans		134		75
	Revenue on research project		7,964		6,602
	Other miscellaneous income		980		450

	Subtotal		9,565		7,375

Other expenses	Loss on disposal of tangible assets		(2)		(51)
	Loss on disposal of intangible assets		(1)		—
	Donations and contributions		(5,673)		(7,159)
	Court cost		(849)		(1,018)
	Expenses on research project		(6,805)		(6,320)
	Other miscellaneous expenses		(378)		(435)

	Subtotal		(13,708)		(14,983)

	Total	(Won)	(4,143)	(Won)	(7,608)

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Current income tax payable	(Won)	95,080	(Won)	(5,776)
Adjustment recognized in the current period for tax payable of prior periods		17,322		(74)
Changes in deferred income taxes due to temporary differences		(9,491)		232,271
Changes in deferred income taxes directly recognized in equity		81,044		(27,836)

Income tax expense	(Won)	183,955	(Won)	198,585

(2)	Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Temporary differences						Deferred tax assets (liabilities) - ending balance
Detail	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	(Won)	112	(Won)	32	(Won)	144	(Won)	33
Fair value hedging income (loss)		144,646		(3,332,977)		(3,188,331)		(739,693)
Financial guarantee contract liability		971,196		(941)		970,255		225,099
Loans		(6,745)		1,073		(5,672)		(1,316)
Allowance for loan losses		457,061		292,556		749,617		173,911
Unused commitment provisions		239,482		227,701		467,183		108,387
Net deferred loan origination fees and costs		368,209		35,252		403,461		93,603
Long-term income in advance		(2,689)		974		(1,715)		(398)
Provisions for acceptances and guarantees		380,983		216,095		597,078		138,522
Loan-for-equity swap		1,234,314		161,881		1,396,195		323,917
Loss on valuation of derivatives		(253,407)		(538,627)		(792,034)		(183,752)
Gain on valuation of derivatives		(94,198)		2,835,806		2,741,608		636,053
Defined benefit liability		(6,492)		(477)		(6,969)		(1,617)
Accrued interest receivables and payables related to swap transaction		(304,990)		(65)		(305,055)		(70,773)
Tangible assets		(175,093)		(912)		(176,005)		(40,833)
Others		1,908,019		(70,950)		1,837,069		426,202

Subtotal	(Won)	4,860,408	(Won)	(173,579)	(Won)	4,686,829	(Won)	1,087,345

Deferred income tax assets (liabilities) directly adjusted in equity								(220,076)

Total							(Won)	867,269

(2021)

	Temporary differences						Deferred tax assets (liabilities) - ending balance
Detail	Beginning balance		Increase (Decrease)		Ending balance
Depreciation	(Won)	106	(Won)	6	(Won)	112	(Won)	27
Fair value hedging income (loss)		1,375,588		(1,230,942)		144,646		35,004
Financial guarantee contract liability		1,050,102		(78,906)		971,196		235,030
Loans		(42,621)		35,876		(6,745)		(1,632)
Allowance for loan losses		984,662		(527,601)		457,061		110,609
Unused commitment provisions		239,584		(102)		239,482		57,955
Net deferred loan origination fees and costs		364,854		3,355		368,209		89,107
Long-term income in advance		(2,689)		—		(2,689)		(651)
Provisions for acceptances and guarantees		387,027		(6,044)		380,983		92,198
Loan-for-equity swap		1,176,609		57,705		1,234,314		298,704
Loss on valuation of derivatives		142,212		(395,619)		(253,407)		(61,324)
Gain on valuation of derivatives		(1,352,817)		1,258,619		(94,198)		(22,796)
Defined benefit liability		—		(6,492)		(6,492)		(1,571)
Accrued interest receivables and payables related to swap transaction		(316,122)		11,132		(304,990)		(73,808)
Tangible assets		(173,653)		(1,440)		(175,093)		(42,372)
Others		1,882,441		25,578		1,908,019		461,739

Subtotal	(Won)	5,715,283	(Won)	(854,875)	(Won)	4,860,408	(Won)	1,176,219

Deferred income tax assets (liabilities) directly adjusted in equity								(301,120)

Total							(Won)	875,099

(3)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

	2022		2021
Profit before income tax	(Won)	570,866	(Won)	746,124
Income tax calculated at statutory tax rate (11% up to 200 million, 22% over 200 million to 20 billion, 24.2% over 20 billion to 300 billion, and 27.5% over 300 billion)		146,626		194,822
Adjustments:
Effect on non-taxable income		(2,866)		(27,471)
Effect on non-deductible expense		89		24,516
Effect on tax deduction		(15,256)		—
Others		38,040		6,792

Subtotal		20,007		3,837

Adjustment recognized as current tax for the prior periods		17,322		(74)

Income tax expense	(Won)	183,955	(Won)	198,585

Effective tax rate from operations		32.22%		26.62%

(4)	Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2022 and 2021 are as follows (Korean won in millions):

Detail	Dec. 31, 2022		Dec. 31, 2021
Loss on valuation of financial investments	(Won)	(200,076)	(Won)	(297,161)
Gain(Loss) on valuation of cash flow hedge		(11,722)		(948)
Remeasurement of net defined benefit liability		(11,314)		(6,023)

Total	(Won)	(223,112)	(Won)	(304,132)

(5)	Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of (Won)53,480 million related to investments in associates and subsidiaries as of December 31, 2022 because the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Bank also does not recognize deferred tax assets for deductible temporary differences of (Won)4,469 million related to impairment loss of financial investments as of December 31, 2022 because the realizable period has already passed.

35.	STATEMENTS OF CASH FLOWS:

(1)	Details of non-cash flow transactions for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

Detail	2022		2021
Written-off	(Won)	28,405	(Won)	13,459
Transfer to financial investments from the investments in associates		—		380,520
Gain(Losses) on valuation of FVOCI Securities		268,457		101,864
Debt-Equity Swap of loans		424,889		463,894
Remeasurement of net defined benefit liability		23,879		9,248

(2)	Changes in liabilities arising from financing activities for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

Detail	Borrowings		Debentures		Total
Beginning balance	(Won)	5,576,909	(Won)	76,486,053	(Won)	82,062,962
Change in cash flows		4,230,460		11,607,469		15,837,929
Amortization		—		222,411		222,411
Foreign exchange transaction		305,371		2,645,370		2,950,741
Change in fair value hedged items		—		(3,169,680)		(3,169,680)

Ending balance	(Won)	10,112,740	(Won)	87,791,623	(Won)	97,904,363

(2021)

Detail	Borrowings		Debentures		Total
Beginning balance	(Won)	6,076,631	(Won)	72,641,777	(Won)	78,718,408
Change in cash flows		(1,005,804)		1,585,728		579,924
Amortization		135		119,042		119,177
Foreign exchange transaction		505,947		3,275,006		3,780,953
Change in fair value hedged items		—		(1,135,500)		(1,135,500)

Ending balance	(Won)	5,576,909	(Won)	76,486,053	(Won)	82,062,962

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Detail	Dec. 31, 2022		Dec. 31, 2021
Guarantees	Confirmed	(Won)	39,372,509	(Won)	30,068,697
	Unconfirmed		14,015,571		10,162,786

	Subtotal		53,388,080		40,231,483

Loan commitments	Local currency, foreign currencies loan commitments		31,998,501		30,217,694
	Others		881,384		2,399,537

	Subtotal		32,879,885		32,617,231

	Total	(Won)	86,267,965	(Won)	72,848,714

(2)	Details of guarantees that have been provided for others as of December 31, 2022 and 2021 are as follows (Korean won in millions):

	Detail	Dec. 31, 2022		Dec. 31, 2021
Confirmed guarantees	Local currency:
	Performance of contracts	(Won)	51,149	(Won)	75,088
	Repayment of advances		65,877		76,183
	Others		36,752		38,742

	Subtotal		153,778		190,013

	Foreign currencies:
	Performance of contracts		8,141,137		7,214,218
	Repayment of advances		16,386,175		9,117,665
	Acceptances of imported goods		5,726		1,902
	Acceptances of import letter of credit outstanding		65,471		237,980
	Foreign liabilities		11,233,647		10,009,388
	Others		3,386,575		3,297,531

	Subtotal		39,218,731		29,878,684

Unconfirmed guarantees	Foreign liabilities		1,686,845		1,040,401
	Repayment of advances		12,246,724		9,047,096
	Import letter of credit issued		81,968		75,254
	Others		34		35

	Subtotal		14,015,571		10,162,786

	Total	(Won)	53,388,080	(Won)	40,231,483

(3)	Details of guarantees classified by country as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	(Won)	26,084,669	66.25	(Won)	12,328,584	87.96	(Won)	38,413,253	71.95
	China		139,708	0.35		—	0.00		139,708	0.26
	Saudi Arabia		1,125,810	2.86		—	0.00		1,125,810	2.11
	India		611,203	1.55		—	0.00		611,203	1.14
	Indonesia		761,936	1.94		198,396	1.42		960,332	1.80
	Vietnam		1,426,630	3.62		434,295	3.10		1,860,925	3.49
	Australia		184,734	0.47		—	0.00		184,734	0.35
	Qatar		202,033	0.51		—	0.00		202,033	0.38
	Singapore		184,201	0.47		—	0.00		184,201	0.35
	Oman		525,228	1.33		5,449	0.04		530,677	0.99
	Uzbekistan		299,939	0.76		—	0.00		299,939	0.56
	Others		2,588,970	6.59		758,274	5.41		3,347,244	6.27

	Subtotal		34,135,061	86.70		13,724,998	97.93		47,860,059	89.65

Europe	United Kingdom		179,233	0.46		—	0.00		179,233	0.34
	France		400,919	1.02		—	0.00		400,919	0.75
	Others		2,003,259	5.08		250,021	1.78		2,253,280	4.22

	Subtotal		2,583,411	6.56		250,021	1.78		2,833,432	5.31

America	United States		1,095,214	2.78		16,475	0.12		1,111,689	2.08
	Brazil		418,563	1.06		—	0.00		418,563	0.78
	Mexico		397,367	1.01		—	0.00		397,367	0.74
	Others		420,555	1.07		24,077	0.17		444,632	0.84

	Subtotal		2,331,699	5.92		40,552	0.29		2,372,251	4.44

Africa	Madagascar		93,683	0.24		—	0.00		93,683	0.18
	Others		228,655	0.58		—	0.00		228,655	0.42

	Subtotal		322,338	0.82		—	0.00		322,338	0.60

	Total	(Won)	39,372,509	100.00	(Won)	14,015,571	100.00	(Won)	53,388,080	100.00

(December 31, 2021)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	(Won)	18,382,248	61.13	(Won)	9,121,271	89.75	(Won)	27,503,519	68.36
	China		174,668	0.58		—	—		174,668	0.43
	Saudi Arabia		1,226,580	4.08		—	—		1,226,580	3.05
	India		587,733	1.95		—	—		587,733	1.46
	Indonesia		716,448	2.38		304,695	3.00		1,021,143	2.54
	Vietnam		1,100,647	3.66		433,889	4.27		1,534,536	3.81
	Australia		207,027	0.69		—	—		207,027	0.51
	Qatar		218,227	0.73		—	—		218,227	0.54
	Singapore		135,957	0.45		—	—		135,957	0.34
	Oman		506,487	1.68		37,498	0.37		543,985	1.35
	Uzbekistan		330,123	1.10		—	—		330,123	0.82
	Others		1,694,809	5.65		134,339	1.32		1,829,148	4.56

	Subtotal		25,280,954	84.08		10,031,692	98.71		35,312,646	87.77

Europe	United Kingdom		57,793	0.19		—	—		57,793	0.14
	France		249,712	0.83		—	—		249,712	0.62
	Others		1,816,658	6.04		77,274	0.76		1,893,932	4.71

	Subtotal		2,124,163	7.06		77,274	0.76		2,201,437	5.47

America	United States		966,069	3.22		13,041	0.13		979,110	2.43
	Brazil		400,481	1.33		—	—		400,481	1.00
	Mexico		406,125	1.35		—	—		406,125	1.01
	Bermuda		—	—		—	—		—	—
	Others		509,126	1.69		40,779	0.40		549,905	1.37

	Subtotal		2,281,801	7.59		53,820	0.53		2,335,621	5.81

Africa	Madagascar		87,636	0.29		—	—		87,636	0.22
	Others		294,143	0.98		—	—		294,143	0.73

	Subtotal		381,779	1.27		—	—		381,779	0.95

	Total	(Won)	30,068,697	100.00	(Won)	10,162,786	100.00	(Won)	40,231,483	100.00

(4)	Details of guarantees classified by industry as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	(Won)	24,159,531	61.36	(Won)	13,045,936	93.08	(Won)	37,205,467	69.69
Transportation		2,403,519	6.10		43,727	0.31		2,447,246	4.58
Financial institution		867,051	2.20		142	0.00		867,193	1.62
Wholesale and retail		1,640,149	4.17		41,454	0.30		1,681,603	3.15
Real estate business		33,820	0.09		21,983	0.16		55,803	0.10
Construction		4,314,405	10.96		98,537	0.70		4,412,942	8.27
Public sector and others		5,954,034	15.12		763,792	5.45		6,717,826	12.59

Total	(Won)	39,372,509	100.00	(Won)	14,015,571	100.00	(Won)	53,388,080	100.00

(December 31, 2021)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	(Won)	15,695,679	52.20	(Won)	8,938,321	87.95	(Won)	24,634,000	61.22
Transportation		2,226,005	7.40		—	—		2,226,005	5.53
Financial institution		904,286	3.01		1,114	0.01		905,400	2.25
Wholesale and retail		734,150	2.44		43,915	0.43		778,065	1.93
Real estate business		42,562	0.14		48,556	0.48		91,118	0.23
Construction		5,250,974	17.46		78,279	0.77		5,329,253	13.25
Public sector and others		5,215,041	17.35		1,052,601	10.36		6,267,642	15.59

Total	(Won)	30,068,697	100.00	(Won)	10,162,786	100.00	(Won)	40,231,483	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 60 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, CP program to issue CPs with issuance limits of USD 6 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 32.5 billion.

4)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of December 31, 2022, 7 lawsuits (aggregated claim amount: (Won)71,610 million) were filed as a plaintiff and 5 pending litigations as a defendant were filed (aggregated claim amount: (Won)28,676 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of December 31, 2022 and 2021 are (Won)2,053,356 million and (Won)2,053,343 million, respectively.

(8)	COVID-19

The proliferation of COVID-19 has had a negative impact on the global economy, which may have a greater impact than the expected credit loss and potential impairment of assets in a particular portfolio, negatively impacting the profit generation capability of the Bank as follows:

•	Uncertainty may arise about the credit risk of a borrower that could be affected by COVID-19.

•	Uncertainty may arise about forward-looking macroeconomic information related to expected credit losses.

•

Korean won may depreciate against major foreign currencies. This may result in an increase in principal and interest payments on liabilities denominated in foreign currencies, and losses on foreign exchange transactions.

•	Possible significant decrease in the fair value of an entity affected by COVID-19 pandemic, in which the bank invested, may occur.

(9)

Related to Ukraine crisis occurred in February 2022, international sanctions are being imposed to Russia. The sanctions may affect companies, industries, or economies which do business directly or indirectly with Russia, but the impact on the Bank’s financial position and operation has yet to be observed. The Bank consistently monitors and controls the effects of Ukraine crisis.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of December 31, 2022 are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	68.80
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	85.00
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.92
KTB Newlake Global Healthcare PEF	Associate	25.00
Korea Aerospace Industries. Ltd.	Associate	26.41
Daewoo Shipbuilding & Marine Engineering Co., Ltd	Associate	—
KB-Badgers Future Mobility ESG Fund I	Associate	22.73

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	(Won)	250,676	(Won)	—	(Won)	—
PT.KOEXIM Mandiri Finance		135,416		275		—
KEXIM Vietnam Leasing Co.		134,596		168		—
KEXIM Asia Limited		150,485		88		—

Subtotal		671,173		531		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,520,986		1,247,570		—
Korea Aerospace Industries. Ltd.		—		1,444		—

Subtotal		2,520,986		1,249,014		—

Total	(Won)	3,192,159	(Won)	1,249,545	(Won)	—

(December 31, 2021)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	(Won)	177,709	(Won)	—	(Won)	—
PT.KOEXIM Mandiri Finance		143,543		267		—
KEXIM Vietnam Leasing Co.		144,256		315		1
KEXIM Asia Limited		129,953		81		—

Subtotal		595,461		663		1

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,524,098		433,756		—

Total	(Won)	3,119,559	(Won)	434,419	(Won)	1

2)	Guarantees provided to the related parties as of December 31, 2022 and 2021 are as follows (Korean won in millions):

(December 31, 2022)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	(Won)	—	(Won)	—	(Won)	231,768	(Won)	—
PT.KOEXIM Mandiri Finance		—		—		55,761		—
KEXIM Vietnam Leasing Co.		—		142		115,434		—
KEXIM Asia Limited		—		—		194,290		—

Subtotal		—		142		597,253		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		4,826,783		4,128,813		1,450,000		140,549
Korea Aerospace Industries. Ltd.		1,377,023		—		—		—

Subtotal		6,203,806		4,128,813		1,450,000		140,549

Total	(Won)	6,203,806	(Won)	4,128,955	(Won)	2,047,253	(Won)	140,549

(December 31, 2021)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	(Won)	—	(Won)	—	(Won)	232,365	(Won)	—
PT.KOEXIM Mandiri Finance		—		—		34,380		—
KEXIM Vietnam Leasing Co.		—		1,114		89,888		—
KEXIM Asia Limited		—		—		192,153		—

Subtotal		—		1,114		548,786		—

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		2,822,425		2,379,492		1,450,000		1,665,958

Total	(Won)	2,822,425	(Won)	2,380,606	(Won)	1,998,786	(Won)	1,665,958

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

Detail	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	(Won)	4,782	(Won)	—	(Won)	—
PT.KOEXIM Mandiri Finance		3,281		7		—
KEXIM Vietnam Leasing Co.		3,163		(148)		—
KEXIM Asia Limited		3,482		5		—
EXIM PLUS Co., Ltd.		—		—		6,550

Subtotal		14,708		(136)		6,550

Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		63,339		595,586		—
Korea Aerospace Industries. Ltd.		1,291		1,444		—

Subtotal		64,630		597,030		—

Total	(Won)	79,338	(Won)	596,894	(Won)	6,550

(2021)

Detail	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	(Won)	395	(Won)	—	(Won)	—
PT.KOEXIM Mandiri Finance		598		17		—
KEXIM Vietnam Leasing Co.		561		49		—
KEXIM Asia Limited		810		(76)		—
EXIM PLUS Co., Ltd.		—		—		6,265

Subtotal		2,364		(10)		6,265

Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.(*1)		6,489		(114,648)		228
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		50,092		45,260		—

Subtotal		56,581		(69,388)		228

Total	(Won)	58,945	(Won)	(69,398)	(Won)	6,493

(*1)	Profit and loss transactions before being excluded from the related parties for the year ended December 31, 2021.

(4)	Loan transactions with related parties

Loan transactions with related parties for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

(2022)

	Financing transaction
Detail	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	(Won)	1,021,752	(Won)	956,147
PT.KOEXIM Mandiri Finance		429,556		449,268
KEXIM Vietnam Leasing Co.		475,406		495,782
KEXIM Asia Limited		226,006		217,905
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		—		1,519

Total	(Won)	2,152,720	(Won)	2,120,621

(2021)

	Financing transaction
Detail	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	(Won)	353,591	(Won)	354,388
PT.KOEXIM Mandiri Finance		288,237		294,080
KEXIM Vietnam Leasing Co.		273,001		252,213
KEXIM Asia Limited		110,055		153,988
Associates:
DAESUN Shipbuilding & Engineering Co., Ltd.(*1)		84,259		506,111

Total	(Won)	1,109,143	(Won)	1,560,780

(*1)	Loan transactions before being excluded from the related parties for the year ended December 31, 2021.

(5)	Details of compensation for key executives for the years ended December 31, 2022 and 2021 are as follows (Korean won in millions):

Detail	2022		2021
Salaries	(Won)	3,307	(Won)	3,562
Severance and retirement benefits		258		404

Total	(Won)	3,565	(Won)	3,966

38.	APPROVAL OF FINANCIAL STATEMENTS:

The financial statements of the Bank were approved by Board of Directors on March 24, 2023 and were finally approved by the Operations Committee on March 29, 2023.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the

Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. In April 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities. In October 2018, a Seoul district court sentenced him to 15 years of prison term, which decision he subsequently appealed. In October 2020, the Supreme Court ruled against such appeal and sentenced him to 17 years of prison term. Subsequently, he was granted a special pardon by President Yoon, the current president of the Republic, and was released from prison in December 2022.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. In March 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. After a series of trials, former President Park was sentenced to a combined 22 years of prison term and a fine of (Won)21.5 billion. In light of her deteriorating health, however, former President Park was granted a special pardon by President Moon, her successor, and was released from prison on December 31, 2021.

A special election to elect a successor to former President Park was held on May 9, 2017 and the country elected Moon Jae-in as President. His term, which commenced on May 10, 2017, ended on May 9, 2022.

In March 2022, the country elected Yoon Suk-yeol as President. His term commenced on May 10, 2022. The Yoon administration’s key policy objectives include, among others, the following:

•	mitigating the adverse effects of the COVID-19 pandemic on the Korean economy, including through the provision of relief packages in support of small businesses and the self-employed;

•	stabilizing the housing market by increasing the supply of new homes and reforming property-related tax regulations;

•	pursuing economic prosperity by promoting private sector growth and supporting the semiconductor, artificial intelligence, battery and other strategic industries;

•	pursuing the denuclearization of the Korean Peninsula, enhancing Korea’s core military capabilities and improving foreign relations and national security;

•

pursuing enhanced environmental, social and corporate governance management, including through efforts to achieve carbon neutrality by reversing the previous administration’s nuclear-phase out policy and combining renewable energy with nuclear power generation; and

•	pursuing efficient management of the government through various measures, including the establishment of a digital platform and the relocation of presidential offices.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Public Official Election Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, two special autonomous provinces (Jeju and Gangwon), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 21st legislative general election was held on April 15, 2020 and the term of the National Assembly members elected in the 21st legislative general election commenced on May 30, 2020. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP, and the Justice Party, or the JP.

As of May 31, 2023, the parties control the following number of seats in the National Assembly:

	DPK	PPP	JP	Others	Total
Number of seats	167	113	6	13	299

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 555,000 regular troops and 3.1 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 25,300 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States reached an agreement to enter into a new six-year SMA, under which the Republic would increase its share of the cost of the American military presence in the Republic, which became effective in September 2021 upon ratification by the National Assembly.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-un, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons and ballistic missile programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea. Despite such actions, North Korea increased the frequency of its missile tests in 2022, firing over 60 ballistic missiles, including multiple intercontinental ballistic missiles.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April and May 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the International Bank for Reconstruction and Development;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency, or the IAEA;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2018		2019		2020		2021			2022

	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		3.1%		1.3%		0.7%		7.2	%(7)		3.8	%(7)
GDP Growth (at chained 2015 year prices)		2.7%		2.3%		(0.7)%		4.3	%(7)		2.6	%(7)
Inflation(1)		1.5%		0.4%		0.5%		2.5%			5.1	%(7)
Unemployment(2)		3.8%		3.8%		4.0%		3.7%			2.9	%(7)
Trade Surplus (Deficit)(3)		$69.7		$38.9		$44.9		$29.4			$(47.8	)(7)
Foreign Currency Reserves		$403.7		$408.8		$443.1		$463.1			$423.2
External Liabilities(4)		$441.2		$470.7		$550.6		$632.4			$664.5	(7)
Fiscal Balance	(Won)	31.2	(Won)	(12.0)	(Won)	(71.2)	(Won)	(30.5)		(Won)	(64.6	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		35.6%		37.4%		44.2%		49.2%			N/A	(8)
Direct External Debt of the Government(5) (as % of GDP(6))		0.4%		0.4%		0.5%		0.6%			N/A	(8)

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2015 year prices.
(7)	Preliminary.
(8)	Not available.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the COVID-19 pandemic, as further described below;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	interest rate fluctuations as well as perceived or actual changes in policy rates by, or other monetary and fiscal policies set forth by, the U.S. Federal Reserve and other central banks;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including as a result of the COVID-19 pandemic, government policies and labor shortages;

•	adverse developments in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•	a deterioration in economic and trade relations between the United States and its major trading partners, including China;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•	escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East;

•	the slowdown of economic growth in China and other major emerging market economies;

•	political and social instability in various countries in the Middle East, including Iran, Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

COVID-19, an infectious disease caused by severe acute respiratory syndrome coronavirus 2, has spread globally and was declared a “pandemic” by the WHO in March 2020. The COVID-19 pandemic has led to significant global economic and financial disruptions, including an adverse impact on international trade and business activities. Although there have been signs of recovery in the global economy resulting from the availability of COVID-19 vaccinations and gradual normalization of business activities, the extent to which the COVID-19 pandemic may continue to impact the global economy will depend on future developments, including the scope and duration of the COVID-19 pandemic as well as the timeliness and effectiveness of actions taken by governmental authorities, central banks, healthcare providers and other third parties around the world in order to contain and mitigate the effects of COVID-19. The possibility of a global recession in major markets due to the impact of COVID-19, including discrepancies in vaccine rollout rates, continued decline in consumer confidence and weakened demand for face-to-face services, could cause significant volatility in the global economic and financial systems.

There has been significant volatility in global financial markets resulting from, among others, the COVID-19 pandemic, Russia’s invasion of Ukraine and ensuing sanctions against Russia, and more recently, difficulties faced by several banks in the United States and Europe, which has also led to significant volatility in the Korea Composite Stock Price Index in recent years. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital.

Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has fluctuated widely. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the COVID-19 pandemic discussed above;

•

increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, the impact of the COVID-19 pandemic and the rise in interest rates;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,867.0 trillion as of December 31, 2022 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy;

•

a substantial increase in the Government’s expenditures for (i) fiscal stimulus measures to provide emergency relief payments to households and emergency loans to corporations in need of funding due to the COVID-19 pandemic and (ii) pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounted for approximately 17.5% of the Republic’s total population as of December 31, 2022, an increase from 7.2% as of December 31, 2000, and is expected to surpass 20.6% in 2025;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

The first confirmed case of COVID-19 in Korea was announced in January 2020 and the subsequent spread of the virus has since resulted in more than 31 million confirmed cases and more than 34,000 fatalities related to COVID-19 reported in Korea as of May 31, 2023. During the course of the pandemic, the Government implemented a number of measures in order to contain the spread of the COVID-19 disease, including, among others, a nationwide order for social distancing and a mask mandate, implementation of strict self-isolation and quarantine measures for the infected, and the closure of public facilities. In addition, the Government implemented the following measures, among others, in order to alleviate the adverse impact of the COVID-19 pandemic on the Korean economy and stabilize the financial markets: (i) lowering of The Bank of Korea’s policy rate from 1.25% to 0.75% in March 2020 and subsequently to 0.5% in May 2020, before gradually raising the policy rate back to pre-pandemic levels starting in August 2021 (see “—Monetary Policy—Interest Rates”), (ii) execution of a bilateral currency swap agreement with the U.S. Federal Reserve for the provision of US$60 billion in exchange for the Republic’s Won-denominated treasury bonds in March 2020, which agreement expired in December 2021 after three renewals throughout 2020 and 2021, and (iii) execution of a number of supplementary budgets for spending on various measures to mitigate the adverse effects of the COVID-19 pandemic on the Korean economy, including in the form of loans, guarantees and maturity extensions for various entities facing liquidity crises, as well as emergency relief payments and expansion of social security contribution reliefs for those most impacted by the COVID-19 pandemic (see “—Government Finance”).

In February 2021, the Government began its COVID-19 vaccination campaign, and as of May 31, 2023, more than 86% of the Korean population was fully vaccinated. With the gradual decline in the number of confirmed cases and the reduced severity of symptoms related to COVID-19, the Government began to lift most of its pandemic-related restrictions, including limits on private gatherings and restaurant hours. Most recently, as a major step toward the return to pre-pandemic normalcy, the Government removed the mask mandate for most indoor spaces as well as public transportation from January to March 2023, although the mask mandate currently still remains in place for certain places designated as high-risk. Given the intermittent resurgence in the number of confirmed cases, the Government currently plans to continue to carefully monitor the situation before reinstating any pandemic-related restrictions again, if at all.

Despite signs of recovery from the COVID-19 pandemic generally, the outlook for the Republic’s economy and its financial services sector in 2023 and for the foreseeable future remains uncertain due to the impact of the COVID-19 pandemic on the Korean and global economies and financial markets, as well as factors such as fluctuations in oil and commodity prices, interest rates and exchange rates, rising inflationary pressures, higher unemployment, lower consumer confidence, stock market volatility, changes in fiscal and monetary policies, the ongoing military conflict involving Russia and Ukraine, difficulties faced by several banks in the United States and Europe, and continued tensions with North Korea.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic has updated the reference year from 2010 to 2015 in July 2019 to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008 and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2015 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)

	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	908,273.7	931,669.5	897,449.2	955,779.6	1,040,363.7	48.4
Government	305,513.0	329,295.5	349,122.5	376,218.8	402,837.3	18.7
Gross Capital Formation	592,858.4	601,581.4	615,921.9	664,794.7	713,024.3	33.2
Exports of Goods and Services	788,279.0	766,602.0	704,554.0	870,831.7	1,037,793.1	48.3
Less Imports of Goods and Services	(701,150.7)	(710,990.2)	(633,487.5)	(796,694.3)	(1,043,600.0)	(48.5)
Statistical Discrepancy	(276.4)	881.5	(407.7)	727.5	157.3	0.0
Expenditures on Gross Domestic Product	1,893,497.0	1,919,039.9	1,933,152.4	2,071,658.0	2,150,575.8	100.0
Net Factor Income from the Rest of the World	4,955.7	16,675.3	14,868.3	23,063.3	28,299.9	1.3
Gross National Income(2)	1,898,452.7	1,935,715.2	1,948,020.7	2,094,721.3	2,178,875.7	101.3
Gross Domestic Product at Chained 2015 Year Prices:
Private	872,304.4	890,167.7	849,072.1	882,459.9	920,719.5	46.9
Government	286,644.8	304,760.3	319,321.3	337,684.6	351,624.6	17.9
Gross Capital Formation	566,376.1	555,494.6	561,440.4	576,617.3	574,457.6	29.2
Exports of Goods and Services	773,752.6	790,874.0	765,015.6	849,146.7	876,338.7	44.6
Less Imports of Goods and Services	(691,374.1)	(693,412.8)	(661,725.2)	(729,824.9)	(756,773.8)	(38.5)
Statistical Discrepancy	(2,511.7)	(1,429.8)	199.6	(993.1)	(945.0)	0.0
Expenditures on Gross Domestic Product(3)	1,807,735.9	1,848,958.5	1,836,881.1	1,915,777.5	1,964,831.7	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	4,519.5	15,335.4	13,772.4	20,784.9	24,023.4	1.2
Trading Gains and Losses from Changes in the Terms of Trade	3,272.8	(40,224.9)	(26,407.1)	(44,730.4)	(115,648.1)	(5.9)
Gross National Income(4)	1,815,558.4	1,824,136.5	1,824,242.5	1,891,893.2	1,873,275.2	95.3
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	3.1	1.3	0.7	7.2	3.8
At Chained 2015 Year Prices	2.7	2.3	(0.7)	4.3	2.6

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)

	(billions of Won)
Industrial Sectors:	680,553.1	661,196.9	665,292.9	709,244.0	717,086.0	33.3
Agriculture, Forestry and Fishing	34,528.9	31,134.9	35,421.0	37,075.4	34,116.5	1.6
Manufacturing, Mining and Quarrying	506,854.7	487,889.2	481,573.6	529,346.9	553,026.6	25.7
Mining and Quarrying	2,247.7	1,943.6	1,945.1	1,862.8	1,872.8	0.1
Manufacturing	504,607.0	485,945.6	479,628.5	527,484.1	551,153.8	25.6
Electricity, Gas and Water Supply	36,813.2	36,580.7	43,118.7	36,090.3	18,781.2	0.9
Construction	102,356.3	105,592.1	105,179.6	106,731.4	111,161.7	5.2
Services:	1,049,864.7	1,095,424.2	1,104,240.8	1,180,337.3	1,252,558.6	58.2
Wholesale and Retail Trade, Accommodation and Food Services	180,661.0	180,358.0	172,245.3	180,652.2	194,505.1	9.0
Transportation and Storage	57,088.1	59,949.6	56,077.8	66,481.7	75,432.1	3.5
Finance and Insurance	104,336.2	104,718.6	110,441.3	124,125.5	135,635.0	6.3
Real Estate	135,890.3	142,735.8	145,464.2	147,903.4	146,437.2	6.8
Information and Communication	79,242.9	82,602.9	87,500.1	97,570.2	100,466.8	4.7
Business Activities	161,832.1	175,225.1	179,476.6	191,980.6	204,665.5	9.5
Public Administration, Defense and Social Security	115,086.1	122,162.4	128,647.1	135,111.1	142,999.3	6.6
Education	90,933.2	93,717.9	92,681.0	97,719.1	101,548.4	4.7
Human Health and Social Work	80,937.0	88,588.1	93,245.6	98,091.9	104,090.2	4.8
Cultural and Other Services	43,857.8	45,365.8	38,461.8	40,701.6	46,779.0	2.2
Taxes Less Subsidies on Products	163,079.3	162,418.6	163,618.9	182,076.8	180,931.1	8.4
Gross Domestic Product at Current Market Prices	1,893,497.0	1,919,039.9	1,933,152.4	2,071,658.0	2,150,575.8	100.0
Net Factor Income from the Rest of the World	4,955.7	16,675.3	14,868.3	23,063.3	28,299.9	1.3
Gross National Income at Current Market Price	1,898,452.7	1,935,715.1	1,948,020.7	2,094,721.3	2,178,875.7	101.3

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)
GDP per capita (thousands of Won)	36,782	37,218	37,334	40,036	41,655
GDP per capita (U.S. dollar)	33,429	31,929	31,637	34,984	32,237
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2018	2019	2020	2021(1)	2022(1)
GNI per capita (thousands of Won)	36,930	37,539	37,621	40,482	42,203
GNI per capita (U.S. dollar)	33,564	32,204	31,881	35,373	32,661
Average Exchange Rate (in Won per U.S. dollar)	1,100.3	1,165.7	1,180.1	1,144.4	1,292.1

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2015 year prices)

	2018	2019	2020	2021(1)	2022(1)	As % of GDP 2022(1)

	(billions of Won)
Industrial Sectors:	654,072.8	658,741.5	653,510.5	686,043.1	693,728.9	35.3
Agriculture, Forestry and Fishing	32,540.4	32,859.2	32,054.3	32,634.3	32,222.4	1.6
Manufacturing, Mining and Quarrying	485,854.0	491,476.4	486,556.9	518,896.7	525,857.6	26.8
Mining and Quarrying	2,030.9	1,863.6	1,908.1	1,871.9	1,771.3	0.1
Manufacturing	483,823.1	489,612.8	484,648.8	517,024.8	524,086.3	26.7
Electricity, Gas and Water Supply	45,116.2	44,921.8	46,810.9	48,610.4	49,529.6	2.5
Construction	90,562.2	89,484.1	88,088.4	85,901.7	86,119.3	4.4
Services:	1,003,834.7	1,039,879.8	1,033,780.7	1,075,172.3	1,119,900.7	57.0
Wholesale and Retail Trade, Accommodation and Food Services	171,599.5	174,419.9	168,483.3	174,342.0	186,202.1	9.5
Transportation and Storage	61,888.5	62,746.9	53,954.4	55,309.9	60,388.1	3.1
Finance and Insurance	98,999.7	103,386.2	111,653.9	119,643.6	122,560.5	6.2
Real Estate	132,057.6	136,593.8	137,650.2	139,493.7	139,489.8	7.1
Information and Communication	78,941.7	82,473.3	85,520.8	91,317.4	95,332.2	4.9
Business Activities	150,522.3	157,790.8	156,898.3	162,133.3	166,150.2	8.5
Public Administration, Defense and Social Security	104,100.3	108,219.5	112,395.7	115,622.7	119,270.8	6.1
Education	86,440.9	87,493.6	85,465.3	89,488.1	92,660.1	4.7
Human Health and Social Work	78,160.0	85,046.7	87,053.5	91,405.7	97,117.1	4.9
Cultural and Other Services	41,218.1	41,709.1	34,705.3	36,415.9	40,729.8	2.1
Taxes Less Subsidies on Products	149,966.5	150,812.7	150,084.3	156,836.6	153,667.3	7.8
Gross Domestic Product(2)	1,807,735.9	1,848,958.5	1,836,881.1	1,915,777.5	1,964,831.7	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP growth in 2018 was 2.7% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.5% and exports of goods and services increased by 3.5%, which more than offset a decrease in gross domestic fixed capital formation by 2.4% and an increase in imports of goods and services by 0.8%, each compared with 2017.

GDP growth in 2019 was 2.3% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 3.1%, exports of goods and services increased by 2.2% and imports of goods and services decreased by 0.3%, which more than offset a decrease in gross domestic fixed capital formation by 2.9%, each compared with 2018.

GDP in 2020 contracted by 0.7% at chained 2015 year prices, primarily due to a 4.6% decrease in private consumption expenditures and a 3.3% decrease in exports of goods and services, which were offset in part by a 4.8% increase in general government consumption expenditures, a 2.6% increase in gross domestic fixed capital formation and a 3.3% decrease in imports of goods and services, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

Based on preliminary data, GDP growth in 2021 was 4.3% at chained 2015 year prices, as exports of goods and services increased by 11.0%, aggregate private and general government consumption expenditures increased by 4.4% and gross domestic fixed capital formation increased by 3.7%, which more than offset an increase in imports of goods and services by 10.3%, each compared with 2020.

Based on preliminary data, GDP growth in 2022 was 2.6% at chained 2015 year prices, as aggregate private and general government consumption expenditures increased by 4.3% and exports of goods and services increased by 3.2%, which more than offset an increase in imports of goods and services by 3.7% and a decrease in gross fixed capital formation by 0.8%, each compared with 2021.

Based on preliminary data, GDP growth in the first quarter of 2023 was 0.8% at chained 2015 year prices, primarily due to an increase in aggregate private and general government consumption expenditures by 4.4% and an increase in gross fixed capital formation by 3.2%, the effects of which were offset in large part by an increase in imports of goods and services by 4.4% and a decrease in exports of goods and services by 3.0%, each compared with the corresponding period of 2022.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2020 = 100)

	Index Weight(1)	2018	2019	2020	2021	2022(2)
Industries	10,000.0	99.4	100.3	100.0	107.7	108.2
Mining and Manufacturing	9,593.5	99.4	100.3	100.0	107.7	108.2
Mining	24.0	69.8	70.2	100.0	93.6	96.2
Manufacturing	9,569.5	99.4	100.4	100.0	107.7	108.2
Food Products	451.8	90.9	96.3	100.0	111.0	110.2
Beverage Products	88.5	110.5	112.5	100.0	93.0	91.4
Tobacco Products	42.4	86.4	92.9	100.0	88.4	93.2
Textiles	113.4	133.3	121.2	100.0	104.2	100.4
Wearing Apparel, Clothing Accessories and Fur Articles	69.8	243.1	158.9	100.0	133.3	109.1
Tanning and Dressing of Leather, Luggage and Footwear	16.4	184.8	180.7	100.0	92.0	78.7
Wood and Products of Wood and Cork (Except Furniture)	32.5	145.1	94.0	100.0	80.8	87.2
Pulp, Paper and Paper Products	135.0	109.4	106.4	100.0	97.6	95.6
Printing and Reproduction of Recorded Media	41.8	110.9	119.4	100.0	109.4	129.0
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	192.4	110.4	107.0	100.0	98.3	101.9
Chemicals and Chemical Products	854.2	97.7	100.8	100.0	105.9	93.5
Pharmaceuticals, Medicinal Chemicals and Botanical Products	295.8	87.9	77.6	100.0	96.5	113.4
Rubber and Plastic Products	411.4	107.0	111.3	100.0	104.9	111.5
Non-metallic Minerals	214.5	107.4	110.9	100.0	119.7	102.0
Basic Metals	662.2	108.0	106.1	100.0	100.9	95.6
Fabricated Metal Products	459.3	108.4	114.3	100.0	82.0	80.1
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,657.7	334.7	303.0	100.0	340.8	313.6
Medical, Precision and Optical Instruments, Watches and Clocks	408.1	376.1	336.9	100.0	298.0	362.8
Electrical Equipment	445.8	96.6	105.4	100.0	111.8	138.2
Other Machinery and Equipment	737.3	109.6	104.0	100.0	116.6	113.9
Motor Vehicles, Trailers and Semitrailers	987.5	125.7	122.8	100.0	109.6	121.2
Other Transport Equipment	127.3	83.8	98.4	100.0	93.6	108.4
Furniture	51.6	107.9	90.2	100.0	72.4	62.9
Other Products	39.1	107.7	107.0	100.0	233.5	330.3
Electricity, Gas	406.5	105.8	103.0	100.0	104.9	107.5
Total Index	10,000.0	99.4	100.3	100.0	107.7	108.2

(1)

Index weights were established on the basis of an industrial census in 2020 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production increased by 1.2% in 2018, primarily due to increased domestic consumption and exports. Industrial production increased by 0.9% in 2019, primarily due to increased domestic consumption. Industrial production decreased by 0.3% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic. Industrial production increased by 7.7% in 2021, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production increased by 0.5% in 2022, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 1.2% in 2018, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector increased production by 0.9% in 2019, primarily due to increased demand for consumer electronics products and electronic components (including semiconductors). The manufacturing sector decreased production by 0.4% in 2020, primarily due to decreased demand for automobiles. The manufacturing sector increased production by 7.7% in 2021, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors) and machinery. Based on preliminary data, the manufacturing sector increased production by 0.5% in 2022, primarily due to increased demand for electronic components (including semiconductors) and automobiles.

Automobiles. In 2018, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 0.5% and exports sales volume recorded a decrease of 3.2%, compared with 2017, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers and the restructuring of GM Korea’s production units and decreased exports to countries in South America and the Middle East. In 2019, automobile production decreased by 1.9%, domestic sales volume recorded a decrease of 1.8% and export sales volume recorded a decrease of 2.0%, compared with 2018, primarily due to decreased domestic production of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers, increased overseas production, decreased domestic demand for automobiles and decreased demand for automobiles in China. In 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles. In 2021, automobile production decreased by 1.3% and domestic sales volume recorded a decrease of 8.5%, compared with 2020, primarily due to the global shortage of semiconductors amid the COVID-19 pandemic, but exports sales volume recorded an increase of 8.6% compared with 2020, primarily due to an increase in the market share of domestic automobile manufacturers in the global automotive market. Based on preliminary data, in 2022, automobile production increased by 8.5% and exports sales volume recorded an increase of 12.7%, compared with 2021, primarily due to an increase in demand for Korean automobiles in the global automotive market as well as the gradual easing of the global shortage of automotive semiconductors in the second half of 2022, but domestic sales volume recorded a decrease of 3.2% compared with 2021, primarily due to the global shortage of automotive semiconductors during the first half of 2022.

Electronics. In 2018, electronics production amounted to (Won)365,548 billion, an increase of 6.6% from the previous year, and exports amounted to US$220.3 billion, an increase of 11.5% from the previous year, primarily due to increases in demand for semiconductors and lithium-ion batteries. In 2018, export sales of semiconductor memory chips constituted approximately 21.2% of the Republic’s total exports. In 2019, electronics production amounted to (Won)322,729 billion, a decrease of 11.7% from the previous year, and exports amounted to US$176.9 billion, a decrease of 19.7% from the previous year, primarily due to a significant decrease in semiconductor prices. In 2019, export sales of semiconductor memory chips constituted approximately 17.6% of the Republic’s total exports. In 2020, electronics production amounted to (Won)332,084 billion, an increase of 2.9% from the previous year, and exports of electronics amounted to US$183.5 billion, an increase of 3.7% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the

Republic’s total exports. In 2021, electronics production amounted to (Won)368,407 billion, an increase of 10.9% from the previous year, and exports amounted to US$227.6 billion, an increase of 24.0% from the previous year, primarily due to an increase in demand for semiconductors, display panels, mobile devices, solid state drives and secondary cell batteries. In 2021, export sales of semiconductor memory chips constituted approximately 20.0% of the Republic’s total exports. Based on preliminary data, in 2022, electronics production amounted to (Won)369,552 billion, an increase of 0.3% from the previous year, and exports amounted to US$233.3 billion, an increase of 2.5% from the previous year, primarily due to an increase in demand for semiconductors, display panels and secondary cell batteries. In 2022, export sales of semiconductor memory chips constituted approximately 19.1% of the Republic’s total exports.

Iron and Steel. In 2018, crude steel production totaled 72.5 million tons, an increase of 1.9% from 2017, primarily due to the recovery of the domestic shipbuilding industry, but export sales volume of iron and steel products decreased by 3.9%, primarily due to restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2019, crude steel production totaled 71.4 million tons, a decrease of 1.5% from 2018, primarily due to adverse conditions in the construction and shipbuilding industries, and export sales volume of iron and steel products decreased by 0.2%, primarily due to continued restrictions on imports of steel products imposed by the United States, Canada and the European Union. In 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 4.9%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2021, crude steel production totaled 70.4 million tons, an increase of 4.9% from 2020, primarily due to an increase in domestic demand for crude steel products following a gradual economic recovery from the COVID-19 pandemic, but export sales volume of iron and steel products decreased by 6.1%, primarily due to an increase in the price of steel products coupled with a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. Based on preliminary data, in 2022, crude steel production totaled 65.9 million tons, a decrease of 6.4% from 2021, primarily due to disruptions in supply chain resulting from the invasion of Ukraine by Russia and the temporary closure of steel production plants in Korea due to typhoons during the course of 2022, and export sales volume of iron and steel products decreased by 5.3%, primarily due to a decrease in global demand for crude steel products resulting from the lingering effects of the COVID-19 pandemic and a general slowdown of the global economy.

Shipbuilding. In 2018, the Republic’s shipbuilding orders amounted to approximately 13 million compensated gross tons, an increase of 62.5% compared to 2017, primarily due to increased demand for LNG carriers, oil tankers and container carriers. In 2019, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 23.1% compared to 2018, primarily due to decreased demand for container carriers and bulk carriers, which more than offset increased demand for LNG carriers. In 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 20.0% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic. In 2021, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 112.5% compared to 2020, primarily due to increased demand for container carriers and LNG carriers. Based on preliminary data, in 2022, the Republic’s shipbuilding orders amounted to approximately 16 million compensated gross tons, a decrease of 5.9% compared to 2021, primarily due to a decrease in demand for oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2018, rice production decreased 2.5% from 2017 to 3.9 million tons. In 2019, rice production decreased 5.1% from 2018 to 3.7 million tons. In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. In 2021, rice production increased 11.4% from 2020 to 3.9 million tons. In 2022, rice production decreased 2.6% from 2021 to 3.8 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2018, the agriculture, forestry and fisheries industry increased by 0.2% compared to 2017, primarily due to an increase in livestock production. In 2019, the agriculture, forestry and fisheries industry increased by 3.9% compared to 2018, primarily due to an increase in farming and livestock production. In 2020, the agriculture, forestry and fisheries industry decreased by 5.8% compared to 2019, primarily due to a decrease in farming and livestock production. In 2021, the agriculture, forestry and fisheries industry increased by 3.8% compared to 2020, primarily due to an increase in farming and fisheries production. Based on preliminary data, in 2022, the agriculture, forestry and fisheries industry decreased by 1.3% compared to 2021, primarily due to a decrease in farming and fisheries production.

Construction

In 2018, the construction industry decreased by 2.8% compared to 2017, primarily due to a decrease in the construction of residential and commercial buildings. In 2019, the construction industry decreased by 2.6% compared to 2018, primarily due to a continued decrease in the construction of residential buildings. In 2020, the construction industry decreased by 1.4% compared to 2019, primarily due to a decrease in the construction of residential buildings. In 2021, the construction industry decreased by 2.1% compared to 2020, primarily due to a decrease in the construction of residential buildings. Based on preliminary data, in 2022, the construction industry increased by 2.7% compared to 2021, primarily due to an increase in the construction of commercial buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio

	(millions of tons of oil equivalents(1), except ratios)
2018	300.7	288.1	95.8
2019	297.6	284.8	95.7
2020	285.5	271.2	95.0
2021	300.4	284.8	94.8
2022(2)	300.2	284.6	94.8

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Gas		Oil		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
(millions of tons of oil equivalents(2), except percentages)
2018	90,965	30.2	55,090	18.3	114,450	38.1	28,437	9.5	11,796	3.9	300,738	100.0
2019	85,048	28.6	53,875	18.1	115,408	38.8	31,079	10.4	12,201	4.1	297,612	100.0
2020	75,983	26.6	53,947	18.9	107,970	37.8	34,119	11.9	13,524	4.7	285,543	100.0
2021	76,968	25.6	59,622	19.8	115,107	38.3	33,657	11.2	15,091	5.0	300,447	100.0
2022(3)	76,010	25.3	59,165	19.7	112,222	37.4	37,500	12.5	15,290	5.1	300,186	100.0

(1)	Includes hydro-electric power, biofuels and waste-based energy, geothermal and solar power and heat.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2022, the Republic had 25 nuclear plants with a total estimated nuclear power installed generating capacity of 24,650 megawatts and four nuclear plants under construction.

In January 2023, the Government announced the Tenth Basic Plan of Long-Term Electricity Supply and Demand for the period from 2022 to 2036, which focuses on, among other things, (i) establishing a stable and safe source of energy supply for the long term, (ii) setting attainable goals for energy transition through a balanced mix of nuclear power and renewable energy, (iii) reducing greenhouse gas by cutting back on coal-fired generation, and (iv) diversifying the electricity market system and promoting fair competition in the renewable energy market. Furthermore, the Tenth Basic Plan includes the following implementation measures: (i) the previously suspended construction of two nuclear power units will be resumed, (ii) existing nuclear power plants will continue their operation, (iii) 28 coal-fired generation plants will be retired and converted to LNG fuel use by 2036, (iv) ammonia-coal and hydrogen-LNG co-firing will be introduced to reduce greenhouse gas, and (v) domestic renewable energy generation capacity will be expanded to 108.3 gigawatts by 2036.

Services Sector

In 2018, the service industry increased by 3.8% compared to 2017 as the health and social work sector increased by 8.2%, the finance and insurance sector increased by 5.6% and the public administration and defense sector increased by 3.4%, each compared with 2017. In 2019, the service industry increased by 3.4% compared to 2018 as the health and social work sector increased by 8.7%, the public administration and defense sector increased by 4.0% and the finance and insurance sector increased by 4.4%, each compared with 2018. In 2020, the service industry decreased by 1.0% compared to 2019 as the wholesale and retail trade, accommodation and food services sector decreased by 5.7%, the transportation and storage sector decreased by 15.1% and the cultural and other services sector decreased by 18.7%, each compared with 2019. In 2021, the service industry increased by 3.7% compared to 2020 as the finance and insurance sector increased by 6.1%, the wholesale and retail trade, accommodation and food services sector increased by 3.3% and the information and communication sector increased by 6.0%, each compared with 2020. Based on preliminary data, in 2022, the service industry increased by 11.5% compared to 2021 as the arts, sports and recreation-related services sector increased by 49.5%, the transportation and storage sector increased by 29.7% and the accommodation and food services sector increased by 25.7%, each compared with 2021.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)	Increase (Decrease) Over Previous Year	Unemployment Rate(1)(3)
	(2015=100)	(%)	(2020=100)	(%)	(2015=100)	(%)	(%)
2018	103.5	1.9	99.1	1.5	113.6	6.8	3.8
2019	103.5	0.0	99.5	0.4	116.2	2.3	3.8
2020	103.0	(0.5)	100.0	0.5	115.5	(0.6)	4.0
2021	109.6	6.4	102.5	2.5	123.5	6.9	3.7
2022	118.7	8.3	107.7	5.1	130.7	5.8	2.9

(1)	Average for year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.

Source: The Bank of Korea; Korea National Statistical Office

In 2018, the inflation rate decreased to 1.5%, primarily due to a slowdown in the growth rate of agricultural goods and oil prices. In 2019, the inflation rate decreased to 0.4%, primarily due to decreases in the prices of agricultural and livestock products and oil. In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. In 2021, the inflation rate increased to 2.5%, primarily due to increases in agricultural and livestock product prices and oil prices. Based on preliminary data, in 2022, the inflation rate increased to 5.1%, primarily due to increases in agricultural and livestock product prices and oil prices. Based on preliminary data, the inflation rate was 4.7% in the first quarter of 2023.

In 2018, the unemployment rate increased to 3.8%, primarily due to the continued sluggishness of the domestic economy. In 2019, the unemployment rate remained constant at 3.8%. In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. In 2021, the unemployment rate decreased to 3.7%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. Based on preliminary data, in 2022, the unemployment rate decreased to 2.9%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. Based on preliminary data, the unemployment rate was 3.2% in the first quarter of 2023.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 61% and 64% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2022, the economically active population of the Republic was 28.9 million and the number of employees was 28.1 million.

The following table shows selected employment information by industry and by gender:

	2018	2019	2020	2021	2022

	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,822	27,123	26,904	27,273	28,089
Employment by Industry:
Agriculture, Forestry and Fishing	5.0	5.1	5.4	5.3	5.4
Mining and Manufacturing	16.9	16.4	16.3	16.1	16.1
S.O.C & Services	78.1	78.5	78.3	78.6	78.5
Electricity, Transport, Communication and Finance	11.8	11.7	11.8	12.3	12.4
Business, Private & Public Service and Other Services	36.5	37.4	38.0	38.6	39.0
Construction	7.6	7.4	7.5	7.7	7.6
Wholesale & Retail Trade, Hotels and Restaurants	22.2	22.0	21.0	20.0	19.6

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.3	57.0	57.2	57.0	56.7
Female	42.7	43.0	42.8	43.0	43.3

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees have been reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and has been further extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occurs from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In July 2018, unionized workers at Hyundai Heavy Industries went on full strike demanding higher wages.

•	In May 2019, unionized bus drivers launched a nationwide strike seeking higher wages and increased manpower in time for the 52-hour work week that was implemented in July 2019.

•	In September 2019, unionized workers at GM Korea went on full strike, the first in more than 20 years, demanding higher wages and protesting against GM Korea’s restructuring plans.

•	In October and November 2019, several thousand members of the National Railroad Workers’ Union went on full strike demanding a normalization of wages and requesting the hiring of additional personnel.

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

•

In November and December 2021, unionized workers at Hankook Tire & Technology, one of Korea’s largest tire makers, went on a full strike demanding higher wages and performance-based incentive payments.

•

In 2021, unionized workers at CJ Logistics, one of Korea’s largest freight transportation companies, went on a series of partial strikes and demonstrations, demanding higher wages commensurate with increases in parcel delivery fees.

•

In June and November 2022, unionized truck drivers across various industries went on nationwide strikes demanding that a minimum pay system based on freight rates be made permanent and expanded in scope.

•	In 2022, subcontracted workers of Daewoo Shipping and Marine Engineering went on a full strike demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2022, the Justice Party held six seats in the National Assembly.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Trading Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are classified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2022, there were six nationwide banks, six regional banks, three internet-only banks and 35 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of (Won)170 billion in 2018, ~~(Won)~~555 billion in 2019, ~~(Won)~~2,103 billion in 2020, (Won)1,121 billion in 2021 and (Won)1,265 billion in 2022. Taking into account these capital contributions, its total paid-in capital was (Won)23,152 billion as of December 31, 2022.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the

Government’s contributions to its capital of (Won)56 billion in 2019, (Won)578 billion in 2020, (Won)299 billion in 2021 and (Won)25 billion in 2022. Taking into account these capital contributions, its total paid-in capital was (Won)12,773 billion as of December 31, 2022.

•

Industrial Bank of Korea: the Government directly owned 59.5% of its total shares (including common and preferred shares) as of December 31, 2022. The Government had owned all of the issued share capital of Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2019, Industrial Bank of Korea issued an aggregate of 17,178,164 new common shares to the Government for a total of (Won)225 billion in cash. In 2020, Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of (Won)1,266 billion in cash. In November 2020, Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. In May 2021, Industrial Bank of Korea issued and sold 5,636,227 new ordinary shares to the Government for an aggregate consideration of (Won)49 billion in cash. Taking into account such transactions, its total paid-in capital was (Won)4,211 billion as of December 31, 2022.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total

	(trillions of won)		(percentage)
December 31, 2018	1,872.6	18.2	1.0
December 31, 2019	1,980.6	15.3	0.8
December 31, 2020	2,171.7	13.9	0.6
December 31, 2021	2,371.9	11.8	0.5
December 31, 2022(2)	2,532.4	10.1	0.4

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2018, these banks posted an aggregate net profit of (Won)15.6 trillion, compared to an aggregate net profit of (Won)11.2 trillion in 2017, primarily due to increased net interest income and decreased loan loss provisions, which more than offset a decrease in net non-interest income. In 2019, these banks posted an aggregate net profit of (Won)13.9 trillion, compared to an aggregate net profit of (Won)15.6 trillion in 2018, primarily due to losses on investments in subsidiaries and associates in 2019 compared to gains on investments in subsidiaries and associates in 2018, which more than offset decreased loan loss provisions. In 2020, these banks posted an aggregate net profit of (Won)12.1 trillion, compared to an aggregate net profit of (Won)13.9 trillion in 2019, primarily due to increased loan loss provisions. In 2021, these banks posted an aggregate net profit of (Won)16.9 trillion, compared to an aggregate net profit of (Won)12.1 trillion in 2020, primarily due to the significant amount of gains recognized by The Korea Development Bank in connection with the exercise of its right to convert its convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021, and to a lesser extent, increased net interest income and decreased loan loss provisions. Based on preliminary data, in 2022, these banks posted an aggregate net profit of (Won)18.5 trillion, compared to an aggregate net profit of (Won)16.9 trillion in 2021, primarily due to increased net interest income reflecting the rise in interest rates during 2022.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2022, 79 mutual savings banks, 23 life insurance institutions, which include joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Trading Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 28, 2018	2,041.0
January 31, 2019	2,204.9
February 28, 2019	2,195.4
March 29, 2019	2,140.7
April 30, 2019	2,203.6
May 31, 2019	2,041.7
June 28, 2019	2,130.6
July 31, 2019	2,024.6
August 30, 2019	1,967.8
September 30, 2019	2,063.1
October 31, 2019	2,083.5
November 29, 2019	2,088.0
December 30, 2019	2,197.7
January 31, 2020	2,119.0
February 28, 2020	1,987.0
March 31, 2020	1,754.6
April 29, 2020	1,947.6
May 29, 2020	2,029.6
June 30, 2020	2,108.3
July 31, 2020	2,249.4
August 31, 2020	2,326.2
September 29, 2020	2,327.9
October 30, 2020	2,267.2
November 30, 2020	2,591.3
December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7
July 30, 2021	3,202.3
August 31, 2021	3,199.3
September 30, 2021	3,068.8
October 29, 2021	2,970.7
November 30, 2021	2,839.0
December 30, 2021	2,977.7
January 28, 2022	2,663.3
February 28, 2022	2,699.2
March 31, 2022	2,757.7
April 29, 2022	2,695.1
May 31, 2022	2,685.9
June 30, 2022	2,332.6
July 29, 2022	2,451.5
August 31, 2022	2,472.1
September 30, 2022	2,155.5
October 31, 2022	2,293.6
November 30, 2022	2,472.5
December 29, 2022	2,236.4
January 31, 2023	2,425.1
February 28, 2023	2,412.9
March 31, 2023	2,476.9
April 28, 2023	2,501.5
May 31, 2023	2,577.1

Over the years, liquidity and credit concerns and volatility in the global financial markets have led to fluctuations in the stock prices of Korean companies. In recent years, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad. The index was 2,593.7 on June 22, 2023.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On November 30, 2017, The Bank of Korea raised its policy rate to 1.5% from 1.25%, which was further raised to 1.75% on November 30, 2018, in response to signs of inflationary pressures and the continued growth of the global and domestic economy. The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the COVID-19 pandemic. However, as the economy began to show signs of recovery from the COVID-19 pandemic starting from the second half of 2021, The Bank of Korea raised its policy rate from 0.50% to 0.75% on August 26, 2021, 1.00% on November 25, 2021, 1.25% on January 14, 2022, 1.50% on April 14, 2022, 1.75%

on May 26, 2022, 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023 in response to rising levels of household debt and inflationary pressures.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2018	2019	2020	2021	2022

	(billions of Won)
Money Supply (M1)(1)	865,851.8	952,922.8	1,197,828.9	1,372,336.6	1,236,983.3
Quasi-money(2)	1,834,510.6	1,960,686.8	2,002,006.8	2,241,351.0	2,521,252.2
Money Supply (M2)(3)	2,700,362.4	2,913,609.6	3,199,835.7	3,613,687.6	3,758,235.5
Percentage Increase Over Previous Year	6.7%	7.9%	9.8%	12.9%	4.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in December 2014, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a currency forward, currency option, foreign exchange swap or currency swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a currency forward, currency option, foreign exchange swap or currency swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2018	1,118.1
January 31, 2019	1,117.2
February 28, 2019	1,117.8
March 29, 2019	1,137.8
April 30, 2019	1,158.2
May 31, 2019	1,190.0
June 28, 2019	1,156.8
July 31, 2019	1,182.0
August 30, 2019	1,215.2
September 30, 2019	1,201.3
October 31, 2019	1,168.4
November 29, 2019	1,179.3
December 31, 2019	1,157.8
January 31, 2020	1,183.5
February 28, 2020	1,215.9
March 31, 2020	1,222.6
April 29, 2020	1,225.2
May 29, 2020	1,239.4
June 30, 2020	1,200.7
July 31, 2020	1,191.4
August 31, 2020	1,185.1
September 29, 2020	1,173.5
October 30, 2020	1,133.4
November 30, 2020	1,104.4
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5
April 30, 2021	1,119.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0
July 30, 2021	1,147.4
August 31, 2021	1,164.4
September 30, 2021	1,184.9
October 29, 2021	1,171.7
November 30, 2021	1,193.4
December 31, 2021	1,185.5
January 28, 2022	1,202.4
February 28, 2022	1,202.7
March 31, 2022	1,210.8
April 29, 2022	1,269.4
May 31, 2022	1,245.8
June 30, 2022	1,299.4
July 29, 2022	1,304.0
August 31, 2022	1,347.5
September 30, 2022	1,434.8
October 31, 2022	1,419.3
November 30, 2022	1,331.5
December 30, 2022	1,267.3
January 31, 2023	1,228.7
February 28, 2023	1,317.4
March 31, 2023	1,303.8
April 28, 2023	1,339.9
May 31, 2023	1,322.2

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In 2021, 2022 and in recent months, the value of the Won relative to the U.S. dollar fluctuated significantly, due primarily to the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia and the ensuing sanctions against Russia and, more recently, the widening difference in policy rates between the United States and the Republic, among others. The market average exchange rate was Won  1,291.5 to US$1.00 on June 22, 2023.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2018	2019	2020	2021	2022(4)

	(millions of dollars)
Current Account	77,466.5	59,676.1	75,902.2	85,228.2	29,830.9
Goods	110,086.8	79,812.1	80,604.8	75,730.9	15,060.9
Exports(2)	626,266.5	556,667.9	517,909.3	649,475.2	690,461.8
Imports(2)	516,179.7	476,855.8	437,304.5	573,744.3	675,400.9
Services	(29,369.4)	(26,845.3)	(14,670.1)	(5,286.7)	(5,547.5)
Income	4,901.9	12,856.0	13,486.9	19,444.9	22,884.2
Current Transfers	(8,152.8)	(6,146.7)	(3,519.4)	(4,660.9)	(2,566.7)
Capital and Financial Account	76,790.1	58,857.6	80,996.4	78,335.3	38,834.7
Capital Account	316.7	(169.3)	(386.3)	(155.3)	1.3
Financial Account(3)	76,473.4	59,026.9	81,382.7	78,490.6	38,833.4
Net Errors and Omissions	(1,309.8)	(479.9)	5,866.8	(6,582.3)	9,001.2

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea

The current account surplus in 2021 increased to US$85.2 billion from the current account surplus of US$75.9 billion in 2020, primarily due to a decrease in deficit from the services account and an increase in surplus from the income account, the effect of which was offset in part by a decrease in surplus from the goods account. Based on preliminary data, the current account surplus in 2022 decreased to US$29.8 billion from the current account surplus of US$85.2 billion in 2021, primarily due to a decrease in surplus from the goods account, the effect of which was offset in part by an increase in surplus from the income account and a decrease in deficit from the current transfers account. Based on preliminary data, the Republic recorded a current account deficit of US$4.5 billion in the first quarter of 2023, which represented a change from the current account surplus of US$14.9 billion in the corresponding period of 2022, primarily due to a change from a surplus to a deficit from the goods account, as well as an increase in deficit from the services account, the effects of which were offset in part by an increase in surplus from the income account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2018	2019	2020	2021	2022(2)

	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	20.0	15.9	14.5	18.1	22.3
Merger & Acquisition	6.9	7.4	6.2	11.4	8.1

Total	26.9	23.3	20.7	29.5	30.5

Actual Investment	17.3	13.4	11.4	18.6	18.0

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2021, the contracted and reported amount of foreign direct investment in the Republic increased to US$29.5 billion from US$20.7 billion in 2020, primarily due to an increase in foreign investment in the services sector to US$23.6 billion in 2021 from US$14.4 billion in 2020.

Based on preliminary data, in 2022, the contracted and reported amount of foreign direct investment in the Republic increased to US$30.5 billion from US$29.5 billion in 2021, primarily due to an increase in foreign investment in the manufacturing sector to US$12.5 billion in 2022 from US$5.0 billion in 2021.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2018	2019	2020	2021	2022

	(billions of dollars)
North America
U.S.A.	5.9	6.8	5.3	5.3	8.7
Others	1.9	1.7	3.5	1.6	5.8

	7.8	8.6	8.8	6.9	14.5
Asia
Japan	1.3	1.4	0.8	1.2	1.5
Hong Kong	1.5	1.9	1.1	0.6	0.4
Singapore	1.5	1.3	2.3	4.2	3.2
China	2.7	1.0	2.0	1.9	1.5
Others	2.4	1.0	0.4	1.2	0.5

	9.4	6.6	6.6	9.1	7.1
Europe
Netherlands	1.4	1.7	0.6	1.0	4.9
England	1.2	2.1	0.7	0.8	0.6
Germany	0.5	0.4	0.5	2.8	0.5
France	0.7	0.1	0.2	0.2	0.2
Others	5.2	3.1	2.8	8.0	1.9

	9.0	7.4	4.8	12.8	8.1
Other regions and countries	0.6	0.7	0.5	0.7	0.8

Total	26.9	23.3	20.7	29.5	30.5

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports

	(billions of dollars, except percentages)
2018	604.9	35.2%	535.2	31.1%	69.7	113.0
2019	542.2	33.0%	503.3	30.7%	38.9	107.7
2020	512.5	31.3%	467.6	28.5%	44.9	109.6
2021	644.4	35.8%	615.1	34.2%	29.3	104.8
2022(3)	683.6	41.1%	731.4	43.9%	(47.8)	93.5

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.

(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(2)	As % of 2022 Total(2)

	(billions of dollars, except percentages)
Foods & Consumer Goods	7.9	1.3	8.2	1.5	8.6	1.7	9.8	1.5	10.4	1.5
Raw Materials and Fuels	55.1	9.1	48.8	9.0	32.1	6.3	51.4	8.0	75.2	11.0
Petroleum & Derivatives	47.0	7.8	41.3	7.6	24.7	4.8	38.8	6.0	63.4	9.3
Others	8.1	1.3	7.5	1.4	7.4	1.4	12.6	2.0	11.8	1.7
Light Industrial Products	35.8	5.9	34.2	6.3	32.4	6.3	35.3	5.5	35.2	5.1
Heavy & Chemical Industrial Products	506.1	83.7	451.0	83.2	439.3	85.7	547.9	85.0	563.0	82.4
Electronic & Electronic Products	214.8	35.5	171.4	31.6	178.5	34.8	221.8	34.4	224.3	32.8
Chemicals & Chemical Products	74.0	12.2	67.4	12.4	66.6	13.0	91.9	14.3	98.0	14.3
Metal Goods	48.1	8.0	44.1	8.1	39.6	7.7	52.6	8.2	55.3	8.1
Machinery & Precision Equipment	69.4	11.5	67.6	12.5	63.4	12.4	70.9	11.0	70.9	10.4
Transport Equipment	87.4	14.4	87.7	16.2	77.6	15.1	94.2	14.6	98.5	14.4
Passenger Cars	38.2	6.3	40.5	7.5	35.6	6.9	44.3	6.9	51.7	7.6
Ship & Boat	20.7	3.4	19.5	3.6	19.2	3.7	22.4	3.5	17.6	2.6
Others	28.4	4.7	27.7	5.1	22.8	4.4	27.5	4.3	29.2	4.3
Others	12.5	2.1	12.7	2.3	13.6	2.7	16.6	2.6	16.0	2.3

Total	604.9	100.0	542.2	100.0	512.5	100.0	644.4	100.0	683.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(2)	As % of 2022 Total(2)

	(billions of dollars, except percentages)
Industrial Materials and Fuels	279.0	52.1	254.0	50.5	206.3	44.1	302.6	49.2	393.6	53.8
Crude Petroleum	80.4	15.0	70.3	14.0	44.5	9.5	67.0	10.9	105.8	14.5
Mineral	22.0	4.1	21.7	4.3	21.4	4.6	33.3	5.4	31.3	4.3
Chemicals	50.0	9.3	47.0	9.3	46.4	9.9	60.4	9.8	70.2	9.6
Iron & Steel Products	19.7	3.7	19.8	3.9	15.2	3.3	22.2	3.6	22.7	3.1
Non-ferrous Metal	12.8	2.4	12.0	2.4	11.7	2.5	18.4	3.0	19.5	2.7
Others	94.1	17.6	83.2	16.5	67.1	14.3	101.3	16.5	144.1	19.7
Capital Goods	174.6	32.6	164.9	32.8	177.1	37.9	212.8	34.6	228.9	31.3
Machinery & Precision Equipment	60.5	11.3	50.7	10.1	57.9	12.4	70.0	11.4	68.7	9.4
Electric & Electronic Machines	100.4	18.8	100.4	20.0	105.1	22.5	127.6	20.7	144.7	19.8
Transport Equipment	11.5	2.1	11.6	2.3	11.9	2.5	13.0	2.1	13.2	1.8
Others	2.2	0.4	2.1	0.4	2.3	0.5	2.2	0.4	2.3	0.3
Consumer Goods	81.6	15.2	84.5	16.8	84.2	18.0	99.6	16.2	108.7	14.9
Cereals	6.8	1.3	6.9	1.4	7.1	1.5	8.9	1.4	11.3	1.5
Goods for Direct Consumption	22.3	4.2	22.2	4.4	22.3	4.8	25.7	4.2	29.0	4.0
Consumer Durable Goods	32.2	6.0	34.5	6.9	34.9	7.5	42.2	6.9	42.8	5.9
Consumer Nondurable Goods	20.3	3.8	20.9	4.2	20.0	4.3	22.8	3.7	25.6	3.5

Total	535.2	100.0	503.3	100.0	467.6	100.0	615.1	100.0	731.4	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.
Source:	The Bank of Korea; Korea Customs Service

In 2018, the Republic recorded a trade surplus of US$69.7 billion. Exports increased by 5.4% to US$604.9 billion in 2018 from US$573.7 billion in 2017, primarily due to increased demand for semiconductors and petroleum products. Imports increased by 11.8% to US$535.2 billion in 2018 from US$478.5 billion in 2017, primarily due to an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2019, the Republic recorded a trade surplus of US$38.9 billion. Exports decreased by 10.4% to US$542.2 billion in 2019 from US$604.9 billion in 2018, primarily due to a significant decrease in semiconductor prices. Imports decreased by 6.0% to US$503.3 billion in 2019 from US$535.2 billion in 2018, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

In 2020, the Republic recorded a trade surplus of US$44.9 billion. Exports decreased by 5.5% to US$512.5 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the COVID-19 pandemic.

In 2021, the Republic recorded a trade surplus of US$29.3 billion. Exports increased by 25.7% to US$644.4 billion in 2021 from US$512.5 billion in 2020, primarily due to a recovery of the global economy from the COVID-19 pandemic. Imports increased by 31.5% to US$615.1 billion in 2021 from US$467.6 billion in 2020, primarily due to an increase in domestic consumption as well as an increase in oil prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, in 2022, the Republic recorded a trade deficit of US$47.8 billion. Exports increased by 6.1% to US$683.6 billion in 2022 from US$644.4 billion in 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 18.9% to US$731.4 billion in 2022 from US$615.1 billion in 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade deficit of US$22.6 billion in the first quarter of 2023. Exports decreased by 12.6% to US$151.5 billion in the first quarter of 2023 from US$173.4 billion in the corresponding period of 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 2.2% to US$174.0 billion in the first quarter of 2023 from US$177.9 billion in the corresponding period of 2022, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(1)	As % of 2022 Total(1)

	(millions of dollars, except percentages)
China	162,125.1	26.8	136,202.5	25.1	132,565.4	25.9	162,913.0	25.3	155,789.4	22.8
United States	72,719.9	12.0	73,343.9	13.5	74,115.8	14.5	95,902.0	14.9	109,765.7	16.1
Japan	30,528.6	5.0	28,420.2	5.2	25,097.7	4.9	30,061.8	4.7	30,606.3	4.5
Hong Kong	45,996.4	7.6	31,912.9	5.9	30,653.8	6.0	37,467.1	5.8	27,651.2	4.0
Singapore	11,782.2	1.9	12,768.0	2.4	9,828.4	1.9	14,148.5	2.2	20,205.4	3.0
Vietnam	48,622.1	8.0	48,177.7	8.9	48,510.6	9.5	56,728.5	8.8	60,972.0	8.9
Taiwan	20,783.5	3.4	15,666.3	2.9	16,465.4	3.2	24,285.3	3.8	26,198.2	3.8
India	15,606.2	2.6	15,096.3	2.8	11,937.3	2.3	15,603.3	2.4	18,870.1	2.8
Indonesia	8,833.2	1.5	7,650.1	1.4	6,312.9	1.2	8,550.3	1.3	10,215.9	1.5
Mexico	11,458.2	1.9	10,927.0	2.0	8,241.0	1.6	11,290.2	1.8	12,654.2	1.9
Australia	9,610.4	1.6	7,890.6	1.5	6,188.5	1.2	9,750.5	1.5	18,753.0	2.7
Germany	9,372.7	1.5	8,685.7	1.6	9,576.1	1.9	11,109.9	1.7	10,067.7	1.5
Others(2)	157,421.2	26.0	145,491.4	26.8	133,005.1	26.0	166,590.0	25.9	181,835.7	26.6

Total	604,859.7	100.0	542,232.6	100.0	512,498.0	100.0	644,400.4	100.0	683,584.8	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.
Source:	The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2018	As % of 2018 Total	2019	As % of 2019 Total	2020	As % of 2020 Total	2021	As % of 2021 Total	2022(1)	As % of 2022 Total(1)

	(millions of dollars, except percentages)
China	106,488.6	19.9	107,228.7	21.3	108,884.6	23.3	138,628.1	22.5	154,576.3	21.1
Japan	54,603.7	10.2	47,580.9	9.5	46,023.0	9.8	54,642.2	8.9	54,711.8	7.5
United States	58,868.3	11.0	61,878.6	12.3	57,492.2	12.3	73,213.4	11.9	81,784.7	11.2
Saudi Arabia	26,335.8	4.9	21,840.6	4.3	15,979.6	3.4	24,271.3	3.9	41,640.3	5.7
Qatar	16,293.6	3.0	13,036.6	2.6	7,562.1	1.6	11,611.1	1.9	16,567.2	2.3
Australia	20,718.6	3.9	20,608.2	4.1	18,707.1	4.0	32,918.0	5.4	44,929.4	6.1
Germany	20,854.0	3.9	19,936.9	4.0	20,680.9	4.4	21,996.3	3.6	23,614.9	3.2
Kuwait	12,794.3	2.4	10,771.1	2.1	5,827.9	1.2	8,253.9	1.3	12,401.9	1.7
Taiwan	16,738.4	3.1	15,717.7	3.1	17,837.0	3.8	23,485.8	3.8	28,274.6	3.9
United Arab Emirates	9,287.4	1.7	8,991.1	1.8	5,692.7	1.2	7,318.7	1.2	15,492.8	2.1
Indonesia	11,161.2	2.1	8,819.8	1.8	7,594.7	1.6	10,725.1	1.7	15,734.9	2.2
Malaysia	10,205.7	1.9	9,279.9	1.8	8,892.6	1.9	10,456.2	1.7	15,249.1	2.1
Others(2)	170,852.9	31.9	157,652.8	31.3	146,458.4	31.3	197,573.3	32.1	226,391.8	31.0

Total	535,202.4	100.0	503,342.9	100.0	467,632.8	100.0	615,093.4	100.0	731,369.7	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.
Source:	The Bank of Korea; Korea Customs Service

The outbreak of severe health epidemics in Korea and various parts of the world, including the COVID-19 pandemic, raises significant uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. Although the domestic and global economy has recovered generally from the COVID-19 pandemic in recent months, global economic uncertainties in relation to COVID-19, in particular the extent to which the COVID-19 pandemic affects international trade, are expected to continue in 2023. In order to contain further spread of such epidemics and to prevent the outbreak of similar epidemics in the future, the Government continues to cooperate actively with regional and international efforts to develop and implement various measures to combat such outbreaks. See “—The Economy—Worldwide Economic and Financial Difficulties”.

In 2020, 2021, 2022 and in recent months, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely, in particular due to the impact of the COVID-19 pandemic, the invasion of Ukraine by Russia and the ensuing sanctions against Russia and, more recently, the widening difference in policy rates between the United States and the Republic, among others. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since

2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015, Colombia since July 2016, the United Kingdom since January 2021, Israel and Cambodia since December 2022 and Indonesia since January 2023. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011, with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021 and with the Regional Comprehensive Economic Partnership since 2022, and is currently negotiating additional regional FTAs. The Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$32.6 billion in 2018, US$20.1 billion in 2019, US$4.7 billion in 2020 and US$12.1 billion in 2021. Based on preliminary data, the Republic had a non-commodities trade surplus of US$9.5 billion in 2022.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2018	2019	2020	2021	2022

	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	393,332.5	397,876.1	430,117.2	438,319.2	399,043.1

Total Gold and Foreign Exchange	398,127.2	402,670.9	434,912.0	443,114.0	403,837.9

Reserve Position at IMF	2,140.4	2,792.9	4,815.3	4,634.9	4,489.5
Special Drawing Rights	3,426.6	3,352.4	3,370.8	15,369.5	14,836.3

Total Official Reserves	$403,694.3	$408,816.1	$443,098.1	$463,118.4	$423,163.7

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.
Source:	The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$403.7 billion as of December 31, 2018, US$408.8 billion as of December 31, 2019, US$443.1 billion as of December 31, 2020 and US$463.1 billion as of December 31, 2021, primarily due to continued trade surpluses and capital inflows. The Government’s foreign currency reserves decreased to US$423.2 billion as of December 31, 2022, however, primarily in relation to the depreciation of the Won against the U.S. dollar. The amount of the Government’s foreign currency reserve was US$421.0 billion as of May 31, 2023.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2021 budgeted revenues remained relatively stable at (Won)450.9 trillion from 2020. 2021 budgeted expenditures and net lending increased by 9.3% to (Won)526.3 trillion from (Won)481.4 trillion in 2020, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for individuals and businesses adversely impacted by the COVID-19 pandemic, procurement of COVID-19 vaccines and enhancement of medical facilities and other infrastructure, among others) and revitalization of the economy (public housing, job creation, research and development, social security and welfare services, among others). The 2021 budget anticipated a (Won)75.4 trillion budget deficit.

2022 budgeted revenues increased by 14.8% to (Won)517.7 trillion from (Won)450.9 trillion in 2021, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains as well as taxes on goods and services). 2022 budgeted expenditures and net lending increased by 8.6% to (Won)571.8 trillion from (Won)526.3 trillion in 2021, led by increases in budgeted expenditures on recovery from the COVID-19 pandemic (including support for small businesses) and revitalization of the economy. The 2022 budget anticipated a (Won)54.1 trillion budget deficit.

2023 budgeted revenues increased by 13.7% to (Won)588.6 trillion from (Won)517.7 trillion in 2022, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2023 budgeted expenditures and net lending increased by 5.2% to (Won)601.6 trillion from (Won)571.8 trillion in 2022, led by increases in budgeted expenditures on revitalization of the economy. The 2023 budget anticipated a (Won)13.1 trillion budget deficit.

Beginning in March 2020, the National Assembly approved a series of supplementary budgets as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. These supplementary budgets, which amounted to (Won)66.8 trillion in 2020, (Won)49.8 trillion in 2021 and (Won)78.9 trillion in 2022, have been some of the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea, and have been used for the following purposes: (i) provision of loans and guarantees for small businesses, (ii) relief packages and household support, including daycare vouchers and emergency livelihood support, (iii) disease prevention (including purchases and administration of vaccines), testing and treatment, (iv) various forms of financial support for local communities most affected by the COVID-19 pandemic and (v) measures to revitalize the economy from the impact of the COVID-19 pandemic. The supplementary budgets have been funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Any significant increase in additional spending measures as stipulated by the supplementary budgets (including relief packages) may lead to a budget deficit for 2023, which could result in a deterioration in the Government’s fiscal position and an increase in borrowings.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2018	2019	2020	2021	2022(1)	2021	2022	2023(1)

	(billions of Won)
Total Revenues	438,262	443,853	446,628	537,619	588,332	450,905	517,701	588,577
Current Revenues	435,558	441,148	443,694	534,999	585,325	447,865	514,696	584,672
Total Tax Revenues	358,424	363,005	360,129	422,182	479,384	359,775	424,050	486,573
Taxes on income, profits and capital gains	155,399	155,736	148,622	184,509	232,319	143,121	180,740	236,860
Social security contributions	64,854	69,550	74,583	78,104	83,444	77,032	80,666	86,116
Tax on property	15,473	15,474	22,735	31,392	27,696	19,300	28,047	27,815
Taxes on goods and services	99,056	98,614	91,047	99,840	105,828	95,658	106,738	107,760
Taxes on international trade and transaction	8,815	7,882	7,059	8,227	10,324	8,347	8,735	10,724
Other tax	14,828	15,748	16,084	20,110	19,773	16,316	19,124	17,299
Non-Tax Revenues	77,134	78,143	83,565	112,818	105,941	88,091	90,646	98,099
Operating surpluses of departmental enterprise sales and property income	28,616	29,345	33,571	56,664	47,459	32,791	34,628	36,492
Administration fees & charges and non-industrial sales	9,004	10,181	9,929	10,865	11,434	10,724	11,402	12,470
Fines and forfeits	24,455	22,554	23,583	26,993	28,276	26,950	25,501	27,816
Contributions to government employee pension fund	13,206	13,523	13,876	14,918	16,348	15,385	16,633	18,480
Current revenue of non-financial public enterprises	1,853	2,540	2,606	3,378	2,425	2,241	2,483	2,842
Capital Revenues	2,703	2,705	2,934	2,620	3,007	3,040	3,006	3,905
Total Expenditures and Net Lending	407,099	455,850	517,781	568,113	652,902	526,292	571,814	601,629
Total Expenditures	389,610	436,698	489,966	538,034	622,997	496,661	546,446	584,587
Current Expenditures	360,176	387,100	455,098	502,191	585,593	459,333	506,262	545,493
Expenditure on goods and service	71,459	60,196	79,460	88,144	89,759	94,636	94,814	94,966
Interest payment	14,287	13,837	14,452	15,431	18,481	17,254	17,928	21,726
Subsidies and other current transfers	272,080	309,575	357,295	395,826	473,661	343,636	389,599	424,353
Current expenditure of non-financial public enterprises	2,350	3,492	3,891	2,790	3,692	3,807	3,922	4,449
Capital Expenditures	29,434	49,598	34,868	35,842	37,404	37,328	40,184	39,094
Net Lending	17,489	19,152	27,815	30,079	29,905	29,631	25,369	17,042

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2018, the Republic recorded total revenues of (Won)438.3 trillion and total expenditures and net lending of (Won)407.1 trillion. The Republic had a fiscal surplus of (Won)31.2 trillion in 2018.

For 2019, the Republic recorded total revenues of (Won)443.9 trillion and total expenditures and net lending of (Won)455.9 trillion. The Republic had a fiscal deficit of (Won)12.0 trillion in 2019.

For 2020, the Republic recorded total revenues of (Won)446.6 trillion and total expenditures and net lending of (Won)517.8 trillion. The Republic had a fiscal deficit of (Won)71.2 trillion in 2020.

For 2021, the Republic recorded total revenues of (Won)537.6 trillion and total expenditures and net lending of (Won)568.1 trillion. The Republic had a fiscal deficit of (Won)30.5 trillion in 2021.

Based on preliminary data, the Republic recorded total revenues of (Won)588.3 trillion and total expenditures and net lending of (Won)652.9 trillion in 2022. The Republic had a fiscal deficit of (Won)64.6 trillion in 2022.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2021 amounted to approximately (Won)950.0 trillion, an increase of 14.2% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2022 amounted to approximately (Won)1,044.0 trillion, an increase of 9.9% over the previous year.

The Government expects that the amount of the Government’s debt will further increase in 2023 as it continues to support the Republic’s economic recovery and prepare for the transition to a post-pandemic economy. The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2022:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

(millions)
US$	US$ 7,025.0	US$7,025.0
Euro (EUR)	EUR2,150.0	2,290.0

Total		US$9,315.0

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 30, 2022.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2018	643,550.9
2019	690,524.1
2020	808,941.0
2021	927,865.2
2022	1,021,574.4

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2018	2019	2020	2021	2022

	(billions of Won)
Domestic	17,016.3	14,760.0	12,490.0	10,930.0	10,620.0
External(1)	—	—	—	—	—

Total	17,016.3	14,760.0	12,490.0	10,930.0	10,620.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2018	2019	2020	2021	2022(1)

	(billions of dollars)
Long-term Liabilities	315.6	335.3	390.6	467.7	497.8
General Government	83.5	91.2	119.4	142.8	153.1
Monetary Authorities	15.2	14.4	15.0	35.9	25.1
Banks	100.1	104.4	112.2	128.1	146.8
Other Sectors	116.8	125.2	144.0	160.9	172.8
Short-term Liabilities	125.6	135.5	160.1	164.7	166.7
General Government	1.0	1.6	2.1	1.6	1.2
Monetary Authorities	12.8	10.9	10.8	9.6	4.8
Banks	90.3	102.0	122.0	123.6	128.7
Other Sectors	21.5	21.0	25.2	29.9	32.0

Total External Liabilities	441.2	470.7	550.6	632.4	664.5

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of January 4, 2023, such commitments assumed by the Government amounted to ~~W~~0.1 trillion.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2022
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000	400,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000	1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000	1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000	750,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000	1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000	500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000	500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000	1,000,000,000
2019-002	June 19, 2019	June 19, 2024	2.000	USD	500,000,000	500,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000	625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000	700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000	700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000	500,000,000

Total External Bonds in Original Currencies						USD 7,025,000,000
						EUR 2,150,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~11,807,862,500,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,267.3, the market average exchange rate in effect on December 30, 2022, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,351.2, the market average exchange rate in effect on December 30, 2022, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2022	2023-2072	937,507.4
Interest-Bearing Treasury Bond for National Housing I	1.00-2.00	2014-2022	2019-2027	82,150.1
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1997-2017	2017-2027	2.5
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1968-1985	—	9.4

Total Bonds				1,019,669.4

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	1.325-3.585	2021-2022	2023-2024	880.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	—	—	—	0
Borrowings from Korea Technology Finance Corporation	3.135-3.585	2022	2024	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	0.81	2020	2023	250.0
Borrowings from the Housing Finance Credit Guarantee Fund	0.815-1.285	2020	2023	530.0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	0.81	2020	2023	50.0

Total Borrowings				1,905.0

Total Internal Funded Debt				1,021,574.4

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2022
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	0.00-5.48	2011-2022	2023-2042	9,920.0
Key Industry Stabilization Fund	0.94-2.19	2020-2022	2023-2025	700.0

Total Internal Guaranteed Debt				10,620.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts. As of January 4, 2023, such commitments assumed by the Government amounted to ~~(Won)~~0.1 trillion.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under our any other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against us may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) we were duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable us to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the Chief Representative of our New York Representative Office, Mr. Jung-Hyun Lee, and a Senior Representative of our New York Representative Office, Mr. Kyung-Jun Hwang, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transactions Act of Korea and the Enforcement Decree and regulations promulgated thereunder. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea, or a Korean company; or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law, or the STTCL, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Based on an administrative interpretation issued in April 2019, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with documents evidencing that you are a beneficial owner of such Korean source income, or the Beneficial Owner Evidencing Documents, which include, in principle, a certificate as to your country of tax residence. In the event (a) a party claiming the benefits of a tax treaty is a non-Korean corporation (excluding the instance where the payment is received by an overseas investment vehicle as described below) and (b) the total amount of tax applicable for the tax exemption under the tax treaty is (Won)1 billion or more (including the instance where the total amount of tax previously exempted by the tax treaty is (Won)1 billion or more for the past one year from the last day of the month in which the payment of such Korean source income is made), then such corporation will be required to submit (a) the names and addresses of the members of the board of directors, (b) the personal details of shareholders and the status of their current equity holdings and (c) the audit reports submitted to the country of its tax residence for the immediately preceding three years to the payer of such Korean source income, in addition to the certificate of tax residency, as part of the Beneficial Owner Evidencing Documents. Subject to certain exceptions, Korean tax laws also require an overseas investment vehicle, or an OIV, (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with the Beneficial Owner Evidencing Documents of the beneficial owner and submit a report of OIV to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption and the Beneficial Owner Evidencing Documents from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive the tax treaty benefits by claiming a tax refund with evidentiary documents to the relevant tax office within five years of the last day of the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law, or the CITL, and Individual Income Tax Law, or the IITL, require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an OIV to obtain the application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) from the beneficial owners and submit a report of OIV to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

Due to recent amendment to the Korean tax laws, OIVs may be regarded as beneficial owners of Korean sourced income in certain situations. Pursuant to such amendment, OIVs may be treated as beneficial owners of Korean sourced income if one of the following conditions are met: (i) the OIV is subject to taxation in the jurisdiction in which it has been established and is eligible for non-taxation, tax exemption or reduced tax rates under the relevant tax treaty on its Korean sourced income; (ii) the OIV is treated as the beneficial owner to its Korean sourced income under the relevant tax treaty and is eligible for non-taxation, tax exemption or reduced tax rates under the relevant tax treaty on its Korean sourced income; or (iii) the OIV is unable to confirm its list of beneficial owners investing in the OIV (if only a portion of the beneficial owners are confirmed, applies with respect to the remaining unconfirmed list of beneficial owners). OIVs that are not regarded as foreign

“corporations” for purposes of the Korean tax law may be recognized as beneficial owners if one of the above conditions (ii) or (iii) are met. Further, OIVs that meet condition (iii) would be subject to the default statutory withholding tax rate under the Korean tax laws and the treaty withholding rates under relevant tax treaties would not apply even though the OIVs are deemed to be beneficial owners to Korean source income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes or as a part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization;

•	U.S. expatriates;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income, special timing rules prescribed under section 451(b) of the Code or any alternative minimum tax.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security, but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual method holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual method holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you are an accrual method holder, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you use the cash method of tax accounting, or if you are an accrual method holder that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual method holder in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. However, any such foreign currency gain or loss (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Under new foreign tax credit requirements recently adopted by the IRS, any Korean tax imposed on the sale or other disposition of the debt security generally will not be treated as a creditable tax for U.S. foreign tax credit purposes. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt security even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt security and any Korean tax imposed on such sale or disposition.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the Original Issue Discount Debt Securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a United States or non-United States person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing IRS Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to the Foreign Account Tax Compliance Act, or FATCA, to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a United States person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Ms. Jin Yi, Chief Representative of our New York Representative Office, and Mr. Kyung-Jun Hwang, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Munkyu Park, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, NY 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

The separate financial statements of The Export-Import Bank of Korea as of and for the years ended December 31, 2022 and 2021 have been included in this prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	the occurrence of severe health epidemics in Korea or other parts of the world, including the COVID-19 pandemic, swine or avian flu, Ebola or Middle East respiratory syndrome;

•

hostilities, political or social tensions involving Russia (including the invasion of Ukraine by Russia and ensuing actions that the United States and other countries have taken or may take in the future) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of the COVID-19 pandemic, deteriorating economic and trade relations between the United States and China and increased uncertainties in the global financial markets and industry;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including semiconductors, as a result of the COVID-19 pandemic, the invasion of Ukraine by Russia and ensuing sanctions against Russia, government policies and labor shortages, among others;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve, Korea and other central banks;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	adverse developments in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar, the euro or Japanese yen exchange rates or revaluation of the Chinese yuan and the depreciation of the Won against such currencies), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, in particular in light of the Government’s ongoing efforts to provide emergency relief payments relating to COVID-19 to households and corporations in need of funding, which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	declines in consumer confidence and a slowdown in consumer spending in the Korean or global economy, in particular due to the COVID-19 pandemic;

•	increasing levels of household debt;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	substantial changes in the market prices of Korean real estate;

•

the continued growth of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from Korea to China), as well as a slowdown in the growth of China’s economy, which is Korea’s most important export market;

•	investigations of large Korean business groups and their senior management for possible misconduct;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•

deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in Korea;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving oil-producing countries in the Middle East (including a potential escalation of hostilities between the United States and Iran) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Our Internet address is http://www.koreaexim.go.kr/he/index.

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

240 Greenwich Street, 7th Floor

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yoon & Yang LLC (Hwawoo)	Cleary Gottlieb Steen & Hamilton LLP
19F, ASEM Tower 517 Yeongdong-daero, Gangnam-gu Seoul 06164 Korea	c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP 22nd Floor, Center One Building 26, Eulji-ro 5gil, Jung-gu Seoul 04539 Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542